FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-283510-05

MSBAM 2026-C36

Free Writing Prospectus

Structural and Collateral Term Sheet

$700,494,284

(Approximate Total Mortgage Pool Balance)

$619,061,000

(Approximate Offered Certificates)

Banc of America Merrill Lynch Commercial Mortgage Inc.

as Depositor

Bank of America, National Association

Argentic Real Estate Finance 2 LLC

Morgan Stanley Mortgage Capital Holdings LLC

Barclays Capital Real Estate Inc.

Citi Real Estate Funding Inc.

JPMorgan Chase Bank, National Association

Wells Fargo Bank, National Association

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates

Series 2026-C36

August 6, 2026

BofA SECURITIES	BARCLAYS	MORGAN STANLEY
Co-Lead Bookrunner Manager	Co-Lead Bookrunner Manager	Co-Lead Bookrunner Manager
WELLS FARGO SECURITIES	CITIGROUP	J.P. MORGAN
Co-Lead Bookrunner Manager	Co-Lead Bookrunner Manager	Co-Lead Bookrunner Manager
Academy Securities, Inc.		Drexel Hamilton
Co-Manager		Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File No. 333-283510) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-294-1322 or by email to dg.Prospectus_Requests@bofa.com.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-1

MSBAM 2026-C36

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein supersedes information in any other communication relating to the securities described herein; provided, that the information contained herein will be superseded by similar information delivered to you as part of the Preliminary Prospectus. The information contained herein should be reviewed only in conjunction with the entire Preliminary Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Preliminary Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Preliminary Prospectus. The information contained herein will be more fully described in the Preliminary Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Preliminary Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

BofA Securities is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, BofA Securities, Inc., which is a registered broker-dealer and member of the Financial Industry Regulatory Authority (“FINRA”) and the Securities Investor Protection Corporation (“SIPC”), and, in other jurisdictions, locally registered entities.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, FINRA, the National Futures Association (“NFA”) and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

J.P. Morgan is a marketing name for investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by J.P. Morgan Securities LLC and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. J.P. Morgan Securities LLC is a member of SIPC and the NYSE.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-2

MSBAM 2026-C36	Structural Overview

Offered Certificates

Class	Expected Ratings (Fitch/Moody’s/KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Available Certificate Balance or Notional Amount(2)(3)		Approximate Initial Retained Certificate Balance or Notional Amount(2)(3)		Approximate Initial Credit Support(4)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(5)	Expected Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)	Certificate Principal to Value Ratio(7)
Class A-1	AAAsf/Aaa(sf)/AAA(sf)	$11,617,000		$11,349,000		$268,000		30.000%	(8)	2.66	1 – 60	21.9%	38.0%
Class A-SB	AAAsf/Aaa(sf)/AAA(sf)	$14,898,000		$14,555,000		$343,000		30.000%	(8)	7.28	60 – 112	21.9%	38.0%
Class A-4(9)	AAAsf/Aaa(sf)/AAA(sf)	(9)(10)		(9)(10)		(9)(10)		30.000%	(8)(9)	(10)	(10)	21.9%	38.0%
Class A-5(9)	AAAsf/Aaa(sf)/AAA(sf)	(9)(10)		(9)(10)		(9)(10)		30.000%	(8)(9)	(10)	(10)	21.9%	38.0%
Class X-A	AAAsf/Aaa(sf)/AAA(sf)	$490,345,000	(11)	$479,067,000	(11)	$11,278,000	(11)	N/A	Variable IO(12)	N/A	N/A	N/A	N/A
Class X-B	A-sf/NR/AAA(sf)	$128,716,000	(11)	$125,755,000	(11)	$2,961,000	(11)	N/A	Variable IO(12)	N/A	N/A	N/A	N/A
Class A-S(9)	AAAsf/Aa3(sf)/AAA(sf)	$65,672,000	(9)	$64,161,000	(9)	$1,511,000	(9)	20.625%	(8)(9)	9.97	120 – 120	19.4%	43.1%
Class B(9)	AA-sf/NR/AA(sf)	$35,025,000	(9)	$34,219,000	(9)	$806,000	(9)	15.625%	(8)(9)	9.97	120 – 120	18.2%	45.8%
Class C(9)	A-sf/NR/A(sf)	$28,019,000	(9)	$27,374,000	(9)	$645,000	(9)	11.625%	(8)(9)	9.97	120 – 120	17.4%	48.0%

Privately Offered Certificates(13)

Class	Expected Ratings (Fitch/Moody’s/KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Available Certificate Balance or Notional Amount(2)(3)		Approximate Initial Retained Certificate Balance or Notional Amount(2)(3)		Approximate Initial Credit Support(4)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(5)	Expected Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)	Certificate Principal to Value Ratio(7)
Class X-D	BBB-sf/NR/BBB+(sf)	$22,766,000	(11)	$22,242,000	(11)	$524,000	(11)	N/A	Variable IO(12)	N/A	N/A	N/A	N/A
Class X-E	BB-sf/NR/BBB-(sf)	$14,010,000	(11)	$13,687,000	(11)	$323,000	(11)	N/A	Variable IO(12)	N/A	N/A	N/A	N/A
Class D	BBB-sf/NR/BBB+(sf)	$22,766,000		$22,242,000		$524,000		8.375%	(8)	9.97	120 – 120	16.8%	49.8%
Class E	BB-sf/NR/BBB-(sf)	$14,010,000		$13,687,000		$323,000		6.375%	(8)	9.97	120 – 120	16.4%	50.8%
Class F-RR	B-sf/NR/BB(sf)	$9,632,000		$9,410,464		$221,536		5.000%	(8)	9.97	120 – 120	16.2%	51.6%
Class G-RR	NR/NR/NR	$35,025,284		$34,219,702		$805,582		0.000%	(8)	9.97	120 – 120	15.4%	54.3%

(1)	Ratings shown are those of Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, LLC (“KBRA”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus to be dated on or about the date hereof (the “Preliminary Prospectus”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus.
(2)	Approximate, subject to a permitted variance of plus or minus 5% and further subject to the discussion in footnote (10) below. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D and Class X-E certificates may vary depending upon the final pricing of the classes of principal balance certificates or trust components whose certificate or principal balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-D or Class X-E certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.
(3)	On the closing date, Argentic Real Estate Finance 2 LLC, as “retaining sponsor” (as defined in Regulation RR) for the securitization constituted by the issuance of the certificates, is expected to cause a “majority-owned affiliate” (as defined in Regulation RR) to purchase (i) an “eligible vertical interest” (as defined in Regulation RR) in the form of certificates representing approximately 2.300% of the initial certificate balance, notional amount or percentage interest, as applicable, of each class of certificates other than the Class R certificates (collectively, the “VRR Interest”), as set forth in the table above under “Approximate Initial Retained Certificate Balance or Notional Amount,” and (ii) an “eligible horizontal residual interest” (as defined in Regulation RR) in the form of the Class F-RR and Class G-RR certificates (in each case excluding the portion thereof that comprises a part of the VRR Interest) (collectively referred to herein as the “HRR Interest”), representing approximately 2.750% of the aggregate fair value of the certificates (other than the Class R certificates). See “Credit Risk Retention” in the Preliminary Prospectus. The entity purchasing the VRR Interest is expected to purchase slightly more than 2.300% of some or all of the classes of certificates, which excess over 2.300% (with respect to all classes except the Class F-RR and Class G-RR certificates) is included in the amounts set forth under “Approximate Initial Retained Certificate Balance or Notional Amount” but does not constitute part of the VRR Interest. The initial certificate balance, notional amount or percentage interest of each class of certificates (other than the Class R certificates) expected to be retained as part of the VRR Interest may be increased or decreased in connection with final pricing, as described under “Credit Risk Retention” in the Preliminary Prospectus.
(4)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-SB, Class A-4 and Class A-5 certificates, are presented in the aggregate, taking into account the principal balances of the Class A-4 and Class A-5 trust components. The approximate initial credit support percentage set forth for each class of the Class A-S, Class B and Class C certificates represents the approximate credit support for the underlying trust component with the same alphanumeric designation.
(5)	The Expected Weighted Average Life and Expected Principal Window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.
(6)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates shown in the table above is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the aggregate initial certificate balance of all the principal balance certificates, and the denominator of which is the aggregate initial certificate balance of the subject class of principal balance certificates (or, with respect to the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-3

MSBAM 2026-C36	Structural Overview

alphanumeric designation) and all other classes of principal balance certificates, if any, that are senior to such class. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-SB, Class A-4 and Class A-5 certificates are calculated in the aggregate for those classes as if they were a single class.

(7)	Certificate Principal to Value Ratio for any class of principal balance certificates shown in the table above is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the aggregate initial certificate balance of the subject class of principal balance certificates (or, with respect to the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same alphanumeric designation) and all other classes of principal balance certificates, if any, that are senior to such class, and the denominator of which is the aggregate initial certificate balance of all the principal balance certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-SB, Class A-4 and Class A-5 certificates are calculated in the aggregate for those classes as if they were a single class.
(8)	The pass-through rate for each class of the Class A-1, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates for any distribution date will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(9)	The Class A-4-1, Class A-4-2, Class A-4-X1, Class A-4-X2, Class A-5-1, Class A-5-2, Class A-5-X1, Class A-5-X2, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-4, Class A-5, Class A-S, Class B and Class C certificates, constitute the “Exchangeable Certificates”. The Class A-1, Class A-SB, Class D, Class E, Class F-RR and Class G-RR certificates, together with the Exchangeable Certificates with a certificate balance, are referred to as the “principal balance certificates.” Each class of Exchangeable Certificates will have the certificate balance or notional amount and pass-through rate described below under “Exchangeable Certificates.” Each class of Class A-4, Class A-5, Class A-S, Class B and Class C Exchangeable Certificates will have the same ratings as the Class A-4, Class A-5, Class A-S, Class B and Class C certificates, respectively, shown in the table above.
(10)	The exact initial principal balances or notional amounts of the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components (and consequently, the exact aggregate initial certificate balances or notional amounts of the Exchangeable Certificates with an “A-4” or “A-5” designation) are unknown and will be determined based on the final pricing of the certificates. However, the initial principal balances (and corresponding available and retained portions thereof), weighted average lives and principal windows of the Class A-4 and Class A-5 trust components are expected to be within the applicable ranges reflected in the chart below. The aggregate initial principal balance of the Class A-4 and Class A-5 trust components is expected to be approximately $463,830,000, subject to a variance of plus or minus 5%. The Class A-4-X1 and Class A-4-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-4 trust component. The Class A-5-X1 and Class A-5-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-5 trust component. The maximum certificate balances of Class A-4 and Class A-5 certificates (subject to the constraint above) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates with an “A-4” or “A-5” designation will be equal to zero on the closing date. The available certificate balance of each class of the Class A-4 and Class A-5 certificates will be equal to approximately 97.700% of the certificate balance of such class of certificates. In the event that the Class A-5 trust component is issued with an initial certificate balance of $463,830,000, the Class A-4 trust component (and, correspondingly, the Class A-4 Exchangeable Certificates) will not be issued.
Trust Component	Expected Range of Initial Principal Balance	Expected Range of Initial Available Principal Balance	Expected Range of Initial Retained Principal Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-4	$0 – $220,000,000	$0 – $214,940,000	$0 – $5,060,000	N/A – 9.80	N/A / 112 – 119
Class A-5	$243,830,000 – $463,830,000	$238,221,000 – $453,161,000	$5,609,000 – $10,669,000	9.87 – 9.92	112 – 120 / 119 – 120
(11)	The Class X-A, Class X-B, Class X-D and Class X-E certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate or principal balance of the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components outstanding from time to time. The notional amount of the Class X-B certificates will be equal to the aggregate principal balance of the Class A-S, Class B and Class C trust components outstanding from time to time. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates outstanding from time to time. The notional amount of the Class X-E certificates will be equal to the certificate balance of the Class E certificates outstanding from time to time.
(12)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1 and Class A-SB certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components for the related distribution date, weighted on the basis of their respective certificate or principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components for the related distribution date, weighted on the basis of their respective principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D certificates for the related distribution date. The pass-through rate for the Class X-E certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class E certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(13)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R certificates, which do not have a certificate balance, notional amount, credit support, pass-through rate, rating, assumed final distribution date or rated final distribution date, and which are not shown in the chart. The Class V certificates represent a beneficial ownership interest held through the grantor trust in certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-4

MSBAM 2026-C36	Structural Overview

Issue Characteristics

Offered Certificates:	$619,061,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of 17 principal balance classes (Class A-1, Class A-SB, Class A-4, Class A-4-1, Class A-4-2, Class A-5, Class A-5-1, Class A-5-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1 and Class C-2) and 12 interest-only classes (Class A-4-X1, Class A-4-X2, Class A-5-X1, Class A-5-X2, Class X-A, Class X-B, Class A-S-X1, Class A-S-X2, Class B-X1, Class B-X2, Class C-X1 and Class C-X2)
Co-Lead Managers and Joint Bookrunners:	BofA Securities, Inc., Morgan Stanley & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC
Co-Managers:	Academy Securities, Inc. and Drexel Hamilton, LLC
Mortgage Loan Sellers:	Bank of America, National Association, Argentic Real Estate Finance 2 LLC, Morgan Stanley Mortgage Capital Holdings LLC, Barclays Capital Real Estate Inc., Citi Real Estate Funding Inc., JPMorgan Chase Bank, National Association and Wells Fargo Bank, National Association
Rating Agencies:	Moody’s, Fitch and KBRA
Master Servicer:	Trimont LLC
Special Servicer:	Argentic Services Company LP
Certificate Administrator/ Certificate Registrar/Custodian:	Computershare Trust Company, National Association
Trustee:	Deutsche Bank National Trust Company
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Initial Directing Certificateholder:	Argentic Securities Income USA 2 LLC or an affiliate thereof
U.S. Credit Risk Retention:	Eligible vertical interest and eligible horizontal residual interest
EU/UK Risk Retention:	This securitization transaction is not structured to satisfy any risk retention, due diligence or other requirements of the EU Securitization Rules or the UK Securitization Rules.
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in August 2026 (or, in the case of any mortgage loan that has its first due date after August 2026, the date that would have been its due date in August 2026 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Pricing Date:	Week of August 10, 2026
Expected Closing Date:	August 26, 2026
Determination Dates:	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Distribution Dates:	The 4th business day following each determination date. The first distribution date will be in September 2026.
Rated Final Distribution Date:	The distribution date in August 2059
Interest Accrual Period:	Preceding calendar month
Payment Structure:	Sequential pay
Tax Treatment:	REMIC, except that the Exchangeable Certificates will evidence interests in a grantor trust
Optional Termination:	1.00% clean-up call
Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A and Class X-B certificates); $1,000,000 for the Class X-A and Class X-B certificates
Settlement Terms:	DTC, Euroclear and Clearstream
Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.
Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Preliminary Prospectus.
Bloomberg Ticker:	MSBAM 2026-C36<MTGE><GO>
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-5

MSBAM 2026-C36	Structural Overview

Structural Overview

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.
Amount and Order of Distributions:

On each distribution date, funds available for distribution from the mortgage loans, net of (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-SB, Class X-A, Class X-B, Class X-D and Class X-E certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates and trust components;

Second, to the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components as follows, to the extent of applicable available funds allocated to principal: either (i)(a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to the Preliminary Prospectus, and (b) second, to principal on the Class A-1 certificates, the Class A-4 trust component, the Class A-5 trust component and the Class A-SB certificates, in that order, in each case until the certificate or principal balance of such class of certificates or trust component has been reduced to zero, or (ii) if the certificate or principal balance of each class of principal balance certificates and trust components other than the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates and trust components, to principal on the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, first, up to an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class or trust component and then, in an amount equal to, and pro rata based on, interest thereon;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class A-S trust component, first, up to an amount of any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then in the amount of interest thereon;

Fifth, to the Class B, Class B-X1 and Class B-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class B trust component, first, up to an amount of any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then in the amount of interest thereon;

Sixth, to the Class C, Class C-X1 and Class C-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class C trust component, first, up to an amount of any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then in the amount of interest thereon;

Seventh, to the Class D, Class E, Class F-RR and Class G-RR certificates in the amounts and order of priority described in “Description of the Certificates—Distributions” in the Preliminary Prospectus; and

Eighth, to the Class R certificates, any remaining amounts.

Principal and interest payable on each trust component will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “Exchangeable Certificates.”

Interest and Principal Entitlements:

The interest entitlement of each class of Offered Certificates on each distribution date generally will be the interest accrued during the related interest accrual period on the related certificate balance or notional amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that class for such distribution date as described below. If prepayment interest shortfalls arise from voluntary prepayments on serviced mortgage loans during any collection period, the applicable master servicer is required to make a limited compensating interest payment to offset those shortfalls. See “Description of the Certificates—Prepayment Interest Shortfalls” in the Preliminary Prospectus. The remaining amount of prepayment interest shortfalls will be allocated among the classes of certificates (other than the Exchangeable Certificates) and trust components that are entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related distribution date, to reduce the interest entitlement on each such class of certificates and trust components. For any distribution date, prepayment interest shortfalls allocated to a trust component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-6

MSBAM 2026-C36	Structural Overview
Interest and Principal Entitlements (continued):

respective class percentage interests for that distribution date. If a class of certificates or trust component receives less than the entirety of its interest entitlement on any distribution date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding distribution date.

The principal distribution amount for each distribution date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and any workout-delayed reimbursement amounts that are reimbursed to the applicable master servicer or the trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections before reimbursement from other amounts. Workout-delayed reimbursement amounts will be reimbursable from principal collections.

Exchangeable Certificates:	Certificates of each class of Exchangeable Certificates may be exchanged for certificates of the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of certificates of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for certificates of one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding principal balances or notional amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related certificate balances or notional amounts) will be decreased, and those of the Received Classes (and consequently their related certificate balances or notional amounts) will be increased. The dollar denomination of the certificates of each of the Received Classes must be equal to the dollar denomination of the certificates of each of the Surrendered Classes. No fee will be required with respect to any exchange of Exchangeable Certificates.
Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-4	Class A-4-1, Class A-4-X1
Class A-4	Class A-4-2, Class A-4-X2
Class A-5	Class A-5-1, Class A-5-X1
Class A-5	Class A-5-2, Class A-5-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2
Class B	Class B-1, Class B-X1
Class B	Class B-2, Class B-X2
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2
On the closing date, the issuing entity will issue the following “trust components,” each with the initial principal balance (or, if such trust component has an “X” suffix, notional amount) and pass-through rate set forth next to it in the table below. Each trust component with an “X” suffix will not be entitled to distributions of principal.
Trust Component	Initial Principal Balance or Notional Amount	Pass-Through Rate
Class A-4	See footnote (10) to the first table above under “Structural Overview”	Class A-4 certificate pass-through rate minus 1.00%
Class A-4-X1	Equal to Class A-4 trust component principal balance	0.50%
Class A-4-X2	Equal to Class A-4 trust component principal balance	0.50%
Class A-5	See footnote (10) to the first table above under “Structural Overview”	Class A-5 certificate pass-through rate minus 1.00%
Class A-5-X1	Equal to Class A-5 trust component principal balance	0.50%
Class A-5-X2	Equal to Class A-5 trust component principal balance	0.50%
Class A-S	$65,672,000	Class A-S certificate pass-through rate minus 1.00%
Class A-S-X1	Equal to Class A-S trust component principal balance	0.50%
Class A-S-X2	Equal to Class A-S trust component principal balance	0.50%
Class B	$35,025,000	Class B certificate pass-through rate minus 1.00%
Class B-X1	Equal to Class B trust component principal balance	0.50%
Class B-X2	Equal to Class B trust component principal balance	0.50%
Class C	$28,019,000	Class C certificate pass-through rate minus 1.00%
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-7

MSBAM 2026-C36	Structural Overview
Exchangeable Certificates (continued):	Trust Component	Initial Principal Balance or Notional Amount	Pass-Through Rate
	Class C-X1	Equal to Class C trust component principal balance	0.50%
	Class C-X2	Equal to Class C trust component principal balance	0.50%
Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the trust components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a pass-through rate equal to the sum of the pass-through rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon (and reimbursements of losses allocable thereto), equal to (x) the certificate balance (or, if such class has an “X” suffix, notional amount) of such class of certificates, divided by (y) the principal balance of the Class A-4 trust component (if such class of Exchangeable Certificates has an “A-4” designation), the Class A-5 trust component (if such class of Exchangeable Certificates has an “A-5” designation), the Class A-S trust component (if such class of Exchangeable Certificates has an “A-S” designation), the Class B trust component (if such class of Exchangeable Certificates has a “B” designation), or the Class C trust component (if such class of Exchangeable Certificates has a “C” designation).
Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class A-4 Exchangeable Certificates”	Class A-4	Class A-4, Class A-4-X1, Class A-4-X2
	Class A-4-1	Class A-4, Class A-4-X2
	Class A-4-2	Class A-4
	Class A-4-X1	Class A-4-X1
	Class A-4-X2	Class A-4-X1, Class A-4-X2
“Class A-5 Exchangeable Certificates”	Class A-5	Class A-5, Class A-5-X1, Class A-5-X2
	Class A-5-1	Class A-5, Class A-5-X2
	Class A-5-2	Class A-5
	Class A-5-X1	Class A-5-X1
	Class A-5-X2	Class A-5-X1, Class A-5-X2
“Class A-S Exchangeable Certificates”	Class A-S	Class A-S, Class A-S-X1, Class A-S-X2
	Class A-S-1	Class A-S, Class A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, Class A-S-X2
“Class B Exchangeable Certificates”	Class B	Class B, Class B-X1, Class B-X2
	Class B-1	Class B, Class B-X2
	Class B-2	Class B
	Class B-X1	Class B-X1
	Class B-X2	Class B-X1, Class B-X2
“Class C Exchangeable Certificates”	Class C	Class C, Class C-X1, Class C-X2
	Class C-1	Class C, Class C-X2
	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, Class C-X2

The maximum certificate balance or notional amount of each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates or Class C Exchangeable Certificates that could be issued in an exchange is equal to the principal balance of the Class A-4, Class A-5, Class A-S, Class B or Class C trust component, respectively.  The maximum certificate balances of Class A-4, Class A-5, Class A-S, Class B and Class C certificates (subject to the constraint on the aggregate initial principal balance of the Class A-4 and Class A-5 trust components discussed in footnote (10) to the first table above under “Structural Overview”) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date.

Each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates will have a certificate balance or notional amount equal to its Class Percentage Interest multiplied by the principal balance of the Class A-4, Class A-5, Class A-S, Class B or Class C trust component, respectively.  Each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a certificate balance will have the same approximate initial credit support percentage, Expected Weighted Average Life, Expected Principal Window, Certificate Principal UW NOI Debt Yield and Certificate Principal to Value Ratio as the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, respectively, shown above.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-8

MSBAM 2026-C36	Structural Overview
Special Servicer Compensation:

The principal compensation to be paid to a special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each serviced mortgage loan that is a specially serviced mortgage loan (and any related serviced companion loan) or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be a rate equal to the greater of 0.25% per annum and the per annum rate that would result in a special servicing fee for the related month of $5,000. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related specially serviced mortgage loan or REO property and, then, from general collections on all the mortgage loans and any REO properties.

Each applicable special servicer will also be entitled to (i) liquidation fees generally equal to 1.00% (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to such rate as would result in an aggregate liquidation fee equal to $25,000) of liquidation proceeds and certain other collections in respect of a specially serviced mortgage loan (and any related serviced companion loan) or related REO property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers and (ii) workout fees generally equal to 1.0% of interest (other than post-ARD excess interest on mortgage loans with anticipated repayment dates and other than default interest) and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan), subject to a floor of $25,000 with respect to any mortgage loan, whole loan or related REO property, and in the case of each of clause (i) and (ii), subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”.

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:

If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay:

(a) to the holders of each class of the Class A-1, Class A-SB, Class A-4, Class A-4-1, Class A-4-2, Class A-5, Class A-5-1, Class A-5-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1, Class C-2 and Class D certificates, the product of (x) the amount of such yield maintenance charge or prepayment premium, (y) the related Base Interest Fraction for such class and the applicable principal prepayment, and (z) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the YM Denominator for that distribution date,

(b) to the holders of the Class A-4-X1 certificates, the product of (x) the amount of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-4-1 certificates and the applicable principal prepayment,

(c) to the holders of the Class A-4-X2 certificates, the product of (x) the amount of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-4-2 certificates and the applicable principal prepayment,

(d) to the holders of the Class A-5-X1 certificates, the product of (x) the amount of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-5-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-5 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-5-1 certificates and the applicable principal prepayment,

(e) to the holders of the Class A-5-X2 certificates, the product of (x) the amount of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-5-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-5 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-5-2 certificates and the applicable principal prepayment,

(f) to the holders of the Class A-S-X1 certificates, the product of (x) the amount of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-1 certificates and the applicable principal prepayment,

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-9

MSBAM 2026-C36	Structural Overview
Prepayment Premiums/Yield Maintenance Charges (continued):

(g) to the holders of the Class A-S-X2 certificates, the product of (x) the amount of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-2 certificates and the applicable principal prepayment,

(h) to the holders of the Class B-X1 certificates, the product of (x) the amount of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class B-1 certificates and the applicable principal prepayment,

(i) to the holders of the Class B-X2 certificates, the product of (x) the amount of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class B-2 certificates and the applicable principal prepayment,

(j) to the holders of the Class C-X1 certificates, the product of (x) the amount of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-1 certificates and the applicable principal prepayment,

(k) to the holders of the Class C-X2 certificates, the product of (x) the amount of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-2 certificates and the applicable principal prepayment,

(l) to the holders of the Class X-A certificates, the excess, if any, of (x) the product of (1) the amount of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1 and Class A-SB certificates and the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, over (y) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-1 and Class A-SB certificates and the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates as described above,

(m) to the holders of the Class X-B certificates, the excess, if any, of (x) the product of (1) the amount of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, over (y) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates as described above, and

(n) to the holders of the Class X-D certificates, any remaining portion of such yield maintenance charge or prepayment premium not distributed as described above.

“YM Denominator” means, for any Distribution Date, the total amount of principal distributed to the Class A-1, Class A-SB and Class D certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates.

All Yield Maintenance Charges and Prepayment Premiums referred to above will be net of any Liquidation Fees payable therefrom.

Notwithstanding any of the foregoing to the contrary, if at any time the certificate balances of the principal balance certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, the certificate administrator will be required to pay to the holders of each remaining class of principal balance certificates then entitled to distributions of principal on such distribution date the product of (a) any yield maintenance charge or prepayment premium distributable on the subject distribution date (net of any liquidation fees payable therefrom) and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates for that distribution date. No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class X-E, Class E, Class V or Class R Certificates.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of principal balance certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass‑through rate on that class, and (ii) the applicable discount rate and (B) the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-10

MSBAM 2026-C36	Structural Overview
Prepayment Premiums/Yield Maintenance Charges (continued):

denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that: under no circumstances will the Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass‑through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass‑through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)
Realized Losses:

On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans, expected to be outstanding immediately following that distribution date is less than (ii) the then aggregate certificate balance of the principal balance certificates after giving effect to distributions of principal on that distribution date, which amount will be applied to the Class G-RR, Class F-RR, Class E and Class D certificates and the Class C, Class B and Class A-S trust components, in that order, in each case until the related certificate or principal balance has been reduced to zero, and then to the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, pro rata based upon their respective certificate or principal balances, until their respective certificate or principal balances have been reduced to zero.

Any portion of such amount applied to the Class A-4, Class A-5, Class A-S, Class B or Class C trust component will reduce the certificate balance or notional amount of each class of certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its certificate balance or notional amount, divided by the principal balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component.

Serviced Whole Loans:

Each of the following mortgaged properties or portfolios of mortgaged properties secures a mortgage loan, one or more pari passu promissory notes and/or, in some cases, one or more generally subordinate promissory notes (each, a “serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction: U-Haul AREC Portfolio 22 and Pismo Beach & Queenstown Premium Outlets. With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for this transaction) as a “serviced whole loan.” Each serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

With respect to each “servicing shift whole loan”, the pooling and servicing agreement for this transaction will govern servicing of such whole loan until the securitization of the related lead servicing note; however, servicing of such whole loan will generally be directed by the holder of the related control note (which is not included in this securitization), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. After the securitization of the related lead servicing note, such whole loan will cease to be a serviced whole loan and will be serviced pursuant to the pooling and servicing agreement for another securitization transaction (see “—Non-Serviced Whole Loans” below). As of the closing date, the Arizona Mills and Orchard at Saddleback mortgage loans will be servicing shift mortgage loans.

Non-Serviced Whole Loans:

Each of the following mortgaged properties or portfolios of mortgaged properties secures a mortgage loan (each, a “non-serviced mortgage loan”), one or more pari passu promissory notes and/or, in some cases, one or more generally subordinate promissory notes (each such promissory note, a “non-serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement or trust and servicing agreement (referred to herein as a related “pooling and servicing agreement”) for another securitization transaction: One Dag. With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related non-serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for another securitization transaction) as a “non-serviced whole loan.” Each non-serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. Servicing of each non-serviced whole loan will generally be directed by the holder of the related control note (or, if such control note is included in a securitization, the directing certificateholder thereunder (or other party designated thereunder to exercise the rights of such control note)), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

Directing Certificateholder/ Controlling Class:

The “Directing Certificateholder” will be (i) with respect to a servicing shift mortgage loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each other mortgage loan, the Controlling Class Certificateholder (or its representative) selected by more than 50% (by certificate balance) of the Controlling Class Certificateholders; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-11

MSBAM 2026-C36	Structural Overview
Directing Certificateholder/ Controlling Class (continued):

selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders (by certificate balance) that a Directing Certificateholder is no longer designated, then the Controlling Class Certificateholder that owns the largest aggregate certificate balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (a) in the case of clause (3), if no one holder owns the largest aggregate certificate balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the pooling and servicing agreement, and (b) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar) or the resignation of the then current Directing Certificateholder.

As used herein, the term “Directing Certificateholder,” unless used in relation to a Servicing Shift Mortgage Loan, means the entity determined pursuant to clause (ii) of the definition of such term.

The “Loan-Specific Directing Certificateholder” with respect to a servicing shift mortgage loan is the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related intercreditor agreement. Prior to the securitization of the related lead servicing note, the Loan-Specific Directing Certificateholder with respect to a servicing shift mortgage loan will be the holder of the related lead servicing note. On and after the securitization of the related lead servicing note, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to such servicing shift mortgage loan.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below) allocable to such class) at least equal to 25% of the initial certificate balance of that class; provided, that if at any time the certificate balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a certificate balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the closing date will be the Class G-RR certificates.

The “Control Eligible Certificates” will be any of the Class F-RR and Class G-RR certificates.

Control Rights

Prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Control Termination Event” with respect to any Mortgage Loan will occur when the Class F-RR certificates have a certificate balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance thereof) of less than 25% of the initial certificate balance of that class; provided, that no Control Termination Event may occur with respect to a Loan-Specific Directing Certificateholder and the term “Control Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Control Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder will have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Consultation Termination Event” with respect to any Mortgage Loan will occur when no class of Control Eligible Certificates has a certificate balance (without regard to the application of any Cumulative Appraisal Reduction Amounts) at least equal to 25% of the initial certificate balance of that class; provided, that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Consultation Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement.

If an Operating Advisor Consultation Event has occurred and is continuing, the operating advisor will have certain non-binding consultation rights under the PSA with respect to certain major decisions and other matters.

Notwithstanding any proviso to, or other contrary provision in, the definitions of “Control Termination Event”, “Consultation Termination Event” and “Operating Advisor Consultation Event”, a Control Termination Event, a Consultation Termination Event and an Operating Advisor Consultation Event will each be deemed to have occurred with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan.

An “Excluded Loan” means (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a mortgage loan or whole loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest, a mortgage loan or whole loan with respect to which, as of any date of determination, the Risk Retention Consultation Party or the holder of the majority of the VRR Interest is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the closing date.

“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-12

MSBAM 2026-C36	Structural Overview
Control Rights (continued):

commenced against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate. For the avoidance of doubt, with respect to a mortgage loan secured by a residential cooperative property, a person will not be considered a “Borrower Party” solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related mortgaged property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s).

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the Directing Certificateholder’s consent and/or consultation rights with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each non-serviced whole loan and each servicing shift whole loan, the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) will only have certain consultation rights with respect to certain major decisions and other matters related to such whole loan, in each case only prior to a Consultation Termination Event, and the Loan-Specific Directing Certificateholder will be entitled to similar consent and/or consultation rights with respect to such whole loan. In addition, with respect to any serviced A/B whole loan, for so long as the holder of the related subordinate companion loan is the controlling note holder, the holder of such subordinate companion loan (rather than the Directing Certificateholder) will be entitled to exercise such consent and consultation rights with respect to such whole loan.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan or whole loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan or whole loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to such mortgage loan or whole loan.

A mortgage loan will cease to be subject to an Appraisal Reduction Amount when it has been brought current for at least three consecutive months, no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other circumstances exist that would cause such mortgage loan or any related companion loan to be a specially serviced loan; however, a “Collateral Deficiency Amount” may exist with respect to any mortgage loan that is modified into an AB loan structure (an “AB Modified Loan”) and remains a corrected mortgage loan and, if so, will generally equal the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related thereto) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided that in the case of an non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer or special servicer, as applicable), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts.

As used herein, a “Cumulative Appraisal Reduction Amount” will be the sum of any Appraisal Reduction Amounts and any Collateral Deficiency Amounts.

Any Appraisal Reduction Amount in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

If any mortgage loan is part of a whole loan, any Appraisal Reduction Amount or Collateral Deficiency Amount will (or effectively will) be calculated in respect of such whole loan taken as a whole and allocated, to the extent provided in the related intercreditor agreement and the related pooling and servicing agreement, first, to any related subordinate companion loan, and second, to the related mortgage loan and any pari passu companion loan on a pro rata basis by unpaid principal balance.

Appraisal Reduction Amounts will proportionately reduce the interest portion of debt service advances required to be made in respect of the related mortgage loan. Appraisal Reduction Amounts and Collateral Deficiency Amounts will be (i) taken into account in determining the identity of the controlling class entitled to appoint the Directing Certificateholder, the existence of a Control Termination Event or an Operating Advisor Consultation Event and the allocation and/or exercise of voting rights for certain purposes (see “Directing

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-13

MSBAM 2026-C36	Structural Overview
Appraisal Reduction Amounts and Collateral Deficiency Amounts (continued):

Certificateholder/Controlling Class” above) and (ii) allocated to the following classes of certificates and trust components, in each case to notionally reduce their certificate balances or principal balances until the certificate balance or principal balance of each such class or trust component is notionally reduced to zero: the Class G-RR, Class F-RR, Class E and Class D certificates and the Class C, Class B and Class A-S trust components, in that order, and then pro rata to the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components. Appraisal Reduction Amounts and Collateral Deficiency Amounts allocated to the Class A-4, Class A-5, Class A-S, Class B or Class C trust component will be allocated to the corresponding classes of Exchangeable Certificates with certificate balances pro rata to notionally reduce their certificate balances in accordance with their Class Percentage Interests therein.

Appraised-Out Class:	An “Appraised-Out Class” is any class of Control Eligible Certificates, the certificate balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the certificate balance of such class) has been reduced to less than 25% of its initial certificate balance. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.
Appraisal Remedy:

The holders of the majority (by certificate balance) of an Appraised-Out Class (such holders, the “Requesting Holders”) will have the right, at their sole expense, to require the applicable special servicer to order (or, with respect to a non-serviced mortgage loan, require the applicable special servicer to request from the applicable non-serviced special servicer) a second appraisal of any mortgage loan (or serviced whole loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount. With respect to any serviced mortgage loan, the applicable special servicer will be required to use its reasonable efforts to cause such appraisal to be delivered within 30 days from receipt of the Requesting Holders’ written request and will be required to cause such appraisal to be prepared on an “as-is” basis by an MAI appraiser. With respect to any non-serviced mortgage loan, the applicable special servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable non-serviced special servicer.

In addition, the Requesting Holders of any Appraised-Out Class will have the right to challenge the Collateral Deficiency Amount and to require the applicable special servicer to order an additional appraisal of any serviced mortgage loan as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with respect to, the related mortgaged property or mortgaged properties that would have a material effect on its or their appraised value, and such special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to such special servicer within 30 days from receipt of the Requesting Holders’ written request.

Upon receipt of such supplemental appraisal, the applicable special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related certificate balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Sale of Defaulted Loans:

Under certain circumstances the applicable special servicer may be required to use reasonable efforts to solicit offers for a defaulted serviced mortgage loan (and any related companion loan (to the extent provided under the related intercreditor agreement) and/or related REO properties).

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the applicable special servicer does not receive a cash offer at least equal to the outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts specified in the pooling and servicing agreement (the “Par Purchase Price”), the applicable special servicer may purchase the defaulted loan or REO property at the Par Purchase Price or may accept the first cash offer received from any person that is determined to be a fair price for such defaulted loan or REO property. If multiple offers are received during the period designated by the applicable special servicer for receipt of offers, such special servicer is generally required to select the highest offer. The applicable special servicer will be required to determine whether any cash offer constitutes a fair price for any defaulted loan or REO property if the highest offeror is a person other than a party to the pooling and servicing agreement for this transaction (the “PSA”), the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer, the trustee for the securitization of a related companion loan (with respect to a whole loan if it is a defaulted loan), any related companion loan holder or its representative, any holder of a related mezzanine loan or any known affiliate of any of the preceding entities (each, an “Interested Person”). If an offer is made by an Interested Person, the trustee will be required to determine (based upon the most recent appraisal conducted in accordance with the terms of the PSA) whether the offer constitutes a fair price for the defaulted loan or REO property unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and (y) at least two other offers are received from independent third parties. Neither the trustee nor any of its affiliates may make an offer for or purchase any specially serviced loan or REO property.

Notwithstanding any of the foregoing to the contrary, the applicable special servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if such special servicer determines, in accordance with the Servicing Standard (and subject to the requirements of any related

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-14

MSBAM 2026-C36	Structural Overview
Sale of Defaulted Loans (continued):

intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders as a collective whole as if they constituted a single lender (and with respect to a serviced A/B whole loan, taking into account the subordinate nature of any related subordinate companion loan), so long as such lower offer was not made by such special servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the applicable special servicer will generally be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

The foregoing applies to mortgage loans serviced under the PSA. With respect to any non-serviced whole loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related controlling companion loan if it becomes a defaulted loan, then the applicable special servicer will be required to sell the related whole loan, including the related mortgage loan included in the MSBAM 2026-C36 securitization trust and the related pari passu companion loan(s) and, under certain circumstances, any subordinate companion loan(s), as a single loan. In connection with any such sale, the special servicer under the applicable pooling and servicing agreement will be required to follow procedures substantially similar to those set forth above.

Risk Retention Consultation Party:

A risk retention consultation party may be appointed by the holder or holders of more than 50% of the VRR Interest, by certificate balance. The holder of the majority of the VRR Interest holder will have a continuing right to appoint, remove or replace the risk retention consultation party in its sole discretion. This right may be exercised at any time and from time to time. There will be no initial Risk Retention Consultation Party.

Except with respect to an Excluded Loan as to such party or the holder of the majority of the VRR Interest, the risk retention consultation party will be entitled to consult with the applicable special servicer, upon request of the risk retention consultation party, with respect to certain material servicing actions proposed by such special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, such mortgage loan must also be a specially serviced mortgage loan.

Appointment and Replacement of each Special Servicer:

The Directing Certificateholder will appoint the initial special servicer as of the closing date. Prior to the occurrence and continuance of a Control Termination Event, any special servicer may generally be replaced by the Directing Certificateholder with or without cause at any time.

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of principal balance certificates evidencing not less than 25% of the voting rights of all classes of certificates entitled to principal (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the applicable special servicer with a replacement special servicer, (b) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (c) delivery by such holders of a rating agency confirmation from each applicable rating agency, the certificate administrator will be required to promptly post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of at least 66 2/3% of a Certificateholder Quorum, the trustee will be required to immediately replace the applicable special servicer with a qualified replacement special servicer designated by such holders of certificates.

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the applicable special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of such special servicer would be in the best interests of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of such special servicer. The operating advisor’s recommendation to replace such special servicer must be confirmed by an affirmative vote of a majority of holders of principal balance certificates representing at least a quorum of certificateholders (which, for this purpose, is the holders of certificates that (i) evidence at least 20% of the voting rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not “affiliated with” (as defined in Regulation RR) each other).

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer or the asset representations reviewer, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and, other than with respect to the termination of the asset representations reviewer, any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance of the certificates) of all classes of certificates entitled to principal on an aggregate basis.

With respect to each serviced whole loan, any holder of a related pari passu companion loan, following a servicer termination event with respect to the applicable special servicer that affects such holder, will be entitled to direct the trustee (and the trustee will be required) to terminate such special servicer solely with respect to such serviced whole loan. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to such whole loan cannot be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan.

Notwithstanding any of the foregoing to the contrary, with respect to each servicing shift whole loan and any serviced A/B whole loans as to which a subordinate companion loan holder is the related controlling note holder, the holder of the related control note will be entitled to replace the applicable special servicer with respect to such whole loan at any time, with or without cause, and while it is a serviced whole loan, no other party may

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-15

MSBAM 2026-C36	Structural Overview
Appointment and Replacement of each Special Servicer (continued):

replace the applicable special servicer for such whole loan unless there is a servicer termination event with respect thereto.

With respect to any non-serviced whole loan, subject to conditions or restrictions in the applicable intercreditor agreement, the MSBAM 2026-C36 trust, as holder of the related mortgage loan, has the right to terminate the applicable special servicer under the related pooling and servicing agreement if a servicer termination event occurs with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Consultation Termination Event (or the applicable special servicer, following the occurrence and during the continuance of a Consultation Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Servicing Standard:	Each applicable master servicer and each applicable special servicer is obligated to service and administer the mortgage loans (and, if applicable, the serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Preliminary Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of a related companion loan, which entities will be obligated to service and administer such non-serviced mortgage loan pursuant to a similar standard set forth in the related pooling and servicing agreement.
Excluded Special Servicer:	If a special servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan (an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will be required to appoint (and may remove and replace with or without cause) a separate special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to any Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class. At any time after the occurrence and during the continuance of a Control Termination Event, or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or if the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not select a replacement special servicer within 30 days of notice of such resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. Any Excluded Special Servicer will be required to perform all of the obligations of the applicable special servicer and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned while the related mortgage loan is an Excluded Special Servicer Loan.
Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts (or would not have been advanced in the absence of a non-recoverability determination) or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made (collectively, the “Subordinated Interest Amount”). After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay the Subordinated Interest Amount.
Operating Advisor:

The operating advisor will have certain review and consultation rights relating to the performance of the applicable special servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. With respect to each serviced mortgage loan or serviced whole loan, the operating advisor will be responsible for:

●                  reviewing the actions of the applicable special servicer with respect to any specially serviced loan and, for so long as an Operating Advisor Consultation Event exists, with respect to major decisions relating to any serviced mortgage loan or serviced whole loan that is not a specially serviced loans to the extent described in the Preliminary Prospectus and required under the PSA;

●                  reviewing (i) all reports by the applicable special servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA and (ii) each major decision reporting package (with respect to a specially serviced loan or, after the occurrence and during the continuance of an Operating Advisor Consultation Period, with respect to any serviced mortgage loan or serviced whole loan), asset status report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and final asset status report;

●                  reviewing for accuracy and consistency with the PSA the mathematical calculations by the applicable special servicer and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with (1) any Appraisal Reduction Amount or Collateral Deficiency Amount (if such special servicer has calculated any such Appraisal Reduction Amount or Collateral Deficiency Amount) and (2) any net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a specially serviced loan; and

●                  preparing an annual report (if any serviced mortgage loan or serviced whole loan was a specially serviced loan at any time during the prior calendar year or if the operating advisor was entitled to consult with the applicable special servicer with respect to any major decision during the prior calendar year) that sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the applicable special servicer is operating in compliance with the Servicing

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-16

MSBAM 2026-C36	Structural Overview
Operating Advisor (continued):

Standard with respect to its performance of its duties under the PSA with respect to specially serviced loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to major decisions on non-specially serviced loans) during the prior calendar year on an “asset-level basis”. The operating advisor will be required to identify (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, such special servicer has failed to comply with and (2) any material deviations from such special servicer’s obligations under the PSA with respect to the resolution or liquidation of any specially serviced loan or REO property (other than with respect to any REO property related to any non-serviced mortgage loan). In preparing any operating advisor annual report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each serviced mortgage loan or serviced whole loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●                  to consult (on a non-binding basis) with the applicable special servicer in respect of asset status reports; and

●                  to consult (on a non-binding basis) with the applicable special servicer with respect to major decisions processed by such special servicer.

An “Operating Advisor Consultation Event” will occur when either (i) the aggregate certificate balance of the portions of the classes that constitute the HRR Interest (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial aggregate certificate balance of such portions of such classes or (ii) a Control Termination Event has occurred and is continuing.

Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review as described below. The asset representations reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The certificate administrator will be required to notify certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “—The Asset Representations Reviewer”.

If certificateholders evidencing not less than 5.0% of the voting rights request a vote to commence an asset review, and if subsequently (i) a majority of those certificateholders who cast votes and (ii) a majority of an Asset Review Quorum authorizes an asset review within 150 days of the request for a vote, the asset representations reviewer will be required to conduct an asset review of delinquent loans.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate voting rights represented by all certificates that have voting rights.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the first certificateholder (or beneficial owner) to deliver a certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the certificate administrator (which will be required to make such notice available to certificateholders via the certificate administrator’s website) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, or (b) the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-17

MSBAM 2026-C36	Structural Overview
Dispute Resolution Provisions (continued):

enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or breach has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10-D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the PSA. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the PSA will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
Deal Website:	The certificate administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by a special servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-18

MSBAM 2026-C36	Collateral Overview
Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Bank of America, National Association	9	33	$224,026,710	32.0%
Argentic Real Estate Finance 2 LLC	9	9	$178,130,074	25.4%
Morgan Stanley Mortgage Capital Holdings LLC	6	7	$125,087,500	17.9%
Barclays Capital Real Estate Inc.	3	4	$93,500,000	13.3%
Citi Real Estate Funding Inc.	1	1	$35,000,000	5.0%
JPMorgan Chase Bank, National Association	1	1	$30,000,000	4.3%
Wells Fargo Bank, National Association	2	2	$14,750,000	2.1%
Total:	31	57	$700,494,284	100.0%

Pool Statistics

Aggregate Cut-off Date Balance:	$700,494,284
Number of Mortgage Loans:	31
Average Cut-off Date Balance per Mortgage Loan:	$22,596,590
Number of Mortgaged Properties:	57
Average Cut-off Date Balance per Mortgaged Property:	$12,289,373
Weighted Average Mortgage Rate:	6.5461%
% of Pool Secured by 5 Largest Mortgage Loans:	37.9%
% of Pool Secured by 10 Largest Mortgage Loans:	59.1%
% of Pool Secured by ARD Loans:	9.99%
Weighted Average Original Term to Maturity or ARD (months):	120
Weighted Average Remaining Term to Maturity or ARD (months):	119
Weighted Average Seasoning (months):	1
% of Pool Secured by Single Tenant Mortgaged Properties:	13.7%
% of Pool Secured by Refinance Loans:	67.3%
% of Pool Secured by Acquisition Loans:	19.0%
% of Pool Secured by Recapitalization Loans:	11.2%
% of Pool Secured by Acquisition/Refinance Loans:	2.5%

Additional Debt

% of Pool with Pari Passu Mortgage Debt:	34.0%
% of Pool with Subordinate Mortgage Debt:	0.0%
% of Pool with Mezzanine Debt:	4.3%

Credit Statistics(2)

Weighted Average UW NOI DSCR:	2.28x
Weighted Average UW NOI Debt Yield:	15.4%
Weighted Average UW NCF DSCR:	2.17x
Weighted Average UW NCF Debt Yield:	14.6%
Weighted Average Cut-off Date LTV Ratio(3):	54.3%
Weighted Average Maturity Date or ARD LTV Ratio(3):	52.2%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-19

MSBAM 2026-C36	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months)(4):	335
Weighted Average Remaining Amortization Term (months)(4):	334
% of Pool Interest Only through Maturity:	74.1%
% of Pool Amortizing Balloon:	11.6%
% of Pool Amortizing Balloon - ARD:	9.99%
% of Pool Interest Only, Amortizing Balloon:	4.3%

Lockboxes

% of Pool with Hard Lockboxes:	47.2%
% of Pool with Springing Lockboxes:	38.7%
% of Pool with Soft Lockboxes:	9.99%
% of Pool with No Lockboxes:	4.1%

Reserves

% of Pool Requiring Tax Reserves:	56.0%
% of Pool Requiring Insurance Reserves:	29.0%
% of Pool Requiring Replacement Reserves:	78.8%
% of Pool Requiring TI/LC Reserves(5):	44.7%

Call Protection

% of Pool with lockout period, followed by defeasance until open period:	93.0%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	6.3%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	0.7%
(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to August 2026.
(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. For mortgaged properties securing residential cooperative mortgage loans all LTV, DSCR and Debt Yield calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.
(3)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided that the “as-is” value for a portfolio of mortgaged properties may include a premium relating to the valuation of the mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties; provided, further, that such LTV ratios may be based on “as-stabilized”, “as complete” or other contingent values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization provided, further, that such LTV ratios may have been calculated based on a principal balance that is net of a holdback or earnout reserve. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.
(4)	Excludes mortgage loans that provide for payments of interest only through the related maturity date or anticipated repayment date, as applicable.
(5)	Excludes multifamily, hospitality and self storage properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-20

MSBAM 2026-C36	Characteristics of the Mortgage Loans
Top 10 Mortgage Loans(1)

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units/ Rooms	Cut-off Date Balance per SF/Unit/ Room	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	BANA	U-Haul AREC Portfolio 22	Various	Various	Self Storage	$70,000,000	9.99%	1,075,666	$124.57	1.33x	10.4%	57.0%	44.4%
2	BCREI	Pismo Beach & Queenstown Premium Outlets	Various	Various	Retail	$70,000,000	9.99%	437,025	$171.61	2.26x	16.4%	59.2%	59.2%
3	AREF2	19000 Homestead	Cupertino	CA	Office	$50,000,000	7.1%	100,352	$498.25	1.98x	12.8%	45.5%	45.5%
4	BANA	Orange Center Tower	Orange	CA	Office	$40,600,000	5.8%	323,016	$125.69	1.94x	14.8%	58.0%	58.0%
5	CREFI	Arizona Mills	Tempe	AZ	Retail	$35,000,000	5.0%	1,223,783	$110.31	2.98x	21.2%	40.2%	40.2%
6	MSMCH	Orchard at Saddleback	Lake Forest	CA	Retail	$33,187,500	4.7%	280,601	$315.39	1.24x	8.8%	61.5%	61.5%
7	JPMCB	One Dag	New York	NY	Office	$30,000,000	4.3%	817,136	$214.16	1.59x	13.6%	60.5%	57.1%
8	MSMCH	Metropolis Towers Coop	Jersey City	NJ	Multifamily	$29,000,000	4.1%	780	$37,179.49	9.85x	56.7%	8.4%	8.4%
9	BANA	The Henry, Autograph Collection	Dearborn	MI	Hospitality	$28,976,710	4.1%	308	$94,080.23	2.99x	25.3%	32.2%	27.5%
10	AREF2	781 Washington	Brooklyn	NY	Multifamily	$27,500,000	3.9%	60	$458,333.33	1.38x	9.5%	68.9%	68.9%
		Total/Wtd. Avg.				$414,264,210	59.1%			2.49x	17.4%	50.9%	48.2%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Balance per SF/Unit/Room calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable. Additionally, LTV, DSCR, Debt Yield and Balance per SF/Unit/Room figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-21

MSBAM 2026-C36	Characteristics of the Mortgage Loans
Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV(1)
1	BANA	U-Haul AREC Portfolio 22	$70,000,000	$64,000,000	$134,000,000	MSBAM 2026-C36	Trimont LLC	Argentic	MSBAM 2026-C36	1.33x	10.4%	57.0%
2	BCREI	Pismo Beach & Queenstown Premium Outlets	$70,000,000	$5,000,000	$75,000,000	MSBAM 2026-C36	Trimont LLC	Argentic	MSBAM 2026-C36	2.26x	16.4%	59.2%
5	CREFI	Arizona Mills	$35,000,000	$100,000,000	$135,000,000	(2)	(2)	(2)	(2)	2.98x	21.2%	40.2%
6	MSMCH	Orchard at Saddleback	$33,187,500	$55,312,500	$88,500,000	(3)	(3)	(3)	(3)	1.24x	8.8%	61.5%
7	JPMCB	One Dag	$30,000,000	$145,000,000	$175,000,000	BANK 2026-BNK52	Trimont LLC	CWCapital	BANK 2026-BNK52	1.59x	13.6%	60.5%

(1)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable.
(2)	The Arizona Mills controlling companion loan is currently held by Bank of Montreal. The Arizona Mills whole loan is expected to be serviced pursuant to the MSBAM 2026-C36 pooling and servicing agreement until the securitization of the related controlling pari passu companion loan.
(3)	The Orchard at Saddleback controlling companion loan is currently held by Natixis Real Estate Capital LLC. The Orchard at Saddleback whole loan is expected to be serviced pursuant to the MSBAM 2026-C36 pooling and servicing agreement until the securitization of the related controlling pari passu companion loan.

Mortgage Loans with Mezzanine Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per SF	Mezzanine Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR(1)	Total Debt UW NOI Debt Yield(1)	Total Debt Cut-off Date LTV(1)
7	JPMCB	One Dag	$30,000,000	$214.16	$40,000,000	1.59x	13.6%	60.5%	1.20x	11.1%	74.3%

(1)	Total Debt UW NCF DSCR, Total Debt UW NOI Debt Yield and Total Debt Cut-off Date LTV figures shown above are calculated based on any related pari passu notes, any related subordinate note(s) and the mezzanine debt.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-22

MSBAM 2026-C36	Characteristics of the Mortgage Loans
Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/ Rooms	Cut-off Date Balance per SF/Room	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Prior Securitization
1	BANA	U-Haul AREC Portfolio 22	Various	Various	Self Storage	$70,000,000	9.99%	1,075,666	$124.57	1.33x	10.4%	57.0%	44.4%	DBJPPM 2016-C3
2	BCREI	Pismo Beach & Queenstown Premium Outlets	Various	Various	Retail	$70,000,000	9.99%	437,025	$171.61	2.26x	16.4%	59.2%	59.2%	GSMS 2016-GS4; GSMS 2017-GS5
3	AREF2	19000 Homestead	Cupertino	CA	Office	$50,000,000	7.1%	100,352	$498.25	1.98x	12.8%	45.5%	45.5%	CGCMT 2017-P7
5	CREFI	Arizona Mills	Tempe	AZ	Retail	$35,000,000	5.0%	1,223,783	$110.31	2.98x	21.2%	40.2%	40.2%	BANK 2021-BNK36; BANK 2021-BNK37
6	MSMCH	Orchard at Saddleback	Lake Forest	CA	Retail	$33,187,500	4.7%	280,601	$315.39	1.24x	8.8%	61.5%	61.5%	MSC 2016-UB12; MSC 2016-BNK2
9	BANA	The Henry, Autograph Collection	Dearborn	MI	Hospitality	$28,976,710	4.1%	308	$94,080.23	2.99x	25.3%	32.2%	27.5%	MSC 2016-UB11
12	AREF2	Robert Pitt Professional Plaza	Monsey	NY	Mixed Use	$25,000,000	3.6%	149,711	$166.99	1.65x	12.0%	62.5%	62.5%	CSAIL 2016-C7
13	MSMCH	500 N Gulph	King Of Prussia	PA	Office	$24,900,000	3.6%	100,820	$246.97	2.15x	14.8%	59.1%	59.1%	BANK5 2023-5YR1; BANK 2023-BNK45; BBCMS 2023-C19 FIVE-2023-V1
16	BCREI	RC Shoppes & Apartments	Boynton Beach	FL	Mixed Use	$17,000,000	2.4%	79,475	$213.90	1.42x	10.0%	58.4%	58.4%	JPMCC 2016-JP2
29	BCREI	Bonanza Square	Las Vegas	NV	Retail	$6,500,000	0.9%	106,855	$60.83	3.05x	21.2%	30.7%	30.7%	WFCM 2016-BNK1
30	WFB	Gold's Gym Richland	Richland	WA	Retail	$6,000,000	0.9%	56,741	$105.74	1.77x	14.8%	51.3%	44.8%	SGCMS 2016-C5
31	AREF2	CVS Denton	Denton	TX	Retail	$5,000,000	0.7%	13,211	$378.47	1.23x	8.6%	60.9%	60.9%	BACM 2016-UB10
		Total				$371,564,210	53.0%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit/Room calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-23

MSBAM 2026-C36	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Retail	9	$177,207,500	25.3%	6.7658%	2.11x	15.2%	55.0%	54.8%
Outlet Center	2	$70,000,000	10.0%	6.8510%	2.26x	16.4%	59.2%	59.2%
Anchored	4	$61,207,500	8.7%	6.7004%	1.54x	10.9%	58.6%	58.6%
Super Regional Mall	1	$35,000,000	5.0%	6.6570%	2.98x	21.2%	40.2%	40.2%
Shadow Anchored	1	$6,000,000	0.9%	7.0110%	1.77x	14.8%	51.3%	44.8%
Single Tenant	1	$5,000,000	0.7%	6.8410%	1.23x	8.6%	60.9%	60.9%
Office	6	$167,550,000	23.9%	6.5461%	1.96x	14.4%	52.9%	51.7%
Suburban	3	$78,800,000	11.2%	6.6873%	1.95x	15.0%	57.2%	55.8%
Medical	1	$50,000,000	7.1%	6.3200%	1.98x	12.8%	45.5%	45.5%
CBD	2	$38,750,000	5.5%	6.5505%	1.98x	15.5%	53.9%	51.3%
Multifamily	8	$139,940,000	20.0%	6.5210%	3.17x	19.7%	53.6%	53.6%
Garden	5	$69,090,000	9.9%	6.8619%	1.39x	10.0%	66.2%	66.2%
Mid Rise	2	$41,850,000	6.0%	6.6034%	1.50x	10.2%	64.1%	64.1%
Cooperative	1	$29,000,000	4.1%	5.5900%	9.85x	56.7%	8.4%	8.4%
Self Storage	27	$94,110,000	13.4%	6.1397%	1.41x	10.5%	59.3%	49.9%
Self Storage	27	$94,110,000	13.4%	6.1397%	1.41x	10.5%	59.3%	49.9%
Mixed Use	3	$67,980,074	9.7%	6.6095%	1.73x	13.0%	56.5%	53.8%
Office/R&D	1	$25,980,074	3.7%	6.2920%	2.00x	16.0%	49.4%	42.4%
Office/Industrial	1	$25,000,000	3.6%	6.8100%	1.65x	12.0%	62.5%	62.5%
Retail/Multifamily	1	$17,000,000	2.4%	6.8000%	1.42x	10.0%	58.4%	58.4%
Hospitality	2	$35,976,710	5.1%	6.4443%	2.68x	23.0%	38.3%	33.2%
Full Service	1	$28,976,710	4.1%	6.1190%	2.99x	25.3%	32.2%	27.5%
Limited Service	1	$7,000,000	1.0%	7.7910%	1.41x	13.7%	63.6%	56.7%
Industrial	1	$10,000,000	1.4%	6.6400%	1.46x	11.4%	66.7%	66.7%
Manufacturing	1	$10,000,000	1.4%	6.6400%	1.46x	11.4%	66.7%	66.7%
Leased Fee	1	$7,730,000	1.1%	6.7100%	1.40x	9.7%	59.5%	59.5%
Leased Fee	1	$7,730,000	1.1%	6.7100%	1.40x	9.7%	59.5%	59.5%
Total/Wtd. Avg.	57	$700,494,284	100.0%	6.5461%	2.17x	15.4%	54.3%	52.2%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-24

MSBAM 2026-C36	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
California	4	$158,787,500	22.7%	6.6268%	1.88x	13.3%	55.1%	55.1%
Southern California	3	$108,787,500	15.5%	6.7678%	1.83x	13.5%	59.5%	59.5%
Northern California	1	$50,000,000	7.1%	6.3200%	1.98x	12.8%	45.5%	45.5%
New York	8	$132,850,000	19.0%	6.6435%	1.65x	12.1%	60.4%	59.7%
Kansas	4	$60,060,000	8.6%	6.8992%	1.36x	9.9%	65.6%	65.6%
New Jersey	4	$42,629,650	6.1%	5.7371%	7.13x	41.9%	23.9%	19.9%
Maryland	4	$41,188,175	5.9%	6.7307%	2.12x	15.5%	58.9%	57.0%
Arizona	2	$40,805,918	5.8%	6.5706%	2.75x	19.7%	42.6%	40.8%
Florida	6	$29,157,022	4.2%	6.4873%	1.38x	10.2%	57.8%	52.6%
Michigan	1	$28,976,710	4.1%	6.1190%	2.99x	25.3%	32.2%	27.5%
Vermont	1	$25,980,074	3.7%	6.2920%	2.00x	16.0%	49.4%	42.4%
Colorado	2	$25,300,000	3.6%	6.8807%	1.62x	14.1%	57.6%	53.4%
Pennsylvania	1	$24,900,000	3.6%	6.4900%	2.15x	14.8%	59.1%	59.1%
Nevada	4	$23,598,161	3.4%	6.1230%	1.80x	13.4%	49.8%	40.6%
Washington	7	$21,360,000	3.0%	6.3789%	1.83x	12.6%	61.1%	59.3%
South Carolina	2	$12,603,901	1.8%	6.6200%	1.27x	9.2%	64.5%	60.6%
Texas	2	$12,000,000	1.7%	7.3952%	1.34x	11.6%	62.5%	58.5%
Oklahoma	1	$9,030,000	1.3%	6.6140%	1.58x	11.0%	70.0%	70.0%
Idaho	1	$5,451,855	0.8%	6.0500%	1.33x	10.4%	57.0%	44.4%
Iowa	1	$2,114,946	0.3%	6.0500%	1.33x	10.4%	57.0%	44.4%
Georgia	1	$1,992,749	0.3%	6.0500%	1.33x	10.4%	57.0%	44.4%
Minnesota	1	$1,707,623	0.2%	6.0500%	1.33x	10.4%	57.0%	44.4%
Total/Wtd. Avg.	57	$700,494,284	100.0%	6.5461%	2.17x	15.4%	54.3%	52.2%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-25

MSBAM 2026-C36	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
5,000,000 - 10,000,000	8	$61,030,000	8.7%
10,000,001 - 20,000,000	10	$149,320,000	21.3%
20,000,001 - 30,000,000	7	$191,356,784	27.3%
30,000,001 - 40,000,000	2	$68,187,500	9.7%
40,000,001 - 50,000,000	2	$90,600,000	12.9%
50,000,001 - 70,000,000	2	$140,000,000	20.0%
Total:	31	$700,494,284	100.0%
Min: $5,000,000 Max: $70,000,000 Avg: $22,596,590

State or Other Jurisdiction(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
California	4	$158,787,500	22.7%
Southern California	3	$108,787,500	15.5%
Northern California	1	$50,000,000	7.1%
New York	8	$132,850,000	19.0%
Kansas	4	$60,060,000	8.6%
New Jersey	4	$42,629,650	6.1%
Maryland	4	$41,188,175	5.9%
Arizona	2	$40,805,918	5.8%
Florida	6	$29,157,022	4.2%
Michigan	1	$28,976,710	4.1%
Vermont	1	$25,980,074	3.7%
Colorado	2	$25,300,000	3.6%
Pennsylvania	1	$24,900,000	3.6%
Nevada	4	$23,598,161	3.4%
Washington	7	$21,360,000	3.0%
South Carolina	2	$12,603,901	1.8%
Texas	2	$12,000,000	1.7%
Oklahoma	1	$9,030,000	1.3%
Idaho	1	$5,451,855	0.8%
Iowa	1	$2,114,946	0.3%
Georgia	1	$1,992,749	0.3%
Minnesota	1	$1,707,623	0.2%
Total:	57	$700,494,284	100.0%

Property Type(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Retail	9	$177,207,500	25.3%
Outlet Center	2	$70,000,000	10.0%
Anchored	4	$61,207,500	8.7%
Super Regional Mall	1	$35,000,000	5.0%
Shadow Anchored	1	$6,000,000	0.9%
Single Tenant	1	$5,000,000	0.7%
Office	6	$167,550,000	23.9%
Suburban	3	$78,800,000	11.2%
Medical	1	$50,000,000	7.1%
CBD	2	$38,750,000	5.5%
Multifamily	8	$139,940,000	20.0%
Garden	5	$69,090,000	9.9%
Mid Rise	2	$41,850,000	6.0%
Cooperative	1	$29,000,000	4.1%
Self Storage	27	$94,110,000	13.4%
Self Storage	27	$94,110,000	13.4%
Mixed Use	3	$67,980,074	9.7%
Office/R&D	1	$25,980,074	3.7%
Office/Industrial	1	$25,000,000	3.6%
Retail/Multifamily	1	$17,000,000	2.4%
Hospitality	2	$35,976,710	5.1%
Full Service	1	$28,976,710	4.1%
Limited Service	1	$7,000,000	1.0%
Industrial	1	$10,000,000	1.4%
Manufacturing	1	$10,000,000	1.4%
Leased Fee	1	$7,730,000	1.1%
Leased Fee	1	$7,730,000	1.1%
Total:	57	$700,494,284	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
5.5900 - 5.9999	2	$37,750,000	5.4%
6.0000 - 6.9999	24	$603,294,284	86.1%
7.0000 - 7.7910	5	$59,450,000	8.5%
Total:	31	$700,494,284	100.0%
Min: 5.5900% Max: 7.7910% Wtd Avg: 6.5461%

Original Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
120	31	$700,494,284	100.0%
Total:	31	$700,494,284	100.0%
Min: 120 mos. Max: 120 mos. Wtd Avg: 120 mos.

Remaining Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
112-120	31	$700,494,284	100.0%
Total:	31	$700,494,284	100.0%
Min: 112 mos. Max: 120 mos. Wtd Avg: 119 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	24	$519,237,500	74.1%
300	1	$70,000,000	10.0%
330	1	$13,300,000	1.9%
360	5	$97,956,784	14.0%
Total:	31	$700,494,284	100.0%
Min: 300 mos. Max: 360 mos. Wtd Avg: 335 mos.

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	24	$519,237,500	74.1%
300 - 330	2	$83,300,000	11.9%
331 - 360	5	$97,956,784	14.0%
Total:	31	$700,494,284	100.0%
Min: 300 mos. Max: 360 mos. Wtd Avg: 334 mos.

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
BANA	9	$224,026,710	32.0%
AREF2	9	$178,130,074	25.4%
MSMCH	6	$125,087,500	17.9%
BCREI	3	$93,500,000	13.3%
CREFI	1	$35,000,000	5.0%
JPMCB	1	$30,000,000	4.3%
WFB	2	$14,750,000	2.1%
Total:	31	$700,494,284	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	24	$519,237,500	74.1%
Amortizing Balloon	5	$81,256,784	11.6%
Amortizing Balloon – ARD	1	$70,000,000	10.0%
Interest Only, Amortizing Balloon	1	$30,000,000	4.3%
Total:	31	$700,494,284	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
8.4 - 50.0	7	$184,206,784	26.3%
50.1 - 60.0	9	$273,400,000	39.0%
60.1 - 65.0	9	$155,607,500	22.2%
65.1 - 70.0	6	$87,280,000	12.5%
Total:	31	$700,494,284	100.0%
Min: 8.4% Max: 70.0% Wtd Avg: 54.3%

Maturity Date or ARD LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
8.4 - 50.0	10	$273,506,784	39.0%
50.1 - 60.0	8	$221,100,000	31.6%
60.1 - 65.0	7	$118,607,500	16.9%
65.1 - 70.0	6	$87,280,000	12.5%
Total:	31	$700,494,284	100.0%
Min: 8.4% Max: 70.0% Wtd Avg: 52.2%

UW NCF DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.23 - 1.50	13	$255,747,500	36.5%
1.51 - 1.70	5	$89,330,000	12.8%
1.71 - 1.90	3	$35,710,000	5.1%
1.91 - 2.80	5	$211,480,074	30.2%
2.81 - 9.85	5	$108,226,710	15.5%
Total:	31	$700,494,284	100.0%
Min: 1.23x Max: 9.85x Wtd Avg: 2.17x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
8.6 - 10.0	9	$155,747,500	22.2%
10.1 - 12.0	7	$156,740,000	22.4%
12.1 - 16.0	9	$209,780,074	29.9%
16.1 - 56.7	6	$178,226,710	25.4%
Total:	31	$700,494,284	100.0%
Min: 8.6% Max: 56.7% Wtd Avg: 15.4%

(1)	All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.
(2)	In the case of mortgage loans secured by multiple properties, cut-off date balance information is based on allocated loan amounts with respect to such properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-26

Self Storage – Self Storage	Loan #1	Cut-off Date Balance:	$70,000,000
Various, Various	U-Haul AREC Portfolio 22	Cut-off Date LTV:	57.0%
		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	10.4%

U-HAUL
SELF-STORAGE
U-Haul Moving & Storage at Oso Blanca

U-Haul Moving & Storage of East Brunswick

U-Haul Moving & Storage of Casa Grande

3083
U-HAUL
SELF-STORAGE
BOXES · MOVING SUPPLIES
U-Haul Moving & Storage at W Lake Mead Blvd

U-Haul Moving & Storage of Downtown Jacksonville

SELF-
STORAGE
U-Haul Moving & Storage of Little River

U-Haul Moving & Storage of North Brunswick

U-HAUL
U-Haul Moving & Storage of Spring Valley

U-HAUL
SELF-STORAGE
self-storage
U-Haul of North Miami Beach

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-27

Self Storage – Self Storage	Loan #1	Cut-off Date Balance:	$70,000,000
Various, Various	U-Haul AREC Portfolio 22	Cut-off Date LTV:	57.0%
		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	10.4%

Grand Rapids
Lake Superior
Fargo
MINNESOTA
Duluth
NORTH DAKOTA
Perham
Ashland
MICHIGAN
Fergus Falls
Escanaba
Aberdeen
Rhinelander
St. Cloud
WISCONSIN
Watertown
MINNEAPOLIS
St. Paul
Wausau
Green Bay
SOUTH DAKOTA
Burnsville
1
Marshfield
Appleton
Mankato
Rochester
Brookings
Oshkosh
La Crosse
Austin
Sioux Falls
MILWAUKEE
Mason City
Madison
Racine
Sioux City
Fort Dodge
Waterloo
Dubuque
Rockford
IOWA
2
Cedar Rapids
CHICAGO
NEBRASKA
Ames
Des Moines
Iowa City
Davenport
OMAHA
Council Bluffs
Ottumwa
Peoria
Lincoln
Burlington
Maryville
Kirksville
Springfield
KANSAS
KANSAS CITY
MISSOURI
ILLINOIS

MASS.
Springfield
Corning
Elmira
Binghamton
NEW YORK
Kingston
Hartford
CONN.
Poughkeepsie
Newburgh
Scranton
Middletown
New Haven
Williamsport
Wilkes-Barre
Bridgeport
Yonkers
Riverhead
Paterson
PENNSYLVANIA
Newark
NEW YORK
Tremont
Allentown
New Brunswick
Bethlehem
Harrisburg
Reading
Trenton
17
19
18
Long Branch
Carlisle
PHILADELPHIA
Lancaster
York
Toms River
Wilmington
NEW JERSEY
MARYLAND
BALTIMORE
Atlantic City
Atlantic Ocean
Dover
Delaware Bay
WASHINGTON D.C.
4
Annapolis
District Heights
DEL.
VA
Chesapeake Bay
Salisbury
5
6
Ocean City

Bellingham
CANADA
SEATTLE
WASH.
Coeur D'Alene
Olympia
Tacoma
Spokane
20
MONTANA
ND
Great Falls
Missoula
Helena
PORTLAND
Kennewick
Salem
Happy Valley
Billings
Eugene
Bend
IDAHO
Gillette
SD
OREGON
Nampa
Boise
Idaho Falls
WYOMING
Medford
Pocatello
NE
Eureka
Ogden
Cheyenne
Redding
Elko
Great Salt Lake
Salt Lake City
DENVER
Reno
NEVADA
Sacramento
Carson City
UTAH
Grand Junction
SAN FRANCISCO
Lake Tahoe
COLORADO
SAN JOSE
COLORADO SPRINGS
Fresno
LAS VEGAS
St. George
Durango
CALIFORNIA
14
13
Pacific Ocean
15
ARIZONA
Santa Fe
Bakersfield
Flagstaff
ALBUQUERQUE
LOS ANGELES
Riverside
PHOENIX
NEW MEXICO
SAN DIEGO
Casa Grande
10
Las Cruces
TUCSON
MEXICO
EL PASO
TX

Bainbridge
GEORGIA
Valdosta
TALLAHASSEE
11
JACKSONVILLE
St. Augustine
Gainesville
Ormond Beach
Ocala
Daytona Beach
Atlantic Ocean
Port Orange
Spring Hill
ORLANDO
Cocoa Beach
TAMPA
Haines City
Kissimmee
Melbourne
Clearwater
12
Lakeland
Palm Bay
ST. PETERSBURG
FLORIDA
Fort Pierce
Bradenton
Port St. Lucie
Sarasota
Lake Okeechobee
Gulf of Mexico
West Palm Beach
Cape Coral
Fort Myers
FORT LAUDERDALE
Naples
Medley
9
8
N. Miami Beach
7
MIAMI
Homestead
Key West

Lexington
Beckley
Richmond
KENTUCKY
WV
Lynchburg
Petersburg
Somerset
Roanoke
VIRGINIA
VIRGINIA BEACH
Johnson City
Henderson
TENNESSEE
Greensboro
Winston-Salem
RALEIGH
Knoxville
Ahoskie
Wilson
Asheville
NORTH CAROLINA
CHARLOTTE
Chattanooga
Spartanburg
Fayetteville
Rock Hill
Greenville
Morehead City
Canton
Florence
Wilmington
ATLANTA
Athens
Laurens
16
Little River
Columbia
SC
Myrtle Beach
Augusta
Macon
GEORGIA
Charleston
Columbus
3
Statesboro
AL
Warner Robins
Hilton Head Island
Savannah
Atlantic Ocean
Cordele
Albany
Douglas
Waycross
Dothan
Brunswick
Thomasville
Valdosta
Tallahassee
JACKSONVILLE
FLORIDA

U-Haul AREC Portfolio 22	
1 U-Haul Moving & Storage at Hwy 13 & Portland Ave	Burnsville, MN
2 U-Haul Moving & Storage of Cedar Rapids	Cedar Rapids, IA
3 U-Haul Moving & Storage of West Warner Robins	Warner Robins, GA
4 U-Haul Moving & Storage of Forestville Rd	District Heights, MD
5 U-Haul Moving & Storage of Salisbury	Salisbury, MD
6 U-Haul Storage of Salisbury	Salisbury, MD
7 U-Haul Moving & Storage at 36th St	Miami, FL
8 U-Haul of North Miami Beach	North Miami Beach, FL
9 U-Haul Storage of North Miami Beach	North Miami Beach, FL
10 U-Haul Moving & Storage of Casa Grande	Casa Grande, AZ
11 U-Haul Moving & Storage of Downtown Jacksonville	Jacksonville, FL
12 U-Haul Moving & Storage of Haines City	Haines City, FL
13 U-Haul Moving & Storage at W Lake Mead Blvd	North Las Vegas, NV
14 U-Haul Moving & Storage at Oso Blanca	Las Vegas, NV
15 U-Haul Moving & Storage of Spring Valley	Las Vegas, NV
16 U-Haul Moving & Storage of Little River	Little River, SC
17 U-Haul Moving & Storage of North Brunswick	North Brunswick, NJ
18 U-Haul Moving & Storage of Marlboro	Englishtown, NJ
19 U-Haul Moving & Storage of East Brunswick	East Brunswick, NJ
20 U-Haul Moving & Storage of Coeur D'Alene	Coeur D'Alene, ID

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-28

Mortgage Loan No. 1 – U-Haul AREC Portfolio 22

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location(5):	Various, Various
Original Balance(1):	$70,000,000			General Property Type:	Self Storage
Cut-off Date Balance(1):	$70,000,000			Detailed Property Type:	Self Storage
% of Initial Pool Balance:	9.99%			Title Vesting:	Fee
Loan Purpose(2):	Recapitalization			Year Built/Renovated(5):	Various/Various
Borrower Sponsor:	U-Haul Holding Company			Size(5):	1,075,666 SF
Guarantor:	U-Haul Holding Company			Cut-off Date Balance PSF(1):	$125
Mortgage Rate(3):	6.0500%			Maturity Date Balance PSF(1)(3):	$97
Note Date:	7/27/2026			Property Manager(6):	Self-managed
Maturity Date(3):	8/6/2036			Underwriting and Financial Information
Term to Maturity(3):	120 months			UW NOI:	$13,978,526
Amortization Term:	300 months			UW NCF:	$13,871,711
IO Period:	0 months			UW NOI Debt Yield(1):	10.4%
Seasoning:	0 months			UW NCF Debt Yield(1):	10.4%
Prepayment Provisions:	L(24),D(89),O(7)			UW NOI Debt Yield at Maturity(1)(3):	13.4%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR(1):	1.33x
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$13,990,707 (5/31/2026 TTM)
Additional Debt Balance(1):	$64,000,000			2nd Most Recent NOI:	$13,846,313 (3/31/2025)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$13,885,281 (3/31/2024)
				Most Recent Occupancy:	90.3% (6/17/2026)
				2nd Most Recent Occupancy:	93.1% (3/31/2025)
Reserves(4)				3rd Most Recent Occupancy:	94.8% (3/31/2024)
Type	Initial	Monthly	Cap	Appraised Value (as of)(7):	$235,000,000 (5/6/2026)
RE Taxes:	$0	Springing	NAP	Appraised Value PSF(7):	$218
Insurance:	$0	Springing	NAP	Cut-off Date LTV Ratio(1)(7):	57.0%
Replacement Reserve:	$53,407	Springing	NAP	Maturity Date LTV Ratio(1)(3)(7):	44.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$134,000,000	100.0%	Return of Equity(2):	$131,928,288	98.5%
			Closing Costs:	$2,018,305	1.5%
			Upfront Reserves:	$53,407	0.0%
Total Sources:	$134,000,000	100.0%	Total Uses:	$134,000,000	100.0%

(1)	The U-Haul AREC Portfolio 22 Mortgage Loan (as defined below) is part of the U-Haul AREC Portfolio 22 Whole Loan (as defined below), which is comprised of four pari passu promissory notes with an aggregate original principal balance of $134,000,000. The information presented is based on the aggregate Cut-off Date principal balance of the U-Haul AREC Portfolio 22 Whole Loan.
(2)	The borrower sponsor paid off the previous debt of $94.5 million secured by the U-Haul AREC Portfolio 22 Properties on May 6, 2026. The U-Haul AREC Portfolio 22 Properties (as defined below) were being held unencumbered.
(3)	The U-Haul AREC Portfolio 22 Whole Loan is structured with an anticipated repayment date of August 6, 2036 (the “ARD”) and a final maturity date of August 6, 2051. Prior to the ARD, the U-Haul AREC Portfolio 22 Whole Loan will accrue interest at a rate equal to the Initial Interest Rate (as defined below). From and after the ARD until the outstanding principal balance of the U-Haul AREC Portfolio 22 Whole Loan and all accrued interest has been paid in full, or until the final maturity date on August 6, 2051, the U-Haul AREC Portfolio 22 Whole Loan will accrue interest at a rate equal to the Extension Rate (as defined below), and all excess cash flow from the U-Haul AREC Portfolio 22 Properties will be collected by the lender (see “The Mortgage Loan” below).
(4)	See “Escrows and Reserves” section below for further discussion of reserve information.
(5)	See “The Properties” section below for additional details for the U-Haul AREC Portfolio 22 Properties.
(6)	The U-Haul AREC Portfolio 22 Properties are managed by U-Haul Co. of Arizona, U-Haul Co. of Florida, U-Haul Co. of Georgia, U-Haul Co. of Idaho, Inc., U-Haul Co. of Iowa, Inc., U-Haul Co. of Maryland, Inc., U-Haul Co. of Minnesota, U-Haul Co. of Nevada, Inc., U-Haul Co. of New Jersey, Inc., and U-Haul Co. of South Carolina, Inc., affiliates of the U-Haul AREC Portfolio 22 borrowers.
(7)	Based on the portfolio appraised value of $235,000,000 (the “Portfolio Appraised Value”), as of May 6, 2026, which is inclusive of an approximately 5.1% portfolio premium and reflects the “as-is” values of the U-Haul AREC Portfolio 22 Properties as a whole if sold in their entirety to a single buyer. See the “Portfolio Summary” chart below for the “as-is” appraised values of the individual properties (exclusive of the portfolio premium), which in the aggregate total $223,610,000 (the “Aggregate Individual As-Is Appraised Value”). The Cut-off Date LTV Ratio and Maturity Date LTV Ratio of the U-Haul AREC Portfolio 22 Whole Loan based upon the Aggregate Individual As-Is Appraised Value, are 59.9% and 46.6%, respectively.

The Mortgage Loan. The largest mortgage loan (the “U-Haul AREC Portfolio 22 Mortgage Loan”) is part of a whole loan (the “U-Haul AREC Portfolio 22 Whole Loan”) evidenced by four pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $134,000,000. The U-Haul AREC Portfolio 22 Whole Loan is secured by the borrowers’ fee interests in 20 self storage properties totaling 1,075,666 SF located across ten states (the “U-Haul AREC Portfolio 22 Properties”). The U-Haul AREC Portfolio 22 Whole Loan was co-originated by Bank of America, National Association (“BANA”) and Wells Fargo Bank, National Association (“WFB”). The U-Haul AREC Portfolio 22 Mortgage Loan is evidenced by the controlling Note A-1 with an outstanding principal balance as of the Cut-off Date of $70,000,000. The U-Haul AREC Portfolio 22 Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSBAM 2026-C36 securitization trust. The relationship between the holders of the U-Haul AREC Portfolio 22 Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

The U-Haul AREC Portfolio 22 Whole Loan is structured with an ARD of August 6, 2036, and a final maturity date of August 6, 2051. Prior to the ARD, the U-Haul AREC Portfolio 22 Whole Loan will accrue interest at a rate equal to 6.0500% (the “Initial Interest Rate”). From and after the ARD until the outstanding principal balance of the U-Haul AREC Portfolio 22 Whole Loan and all accrued interest has been paid in full, or until the final maturity date on August 6, 2051, the U-Haul AREC Portfolio 22 Whole Loan will bear interest at a rate per annum equal to 3.0000% plus the greater of (a) the Initial Interest Rate and (b) the 10-year treasury rate as of the ARD plus 1.4300% (the “Extension Rate”), and all excess cash flow from the U-Haul AREC Portfolio 22

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-29

Self Storage – Self Storage	Loan #1	Cut-off Date Balance:	$70,000,000
Various, Various	U-Haul AREC Portfolio 22	Cut-off Date LTV:	57.0%
		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	10.4%

Properties will be collected by the lender and applied as follows: first, to pay interest at the Initial Interest Rate, second, to reduce the principal balance of the U-Haul AREC Portfolio 22 Whole Loan until the entire outstanding principal balance is paid in full, and third, to pay any additional interest on the U-Haul AREC Portfolio 22 Whole Loan that has accrued at the Extension Rate and has been deferred until repayment of the U-Haul AREC Portfolio 22 Whole Loan.

The table below summarizes the promissory notes that comprise the U-Haul AREC Portfolio 22 Whole Loan.

U-Haul AREC Portfolio 22 Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$70,000,000	$70,000,000	MSBAM 2026-C36	Yes
A-2(1)	$17,100,000	$17,100,000	BANA	No
A-3(1)	$26,900,000	$26,900,000	WFB	No
A-4(1)	$20,000,000	$20,000,000	WFB	No
Whole Loan	$134,000,000	$134,000,000

(1)	Expected to be contributed to one or more future securitization transactions.

The Borrowers and the Borrower Sponsor. The borrowers are AREC 22, LLC and UHIL 22, LLC, each a Delaware limited liability company and single purpose entity with two independent directors in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the U-Haul AREC Portfolio 22 Whole Loan. The borrower sponsor and non-recourse carveout guarantor is U-Haul Holding Company, a Nevada corporation (“U-Haul”).

U-Haul (NYSE: UHAL) operates as a do-it-yourself moving and storage operator for household and commercial goods in the United States and Canada. The company was founded in 1945 and is based in Reno, Nevada. As of March 31, 2026, U-Haul operated 2,113 self storage locations in the United States and Canada. The U-Haul fleet contains approximately 204,800 trucks, 136,600 trailers and 42,000 towing devices. U-Haul offers approximately 1,136,000 rentable storage units and 99.0 million SF of storage space at owned and managed facilities throughout North America. As of July 2026, U-Haul had a market capitalization of approximately $13.9 billion.

The Properties. The U-Haul AREC Portfolio 22 Properties are comprised of 20 self storage properties, totaling 1,075,666 SF, located in Nevada (three properties, 19.8% of NRA), Florida (five properties, 16.7% of NRA), New Jersey (three properties, 15.9% of NRA), Maryland (three properties, 9.6% of NRA), Arizona (one property, 8.7% of NRA), South Carolina (one property, 7.6% of NRA), Idaho (one property, 6.3% of NRA), Iowa (one property, 5.5% of NRA), Georgia (one property, 5.5% of NRA) and Minnesota (one property, 4.4% of NRA). The U-Haul AREC Portfolio 22 Properties were built between 1925 and 2015, and have an average year built of 1986. The borrower sponsor acquired each of the U-Haul AREC Portfolio 22 Properties between 1979 and 2017.

The U-Haul AREC Portfolio 22 Properties consist of 10,286 units comprised of 9,613 self storage units (1,051,191 SF), 485 parking units (16,955 SF) and 188 Ubox units (7,520 SF). Self storage units consist of climate and non-climate controlled interior, drive-up, locker, office and warehouse units. Parking units consist of RV and boat parking units. Ubox units are portable storage containers that are used for moving and storage. Amenities at the U-Haul AREC Portfolio 22 Properties include exterior lighting, keypad entry, on-site manager, perimeter fencing, individual door alarms, video cameras, electronic gates, and a loading bay. As of June 17, 2026, the U-Haul AREC Portfolio 22 Properties were 90.3% occupied by SF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-30

Self Storage – Self Storage	Loan #1	Cut-off Date Balance:	$70,000,000
Various, Various	U-Haul AREC Portfolio 22	Cut-off Date LTV:	57.0%
		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	10.4%

The following table presents certain information relating to the U-Haul AREC Portfolio 22 Properties, which are presented in descending order of allocated loan amounts:

Portfolio Summary
Property Name	City, State	Year Built/ Renovated	Allocated Mortgage Loan Amount (“ALA”)	% of Mortgage ALA	Appraised Value(1)	% of Portfolio Appraised Value
U-Haul Moving & Storage at Oso Blanca	Las Vegas, NV	2009/NAP	$7,096,818	10.1%	$22,650,000	10.1%
U-Haul Moving & Storage of Casa Grande	Casa Grande, AZ	2008/NAP	$5,805,918	8.3%	$18,530,000	8.3%
U-Haul Moving & Storage of Coeur D’Alene	Coeur d'Alene, ID	1983, 2011/NAP	$5,451,855	7.8%	$17,430,000	7.8%
U-Haul Moving & Storage of Spring Valley	Las Vegas, NV	1998/NAP	$5,445,594	7.8%	$17,380,000	7.8%
U-Haul Moving & Storage of North Brunswick	North Brunswick, NJ	2000/NAP	$5,420,527	7.7%	$17,300,000	7.7%
U-Haul Moving & Storage of Marlboro	Englishtown, NJ	1988/2014	$4,731,212	6.8%	$15,300,000	6.8%
U-Haul Moving & Storage at W Lake Mead Blvd	North Las Vegas, NV	2005/2014	$4,555,750	6.5%	$14,540,000	6.5%
U-Haul Moving & Storage of Little River	Little River, SC	1996, 2003/NAP	$3,853,901	5.5%	$12,300,000	5.5%
U-Haul Moving & Storage of East Brunswick	East Brunswick, NJ	1960, 1994/NAP	$3,477,911	5.0%	$11,100,000	5.0%
U-Haul Moving & Storage of Forestville Rd	District Heights, MD	2002/NAP	$2,917,059	4.2%	$9,230,000	4.1%
U-Haul Storage of North Miami Beach	North Miami Beach, FL	1972, 1977, 1985, 1995, 2001/NAP	$2,791,728	4.0%	$8,910,000	4.0%
U-Haul Moving & Storage of Downtown Jacksonville	Jacksonville, FL	1925/NAP	$2,644,466	3.8%	$8,440,000	3.8%
U-Haul Moving & Storage of Haines City	Haines City, FL	2007, 2015/NAP	$2,588,067	3.7%	$8,260,000	3.7%
U-Haul of North Miami Beach	North Miami Beach, FL	1963/NAP	$2,512,869	3.6%	$8,020,000	3.6%
U-Haul Moving & Storage of Cedar Rapids	Cedar Rapids, IA	1979/NAP	$2,114,946	3.0%	$6,750,000	3.0%
U-Haul Moving & Storage of West Warner Robins	Warner Robins, GA	1994/NAP	$1,992,749	2.8%	$6,360,000	2.8%
U-Haul Moving & Storage of Salisbury	Salisbury, MD	2002, 2004/NAP	$1,989,616	2.8%	$6,350,000	2.8%
U-Haul Moving & Storage at Hwy 13 & Portland Ave	Burnsville, MN	2008/NAP	$1,707,623	2.4%	$5,500,000	2.5%
U-Haul Moving & Storage at 36th St	Miami, FL	1940/NAP	$1,619,892	2.3%	$5,170,000	2.3%
U-Haul Storage of Salisbury	Salisbury, MD	1990, 2005/NAP	$1,281,501	1.8%	$4,090,000	1.8%
Total			$70,000,000	100.0%	$223,610,000	100.0%

(1)	Information obtained from the appraisals. Individual valuation dates for the U-Haul AREC Portfolio 22 Properties range from May 6, 2026 to June 24, 2026. The U-Haul AREC Portfolio 22 Properties have a Portfolio Appraised Value of $235,000,000, as of May 6, 2026, which is inclusive of an approximately 5.1% portfolio premium and reflects the “as-is” values of the U-Haul AREC Portfolio 22 Properties as a whole if sold in their entirety to a single buyer.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-31

Self Storage – Self Storage	Loan #1	Cut-off Date Balance:	$70,000,000
Various, Various	U-Haul AREC Portfolio 22	Cut-off Date LTV:	57.0%
		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	10.4%

The following table presents certain information relating to the units at the U-Haul AREC Portfolio 22 Properties:

Portfolio Unit Summary(1)
Property Name	SF	% of SF	Occ%(2)	Total # of Units	# Climate Controlled Storage Units	# Non-Climate Controlled Storage Units	# Parking Units	# Ubox Units	Average Storage Unit Size (SF)(3)	Avg. In-Place Rent / Unit(3)	Market Rent / Unit(3) (4)
U-Haul Moving & Storage at Oso Blanca	77,819	7.2%	93.0%	733	535	163	35	0	110	$195	$192
U-Haul Moving & Storage of Casa Grande	93,320	8.7%	90.4%	802	377	139	233	53	158	$154	$166
U-Haul Moving & Storage of Coeur D’Alene	67,857	6.3%	93.7%	711	620	91	0	0	95	$144	$143
U-Haul Moving & Storage of Spring Valley	59,180	5.5%	96.4%	667	417	187	63	0	94	$175	$164
U-Haul Moving & Storage of North Brunswick	65,945	6.1%	89.1%	578	110	468	0	0	114	$222	$216
U-Haul Moving & Storage of Marlboro	63,932	5.9%	92.1%	604	217	273	57	57	123	$198	$184
U-Haul Moving & Storage at W Lake Mead Blvd	76,417	7.1%	91.5%	629	419	210	0	0	121	$167	$164
U-Haul Moving & Storage of Little River	81,649	7.6%	83.8%	601	146	403	52	0	147	$183	$174
U-Haul Moving & Storage of East Brunswick	40,704	3.8%	86.1%	531	233	286	12	0	77	$162	$164
U-Haul Moving & Storage of Forestville Rd	37,394	3.5%	93.5%	425	36	389	0	0	88	$207	$202
U-Haul Storage of North Miami Beach	58,544	5.4%	88.6%	752	590	162	0	0	78	$178	$171
U-Haul Moving & Storage of Downtown Jacksonville	44,938	4.2%	85.8%	598	316	282	0	0	75	$125	$130
U-Haul Moving & Storage of Haines City	60,330	5.6%	90.9%	475	144	242	12	77	148	$193	$188
U-Haul of North Miami Beach	2,262	0.2%	93.8%	48	0	26	21	1	68	$194	$171
U-Haul Moving & Storage of Cedar Rapids	59,400	5.5%	98.7%	486	58	428	0	0	122	$120	$123
U-Haul Moving & Storage of West Warner Robins	59,025	5.5%	89.8%	429	5	424	0	0	138	$124	$120
U-Haul Moving & Storage of Salisbury	36,000	3.3%	89.7%	334	334	0	0	0	108	$168	$146
U-Haul Moving & Storage at Hwy 13 & Portland Ave	47,507	4.4%	84.2%	393	379	14	0	0	121	$155	$150
U-Haul Moving & Storage at 36th St	13,088	1.2%	94.3%	174	92	82	0	0	75	$211	$207
U-Haul Storage of Salisbury	30,355	2.8%	81.7%	316	0	316	0	0	96	$119	$146
Total/Weighted Average	1,075,666	100.0%	90.3%	10,286	5,028	4,585	485	188	109	$168	$165

(1)	Based on borrower rent rolls dated June 17, 2026.
(2)	Occ% is calculated based on SF.
(3)	Average Storage Unit Size (SF), Avg. In-Place Rent / Unit and Market Rent / Unit exclude parking units and Ubox units.
(4)	Information based on the appraisals.

The following table presents certain information with respect to the unit type mix of the U-Haul AREC Portfolio 22 Properties:

Unit Mix Summary(1)
Unit Type	Total Units	Total SF	% of SF	Occ%(2)	% GPR	GPR / Unit
Interior	5,685	503,279	46.8%	89.9%	51.2%	$151
Drive	3,166	462,368	43.0%	91.8%	34.9%	$186
Lockers	636	32,926	3.1%	79.9%	5.0%	$133
Office	32	31,500	2.9%	96.8%	2.1%	$1,082
RV/Boat	485	16,955	1.6%	79.8%	4.8%	$165
Warehouse	20	11,040	1.0%	87.0%	0.6%	$465
Vanbody	74	10,078	0.9%	76.9%	0.5%	$121
Ubox	188	7,520	0.7%	100.0%	0.9%	$77
Total/Weighted Average	10,286	1,075,666	100.0%	90.3%	100.0%	$163

(1)	Based on borrower rent rolls dated June 17, 2026.
(2)	Occ% is calculated based on SF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-32

Self Storage – Self Storage	Loan #1	Cut-off Date Balance:	$70,000,000
Various, Various	U-Haul AREC Portfolio 22	Cut-off Date LTV:	57.0%
		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	10.4%

The Markets. The U-Haul AREC Portfolio 22 Properties are located in 10 states: Nevada (three properties, 19.8% of NRA), Florida (five properties, 16.7% of NRA), New Jersey (three properties, 15.9% of NRA), Maryland (three properties, 9.6% of NRA), Arizona (one property, 8.7% of NRA), South Carolina (one property, 7.6% of NRA), Idaho (one property, 6.3% of NRA), Iowa (one property, 5.5% of NRA), Georgia (one property, 5.5% of NRA) and Minnesota (one property, 4.4% of NRA).

The following table presents certain local demographic data related to the U-Haul AREC Portfolio 22 Properties:

Market Summary
Property Name City, State Zip Code	MSA	Appraiser’s Market Vacancy	2025 Population (within 1-mi. / 3-mi. / 5-mi- Radius)	2025 Estimated Average Household Income (within 1-mi. / 3-mi. / 5-mi- Radius)
U-Haul Moving & Storage at Oso Blanca	Las Vegas-Henderson-North Las Vegas, NV	10.0%	24,496 / 103,846 / 153,260	$133,008 / $131,038 / $141,735
U-Haul Moving & Storage of Casa Grande	Phoenix-Mesa-Chandler, AZ	5.0%	3,314 / 22,479 / 54,709	$98,315 / $101,875 / $90,826
U-Haul Moving & Storage of Coeur D’Alene	Spokane–Coeur d'Alene	7.0%	8,934 / 60,741 / 95,891	$57,127 / $98,815 / $101,444
U-Haul Moving & Storage of Spring Valley	Las Vegas-Henderson-North Las Vegas, NV	8.0%	26,415 / 135,013 / 394,990	$82,990 / $94,517 / $99,432
U-Haul Moving & Storage of North Brunswick	New York-Newark-Jersey City, NY-NJ MSA	12.0%	9,608 / 126,274 / 242,536	$125,742 / $128,657 / $145,087
U-Haul Moving & Storage of Marlboro	New York-Newark-Jersey City, NY-NJ MSA	12.0%	7,574 / 50,847 / 119,013	$151,957 / $201,796 / $190,135
U-Haul Moving & Storage at W Lake Mead Blvd	Las Vegas-Henderson-North Las Vegas, NV	10.0%	19,970 / 163,947 / 506,622	$73,528 / $80,661 / $82,515
U-Haul Moving & Storage of Little River	Myrtle Beach-Conway-North Myrtle Beach, SC-NC	15.0%	5,075 / 28,082 / 47,490	$88,360 / $97,076 / $101,360
U-Haul Moving & Storage of East Brunswick	New York-Newark-Jersey City, NY-NJ MSA	12.0%	14,377 / 86,194 / 251,069	$129,263 / $154,215 / $138,703
U-Haul Moving & Storage of Forestville Rd	Washington-Arlington-Alexandria	10.0%	6,179 / 77,090 / 241,687	$96,279 / $111,201 / $112,175
U-Haul Storage of North Miami Beach	Miami-Fort Lauderdale-Pompano Beach, FL	12.0%	16,952 / 194,615 / 419,878	$88,114 / $108,644 / $105,654
U-Haul Moving & Storage of Downtown Jacksonville	Jacksonville, FL	10.0%	12,204 / 80,429 / 205,976	$63,204 / $69,653 / $76,130
U-Haul Moving & Storage of Haines City	Lakeland-Winter Haven, FL	10.0%	5,942 / 31,410 / 84,840	$83,250 / $83,476 / $85,327
U-Haul of North Miami Beach	Miami-Fort Lauderdale-Pompano Beach, FL	12.0%	16,952 / 194,615 / 419,878	$88,114 / $108,644 / $105,654
U-Haul Moving & Storage of Cedar Rapids	Cedar Rapids, IA	8.0%	10,086 / 64,681 / 123,972	$69,956 / $76,572 / $91,355
U-Haul Moving & Storage of West Warner Robins	Warner Robins, GA	12.0%	5,151 / 54,821 / 118,658	$70,863 / $84,922 / $87,715
U-Haul Moving & Storage of Salisbury	Salisbury, MD	10.0%	10,352 / 52,039 / 77,214	$81,244 / $80,373 / $91,129
U-Haul Moving & Storage at Hwy 13 & Portland Ave	Minneapolis-St. Paul-Bloomington, MN-WI	13.0%	9,238 / 68,931 / 200,804	$87,985 / $112,421 / $116,945
U-Haul Moving & Storage at 36th St	Miami-Fort Lauderdale-Pompano Beach, FL	7.0%	29,924 / 256,930 / 660,126	$58,475 / $69,095 / $103,653
U-Haul Storage of Salisbury	Salisbury, MD	10.0%	10,352 / 52,039 / 77,214	$81,244 / $80,373 / $91,129

Source: Appraisals.

Appraisals. According to the aggregate portfolio appraisal, the U-Haul AREC Portfolio 22 Properties had a Portfolio Appraised Value of $235,000,000 as of May 6, 2026, which is inclusive of an approximately 5.1% portfolio premium and reflects the “as-is” value of the U-Haul AREC Portfolio 22 Properties as a whole if sold in their entirety to a single buyer. Additionally, the U-Haul AREC Portfolio 22 Properties had an Aggregate Individual As-Is Appraised Value of $223,610,000 as of valuation dates between May 6, 2026 to June 24, 2026.

Environmental Matters. According to the Phase I environmental site assessments dated between May 1, 2026 and May 13, 2026, there was a recognized environmental condition with regards to the U-Haul of North Miami Beach property and three of the U-Haul AREC Portfolio 22 Properties (U-Haul Moving & Storage of Marlboro, U-Haul Moving & Storage of East Brunswick and U-Haul Moving & Storage of North Brunswick) have marginal impacts due to historical use. With respect to the U-Haul of North Miami Beach property, a release was discovered in 1998 upon removal of two 4,000-gallon gasoline underground storage tanks (each, a “UST”) and one 4,000-gallon vehicular diesel UST. Subsurface investigations in 2025 and 2026 indicated that contamination above regulatory action levels no longer exists at the U-Haul of North Miami Beach property; a request for “No Further Action” has been submitted to the appropriate government agency, and a response is pending. A former dry cleaner was identified at the U-Haul Moving & Storage of Marlboro property, a former machine shop contamination was identified at the U-Haul Moving & Storage of East Brunswick property and former USTs were identified at the U-Haul Moving & Storage of North Brunswick property. An opinion of probable cost (“OPC”) was provided based upon available information to remediate any environmental issues related to the four U-Haul AREC Portfolio 22 Properties. The OPC provided a maximum probable cost estimate of $650,000 ($70,000 for U-Haul Moving & Storage of Marlboro, $345,000 for U-Haul Moving & Storage of East Brunswick, $80,000 for U-Haul Moving & Storage of North Brunswick and $155,000 for U-Haul of North Miami Beach). The borrowers obtained an environmental insurance policy with Great American Insurance Group (rated “A+” by S&P and “A+” by A.M. Best) that provides a $2,000,000 policy limit per incident and in the aggregate for a thirteen year term (three years past U-Haul AREC Portfolio 22 Whole Loan ARD), with a deductible of up to $50,000. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-33

Self Storage – Self Storage	Loan #1	Cut-off Date Balance:	$70,000,000
Various, Various	U-Haul AREC Portfolio 22	Cut-off Date LTV:	57.0%
		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	10.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the U-Haul AREC Portfolio 22 Properties:

Cash Flow Analysis
	3/31/2022	3/31/2023	3/31/2024	3/31/2025	5/31/2026 TTM	UW	UW PSF
Gross Potential Rent(1)	$14,525,953	$15,621,898	$16,313,495	$16,484,420	$16,914,965	$19,992,061	$18.59
Concessions	$0	$0	$0	$0	$0	($267,596)	($0.25)
Other Income(2)	$1,651,023	$1,659,542	$1,600,360	$1,543,618	$1,357,293	$1,357,293	$1.26
(Vacancy & Credit Loss)	$0	$0	$0	$0	$0	($2,809,501)	($2.61)
Effective Gross Income	$16,176,976	$17,281,440	$17,913,855	$18,028,038	$18,272,258	$18,272,257	$16.99

Real Estate Taxes	$1,437,793	$1,367,366	$1,463,978	$1,582,479	$1,690,020	$1,738,829	$1.62
Insurance	$109,569	$121,450	$108,075	$139,384	$157,617	$120,988	$0.11
Management Fee	$485,309	$518,443	$537,416	$540,841	$548,168	$548,168	$0.51
Other Expenses(3)	$1,892,453	$1,926,903	$1,919,105	$1,919,021	$1,885,746	$1,885,746	$1.75
Total Operating Expenses	$3,925,124	$3,934,162	$4,028,574	$4,181,725	$4,281,551	$4,293,731	$3.99

Net Operating Income	$12,251,852	$13,347,278	$13,885,281	$13,846,313	$13,990,707	$13,978,526	$13.00
Replacement Reserves	$0	$0	$0	$0	$0	$106,815	$0.10
Net Cash Flow	$12,251,852	$13,347,278	$13,885,281	$13,846,313	$13,990,707	$13,871,711	$12.90

Occupancy %	97.4%	97.0%	94.8%	93.1%	90.3%(4)	88.4%(5)
NOI DSCR(6)	1.18x	1.28x	1.33x	1.33x	1.34x	1.34x
NCF DSCR(6)	1.18x	1.28x	1.33x	1.33x	1.34x	1.33x
NOI Debt Yield(6)	9.1%	10.0%	10.4%	10.3%	10.4%	10.4%
NCF Debt Yield(6)	9.1%	10.0%	10.4%	10.3%	10.4%	10.4%

(1)	UW Gross Potential Rent is based on the borrower rent rolls dated June 17, 2026. Historical Gross Potential Rent is shown net of concessions.
(2)	Other Income consists of Ubox income, third-party lease income, U-Move commissions and other miscellaneous income.
(3)	Other Expenses includes advertising and marketing, general & administrative, variable expenses, payroll and benefits, repairs and maintenance and utilities.
(4)	Based on borrower rent rolls dated June 17, 2026.
(5)	UW Occupancy % represents economic occupancy.
(6)	DSCRs and Debt Yields are based on the U-Haul AREC Portfolio 22 Whole Loan.

Escrows and Reserves. At origination of the U-Haul AREC Portfolio 22 Whole Loan, the borrowers deposited into escrow approximately $53,407 into a replacement reserve account.

Real Estate Taxes – The borrowers will not be required to deposit monthly reserves for real estate taxes so long as no Cash Sweep Period (as defined below) exists and the borrowers provide the lender with proof of current taxes paid.

Insurance – The borrowers will not be required to deposit into an insurance reserve, provided that the lender has received evidence that the borrowers have paid, when due, all insurance premiums as and when required, and the borrowers have either (A) provided the lender with satisfactory evidence that the U-Haul AREC Portfolio 22 Properties are insured pursuant to an acceptable blanket insurance policy covering all or substantially all real property owned by affiliates of the borrowers or (B) if the U-Haul AREC Portfolio 22 Properties are not covered by a blanket insurance policy, deposited and maintained in the insurance reserve account an amount sufficient to pay insurance premiums for six months. At origination of the U-Haul AREC Portfolio 22 Whole Loan, an acceptable blanket policy covering all or substantially all real property owned by affiliates of the borrowers was in place.

Replacement Reserve – During the continuance of a Cash Sweep Period, the borrowers are required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $8,901.

Lockbox and Cash Management. The U-Haul AREC Portfolio 22 Whole Loan is structured with a soft lockbox and springing cash management. The borrowers are required to establish a segregated lockbox account for the U-Haul AREC Portfolio 22 Properties (the “Blocked Account”). The Blocked Account is subject to an account control agreement in favor of the lender. All revenue received from the U-Haul AREC Portfolio 22 Properties is required to be deposited by the borrowers or property managers into the Blocked Account within three business days of the borrowers’ or property managers’ receipt thereof. So long as a Cash Sweep Period has not occurred and is not continuing, all amounts on deposit in the Blocked Account will be disbursed to or at the direction of the borrowers as directed by the borrowers in accordance with the account control agreement for the Blocked Account. During the continuance of a Cash Sweep Period, all amounts on deposit in the Blocked Account are required to be transferred on each business day into the cash management account and applied as provided in the U-Haul AREC Portfolio 22 Whole Loan documents.

A “Cash Sweep Period” means a period (A) commencing upon the earliest of (i) the occurrence of an event of default under the U-Haul AREC Portfolio 22 Whole Loan documents, (ii) the date that the trailing twelve month debt service coverage ratio falls below 1.10x, (iii) the borrowers’ failure to provide timely evidence of payment of real estate taxes or to provide timely evidence that the U-Haul AREC Portfolio 22 Properties are insured pursuant to the U-Haul AREC Portfolio 22 Whole Loan documents, (iv) the date on which the property managers becomes insolvent or a debtor in bankruptcy or (v) the occurrence of an Extension Term Trigger Event (as defined below) and (B) expiring upon (a) with regard to clause (A)(i) above, the cure (if applicable) of such event of default, (b) with regard to clause (A)(ii) above, the date that the trailing twelve month debt service coverage ratio is 1.10x or greater for two consecutive

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-34

Self Storage – Self Storage	Loan #1	Cut-off Date Balance:	$70,000,000
Various, Various	U-Haul AREC Portfolio 22	Cut-off Date LTV:	57.0%
		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	10.4%

calendar quarters, (c) with regard to clause (A)(iii) above, the borrowers have provided evidence of payment of real estate taxes to the lender or have provided evidence that the U-Haul AREC Portfolio 22 Properties are insured pursuant to the U-Haul AREC Portfolio 22 Whole Loan documents, as applicable and (d) with regard to clause (A)(iv) above, the borrowers enter into a replacement management agreement with a property manager satisfying the qualifications required in the U-Haul AREC Portfolio 22 Whole Loan documents; provided that (i) no (other) event of default has occurred and is continuing under the U-Haul AREC Portfolio 22 Whole Loan documents, (ii) a Cash Sweep Period may occur no more than a total of five times in the aggregate during the term of the U-Haul AREC Portfolio 22 Whole Loan, and (iii) the borrowers are required to pay all of the lender’s reasonable expenses incurred in connection with such Cash Sweep Period cure including, reasonable attorney’s fees and expenses. The borrowers have no right to cure a Cash Sweep Period caused by (y) an event of default caused by a bankruptcy action of borrowers or (z) an Extension Term Trigger Event.

An “Extension Term Trigger Event” means the date that is 60 days prior to the ARD, if the U-Haul AREC Portfolio 22 Whole Loan has not been repaid in full.

Release of Property. After the expiration of the defeasance lockout period and prior to the monthly payment date occurring in February 2036, the borrowers have the right to obtain a release of any one or more individual U-Haul AREC Portfolio 22 Properties, provided no event of default is continuing and subject to the conditions set forth in the U-Haul AREC Portfolio 22 Whole Loan documents, including, among others, (1) partial defeasance of the U-Haul AREC Portfolio 22 Whole Loan in a principal amount equal to 125% of the allocated loan amount for the individual U-Haul AREC Portfolio 22 Property being released, (2) after giving effect to the partial defeasance, the debt yield of the remaining U-Haul AREC Portfolio 22 Properties is at least the greater of the debt yield immediately prior to the partial defeasance and 10.35%, (3) after giving effect to the partial defeasance, the debt service coverage ratio of the remaining U-Haul AREC Portfolio 22 Properties is at least the greater of the debt service coverage ratio immediately prior to the partial defeasance and 1.33x, and (4) certain REMIC-related conditions are satisfied.

Expansion of Property. The borrowers are permitted to acquire a fee simple estate in vacant land that is adjacent and contiguous to an existing individual property, subject to certain conditions (including receipt of rating agency confirmation, a REMIC opinion and satisfactory environmental assessment). The acquired land will thereafter be considered a part of such individual property, will be subject to the lien of the U-Haul AREC Portfolio 22 Whole Loan and will be governed by the U-Haul AREC Portfolio 22 Whole Loan documents.

The borrowers are permitted to acquire a leasehold estate in property that is operated as a storage facility but that is not contiguous to an existing individual property, subject to certain conditions (including receipt of rating agency confirmation, a REMIC opinion and satisfactory environmental assessment) and provided that the acquired facility will only be operated as a remote storage facility, U-Box storage facility or vehicle or RV storage facility. All rents from the acquired property will thereafter be considered rents due under the U-Haul AREC Portfolio 22 Whole Loan documents.

Terrorism Insurance. The U-Haul AREC Portfolio 22 Whole Loan documents require the borrowers to maintain an “all risk” insurance policy and business interruption insurance covering a period of restoration of 18 months and a six-month extended period of indemnity, in each case that cover perils and acts of terrorism; provided that if TRIPRA or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the lender is required to accept terrorism insurance with coverage against acts which are “certified” within the meaning of TRIPRA. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-35

Retail – Outlet Center	Loan #2	Cut-off Date Balance:	$70,000,000
Various, Various	Pismo Beach & Queenstown Premium Outlets	Cut-off Date LTV:	59.2%
		UW NCF DSCR:	2.26x
		UW NOI Debt Yield:	16.4%

THE NORTH FACE
AEROPOSTALE
LEVI'S OUTLET STORE
SKECHERS
COACH OUTLET
ZUMIEZ
NIKE FACTORY STORE
KATE SPADE NEW YORK OUTLET
POLO RALPH LAUREN FACTORY STORE
PISMO BEACH PREMIUM OUTLETS
5 CITIES DR.
N
US 101

Calvin Klein

Pismo Beach Premium Outlets

CHICO'S

Tommy Bahama's

QUEENSTOWN PREMIUM OUTLETS
US 50 / OCEAN GATEWAY

Queenstown Premium Outlets

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-36

Retail – Outlet Center	Loan #2	Cut-off Date Balance:	$70,000,000
Various, Various	Pismo Beach & Queenstown Premium Outlets	Cut-off Date LTV:	59.2%
		UW NCF DSCR:	2.26x
		UW NOI Debt Yield:	16.4%

San Luis Obispo 11 miles
Pismo Beach City Hall
Shell Beach
1
101
Pismo Preserve
SANTA LUCIA RANGE
SAN LUIS OBISPO COUNTY
Noyes Rd.
Old Oak Park Rd.
Pismo Heights
Pismo Beach Sign
Price Canyon Rd.
MOTEL DISTRICT
DOWNTOWN PISMO BEACH
Pismo Beach Sports Complex
Pismo Oaks
Price Historic Park
Pismo Pier
Pismo Beach
James Way
Pismo Medical Campus
Rancho Grande Park
Pacific Ocean
Pismo Coast Shopping Plaza
North Beach Campground
AMTRAK
Oak Park Plaza
Monarch Butterfly Grove
Walmart Shopping Center
Pismo Beach Golf Course
N. 4th St.
Atlantic City Ave.
Grover Beach
GROVER BEACH AMTRAK
W. Grand Ave.
S. Oak Park Blvd.
Arroyo Grande
Pismo State Beach
Los Angeles 173 miles

Pismo Beach & Queenstown Premium Outlets	
1 Pismo Beach Premium Outlets	Pismo Beach, CA
2 Queenstown Premium Outlets	Queenstown, MD

BALTIMORE
Edgemere
895
695
FRANCIS SCOTT KEY BRIDGE
Glen Burnie
Riviera Beach
10
Pasadena
Georgetown
20
Chestertown
Washington College
Kingstown
KENT COUNTY
213
301
Church Hill
Chesapeake Bay
100
Lake Shore
177
97
Severna Park
Anne Arundel Community College
Chester River
19
Herald Harbor
Arnold
Cape St. Claire
Eastern Neck Natl. Wildlife Refuge
QUEEN ANNE'S COUNTY
405
Crownsville
Centreville
178
Parole
CHESAPEAKE BAY BRIDGE
Queenstown
304
US Naval Academy
State House
St. John's College
Annapolis
Chester
Stevensville
50
Grasonville
309
Tuckahoe State Park
Chesapeake College
Ridgely
Riva
Edgewater
Annapolis Neck
Kent Island
404
CAROLINE COUNTY
214
Mayo
TALBOT COUNTY
Hillsboro
ANNE ARUNDEL COUNTY
Eastern Bay
Cordova
8
2

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-37

Mortgage Loan No. 2 – Pismo Beach & Queenstown Premium Outlets

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BCREI			Single Asset/Portfolio:	Portfolio
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	Various, Various
Original Balance(1):	$70,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$70,000,000			Detailed Property Type:	Outlet Center
% of Initial Pool Balance:	9.99%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various/2025
Borrower Sponsor:	Simon Property Group, L.P.			Size:	437,025 SF
Guarantor:	Simon Property Group, L.P.			Cut-off Date Balance PSF:	$172
Mortgage Rate:	6.8510%			Maturity Date Balance PSF:	$172
Note Date:	7/6/2026			Property Manager:	Simon Management Associates, LLC (borrower-related)
Maturity Date:	8/1/2036			Underwriting and Financial Information(1)
Term to Maturity:	120 months			UW NOI:	$12,290,039
Amortization Term:	0 months			UW NCF:	$11,787,460
IO Period:	120 months			UW NOI Debt Yield:	16.4%
Seasoning:	0 months			UW NCF Debt Yield:	15.7%
Prepayment Provisions(2):	L(24),D(89),O(7)			UW NOI Debt Yield at Maturity:	16.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	2.26x
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$11,838,673 (3/31/2026 TTM)
Additional Debt Balance(1):	$5,000,000			2nd Most Recent NOI:	$12,299,247 (12/31/2025)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$12,129,365 (12/31/2024)
				Most Recent Occupancy(4):	92.9% (5/5/2026)
Reserves(3)				2nd Most Recent Occupancy(4):	92.4% (12/31/2025)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(4):	96.0% (12/31/2024)
RE Taxes:	$0	Springing	NAP	Appraised Value (as of)(5):	$126,700,000 (Various)
Insurance:	$0	Springing	NAP	Appraised Value PSF:	$290
Replacement Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio:	59.2%
Rollover Reserve:	$0	Springing	NAP	Maturity Date LTV Ratio:	59.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$75,000,000	92.8%	Loan Payoff:	$79,916,352	98.9%
Borrower Sponsor Equity:	$5,798,231	7.2%	Closing Costs:	$881,879	1.1%
Total Sources:	$80,798,231	100.0%	Total Uses:	$80,798,231	100.0%

(1)	The Pismo Beach & Queenstown Premium Outlets Mortgage Loan (as defined below) is part of the Pismo Beach & Queenstown Premium Outlets Whole Loan (as defined below), which is evidenced by two pari passu promissory notes with an aggregate principal balance of $75,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Pismo Beach & Queenstown Premium Outlets Whole Loan.
(2)	Defeasance of the Pismo Beach & Queenstown Premium Outlets Mortgage Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the Pismo Beach & Queenstown Premium Outlets Whole Loan to be securitized and (b) August 1, 2029. The assumed defeasance lockout period of 24 payments is based on the closing date of this transaction in August 2026.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	Historical occupancies reported in the table above include temporary tenants. The historical occupancies, excluding temporary tenants, are as follows: 80.4% (5/5/2026), 80.3% (12/31/2025), and 80.8% (12/31/2024).
(5)	The appraiser concluded an “as-is” value of $63,500,000 for the Pismo Beach Premium Outlets Property (as defined below) as of May 20, 2026, and an “as-is” value of $63,200,000 for the Queenstown Premium Outlets Property (as defined below) as of May 14, 2026.

The Mortgage Loan. The second largest mortgage loan (the “Pismo Beach & Queenstown Premium Outlets Mortgage Loan”) is part of a whole loan (the “Pismo Beach & Queenstown Premium Outlets Whole Loan”) evidenced by two pari passu promissory notes in the original principal amount of $75,000,000 and secured by a first mortgage encumbering the fee interests in two outlet centers located in Pismo Beach, California (the “Pismo Beach Premium Outlets Property”) and Queenstown, Maryland (the “Queenstown Premium Outlets Property” and together, the “Pismo Beach & Queenstown Premium Outlets Properties”). The Pismo Beach & Queenstown Premium Outlets Mortgage Loan is evidenced by the controlling Note A-1 with an outstanding principal balance as of the Cut-off Date of $70,000,000. The Pismo Beach & Queenstown Premium Outlets Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSBAM 2026-C36 securitization trust. The relationship between the holders of the Pismo Beach & Queenstown Premium Outlets Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-38

Retail – Outlet Center	Loan #2	Cut-off Date Balance:	$70,000,000
Various, Various	Pismo Beach & Queenstown Premium Outlets	Cut-off Date LTV:	59.2%
		UW NCF DSCR:	2.26x
		UW NOI Debt Yield:	16.4%

The table below summarizes the promissory notes that comprise the Pismo Beach & Queenstown Premium Outlets Whole Loan.

Pismo Beach & Queenstown Premium Outlets Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$70,000,000	$70,000,000	MSBAM 2026-C36	Yes
A-2(1)	$5,000,000	$5,000,000	BCREI	No
Whole Loan	$75,000,000	$75,000,000

(1)	Expected to be contributed to one or more future securitization transactions.

The Borrowers and the Borrower Sponsor. The borrowers for the Pismo Beach & Queenstown Premium Outlets Mortgage Loan are Queenstown Outlets Limited Partnership and Prime Outlets at Pismo Beach LLC, a Delaware limited partnership and Delaware limited liability company, respectively. The non-recourse carveout guarantor and borrower sponsor for the Pismo Beach & Queenstown Premium Outlets Mortgage Loan is Simon Property Group, L.P., an Indiana limited partnership (“Simon”). Simon’s liability as the non-recourse carveout guarantor (or if any affiliate of Simon is the non-recourse carveout guarantor, such affiliate’s liability) is limited to 20% of the outstanding principal amount of the Pismo Beach & Queenstown Premium Outlets Mortgage Loan, plus all reasonable out-of-pocket costs and expenses incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty.

Simon is the operating partnership of Simon Property Group, Inc., an Indiana corporation (NYSE: SPG / S&P: A-), which is an S&P 100 company that owns a portfolio of shopping, dining, entertainment and mixed-use destinations. As of December 31, 2025, Simon Property Group, Inc., had ownership interests in 212 income-producing properties in the United States, which consisted of 108 malls, 16 mills, 70 premium outlets, six lifestyle centers, and 12 other retail properties across 38 states and Puerto Rico. Additionally, as of December 31, 2025, Simon had ownership interests in 42 international premium outlets, designer outlets and luxury outlet properties primarily located in Asia, Europe and Canada. Simon Property Group, Inc. also owns, through its acquisition of The Taubman Realty Group, LLC, interests in an additional 22 regional, super-regional, and outlet malls in the United States and Asia. Simon also has a 22.2% equity stake (as of December 31, 2025) in Klépierre SA, a publicly traded, Paris-based real estate company, which has ownership interests in shopping centers located in 13 countries in Europe.

The Properties. The Pismo Beach & Queenstown Premium Outlets Properties are two retail outlet centers totaling 437,025 SF, located in Pismo Beach, California, and Queenstown, Maryland.

The Pismo Beach Premium Outlets Property is comprised of two one-story buildings totaling 147,603 SF situated on 15.13 acres. There are 760 surface parking spaces, equating to a ratio of 5.15 spaces per 1,000 SF of NRA. The Pismo Beach Premium Outlets Property was originally developed in 1995. From 2022 – 2025, the borrower sponsor invested approximately $2.0 million in various capital improvements. Supported by a tourism market exceeding 7.7 million annual visitors and its position as the only outlet center in San Luis Obispo County, the Pismo Beach Premium Outlets Property serves as a primary outlet retail destination for California’s Central Coast.

The Queenstown Premium Outlets Property is comprised of five one-story buildings totaling 289,422 SF situated on 24.73 acres. There are 1,033 surface parking spaces, equating to a ratio of 3.57 spaces per 1,000 SF of NRA. The Queenstown Premium Outlets Property was originally developed in 1989 by Prime Outlets, which was subsequently acquired by the borrower sponsor in 2010. From 2022 – 2025, the borrower sponsor invested approximately $2.4 million in various capital improvements. With access to the Washington–Baltimore metropolitan area and a regional outlet trade area that extends over 50 miles, the Queenstown Premium Outlets Property is one of the Eastern Shore’s primary retail destinations.

The following table presents certain information relating to the Pismo Beach & Queenstown Premium Outlets Properties:

Portfolio Summary
Property City, State	Property Type/Sub-Type	Year Built / Renovated	Appraised Value	NRA	% of Portfolio NRA	Allocated Loan Amount (“ALA”)(1)	UW NOI	% of Portfolio UW NOI
Pismo Beach Premium Outlets Pismo Beach, CA	Retail / Outlet Center	1995 / 2025	$63,500,000	147,603	33.8%	$37,500,000	$5,802,516	47.2%
Queenstown Premium Outlets Queenstown, MD	Retail / Outlet Center	1989 / 2025	$63,200,000	289,422	66.2%	$37,500,000	$6,487,523	52.8%
Total / Wtd. Avg.			$126,700,000	437,025	100.0%	$75,000,000	$12,290,039	100.0%

(1)	ALAs are based on the Pismo Beach & Queenstown Premium Outlets Whole Loan.

As of May 2026, the Pismo Beach & Queenstown Premium Outlets Properties were 80.4% occupied by a granular rent roll consisting of approximately 61 permanent unique tenants (92.9% occupied including 12 temporary tenants), with no single tenant occupying more than 5.4% of NRA or contributing more than 4.2% of underwritten base rent. The ten largest tenants at the Pismo Beach & Queenstown Premium Outlets Properties account for 28.1% of the underwritten base rent. The Pismo Beach & Queenstown Premium Outlets Properties are home to many national brands including Nike Factory Store, Polo Ralph Lauren, Old Navy, Coach, Brooks Brothers, Skechers, and more.

As of the trailing-12 months ending March 31, 2026, the Pismo Beach & Queenstown Premium Outlets Properties generated total sales of approximately $121.7 million. Over the same period, inline tenants with less than 10,000 SF generated sales of $348 PSF.

The following table contains sales history for the Pismo Beach & Queenstown Premium Outlets Properties:

Sales History(1)
	2023	2024	2025	TTM March 2026
Gross Mall Sales	$118,936,449	$120,553,742	$120,889,708	$121,699,639
Sales PSF (Inline < 10,000 SF)	$352	$348	$340	$341

(1)	Information is as provided by the borrower sponsor and only includes tenants reporting sales.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-39

Retail – Outlet Center	Loan #2	Cut-off Date Balance:	$70,000,000
Various, Various	Pismo Beach & Queenstown Premium Outlets	Cut-off Date LTV:	59.2%
		UW NCF DSCR:	2.26x
		UW NOI Debt Yield:	16.4%

The following table contains anchor and major tenant sales history at the Pismo Beach & Queenstown Premium Outlets Properties:

Anchor and Major Tenant Sales History
						March 2026 TTM
Tenant	Property	SF	2023 Sales/PSF(1)	2024 Sales/PSF(1)	2025 Sales/PSF(1)	Sales PSF	Occ. Cost %
Nike Factory Store	Pismo Beach & Queenstown	23,500	$707	$671	$671	$661	4.0%
Polo Ralph Lauren	Pismo Beach & Queenstown	20,000	$287	$281	$287	$294	3.1%
Old Navy	Queenstown	13,000	$263	$254	$248	$249	13.6%
Guess	Pismo Beach & Queenstown	10,600	$214	$178	$180	$185	10.3%
Famous Footwear Outlet	Pismo Beach & Queenstown	10,543	$334	$301	$258	$258	21.8%
Coach	Pismo Beach & Queenstown	10,527	$583	$591	$715	$757	4.8%
Skechers	Pismo Beach & Queenstown	9,552	$388	$363	$367	$367	15.8%
Carter's	Pismo Beach & Queenstown	9,500	$319	$307	$313	$321	21.3%
Under Armour	Queenstown	9,346	$538	$525	$495	$500	6.5%
Levi's Outlet	Pismo Beach & Queenstown	8,911	$564	$620	$614	$619	9.8%
Gap Outlet	Queenstown	8,753	$179	$175	$181	$188	14.8%
Five Below	Pismo Beach	8,700	$331	$340	$255	$274	9.8%
Brooks Brothers	Queenstown	8,219	$187	$204	$205	$204	21.4%
Aeropostale	Pismo Beach & Queenstown	7,500	$412	$405	$472	$492	13.6%
The North Face	Pismo Beach	7,500	$156	$520	$434	$430	14.5%

(1)	Information is as of December 31, for each respective year as provided by the borrower sponsor.

Major Tenants.

Nike Factory Store (23,500 SF, 5.4% of NRA, 4.0% of UW Rent). Nike Factory Store (S&P: A+/Moody’s: A2) offers Nike performance products and athletic wear at discounted prices. Nike operates different types of retail stores, and the primary difference between a Nike store and a Nike factory outlet lies in the types of products they offer and their pricing. These stores often sell products from previous seasons or with minor imperfections, such as cosmetic blemishes or discontinued styles. Nike factory outlet stores provide an opportunity to purchase Nike products at lower prices compared to regular retail stores. Discounts range from 20% to 50% off regular retail prices. The tenant recently signed a 3,000 SF expansion and seven-year lease extension at the Pismo Beach Premium Outlets Property. Additionally, the tenant pays a percentage rent in lieu of annual base rent equal to 3.25% of gross sales at the Queenstown Premium Outlets Property, equating to $236K based on the March 2026 T12 sales.

Major Tenant Overview
Property	Tenant	SF	Original Lease Start Date	Current Lease Start Date	Lease Expiration Date	UW Base Rent	% Rent In Lieu	March 2026 TTM Sales/PSF
Pismo Beach Premium Outlets	Nike Factory Store	10,500	5/1/2023	9/4/2026	9/30/2033	$378,000	NAP	$788.82
Queenstown Premium Outlets	Nike Factory Store	13,000	4/14/2008	6/1/2026	5/31/2028	$0	3.25%	$558.01

Polo Ralph Lauren (20,000 SF, 4.6% of NRA, 1.2% of UW Rent). Polo Ralph Lauren (S&P: A-/Moody's: A3) is an American publicly traded fashion company that was founded in 1967 by American fashion designer Ralph Lauren. The company is headquartered in New York City, producing products ranging from the mid-range to the luxury segments. The Polo Ralph Lauren factory stores offer men’s, women’s, and children’s apparel at discounted prices. Polo Ralph Lauren pays a percentage rent equal to 3.0% of gross sales at both the Pismo Beach & Queenstown Premium Outlets Properties, resulting in underwritten percentage rent of $84,549 ($8.45 PSF) based off of March TTM sales of $2,818,295 at the Pismo Beach Premium Outlets Property and underwritten percentage rent of $91,855 ($9.19 PSF) based off of March TTM sales of $3,061,840 at the Queenstown Premium Outlets Property. The tenant recently executed a 10-year renewal at the Queenstown Premium Outlets Property, demonstrating its commitment to the asset and the market.

Major Tenant Overview
Property	Tenant	SF	Original Lease Start Date	Current Lease Start Date	Lease Expiration Date	UW Base Rent	% Rent In Lieu	March 2026 TTM Sales/PSF
Pismo Beach Premium Outlets	Polo Ralph Lauren	10,000	6/21/2005	2/1/2026	1/31/2030	$0	3.00%	$281.83
Queenstown Premium Outlets	Polo Ralph Lauren	10,000	4/21/2006	7/26/2026	7/25/2036	$0	3.00%	$306.18

Old Navy (13,000 SF, 3.0% of NRA, 2.8% of UW Rent). Old Navy is an American clothing and accessories retailing company owned by multinational corporation Gap Inc. It has corporate operations in the Mission Bay neighborhood of San Francisco, California. Old Navy offers affordable, fashionable clothing and accessories for men, women, children, and babies. The brand also offers specialized clothing lines including plus sizes and maternity. Old Navy has been a tenant at the Queenstown Premium Outlets Property for over 10 years and recently executed a seven-year lease renewal. The tenant pays a minimum rent of $21.21/SF with 2.0% annual escalations, plus a percentage rent equal to 12.0% of annual gross sales in excess of a $4.0 million sales breakpoint. Additionally, if less than 70% of the total gross leasable area at the Queenstown Premium Outlets Property (excluding the Old Navy space and outlots) is open for business, the tenant may elect to pay an alternate rent equal to 75% of the minimum rent, which decreases to 50% if condition persists for more than 12 consecutive months. During the alternate rent period, percentage rent remains payable at the contractual rate and is not subject to reduction. The Old Navy March 2026 T12 sales totaled $3.2 million ($249/SF), which remained below the breakpoint; therefore, no percentage rent was required.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-40

Retail – Outlet Center	Loan #2	Cut-off Date Balance:	$70,000,000
Various, Various	Pismo Beach & Queenstown Premium Outlets	Cut-off Date LTV:	59.2%
		UW NCF DSCR:	2.26x
		UW NOI Debt Yield:	16.4%

The following table presents certain information relating to the tenancy at the Pismo Beach & Queenstown Premium Outlets Properties:

Tenant Summary(1)
							March 2026 TTM Sales
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent(3)	% of Total Ann. UW Rent	Annual UW Rent PSF	Sales $	Sales PSF	Occ. Cost	Lease Exp	Renewal Option	Term. Option
Nike Factory Store	A+/A2/NR	23,500	5.4%	$627,217	4.0%	$26.69	$15,536,854	$661.14	4.0%	Various	Various(4)	None
Polo Ralph Lauren	A-/A3/NR	20,000	4.6%	$184,199	1.2%	$9.21	$5,880,136	$294.01	3.1%	Various	Various	(5)
Old Navy	NR/NR/NR	13,000	3.0%	$441,635	2.8%	$33.97	$3,239,353	$249.18	13.6%	6/30/2033	None	(6)
The Children's Place	NR/NR/NR	11,214	2.6%	$417,928	2.7%	$37.27	NAV	NAV	NAV	6/30/2036	None	(7)
Guess	NR/NR/NR	10,600	2.4%	$201,710	1.3%	$19.03	$1,965,875	$185.46	10.3%	1/31/2028	None	(8)
Major Tenants Subtotal/Wtd. Avg.		78,314	17.9%	$1,872,688	12.1%	$23.91	$26,622,218

Other Tenants(9)		273,034	62.5%	$13,653,331	87.9%	$50.01
Occupied Total/Wtd. Avg.		351,348	80.4%	$15,526,020	100.0%	$44.19

Vacant Space(9)		85,677	19.6%
Total/Wtd. Avg.		437,025	100.0%

(1)	Nike Factory Store, Polo Ralph Lauren, The Children’s Place, and Guess are tenants at both the Pismo Beach Premium Outlets Property and the Queenstown Premium Outlets Property. All figures in the table above are presented on a combined basis for both properties. Old Navy is a tenant solely at the Queenstown Premium Outlets Property.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Based on the underwritten rent roll dated May 5, 2026, inclusive of rent steps through August 2027, with adjustments made for executed leases, pending renewals and tenants that have given notice to vacate.
(4)	Nike Factory Store has one, five-year renewal option at the Pismo Beach Premium Outlets Property and no renewal options at the Queenstown Premium Outlets Property.
(5)	Polo Ralph Lauren has the right to terminate its lease at the Queenstown Premium Outlets Property (i) within 60 days after the expiration of any applicable measuring period (representing each consecutive 12 month period from December 1st through November 30th) effective with respect to the measuring period occurring from December 1, 2033 through November 30, 2034, and for each subsequent measuring period, if Polo Ralph Lauren’s gross sales from its premises for the applicable measuring period do not exceed $4,500,000, and (ii) with 60 days prior written notice effective at any time on and after January 31, 2035.
(6)	Old Navy’s lease at the Queenstown Premium Outlets Property includes an operating co-tenancy provision requiring at least 70% of the shopping center gross leasable area (excluding the premises and outlots) to be open and operating. If the threshold is not met, tenant is entitled to reduced rent (75% of scheduled rent, declining to 50% after 12 months), and may terminate the lease upon 180 days' notice if the condition continues for 12 consecutive months.
(7)	The Children’s Place lease at the Queenstown Premium Outlets Property states that if landlord elects to relocate the premises, tenant may terminate the lease if the proposed relocation space is deemed unacceptable, provided notice is given within 30 days of the relocation notice. If tenant neither accepts the relocation space nor exercises its termination right, landlord may subsequently terminate the lease upon notice.
(8)	The Guess lease at the Pismo Beach Premium Outlets Property states that the tenant is entitled to co-tenancy rent equal to 7% of gross sales if occupancy of the landlord's tract falls below 75% for more than 120 days and may terminate the lease upon 90 days' notice if the co-tenancy condition continues for 18 consecutive months.
(9)	Other Tenants Tenant SF excludes temporary tenants. Temporary tenant square footage is included as Vacant Space.

The following table presents certain information relating to the lease rollover schedule at the Pismo Beach & Queenstown Premium Outlets Properties:

Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	1	2,700	0.6%	0.6%	$171,303	1.1%	1.1%	$63.45
2027	14	53,507	12.2%	12.9%	$2,827,647	18.2%	19.3%	$52.85
2028	21	85,900	19.7%	32.5%	$3,477,016	22.4%	41.7%	$40.48
2029	11	45,878	10.5%	43.0%	$2,471,721	15.9%	57.6%	$53.88
2030	6	30,543	7.0%	50.0%	$1,287,761	8.3%	65.9%	$42.16
2031	5	29,253	6.7%	56.7%	$1,170,161	7.5%	73.5%	$40.00
2032	2	1,918	0.4%	57.1%	$221,335	1.4%	74.9%	$115.40
2033	6	45,176	10.3%	67.5%	$2,146,031	13.8%	88.7%	$47.50
2034	1	2,711	0.6%	68.1%	$131,848	0.8%	89.6%	$48.63
2035	3	16,481	3.8%	71.9%	$566,501	3.6%	93.2%	$34.37
2036	6	32,641	7.5%	79.3%	$844,678	5.4%	98.6%	$25.88
2037 & Thereafter	1	4,640	1.1%	80.4%	$210,017	1.4%	100.0%	$45.26
Vacant	0	85,677	19.6%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	77	437,025	100.0%		$15,526,020	100.0%		$44.19(4)

(1)	Based on the gross rental income per the underwritten rent roll dated May 5, 2026, inclusive of rent steps through August 2027.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	Excludes temporary tenants, except for # of Leases Rolling, SF Rolling, and Approx % of SF Rolling.
(4)	Total/Wtd. Avg. UW PSF Rolling excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-41

Retail – Outlet Center	Loan #2	Cut-off Date Balance:	$70,000,000
Various, Various	Pismo Beach & Queenstown Premium Outlets	Cut-off Date LTV:	59.2%
		UW NCF DSCR:	2.26x
		UW NOI Debt Yield:	16.4%

The Markets. The Pismo Beach Premium Outlets Property is located in Pismo Beach, California, and is part of the San Luis Obispo core-based statistical area (“CBSA”) in California’s Central Coast. The CBSA is served by U.S. Route 101 which extends north-south along the west coast of California, Oregon, and Washington. The population of the San Luis Obispo, CA CBSA is estimated at 284,861 as of 2025. The unemployment rates as of 2025 are 4.3% and 5.5% for the San Luis Obispo, CA CBSA and the State of California, respectively. The San Luis Obispo County demographic profile reflects an older, affluent population with a median age of 43 years, and above-average income levels. The San Luis Obispo County median household income is $97,740, approximately 25% above the national median of $78,171 as of 2025. Major employers in the market area include California Polytechnic State University (3,000 employees), the County of San Luis Obispo (2,920 employees), the Department of State Hospitals-Atascadero (2,000 employees), Pacific Gas & Electric (1,866 employees), and other healthcare and education businesses. The Pismo Beach Premium Outlets Property is part of the South 101 Corridor retail submarket per a market report. As of the first quarter of 2026, the South 101 Corridor retail submarket contained a total of 4.3 million SF of retail inventory. Overall market vacancy is 2.8%, with average asking rents of $28.24 PSF.

The Queenstown Premium Outlets Property is located in Queenstown, Maryland, Queen Anne’s County, and is part of the Baltimore-Columbia-Towson CBSA in Central Maryland. The CBSA is served by a network of major radial and beltway highways, connecting the region to Washington, D.C. to the south and Pennsylvania to the north. The population of Queen Anne’s County is estimated at 52,289 as of 2025, characterized by high home ownership rates, stable household formation, and above-average median household income levels compared to national figures. The Queen Anne’s County median household income is $114,036, approximately 46% above the national median of $78,171 as of 2025. Major employers in the market area include Chesapeake College Allied Health (250-499 employees), Friel Lumber Co (250-499 employees), Chesterwye Center (100-249 employees), and other healthcare and education businesses. The Queenstown Premium Outlets Property is part of the Queen Anne’s County retail submarket per a market report. As of the second quarter of 2026, the Queen Anne’s County retail submarket contained a total of 2.3 million SF of retail inventory. Overall market vacancy is 4.9%, with average asking rents of $18.48 PSF.

Appraisal. The appraiser concluded an “as-is” value of $63,500,000 for the Pismo Beach Premium Outlets Property as of May 20, 2026, and an “as-is” value of $63,200,000 for the Queenstown Premium Outlets Property as of May 14, 2026.

Environmental Matters. According to the Phase I environmental site assessment dated May 20, 2026, there was no evidence of any recognized environmental conditions at the Pismo Beach Premium Outlets Property. According to the Phase I environmental site assessment dated May 19, 2026, there was no evidence of any recognized environmental conditions at the Queenstown Premium Outlets Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-42

Retail – Outlet Center	Loan #2	Cut-off Date Balance:	$70,000,000
Various, Various	Pismo Beach & Queenstown Premium Outlets	Cut-off Date LTV:	59.2%
		UW NCF DSCR:	2.26x
		UW NOI Debt Yield:	16.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Pismo Beach & Queenstown Premium Outlets Properties:

Cash Flow Analysis
	2022	2023	2024	2025	3/31/2026 TTM	UW	UW PSF
In-Place Base Rent(1)	$8,185,774	$9,019,874	$9,806,513	$10,596,480	$10,121,377	$10,015,143	$22.92
Other Rents(2)	$2,271,902	$2,063,363	$1,967,846	$1,533,962	$1,579,699	$1,833,304	$4.19
Gross-Up Vacant Rent	$0	$0	$0	$0	$0	$2,574,962	$5.89
Net Rental Income	$10,457,676	$11,083,237	$11,774,359	$12,130,442	$11,701,076	$14,423,408	$33.00
CAM Recoveries	$2,096,554	$2,238,870	$2,479,565	$2,519,472	$2,540,719	$2,845,476	$6.51
RET/Gross Receipts Recoveries	$432,966	$465,335	$505,207	$548,547	$546,558	$618,980	$1.42
Utility Charges	$283,367	$291,286	$324,354	$344,739	$345,365	$313,751	$0.72
Marketing Income	$448,094	$492,166	$591,073	$610,397	$610,558	$646,564	$1.48
Gross-Up Vacant Recoveries	$0	$0	$0	$0	$0	$896,327	$2.05
Total Recoveries	$3,260,981	$3,487,657	$3,900,199	$4,023,155	$4,043,200	$5,321,098	$12.18
Other Income(3)	$87,286	$49,397	$90,725	$128,707	$137,456	$111,524	$0.26
Gross Potential Income	$13,805,943	$14,620,291	$15,765,283	$16,282,304	$15,881,732	$19,856,030	$45.43
(In-Place Vacancy)	$0	$0	$0	$0	$0	($3,471,289)	($7.94)
Effective Gross Income	$13,805,943	$14,620,291	$15,765,283	$16,282,304	$15,881,732	$16,384,742	$37.49

Property Taxes	$932,495	$871,128	$811,128	$828,984	$834,852	$854,049	$1.95
Insurance	$280,114	$301,278	$344,998	$554,842	$620,182	$600,124	$1.37
Other Expenses(4)	$2,393,220	$2,414,548	$2,479,792	$2,599,231	$2,588,025	$2,640,529	$6.04
Total Operating Expenses	$3,605,829	$3,586,954	$3,635,918	$3,983,057	$4,043,059	$4,094,703	$9.37

Net Operating Income	$10,200,114	$11,033,337	$12,129,365	$12,299,247	$11,838,673	$12,290,039	$28.12
Replacement Reserves	$0	$0	$0	$0	$0	$65,554	$0.15
TI/LC	$0	$0	$0	$0	$0	$437,025	$1.00
Net Cash Flow	$10,200,114	$11,033,337	$12,129,365	$12,299,247	$11,838,673	$11,787,460	$26.97

Occupancy %(5)(6)	91.1%	93.0%	96.0%	92.4%	92.9%	82.5%
NOI DSCR(7)	1.96x	2.12x	2.33x	2.36x	2.27x	2.36x
NCF DSCR(7)	1.96x	2.12x	2.33x	2.36x	2.27x	2.26x
NOI Debt Yield(7)	13.6%	14.7%	16.2%	16.4%	15.8%	16.4%
NCF Debt Yield(7)	13.6%	14.7%	16.2%	16.4%	15.8%	15.7%

(1)	UW In-Place Base Rent is based on the underwritten rent roll dated May 5, 2026, with adjustments made for executed leases, pending renewals and tenants that have given notice to vacate.
(2)	Other Rents includes contractual rent steps, credit tenant straight-line rent, temporary tenant rent, percent in lieu rent, and overage rent. Contractual UW rent steps were taken through August 2027. Percent in lieu rent is based on the terms of applicable leases using TTM March 2026 sales figures. Overage rent is based on the terms of applicable leases using TTM March 2026 sales figures.
(3)	Other Income is based on the borrower sponsor’s 2026 budget.
(4)	Other Expenses include management fees, utilities, security, janitorial/landscaping, repairs and maintenance, and advertising and promotion costs.
(5)	Historical occupancies reported in the table above include temporary tenants. The historical occupancies, excluding temporary tenants, are as follows: 80.4% (5/5/2026), 80.3% (12/31/2025), and 80.8% (12/31/2024).
(6)	The occupancy figure shown in the table above as of 3/31/2026 TTM, is the most recent occupancy figure as of the rent roll dated May 5, 2026.
(7)	Debt service coverage ratios and debt yields are based on the Pismo Beach & Queenstown Premium Outlets Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-43

Retail – Outlet Center	Loan #2	Cut-off Date Balance:	$70,000,000
Various, Various	Pismo Beach & Queenstown Premium Outlets	Cut-off Date LTV:	59.2%
		UW NCF DSCR:	2.26x
		UW NOI Debt Yield:	16.4%

Escrows and Reserves.

Real Estate Taxes – On a monthly basis during the continuance of a Lockbox Event Period (as defined below), the borrowers are required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months in order to accumulate with the lender sufficient funds to pay all such taxes and other charges at least 30 days prior to their respective due dates.

Insurance – During the continuance of a Lockbox Event Period, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, except if the Pismo Beach & Queenstown Premium Outlets Properties are insured under an acceptable blanket policy (in which case, no insurance escrows will be required). As of the origination date, the Pismo Beach & Queenstown Premium Outlets Properties are covered by a blanket insurance policy that is acceptable to the lender.

Replacement Reserve – During the continuance of a Lockbox Event Period, the borrowers are required to escrow approximately $5,462 on a monthly basis for replacements and repairs to be made at the Pismo Beach & Queenstown Premium Outlets Properties. Upon a release of the Queenstown Premium Outlets Property, the monthly deposit will be reduced to approximately $1,845.

Rollover Reserve – On each payment date, during the continuance of a Lockbox Event Period, the borrowers are required to deposit approximately $36,419 for future tenant improvements and leasing commissions. Upon a release of the Queenstown Premium Outlets Property, the monthly deposit will be reduced to approximately $12,300.

Lockbox and Cash Management. The Pismo Beach & Queenstown Premium Outlets Mortgage Loan is structured with a hard lockbox and springing cash management. The borrowers were required to establish and maintain a segregated lockbox account which is under the sole dominion and control of lender. During the continuance of a Lockbox Event Period, all funds in the lockbox account are required to be swept on a weekly basis into a lender-controlled cash management account. Funds in the cash management account are required to be applied to the escrows described above, followed by administration fees, debt service payments, approved operating expenses and capital expenditures, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the Pismo Beach & Queenstown Premium Outlets Mortgage Loan or if (ii) the Pismo Beach & Queenstown Premium Outlets Mortgage Loan is paid in full, is fully defeased, or if no Lockbox Event Period is continuing, disbursed to the borrowers.

A “Lockbox Event Period” means the period commencing upon the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrowers or an affiliated manager if the manager is not replaced within 60 days with a qualified manager, or (iii) the debt yield for the Pismo Beach & Queenstown Premium Outlets Mortgage Loan based on the trailing four calendar quarter period is less than 12.75% for two consecutive calendar quarters. A Lockbox Event Period will end (a) with respect to the matters described in clause (i) above, if the cure of the event of default has been accepted by the lender, (b) with respect to an affiliated manager bankruptcy matter as described in clause (ii) above, if the manager is replaced within 60 days or the bankruptcy action with respect to the manager is dismissed within 90 days without adverse consequences to the Pismo Beach & Queenstown Premium Outlets Properties or the Pismo Beach & Queenstown Premium Outlets Mortgage Loan, or (c) with respect to matters described in clause (iii) above, upon the occurrence of the debt yield being greater than or equal to 12.75% which may be satisfied by (x) achievement of a debt yield greater than or equal to 12.75% for two consecutive calendar quarters, (y) a permitted partial prepayment sufficient to satisfy the debt yield target, or (z) delivery of eligible debt yield cure collateral.

Partial Release. Provided that no event of default is continuing under the Pismo Beach & Queenstown Premium Outlets Mortgage Loan, the borrowers may obtain the release of the Queenstown Premium Outlets Property (but not the Pismo Beach Premium Outlets Property) in connection with a transfer of the Queenstown Premium Outlets Property provided that, among other conditions, (i) the borrowers either (x) at any time after the earlier to occur of (1) August 1, 2029 (the “Permitted Release Date”) and (2) the second anniversary of the date on which the last portion of the Pismo Beach & Queenstown Premium Outlets Mortgage Loan is securitized (the “REMIC Prohibition Period”), defease the Pismo Beach & Queenstown Premium Outlets Mortgage Loan in an amount equal to 110% of the allocated loan amount for the Queenstown Premium Outlets Property (the “Queenstown Release Price”) or (y) if the Permitted Release Date has occurred but the REMIC Prohibition Period has not expired, prepay the Pismo Beach & Queenstown Premium Outlets Mortgage Loan in an amount equal to the Queenstown Release Price, together with any applicable yield maintenance premium, (ii) after giving effect to the release of the Queenstown Premium Outlets Property, the debt yield is no less than 14.75%, provided that, in order to satisfy the debt yield requirement, the borrowers may, as applicable, defease or prepay (together with any applicable yield maintenance premium) an additional portion of the Pismo Beach & Queenstown Premium Outlets Mortgage Loan, and (iii) the borrowers satisfy customary REMIC requirements.

In addition, the Pismo Beach & Queenstown Premium Outlets Mortgage Loan documents permit the borrowers to obtain the free release of non-income producing or vacant portions of the Pismo Beach & Queenstown Premium Outlets Properties in connection with a sale or transfer to third parties or an affiliate of the borrowers provided that, among other conditions, (i) after giving effect to such transfer, the remaining portion of the Pismo Beach & Queenstown Premium Outlets Properties comply with applicable zoning, parking and other legal requirements, and (ii) the borrowers satisfy customary REMIC requirements.

Terrorism Insurance.  The borrowers are required to obtain and maintain property insurance and are required to obtain and maintain business interruption insurance for 18 months plus a 365-day extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if TRIPRA or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-44

Office – Medical	Loan #3	Cut-off Date Balance:	$50,000,000
19000 Homestead	19000 Homestead	Cut-off Date LTV:	45.5%
Cupertino, CA 95014		UW NCF DSCR:	1.98x
		UW NOI Debt Yield:	12.8%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-45

Office – Medical	Loan #3	Cut-off Date Balance:	$50,000,000
19000 Homestead	19000 Homestead	Cut-off Date LTV:	45.5%
Cupertino, CA 95014		UW NCF DSCR:	1.98x
		UW NOI Debt Yield:	12.8%

19000 Homestead
19000 Homestead Road
Cupertino, CA 95014
Sunnyvale
Santa Clara
Cupertino
SAN JOSE
Saratoga
Campbell
West Valley
SANTA CLARA COUNTY
SUNNYVALE
DOWNTOWN SUNNYVALE
LAWRENCE
CALTRAIN
Northrop Grumman Marine Systems
Apple Wolfe Campus
Scott Blvd.
AMD
Acer America Corporation
Halo Industries
Nissan Advanced Tech. Center
Qualcomm
Kifer Rd.
International Technological University
Central Expwy.
Intuitive Surgical
Applied Materials Corp. Office
Intel
NVIDIA Corporate Office
Walsh Ave.
Fujifilm
Evelyn Ave.
Old San Francisco Rd.
Monroe St.
Mary Ave.
Pastoria Ave.
Mathilda Ave.
S. Sunnyvale Ave.
Civic Square
Las Palmas Park
Pavlina Plaza
El Camino Real
Remington Dr.
Hacienda Shopping Center
Wolfe Rd.
Sunken Gardens GC
Lawrence Expwy.
Calabazas Blvd.
San Tomas Expwy.
Scott Blvd.
Lawrence Expressway Plaza
Lawrence Square
El Camino Real
El Camino Center
Fremont Ave.
Benton Shopping Ctr.
Moonlite Center
Santa Clara Town Center
Benton St.
Pomeroy Ave.
Stelling Rd.
Sunnyvale-Saratoga Rd.
Ortega Park
Central Park
Homestead Rd.
Homestead Rd.
Homestead Rd.
Homestead Square
Cupertino Village
Apple Park
Kaiser Permanente Santa Clara Medical Center
Lawrence Station Shopping Ctr.
Mariposa Shopping Center
Saratoga Ave.
Infinite Loop 1
Original Apple Campus
Steve Jobs Theater
Pruneridge Ave.
Junipero Serra Fwy
Blaney Ave.
Main Street Cupertino
Agilent Technologies
Woodhams Center
Stevens Creek Blvd.
Stevens Creek Blvd.
The Marketplace
Villa Shopping Center
De Anza College
Tatum Ave.
San Jose Intl. Airport 6 miles
Cupertino Civic Center
McClellan Rd.
Moorpark Ave.
Strawberry Park Shopping Center
Bollinger Rd.
Orchard Farms Shopping Center
Williams Rd.
Johnson Ave.
Lawrence Expwy.
Doyle Rd.
Saratoga Ave.
Payne Ave.
San Tomas Expwy.
Westgate West
Westgate Center
Prospect Rd.
Hamilton Ave.
San Tomas Aquino Rd.
El Paseo de Saratoga
Saratoga Ave.
San Tomas Plaza
Campbell Ave.
Kirkwood Plaza
82
101
280
85
Fremont
Newark
San Francisco Bay
Menlo Park
Palo Alto
Mountain View
Sunnyvale
Santa Clara
Cupertino
Milpitas
SAN JOSE
Campbell
Saratoga
Los Gatos
Monte Sereno
Almaden
Los Altos Hills
West Valley
Alum Rock
ALAMEDA COUNTY
SAN MATEO COUNTY
SANTA CLARA COUNTY
DIABLO RANGE
SANTA CRUZ MTS.
Mission Peak Regional Preserve

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-46

Mortgage Loan No. 3 – 19000 Homestead

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		AREF2		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):		NR/NR/NR		Location:	Cupertino, CA 95014
Original Balance:		$50,000,000		General Property Type:	Office
Cut-off Date Balance:		$50,000,000		Detailed Property Type:	Medical
% of Initial Pool Balance:		7.1%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	1971/2024
Borrower Sponsor:		WRE Holdings (U.S.) LP		Size:	100,352 SF
Guarantor:		WRE Holdings (U.S.) LP		Cut-off Date Balance PSF:	$498
Mortgage Rate:		6.3200%		Maturity Date Balance PSF:	$498
Note Date:		7/31/2026		Property Manager:	Harbor Group Management Co., LLC
Maturity Date:		8/6/2036		Underwriting and Financial Information
Term to Maturity:		120 months		UW NOI(3):	$6,377,469
Amortization Term:		0 months		UW NCF:	$6,357,398
IO Period:		120 months		UW NOI Debt Yield:	12.8%
Seasoning:		0 months		UW NCF Debt Yield:	12.7%
Prepayment Provisions:		L(24),D(89),O(7)		UW NOI Debt Yield at Maturity:	12.8%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NCF DSCR:	1.98x
Additional Debt Type:		NAP		Most Recent NOI(3):	$6,069,569 (4/30/2026 TTM)
Additional Debt Balance:		NAP		2nd Most Recent NOI:	$6,015,309 (12/31/2025)
Future Debt Permitted (Type):		No (NAP)		3rd Most Recent NOI:	$5,788,192 (12/31/2024)
				Most Recent Occupancy:	100.0% (8/1/2026)
Reserves(1)				2nd Most Recent Occupancy:	100.0% (12/31/2025)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	100.0% (12/31/2024)
RE Taxes:	$0	Springing	NAP	Appraised Value (as of)(4):	$110,000,000 (5/27/2026)
Insurance:	$0	Springing	NAP	Appraised Value PSF:	$1,096
Replacement Reserve:	$0	$1,673	$100,000	Cut-off Date LTV Ratio:	45.5%
HVAC & Roof Repair Reserve:	$0	$14,336(2)	NAP	Maturity Date LTV Ratio:	45.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$50,000,000	100.0%	Loan Payoff:	$41,316,178	82.6%
			Return of Equity:	$6,021,703	12.0%
			Closing Costs(5):	$2,662,119	5.3%
Total Sources:	$50,000,000	100.0%	Total Uses:	$50,000,000	100.0%

(1)	See “Escrows and Reserves” below.
(2)	The monthly payment obligation with respect to the HVAC & Roof Repair Reserve is on each payment date through and including the payment date occurring in February 2033.
(3)	The increase from Most Recent NOI to UW NOI is primarily due to the inclusion of straight line rent steps for the investment grade sole tenant at the 19000 Homestead Property (as defined below).
(4)	The appraisal also concluded to a land value of $43.12 million.
(5)	Closing Costs include a $1,500,000 rate buydown fee.

The Mortgage Loan. The third largest mortgage loan (the “19000 Homestead Mortgage Loan”) is evidenced by a single promissory note in the principal balance of $50,000,000 and secured by a first-priority fee mortgage encumbering a medical office property in Cupertino, California (the “19000 Homestead Property”).

The Borrowers and the Borrower Sponsor. The borrowers are 19000 Homestead Associates, LLC and Firewish 19000, LLC, each a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the 19000 Homestead Mortgage Loan. The borrower sponsor and non-recourse carveout guarantor is WRE Holdings (U.S.) LP, the United States-based holding company owned by family trusts of the Wertheimer family and ultimately controlled by Ariela Wertheimer. Stef Wertheimer was the founder of ISCAR, a manufacturer of precision metal-cutting tools, which grew into one of Israel’s most successful industrial enterprises. The company was later acquired by Berkshire Hathaway in 2006 and 2013 in two separate transactions for over $6 billion.

The Property. The 19000 Homestead Property consists of a 100,352 square foot two-story single-tenant medical office building in Cupertino, California on an approximately 6.6-acre site. The 19000 Homestead Property was built in 1971 and most recently renovated in 2024. The 19000 Homestead Property features 372 surface parking spaces, resulting in a parking ratio of 3.71 spaces per 1,000 square feet. The 19000 Homestead Property is directly west of the Kaiser Permanente Santa Clara Medical Center, a 52-acre, 1.2 million square-foot campus that includes a 327-bed hospital, a 24-hour emergency department, a health center, a cancer treatment center, and advanced cardiothoracic surgery. The 19000 Homestead Property is also located directly across from Apple Park, Apple Inc.’s (“Apple”) 2.8 million square foot headquarters campus and many other Apple owned and occupied buildings.

The 19000 Homestead Property has been fully leased to Kaiser Foundation Hospitals (“Kaiser”) since 2003 pursuant to a 20-year lease. In 2023, the tenant renewed its lease for an additional ten years. The current lease expires in February 2033 and has no further renewal or extension options. The lease does not provide a tenant termination option, the right to contract, or the right to assign the lease without the landlord’s consent. Between 2022 and

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-47

Office – Medical	Loan #3	Cut-off Date Balance:	$50,000,000
19000 Homestead	19000 Homestead	Cut-off Date LTV:	45.5%
Cupertino, CA 95014		UW NCF DSCR:	1.98x
		UW NOI Debt Yield:	12.8%

2023, Kaiser invested approximately $3.7 million into its space, including new HVAC units, roof membrane replacement, and various other cosmetic upgrades. The 19000 Homestead Mortgage Loan is structured with a cash flow sweep 18 months prior to Kaiser’s lease expiration.

Sole Tenant.

Kaiser Foundation Hospitals (100,352 SF, 100.0% of NRA, 100.0% of UW Rent). Kaiser is the hospital-operating arm of Kaiser Permanente’s not-for-profit fully integrated healthcare system. Kaiser has a long-term credit rating of AA- from Fitch and S&P. Kaiser Permanente reported 2025 revenue and net income of $127.7 billion and $9.3 billion, respectively. Kaiser utilizes its space at the 19000 Homestead Property primarily for adult and child psychiatric services with various spaces dedicated to outpatient clinical services, exam rooms, private/group therapy, and addiction recovery services. Kaiser has fully occupied the 19000 Homestead Property since 2003 and most recently extended its lease in 2023 for an additional 10 years to its current lease expiration in February 2033. Kaiser has no remaining renewal or termination options.

The following table presents certain information relating to the sole tenant, Kaiser, at the 19000 Homestead Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
Kaiser Foundation Hospitals	NR/AA-/AA-	100,352	100.0%	$6,189,350	100.0%	$61.68	2/19/2033	None	N
Occupied Subtotal/Wtd. Avg.		100,352	100.0%	$6,189,350	100.0%	$61.68
Vacant Space		0	0.00%
Total/Wtd. Avg.		100,352	100.0%

(1)	Based on the underwritten rent roll dated August 1, 2026, and include straight-line rent steps.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the 19000 Homestead Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2031	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2032	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2033	1	100,352	100.0%	100.0%	$6,189,350	100.0%	100.0%	$61.68
2034	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2035	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2036	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2037 & Thereafter	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	1	100,352	100.0%		$6,189,350	100.0%		$61.68

(1)	Based on the underwritten rent roll dated August 1, 2026, and includes straight line rent steps.

The Market. The 19000 Homestead Property is located in Cupertino, California, approximately 5.9 miles west of Santa Clara, 8.4 miles west of San Jose and 43.1 miles southeast of San Francisco. The 19000 Homestead Property is serviced by State Highway 82, providing access to San Jose and Mountain View, California, and Interstate 280, a major north-south auxiliary Interstate Highway that runs from San Jose to San Francisco. The 19000 Homestead Property is located directly adjacent to Apple Park, Apple’s global headquarters, and Kaiser Permanente Santa Clara Medical Center, a full-service inpatient hospital with 327 beds featuring intensive care units, clinical lab space, and a 24/7 emergency room.

According to the appraisal, the 2025 population within a one-, three- and five-mile radius of the 19000 Homestead Property was 22,136, 266,762 and 560,866 respectively. The 2025 average household income within the same radii was $278,713, $251,461 and $251,403, respectively.

The 19000 Homestead Property is located within the Cupertino office submarket of the South Bay/San Jose office market. As of the first quarter of 2026, the Cupertino office submarket had an inventory of 7,488,925 square feet with an occupancy of 97.9% and average asking rents of $64.45 per square foot.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-48

Office – Medical	Loan #3	Cut-off Date Balance:	$50,000,000
19000 Homestead	19000 Homestead	Cut-off Date LTV:	45.5%
Cupertino, CA 95014		UW NCF DSCR:	1.98x
		UW NOI Debt Yield:	12.8%

The following table presents certain information relating to comparable industrial leases with respect to the 19000 Homestead Property:

Comparable Industrial Leases(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Base Rent PSF
19000 Homestead(2)	1971 / 2024	100,352	Kaiser Foundation Hospitals	100,352	Feb-23	10.0	$61.68
Cupertino, CA
285 Sobrante Way	NAV / NAV	125,100	Pinterest	125,100	Apr-26	12	$69.00
Sunnyvale, CA
2445 Augustine Drive	2017 / NAP	220,156	NetSkope, Inc.	43,388	Dec-25	5	$52.80
Santa Clara, CA
2795 Augustine Drive (ph 1)	2015 / NAP	181,562	Amazon	181,562	Sep-25	5	$51.00
Santa Clara, CA
5490 Great America Parkway	2016 / NAP	229,626	Johnson & Johnson	229,626	Jan-25	11.5	$59.76
Santa Clara, CA
221 North Mathilda Avenue	2019 / NAP	156,050	Snap	156,050	Jun-25	11.5	$58.20
Sunnyvale, CA
10201 Torre Avenue	1983 / NAP	88,850	Amazon	88,850	Mar-25	7.5	$47.40
Cupertino, CA

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated August 1, 2026, and includes straight line rent steps, except for Year Built / Renovated.

The following table presents information relating to the appraisal’s market rent conclusion for the 19000 Homestead Property:

Market Rent Summary
Tenant Category	Size (SF)	Market Rent (PSF per Year)	Average Lease Term (Years)	Lease Type (Reimbursements)	Rent Increase Projection (per Year)	Tenant Improvements (New Tenant) (PSF)	Tenant Improvements (Renewal) (PSF)
Medical Office	100,352	$60.00	10.0	Net	3.0% per annum	$100.00	$35.00

Appraisal. The appraisal concluded to an “as-is” value for the 19000 Homestead Property of $110,000,000 as of May 27, 2026.

Environmental Matters. According to the Phase I environmental site assessment dated June 9, 2026, there was evidence of a recognized environmental condition at the 19000 Homestead Property in connection with ongoing groundwater extraction and treatment related to previous uses at the 19000 Homestead Property. The lender was added to the borrowers’ environmental insurance policy with a limit of $10,000,000 per incident and in the aggregate. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-49

Office – Medical	Loan #3	Cut-off Date Balance:	$50,000,000
19000 Homestead	19000 Homestead	Cut-off Date LTV:	45.5%
Cupertino, CA 95014		UW NCF DSCR:	1.98x
		UW NOI Debt Yield:	12.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the 19000 Homestead Property:

Cash Flow Analysis
	2023	2024	2025	4/30/2026 TTM	UW	UW PSF
Gross Potential Rent(1)	$5,485,700	$5,806,228	$5,979,007	$6,039,290	$6,799,603	$67.76
Reimbursements(2)	$443,846	$343,295	$387,204	$380,666	$1,643,076	$16.37
Other Income(3)	$0	$1,198	($1,198)	$0	$0	$0.00
(Vacancy/Credit Loss/Concessions)	$0	$0	$0	$0	($422,134)	($4.21)
Effective Gross Income	$5,929,546	$6,150,722	$6,365,013	$6,419,956	$8,020,544	$79.92

Real Estate Taxes(4)	$0	$0	$0	$0	$912,766	$9.10
Insurance	$184,153	$177,046	$164,314	$163,686	$128,426	$1.28
Other Operating Expenses(5)	$168,794	$185,484	$185,390	$186,701	$601,883	$6.00
Total Operating Expenses	$352,947	$362,530	$349,704	$350,387	$1,643,076	$16.37

Net Operating Income	$5,576,599	$5,788,192	$6,015,309	$6,069,569	$6,377,469	$63.55
Replacement Reserves	$0	$0	$0	$0	$20,070	$0.20
TI/LC	$0	$0	$0	$0	$0	$0.00
Net Cash Flow	$5,576,599	$5,788,192	$6,015,309	$6,069,569	$6,357,398	$63.35

Occupancy (%)(6)	100.0%	100.0%	100.0%	100.0%	95.0%
NOI DSCR	1.74x	1.81x	1.88x	1.89x	1.99x
NCF DSCR	1.74x	1.81x	1.88x	1.89x	1.98x
NOI Debt Yield	11.2%	11.6%	12.0%	12.1%	12.8%
NCF Debt Yield	11.2%	11.6%	12.0%	12.1%	12.7%

(1)	Gross Potential Rent includes straight-line average rent through the expiration of Kaiser’s lease in 2033.
(2)	The increase from 4/30/2026 TTM to UW Reimbursements is due to Kaiser paying various common area maintenance and utility expenses directly.
(3)	Other Income includes late fees and other miscellaneous items.
(4)	The increase from 4/30/2026 TTM to UW Real Estate Taxes is due to Kaiser paying real estate taxes directly.
(5)	The increase from 4/30/2026 TTM to UW Other Operating Expenses is due to Kaiser paying various common area maintenance and utility expenses directly.
(6)	Historical occupancy figures represent the average physical occupancy in each respective year except for 4/30/2026 TTM which is based on the underwritten rent roll dated August 1, 2026. UW Occupancy % represents underwritten economic occupancy.

Escrows and Reserves.

Real Estate Taxes – The 19000 Homestead Mortgage Loan documents require an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual property taxes, initially estimated to be approximately $76,064; provided however, that the borrowers are not required to make such deposits so long as (i) no event of default is continuing, (ii) property taxes are being paid directly to the applicable governmental authority by Kaiser and (iii) upon the lender’s written request, the borrowers provide the lender with reasonably acceptable evidence demonstrating that all property taxes have been paid in full on or before the date such payment would be delinquent. Kaiser was paying property taxes on the 19000 Homestead Property at the origination of the 19000 Homestead Mortgage Loan.

Insurance – The 19000 Homestead Mortgage Loan documents require an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual insurance premium, initially estimated to be approximately $10,702; provided however, that the borrowers are not required to make such deposits if an acceptable blanket policy is in place, so long as no event of default has occurred and is continuing and the borrowers deliver to the lender periodic evidence of acceptable renewals and timely-paid insurance premiums. An acceptable blanket policy was in place at the origination of the 19000 Homestead Mortgage Loan.

Replacement Reserve – The 19000 Homestead Mortgage Loan documents require an ongoing monthly deposit in an amount equal to 1/12th of the product obtained by multiplying $0.20 by the aggregate number of SF at the 19000 Homestead Property, initially estimated to be approximately $1,673, for capital expenditures, subject to a cap of $100,000.

HVAC & Roof Repair Reserve – The 19000 Homestead Property Mortgage Loan documents require an ongoing monthly deposit from the first monthly payment date through and including the monthly payment date in February 2033 in an amount equal to approximately $14,336 for additional capital expenditures.

Special TI/LC Reserve – Upon the occurrence of a Trigger Lease Sweep Period (as defined below) the 19000 Homestead Property Mortgage Loan documents require the deposit of all available cash (or portion of such cash to be allocated for deposit into the special TI/LC reserve subaccount by the lender) into a lender-controlled special TI/LC reserve subaccount, as well as any lease termination payments received from any tenant under a Trigger Lease (as defined below).

Lockbox and Cash Management. The 19000 Homestead Mortgage Loan is structured with a hard lockbox and springing cash management. The borrowers are required to cause all rents to be transmitted directly by the sole tenant, Kaiser, into a lender-controlled lockbox. In addition, the borrowers are required to cause all rents received by the borrowers or the property manager, as applicable, to be deposited into such lockbox account within two business days of receipt. All amounts in the lockbox account are remitted on a daily basis to the borrowers at any time other than during the continuance of a Cash Management Period (as defined below). Upon the occurrence of and during a Cash Management Period, all amounts are required to be remitted

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-50

Office – Medical	Loan #3	Cut-off Date Balance:	$50,000,000
19000 Homestead	19000 Homestead	Cut-off Date LTV:	45.5%
Cupertino, CA 95014		UW NCF DSCR:	1.98x
		UW NOI Debt Yield:	12.8%

to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the 19000 Homestead Mortgage Loan documents. During the continuance of a Cash Management Period, all available cash remaining after the required applications and disbursements will be held in a lender-controlled subaccount; provided however, that during a Cash Management Period continuing solely as a result of a Trigger Lease Sweep Period, all available cash will be held in a special TI/LC reserve.

A “Cash Management Period” will commence upon the earlier of the following:

(i)	an event of default;
(ii)	the debt service coverage ratio falling below 1.40x as of the end of any calendar quarter; or
(iii)	the commencement of a Trigger Lease Sweep Period.

A Cash Management Period will end upon the occurrence of the following:

(i)	with respect to clause (i), such event of default has been cured, and no other event of default has occurred or is continuing;
(ii)	with respect to clause (ii), the debt service coverage ratio being at least 1.50x for two consecutive calendar quarters, or the borrowers deposit to the lender, in cash or letter of credit, each in an amount equal to the greater of (x) the minimum amount which, if deducted from the unpaid principal balance of the 19000 Homestead Mortgage Loan, would cause the debt service coverage ratio to be 1.50x and (y) the aggregate amount of available cash for the ensuing twelve month period, assuming that the debt service coverage ratio for such period is 1.50x (the “DSCR Cure Amount”) (such cure will be valid for the twelve month period following the date on which it was deposited, and on each one year anniversary of such Cash Management Period, if such Cash Management Period exists, the borrowers have the right, but not the obligation, to cure the Cash Management Period for another twelve months by depositing an additional DSCR Cure Amount); or
(iii)	with respect to clause (iii), the end of the applicable Trigger Lease Sweep Period, or the borrowers deposit to the lender, in cash or letter of credit, in a sufficient amount to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable lease(s) that gave rise to the Trigger Lease Sweep Period, including brokerage commissions and tenant improvements.

A “Trigger Lease Sweep Period" will commence upon the earlier of the following:

(i)	the date that is 18 months prior to the end of the Kaiser lease, or any future lease which covers 20% or more rentable square feet at the 19000 Homestead Property (a “Trigger Lease”);
(ii)	the date required under a Trigger Lease by which the tenant under such lease is required to give written notice of its exercise of a renewal option (and such renewal option has not been exercised) or the date that a tenant gives written notice of its intention not to renew or extend its Trigger Lease;
(iii)	any Trigger Lease (or material portion of space under such Trigger Lease) is surrendered, cancelled or terminated prior to its then current expiration date or any tenant gives written notice of its intention to terminate, surrender or cancel its Trigger Lease (or material portion of space under such Trigger Lease);
(iv)	any tenant under a Trigger Lease voluntarily discontinues its business in 50% or more of its premises (i.e., “goes dark”) or gives notice of its intent to do so, excluding temporary cessations of business during periods of restoration resulting from the occurrence of a casualty on its premises or force majeure (to the extent provided in such Trigger Lease);
(v)	the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Trigger Lease by the applicable tenant thereunder;
(vi)	the occurrence of an insolvency or bankruptcy proceeding, among other things, by any tenant under a Trigger Lease, its parent company or the lease guarantor under a Trigger Lease, as described in the 19000 Homestead Mortgage Loan documents (a “Trigger Tenant Insolvency Proceeding”); or
(vii)	the credit rating of Kaiser is downgraded to or below BBB+ by S&P (or its functional equivalent by any other nationally recognized statistical rating organization designated by the lender).

A Trigger Lease Sweep Period will end upon the earlier to occur of the following:

(i)	with respect to clauses (i), (ii), (iii), (iv) or (vii), upon the earlier to occur of (A) the date on which the greater of (x) $10,964,700 and (y) 18 months of rent under the applicable Trigger Lease has been accumulated in the special TI/LC reserve, (B) the date on which the tenant under the subject Trigger Lease irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement with the borrowers and is reasonably approved by the lender) with respect to all of the space demised under its Trigger Lease and all approved Trigger Lease leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full or the lender reasonably determines that sufficient funds have accumulated in the special TI/LC reserve (during the continuance of the subject Trigger Lease Sweep Period) to pay for all anticipated approved Trigger Lease leasing expenses for such Trigger Lease or (C) the date on which all space demised under the Trigger Lease that gave rise to the continuing Trigger Lease Sweep Period has been fully leased pursuant to one or more acceptable leases pursuant to the 19000 Homestead Mortgage Loan documents, and all approved Trigger Lease leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full or the lender reasonably determines that sufficient funds have accumulated in the special TI/LC reserve (during the continuance of the subject Trigger Lease Sweep Period) to pay for all anticipated approved Trigger Lease leasing expenses for such replacement lease or leases;
(ii)	with respect to clause (v), the applicable tenant default has been cured and no other tenants under Trigger Leases have defaulted for three consecutive months following such cure;
(iii)	with respect to clause (vi), the applicable Trigger Tenant Insolvency Proceeding has terminated, and the applicable Trigger Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender;
(iv)	with respect to clause (vii), the credit rating of the tenant under the applicable Trigger Lease is restored to at least A by S&P (or its functional equivalent by any other nationally recognized statistical rating organization designated by the lender); or
(v)	with respect to a Trigger Lease Sweep Period resulting for any reason, the debt yield is at least 10% (provided, for the avoidance of doubt, a tenant is not considered to be in economic occupancy during the 18 months prior to the end of the term of its Trigger Lease).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-51

Office – Medical	Loan #3	Cut-off Date Balance:	$50,000,000
19000 Homestead	19000 Homestead	Cut-off Date LTV:	45.5%
Cupertino, CA 95014		UW NCF DSCR:	1.98x
		UW NOI Debt Yield:	12.8%

Terrorism Insurance. The borrowers are required to maintain or cause to be maintained an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the 19000 Homestead Property and business interruption insurance that includes coverage for terrorism for a period of 18 months and contains an extended period of indemnity for up to six months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-52

Office – Suburban	Loan #4	Cut-off Date Balance:	$40,600,000
500 North State College Boulevard and 3600 West Orangewood Avenue	Orange Center Tower	Cut-off Date LTV:	58.0%
Orange, CA 92868		UW NCF DSCR:	1.94x
		UW NOI Debt Yield:	14.8%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-53

Office – Suburban	Loan #4	Cut-off Date Balance:	$40,600,000
500 North State College Boulevard and 3600 West Orangewood Avenue	Orange Center Tower	Cut-off Date LTV:	58.0%
Orange, CA 92868		UW NCF DSCR:	1.94x
		UW NOI Debt Yield:	14.8%

Floor	Tenant	SF	Expiration
14	Carrington Mortgage	20,443 SF	12/2033
13	Carrington Mortgage	20,443 SF	12/2033
12	FLLH LLC	4,157 SF	10/2026
12	Eichleay, Inc.	1,738 SF	5/2028
12	VXB Ball Bearings	1,323 SF	8/2027
12	TABR Capital Management	2,565 SF	9/2031
12	State of California Board of Equalization	2,788 SF	6/2034
12	Pacific Haven Subacute and Healthcare	3,060 SF	5/2026
12	Next Generation Education	1,842 SF	10/2032
12	Vacant	2,411 SF	
11	Premier Business Centers	15,611 SF	12/2028
11	Wiegel Szekel Frisby	4,412 SF	11/2028
10	Thomas Kinsey, LLP	4,654 SF	3/2028
10	Carrington Mortgage	10,491 SF	12/2033
10	Vacant	5,298 SF	
9	AmerisourceBergen Drug Corp	20,433 SF	10/2027
8	VBB Ventures, Inc	11,425 SF	7/2027
8	Vacant	9,018 SF	
7	State of California Dept of Justice	5,108 SF	10/2028
7	State of California - CalPERS	7,566 SF	1/2031
7	State of California Dept of Justice	6,519 SF	10/2028
7		763 SF	
6	County of Orange	20,443 SF	6/2030
5	County of Orange	20,443 SF	6/2030
4	County of Orange	20,443 SF	6/2030
3	County of Orange	20,443 SF	6/2030
2	County of Orange	19,334 SF	6/2030
2		1,109 SF	
1	County of Orange	10,584 SF	6/2030
1	California Bank and Trust	4,180 SF	1/2029
1	Subway Real Estate LLC	2,195 SF	3/2027

For illustrative purposes only

Unrentable | Vacant | 2026 – 2027 | 2028 – 2029 | 2030 – 2031 | 2032+

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-54

Office – Suburban	Loan #4	Cut-off Date Balance:	$40,600,000
500 North State College Boulevard and 3600 West Orangewood Avenue	Orange Center Tower	Cut-off Date LTV:	58.0%
Orange, CA 92868		UW NCF DSCR:	1.94x
		UW NOI Debt Yield:	14.8%

EAST ORANGEWOOD AVENUE
FITNESS
4 Story Parking Garage
3 Story Parking Garage
ORANGE CENTER DRIVE
ORANGE CENTER TOWER
S. STATE COLLEGE BOULEVARD
SOUTH ANAHEIM WAY
5
EMBASSY SUITES by Hilton
N
Collateral
Not Part of Collateral

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-55

Office – Suburban	Loan #4	Cut-off Date Balance:	$40,600,000
500 North State College Boulevard and 3600 West Orangewood Avenue	Orange Center Tower	Cut-off Date LTV:	58.0%
Orange, CA 92868		UW NCF DSCR:	1.94x
		UW NOI Debt Yield:	14.8%

Orange Center Tower
500 North State College Boulevard
and 3600 West Orangewood Avenue
Orange, CA 92868
ANAHEIM
Orange
SANTA ANA
Garden Grove
ORANGE COUNTY
Downtown Anaheim
Southeast Anaheim
Platinum Triangle
DISNEYLAND
Disney California Adventure Park
Convention Center
Anaheim Convention Center
Anaheim Global Medical Ctr.
Anaheim Marketplace
Anaheim Business Park
Anaheim GardenWalk
Stadium Plaza Business Park
Grove of Anaheim
Angel Stadium
Honda Center
Stadium Promenade
Batavia Business Park
Katella Centre
Orange Industrial Park
El Camino Real Park
Chapman University
El Camino Center
City Town Center
UC Irvine Medical Center
The Outlets at Orange
Harbor Shopping Center
PLAZA HISTORIC DISTRICT
CHOC Hospital - Orange
MainPlace Mall
Orange Town & Country Shopping Center
Santiago Park
Discovery Cube Orange County
Twin Lakes Park
Harbor Town & Country
Harbor Place
River View Golf Course
Portola Park
Floral Park
Edna Park
Bowers Museum
Bristol Marketplace
Santa Ana College
Santa Ana Square
Hart Park
Boysen Park
METROLINK OC LINE
METROLINK INLAND-OC LINE
METROLINK
Santa Ana Fwy
Orange Fwy
Garden Grove Fwy
Santa Ana River
Pacific Ocean
LOS ANGELES
LONG BEACH
IRVINE

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-56

Mortgage Loan No. 4 – Orange Center Tower

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Orange, CA 92868
Original Balance:	$40,600,000			General Property Type:	Office
Cut-off Date Balance:	$40,600,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	5.8%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	1987, 1990/NAP
Borrower Sponsor:	Danny Sooferian			Size:	323,016 SF
Guarantor:	Danny Sooferian			Cut-off Date Balance Per SF:	$126
Mortgage Rate:	6.6590%			Maturity Date Balance Per SF:	$126
Note Date:	06/29/2026			Property Manager:	LPC West LP
Maturity Date:	7/1/2036
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI(3):	$6,005,243
IO Period:	120 months			UW NCF:	$5,309,242
Seasoning:	1 month			UW NOI Debt Yield:	14.8%
Prepayment Provisions:	L(25),D(90),O(5)			UW NCF Debt Yield:	13.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	14.8%
Additional Debt Type:	NAP			UW NCF DSCR:	1.94x
Additional Debt Balance:	NAP			Most Recent NOI(3):	$3,389,261 (12/31/2025)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(3):	$5,136,901 (12/31/2024)
Reserves(1)				3rd Most Recent NOI:	$5,717,817 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	94.2% (6/12/2026)
RE Taxes:	$221,851	$73,950	NAP	2nd Most Recent Occupancy:	93.0% (12/31/2025)
Insurance:	$32,858	$16,429	NAP	3rd Most Recent Occupancy:	82.4% (12/31/2024)
Replacement Reserve:	$0	$6,730	NAP	Appraised Value (as of):	$70,000,000 (6/12/2026)
TI/LC Reserve:	$1,000,000	$40,377	NAP	Appraised Value PSF:	$217
Deferred Maintenance:	$14,375	$0	NAP	Cut-off Date LTV Ratio:	58.0%
Other Reserves(2):	$1,988,532	$0	NAP	Maturity Date LTV Ratio:	58.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$40,600,000	60.6%	Purchase Price:	$63,125,000	94.2%
Borrower Sponsor Equity:	$26,434,013	39.4%	Upfront Reserves:	$3,257,616	4.9%
			Closing Costs:	$651,397	1.0%
Total Sources:	$67,034,013	100.0%	Total Uses:	$67,034,013	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	Other Reserves consist of a Free Rent Reserve ($1,172,804), Outstanding TI Reserve ($712,681) and Gap Rent Reserve ($103,047).
(3)	The decline in NOI from 2nd Most Recent NOI to Most Recent NOI was due to the landlord’s termination of leases to accommodate space for the second largest tenant, Carrington Mortgage, which had a lease commencement date in December 2025, as well as an increase in rent abatements offered for new leasing. The increase in NOI from Most Recent NOI to UW NOI is attributable to the underwritten rent for Carrington Mortgage. The expected rent commencement date for Carrington Mortgage is January 1, 2027 and the full amount of rent abatements was reserved at origination.

The Mortgage Loan. The fourth largest mortgage loan (the “Orange Center Tower Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $40,600,000 and secured by the borrower’s fee interest in a 280,331 SF multi-tenant office tower and a 42,685 SF adjacent freestanding two-story retail building located in Orange, California (the “Orange Center Tower Property”).

The Borrower and the Borrower Sponsor. The borrower is Platinum Triangle Tower, LLC, a Delaware limited liability company and single purpose entity. The borrower sponsor and non-recourse carveout guarantor for the Orange Center Tower Mortgage Loan is Danny Sooferian. Equity ownership in the borrower is 100.0% held by Titan Global Holdings LLC, which is 87.0% owned by Danny Sooferian as the managing member and 13.0% owned by Ramin Saghian as a member.

Danny Sooferian and his business partner Ramin Saghian have each been investing in real estate assets for more than 30 years. Mr. Sooferian’s primary business is Alpan Lighting, Inc., a manufacturer and distributor of lighting products serving major national retailers throughout the United States, including Costco, Home Depot and Walmart. Ramin Saghian is a Southern California based real estate investor with more than thirty years of experience managing a diversified portfolio of office, retail and residential assets. Danny Sooferian’s current real estate portfolio is comprised of 15 residential and commercial assets, including 11 multifamily properties, two office properties, one retail property and one industrial property, with an estimated aggregate market value of approximately $99.0 million.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-57

Office – Suburban	Loan #4	Cut-off Date Balance:	$40,600,000
500 North State College Boulevard and 3600 West Orangewood Avenue	Orange Center Tower	Cut-off Date LTV:	58.0%
Orange, CA 92868		UW NCF DSCR:	1.94x
		UW NOI Debt Yield:	14.8%

The Property. The Orange Center Tower Property totals 323,016 SF located in Orange, California, consisting of a 280,331 SF multi-tenant office tower built in 1987 and an adjacent 42,685 SF freestanding two-story retail building that is leased to 24 Hour Fitness and was built in 1990. The Orange Center Tower Property is situated on a 7.44-acre site across six contiguous parcels. The Orange Center Tower Property includes 1,299 parking spaces, comprised of a four-level parking garage (729 stalls), a three-level parking garage (262 stalls) and surface-level parking (308 stalls), yielding a blended parking ratio of approximately 4.00 spaces per 1,000 SF. The previous ownership acquired the Orange Center Tower Property in 2017 and invested $10.8 million into capital expenditures, including upgrades to the parking structure, lobby enhancements, and the addition of covered outdoor common areas.

The Orange Center Tower Property is leased to a diverse roster of tenants across multiple industries, including government, banking & financial services, mortgage & lending, healthcare & pharmaceutical distribution, legal & professional services, flexible workspace, and retail/fitness. The three largest tenants are County of Orange, Carrington Mortgage and 24 Hour Fitness USA, representing 63.7% of NRA and 65.3% of UW Rent in the aggregate, and the remaining tenants range from 1,323 SF to 20,443 SF. From January 2022 through June 2026, the Orange Center Tower Property has maintained an average occupancy of 88.0% and a weighted average tenant tenure of 11.0 years. Since 2024, the prior ownership has executed three new leases and renewals totaling approximately 64,541 SF. As of June 12, 2026, the Orange Center Tower Property was 94.2% occupied by 17 office and 2 retail tenants.

Major Tenants.

County of Orange (111,690 SF, 34.6% of NRA, 38.6% of UW Rent). County of Orange, a political subdivision of the State of California (AAA/AAA by Fitch/S&P), is a governmental agency providing regional public services to Orange County, California. The entity has a five-member board of supervisors, six countywide elected officials, 15 appointed department directors, and oversees 22 departments and agencies. County of Orange services nearly 3.2 million residents by managing public safety, public health, environmental protection, social services and public assistance, among other responsibilities. For the 2025-2026 fiscal year, the County of Orange had a budget of approximately $10.8 billion, up 13.68% from the previous year’s budget. County of Orange has operated its Social Services Administration division at the Orange Center Tower Property since July 2015, and its lease extends through June 30, 2030, with one, ten-year renewal option. Current base rent is $34.45 PSF, with 3% annual increases. County of Orange’s lease includes an appropriation clause, which provides that its rent obligation is contingent upon the County of Orange’s Board of Supervisors appropriating funds for the payment of rent.

Carrington Mortgage (51,377 SF, 15.9% of NRA, 17.1% of UW Rent). Founded in 2007 and headquartered in Anaheim, California, Carrington Mortgage is a mortgage company specializing in residential mortgage lending and servicing. Carrington Mortgage is a subsidiary of Carrington Holding Company, LLC, which owns and operates a group of businesses specializing in single-family residential real estate transactions, mortgages and asset management. Carrington Mortgage signed its lease at the Orange Center Tower Property in March 2025 and the term extends through December 31, 2033, with one, five-year renewal option. Carrington Mortgage is not currently paying rent and benefits from a rent abatement through January 1, 2027, when the base rent will be $35.28 PSF, with 3% annual increases. The full amount of rent abatements was reserved at origination. The expected rent commencement date for Carrington Mortgage is January 1, 2027. The prior owner invested approximately $3 million ($60 PSF) in tenant improvements and they reported that Carrington Mortgage invested approximately $40 PSF of their own capital in the buildout of its space.

24 Hour Fitness USA (42,685 SF, 13.2% of NRA, 9.6% of UW Rent). Founded in 1983 and headquartered in Carlsbad, California, 24 Hour Fitness USA is a privately owned and operated fitness company that owns and operates a nationwide network of health and fitness clubs. Currently, 24 Hour Fitness USA reportedly operates over 244 clubs throughout nine states in the United States. 24 Hour Fitness USA has been a tenant at the Orange Center Tower Property since May 2002. 24 Hour Fitness USA’s lease is guaranteed by its parent company, All Day AcquisitionCo, LLC, and was extended in September 2023 for 10 years through May 14, 2033. Current base rent is $22.61 PSF, increasing to $23.87 PSF on May 15, 2027.

The following table presents certain information relating to the tenancy at the Orange Center Tower Property:

Tenant Summary(1)
Tenant Name	Type	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
Major Tenants
County of Orange(3)	Office	NR/AAA/AAA	111,690	34.6%	$4,081,574	38.6%	$36.54	6/30/2030	1 x 10 yr	N
Carrington Mortgage	Office	NR/NR/NR	51,377	15.9%	$1,812,581	17.1%	$35.28	12/31/2033	1 x 5 yr	N
24 Hour Fitness USA	Retail	NR/NR/B	42,685	13.2%	$1,018,891	9.6%	$23.87	5/14/2033	1 x 5 yr	N
AmerisourceBergen Drug Corp	Office	Baa1/A-/BBB+	20,443	6.3%	$780,105	7.4%	$38.16	10/31/2027	1 x 5 yr	N
Premier Business Centers	Office	NR/NR/NR	15,611	4.8%	$646,295	6.1%	$41.40	12/31/2028	None	N
Major Tenants Subtotal/Wtd. Avg.			241,806	74.9%	$8,339,446	78.9%	$34.49

Other Tenants			62,611	19.4%	$2,231,741	21.1%	$35.64
Occupied Subtotal/Wtd. Avg.			304,417	94.2%	$10,571,187	100.0%	$34.73

Vacant Office Space			18,599	5.8%
Total/Wtd. Avg.			323,016	100.0%

(1)	Information is based on the underwritten rent roll dated June 12, 2026 and is inclusive of rent steps through July 1, 2027.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	The County of Orange lease includes an appropriation clause, which provides that its rent obligation is contingent upon the County of Orange’s Board of Supervisors appropriating funds for the payment of rent.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-58

Office – Suburban	Loan #4	Cut-off Date Balance:	$40,600,000
500 North State College Boulevard and 3600 West Orangewood Avenue	Orange Center Tower	Cut-off Date LTV:	58.0%
Orange, CA 92868		UW NCF DSCR:	1.94x
		UW NOI Debt Yield:	14.8%

The following table presents certain information relating to the lease rollover schedule at the Orange Center Tower Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	2	7,217	2.2%	2.2%	$179,400	1.7%	1.7%	$24.86
2027	6	35,386	11.0%	13.2%	$1,264,179	12.0%	13.7%	$35.73
2028	5	37,121	11.5%	24.7%	$1,496,361	14.2%	27.8%	$40.31
2029	1	4,180	1.3%	26.0%	$181,860	1.7%	29.5%	$43.51
2030	1	111,690	34.6%	60.6%	$4,081,574	38.6%	68.1%	$36.54
2031	2	10,131	3.1%	63.7%	$335,970	3.2%	71.3%	$33.16
2032	1	1,842	0.6%	64.3%	$69,628	0.7%	72.0%	$37.80
2033	2	94,062	29.1%	93.4%	$2,831,472	26.8%	98.8%	$30.10
2034	1	2,788	0.9%	94.2%	$130,744	1.2%	100.0%	$46.90
2035	0	0	0.0%	94.2%	$0	0.0%	100.0%	$0.00
2036	0	0	0.0%	94.2%	$0	0.0%	100.0%	$0.00
2037 & Thereafter	1	0	0.0%	94.2%	$0	0.0%	100.0%	$0.00
Vacant	0	18,599	5.8%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	22	323,016	100.0%		$10,571,187	100.0%		$34.73(3)

(1)	Information is based on the underwritten rent roll dated June 12, 2026 and is inclusive of rent steps through July 1, 2027.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the lease rollover schedule.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Orange Center Tower Property is located within Orange County's Platinum Triangle District (the “Platinum Triangle”), an 820-acre redevelopment district straddling the cities of Anaheim and Orange. The Platinum Triangle serves as a connection point for major highways, including I-5, SR-57 and SR-22. The Platinum Triangle is anchored by three major regional attractions: Angel Stadium (home of the Los Angeles Angels of Major League Baseball), the Honda Center (home of the Anaheim Ducks of the National Hockey League, situated immediately east of the neighborhood across SR-57), and the Disneyland Resort (located immediately west of the neighborhood across I-5). The Platinum Triangle also features the Anaheim Regional Transportation Intermodal Center (“ARTIC”), which is a major transportation hub for rail, commuter metros and local bus routes across both Orange County and Los Angeles.

The OCVIBE mixed-use development, a 92-acre master-planned project expected to surround the Honda Center, is reportedly expected to deliver 835,610 SF of entertainment space (inclusive of the existing Honda Center), 1,960–2,250 residential units, 20 acres of parks, 56,547 SF of retail space, and 550 hotel rooms upon full completion. The OCVIBE plan also includes the demolition of approximately 384,000 SF of existing office space and the construction of 141,000 SF of new office space. The OCVIBE development is expected to be delivered in phases starting in 2027, with full delivery expected by 2030. The surrounding area includes a broad mix of retail, dining, hotel and tourism amenities, with close proximity to the Anaheim Convention Center. John Wayne Airport is located within approximately 10 miles of the Orange Center Tower Property.

Located in the Orange County market, the Orange Center Tower Property is within the Stadium Area office submarket and Central County retail submarket. According to a third-party market research report, as of the first quarter of 2026, the Stadium Area office submarket had an inventory of 3.9 million SF, with a vacancy of 14.2% and average asking rents of $30.47 PSF. The Central County retail submarket had an inventory of 23.9 million SF, with a vacancy of 3.6% and average asking rents of $35.52 PSF.

According to the appraisal, the estimated 2025 population within a one-, three- and five-mile radius of the Orange Center Tower Property was 31,304, 245,896 and 742,160, respectively. Within the same radii, the estimated 2025 average annual household income was $112,987, $119,140 and $119,077, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Orange Center Tower Property:

Market Rent Summary
Space Type	Market Rent PSF	Lease Term (Years)	Rent Increase Projection
Office	$36.60	5	3.0% annual
Cafe	$7.80	5	3.0% annual
Fitness Center	$23.16	13	N/A

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-59

Office – Suburban	Loan #4	Cut-off Date Balance:	$40,600,000
500 North State College Boulevard and 3600 West Orangewood Avenue	Orange Center Tower	Cut-off Date LTV:	58.0%
Orange, CA 92868		UW NCF DSCR:	1.94x
		UW NOI Debt Yield:	14.8%

The following table summarizes competitive office properties to the Orange Center Tower Property:

Summary of Comparable Office Leases
Property / Location	Year Built/ Renovated	Tenant Name	Lease Start Date	Term (mos.)	Tenant Size (SF)	Base Rent PSF (FSG)	Rent Steps	TI PSF / Free Rent
Orange Center Tower Orange, CA	1987, 1990/NAP	Carrington Mortgage	Dec-25	96(1)	51,377(1)	$35.28(1)	3.0%/yr (1)	$60.00 / 12 mo
1100 West Town and Country Road Orange, CA	1987/2004	Coop. of American Physicians	May-26	128	5,524	$37.80	3.0%/yr	$95.00 / 8 mo
750, 770 & 790 The City Drive South Orange, CA	1987/2025	Disney Destinations	May-26	39	6,051	$37.80	3.0%/yr	$18.00 / 3 mo
2099 South State College Boulevard Anaheim, CA	1985/2016	Rexel	Nov-26	65	10,361	$36.00	3.0%/yr	$20.00 / 5 mo
1551 North Tustin Avenue Santa Ana, CA	1991/NAP	Leviton, Diaz & Ginocchio	Jan-26	40	5,160	$34.20	3.0%/yr	$0.00 / 4 mo
2200 West Orangewood Avenue Orange, CA	1982/2019	True Vision Enterprises	Aug-25	64	4,198	$31.80	3.0%/yr	$20.00 / 4 mo
333 City Boulevard West Orange, CA	1988/2018	Repair It Tax	Aug-25	40	1,986	$36.00	3.0%/yr	$0.00 / 4 mo
222 South Harbor Boulevard Anaheim, CA	1986/NAP	County of Orange	Jul-25	180	37,736	$42.00	3.0%/yr	$155.00 / 5.5 mo
2400 East Katella Avenue Anaheim, CA	1988/2017	Assembly Committee for Rules	Jun-25	48	2,502	$42.00	3.0%/yr	$0.00 / 1 mo
1851 East 1st Street Santa Ana, CA	1988/2018	O.E.C. Shipping	Jul-26	130	21,641	$34.80	3.0%/yr	$80.00 / 10 mo

Source: Appraisal

(1)	Information is based on the underwritten rent roll dated June 12, 2026. The expected rent commencement date for Carrington Mortgage is January 1, 2027.

Appraisal. The appraiser concluded to an aggregate “as-is” value for the Orange Center Tower Property of $70,000,000 as of June 12, 2026.

Environmental Matters. According to the Phase I environmental site assessment dated April 27, 2026, there was no evidence of any recognized environmental conditions at the Orange Center Tower Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-60

Office – Suburban	Loan #4	Cut-off Date Balance:	$40,600,000
500 North State College Boulevard and 3600 West Orangewood Avenue	Orange Center Tower	Cut-off Date LTV:	58.0%
Orange, CA 92868		UW NCF DSCR:	1.94x
		UW NOI Debt Yield:	14.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Orange Center Tower Property:

Cash Flow Analysis
	2022	2023	2024	2025	UW	UW PSF
Gross Potential Rent(1)(2)	$9,549,609	$8,762,620	$9,566,518	$8,619,194	$11,251,910	$34.83
Expense Reimbursement	$767,423	$871,407	$861,630	$1,072,546	$659,357	$2.04
Concessions	($184,231)	($292,255)	($513,730)	($1,678,293)	$0	$0.00
Net Rentable Income	$10,132,801	$9,341,772	$9,914,418	$8,013,447	$11,911,267	$36.88
Parking Income	$25,725	$30,043	$41,180	$20,312	$16,260	$0.05
Other Income(3)	$5,012	$6,100	$5,061	$2,067	$12,480	$0.04
Vacancy / Credit Loss	$0	$0	$0	$0	($1,191,127)	($3.69)
Effective Gross Income	$10,163,538	$9,377,915	$9,960,659	$8,035,826	$10,748,880	$33.28

Real Estate Taxes	$1,135,167	$673,528	$1,045,686	$898,632	$755,768	$2.34
Insurance	$200,782	$162,761	$271,895	$210,431	$179,224	$0.55
Other Operating Expenses	$3,528,406	$2,823,809	$3,506,177	$3,537,502	$3,808,645	$11.79
Total Operating Expenses	$4,864,355	$3,660,098	$4,823,758	$4,646,565	$4,743,637	$14.69

Net Operating Income	$5,299,183	$5,717,817	$5,136,901	$3,389,261	$6,005,243	$18.59
Replacement Reserves	$0	$0	$0	$0	$80,754	$0.25
TI/LC	$0	$0	$0	$0	$615,247	$1.90
Net Cash Flow	$5,299,183	$5,717,817	$5,136,901	$3,389,261	$5,309,242	$16.44

Occupancy (%)(2)	93.3%	90.5%	82.4%	93.0%	89.4%(4)
NOI DSCR	1.93x	2.09x	1.87x	1.24x	2.19x
NCF DSCR	1.93x	2.09x	1.87x	1.24x	1.94x
NOI Debt Yield	13.1%	14.1%	12.7%	8.3%	14.8%
NCF Debt Yield	13.1%	14.1%	12.7%	8.3%	13.1%

(1)	Gross Potential Rent is based on the underwritten rent roll as of June 12, 2026, and is inclusive of rent steps through July 1, 2027.
(2)	The decline in Gross Potential Rent and increase in Occupancy from 2024 to 2025 was due to the landlord’s termination of leases to accommodate space for the second largest tenant, Carrington Mortgage, which had a lease commencement date in December 2025, as well as an increase in rent abatements offered for new leasing. The increase in Gross Potential Rent from 2025 to UW is attributable to the underwritten rent for Carrington Mortgage. The expected rent commencement date for Carrington Mortgage is January 1, 2027 and the full amount of rent abatements were reserved at origination.
(3)	Other Income includes antenna rent, work order fees and other miscellaneous income.
(4)	Based on economic vacancy of 10.6%. The Orange Center Tower Property was 94.2% occupied as of June 12, 2026.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) approximately $221,851 for real estate taxes, (ii) approximately $32,858 for property insurance, (iii) $14,375 for deferred maintenance, (iv) $1,000,000 for tenant improvements and leasing commissions, (v) approximately $1,172,804 for free rent, (vi) approximately $712,681 for outstanding tenant improvements and (vii) approximately $103,047 for gap rent.

Real Estate Taxes – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $73,950.

Insurance – On a monthly basis, if there is no approved blanket policy in place, the borrower is required to escrow 1/12 of the insurance premiums that the lender reasonably estimates will be required for the renewal of the insurance coverage (initially approximately $16,429). The Orange Center Tower Property is currently not insured under a blanket insurance policy.

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $6,730 for replacement reserves.

TI/LC Reserve – On a monthly basis, the borrower is required to deposit $40,377 into the TI/LC reserve account.

Lockbox and Cash Management. The Orange Center Tower Mortgage Loan documents require a hard lockbox with springing cash management. All rents from the Orange Center Tower Property are required to be deposited directly into the lender-controlled lockbox account by tenants and, so long as a Cash Sweep Period (as defined below) is not continuing, funds in the lockbox account will be transferred to the borrower’s operating account. During a Cash Sweep Period, the borrower will not have access to funds in the lockbox account and such funds will be transferred to the lender-controlled cash management account and disbursed according to the Orange Center Tower Mortgage Loan documents. During a Cash Sweep Period, all excess cash is required to be held by the lender as additional security for the Orange Center Tower Mortgage Loan; provided that in the event a Cash Sweep Period occurs twice during the term of the Orange Center Tower Mortgage Loan, the borrower will not be entitled to any disbursement of excess cash reserve funds during the remaining term of the Orange Center Tower Mortgage Loan, the Cash Sweep Period will continue, and the borrower will continue to be obligated to pay excess cash to the lender on each payment date until the Orange Center Tower Mortgage Loan is paid in full.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-61

Office – Suburban	Loan #4	Cut-off Date Balance:	$40,600,000
500 North State College Boulevard and 3600 West Orangewood Avenue	Orange Center Tower	Cut-off Date LTV:	58.0%
Orange, CA 92868		UW NCF DSCR:	1.94x
		UW NOI Debt Yield:	14.8%

A “Cash Sweep Period” will commence upon the earlier of (i) the net cash flow debt service coverage ratio being less than 1.25x for any calendar quarter, (ii) a default in the payment of rent under the County of Orange lease, (iii) County of Orange terminating, going dark or vacating its leased space, (iv) County of Orange or its lease guarantor becomes subject to a bankruptcy action, or (v) County of Orange fails to renew its lease for a term of at least five years on or before the date that is 12-months prior to the lease expiration date.

A Cash Sweep Period will be cured, with regard to clause (i), upon the net cash flow debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters; with regard to clause (ii), upon the cure of such default; with regard to clause (iii), upon one or more acceptable replacement tenants (as determined by the lender) is in occupancy, open for business and paying rent; with regard to clause (iv), County of Orange or its lease guarantor has assumed its lease without alternation, as ordered by the applicable court, or the assets of the County of Orange or such guarantor are no longer subject to the jurisdiction of the bankruptcy court and the obligations of the County of Orange or such guarantor under the lease or guaranty, as applicable, remain unaltered; or with regard to clause (v), upon the replacement or renewal of the County of Orange lease in accordance with the Orange Center Tower Mortgage Loan documents.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and business interruption insurance for 18 months plus a six-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if TRIPRA or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-62

Retail – Super Regional Mall	Loan #5	Cut-off Date Balance:	$35,000,000
5000 South Arizona Mills Circle	Arizona Mills	Cut-off Date LTV:	40.2%
Tempe, AZ 85282		UW NCF DSCR:	2.98x
		UW NOI Debt Yield:	21.2%

SEA LIFE
LEGOLAND
IMAX THEATRE
IMAX

IMAX

ARIZONA
SEA LIFE
AQUARIUM

Levi's

charlotte russe
outlet
I ♥ TEMPE

LEGO
LEGOLAND
DISCOVERY CENTER

HOLLISTER

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-63

Retail – Super Regional Mall	Loan #5	Cut-off Date Balance:	$35,000,000
5000 South Arizona Mills Circle	Arizona Mills	Cut-off Date LTV:	40.2%
Tempe, AZ 85282		UW NCF DSCR:	2.98x
		UW NOI Debt Yield:	21.2%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-64

Retail – Super Regional Mall	Loan #5	Cut-off Date Balance:	$35,000,000
5000 South Arizona Mills Circle	Arizona Mills	Cut-off Date LTV:	40.2%
Tempe, AZ 85282		UW NCF DSCR:	2.98x
		UW NOI Debt Yield:	21.2%

Arizona Mills
5000 South Arizona Mills Circle
Tempe, AZ 85282
PHOENIX
Tempe
Scottsdale
Chandler
Guadalupe
Ahwatukee
South Mountain
SOUTH MOUNTAINS
PHOENIX SOUTH MTN. PARK
MARICOPA COUNTY
Heard Ranch
Raintree
South Tempe
Alegre Community
Shalimar
Golden Keys East
Papago Park
Phoenix Sky Harbor Intl. Airport
Downtown Phoenix 3 miles
Salt River
Red Mtn. Frwy
Maricopa Frwy
Superstition Frwy
Hohokam Pkwy
METRO LIGHT RAIL
Arizona State University
OLD TOWN TEMPE
Tempe Town Lake
Broadway Rd
Southern Ave
Baseline Rd
Guadalupe Rd
Elliot Rd
Warner Rd
Ray Rd
Chandler Blvd
University Dr
Washington St
Van Buren St
McKellips Rd
Priest Dr
Hardy Dr
Mill Ave
Rural Rd
McClintock Dr
Kyrene Rd
S. 48th St
S. 40th St
S. 32nd St
S. 24th St
E. Sky Harbor Blvd

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-65

Mortgage Loan No. 5 – Arizona Mills
Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CREFI			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Tempe, AZ 85282
Original Balance(1):	$35,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$35,000,000			Detailed Property Type:	Super Regional Mall
% of Initial Pool Balance:	5.0%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1986-1999/NAP
Borrower Sponsor:	Simon Property Group, L.P.			Size:	1,223,783 SF
Guarantor(2):	Simon Property Group, L.P.			Cut-off Date Balance PSF(1):	$110
Mortgage Rate:	6.6570%			Maturity Date Balance PSF(1):	$110
Note Date:	6/23/2026			Property Manager:	Simon Management Associates II, LLC (borrower-affiliated)
Maturity Date:	7/1/2036			Underwriting and Financial Information
Term to Maturity:	120 months			UW NOI:	$28,686,162
Amortization Term:	0 months			UW NCF:	$27,149,831
IO Period:	120 months			UW NOI Debt Yield(1):	21.2%
Seasoning:	1 month			UW NCF Debt Yield(1):	20.1%
Prepayment Provisions(3):	L(25),D(88),O(7)			UW NOI Debt Yield at Maturity(1):	21.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.98x
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$28,149,610 (3/31/2026 TTM)
Additional Debt Balance(1):	$100,000,000			2nd Most Recent NOI:	$28,152,503 (12/31/2025)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$29,684,322 (12/31/2024)
Reserves(4)				Most Recent Occupancy:	98.9% (6/2/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	99.0% (12/31/2025)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	99.0% (12/31/2024)
Insurance(5):	$0	Springing	NAP	Appraised Value (as of):	$336,000,000 (4/21/2026)
Replacement Reserve:	$0	Springing	NAP	Appraised Value Per SF:	$275
Rollover Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	40.2%
Gap Rent Reserve:	$310,940	$0	NAP	Maturity Date LTV Ratio(1):	40.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$135,000,000	100.0%	Loan Payoff:	$89,378,737	66.2%
			Return of Equity:	$44,461,962	32.9%
			Closing Costs:	$848,361	0.6%
			Upfront Reserves:	$310,940	0.2%
Total Sources:	$135,000,000	100.0%	Total Uses:	$135,000,000	100.0%

(1)	The Arizona Mills Mortgage Loan (as defined below) is part of the Arizona Mills Whole Loan (as defined below) which is evidenced by ten pari passu promissory notes with an aggregate original principal balance of $135,000,000. The financial information presented in the chart above is based on the Arizona Mills Whole Loan.
(2)	The non-recourse carveout guaranty is capped as described below under “The Borrower and the Borrower Sponsor.”
(3)	Defeasance of the Arizona Mills Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Arizona Mills Whole Loan to be securitized (“REMIC Prohibition Period”), and (b) July 1, 2029 (“Permitted Prepayment Date”). If the Permitted Prepayment Date has occurred but the expiration of the REMIC Prohibition Period has not occurred, the borrower can prepay with the simultaneous payment of yield maintenance. The assumed lockout period of 25 payments is based on the expected MSBAM 2026-C36 securitization trust closing date in August 2026. The actual lockout period may be longer.
(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(5)	Deposits to the insurance reserve are waived so long as the Arizona Mills property is covered by a blanket insurance policy meeting the lender’s requirements.

The Mortgage Loan. The fifth largest mortgage loan (the “Arizona Mills Mortgage Loan”) is part of a fixed rate whole loan evidenced by ten pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $135,000,000 (the “Arizona Mills Whole Loan”). The Arizona Mills Whole Loan is secured by the borrower’s fee interest in a 1,223,783 square foot super regional mall located in Tempe, Arizona (the “Arizona Mills Property”). The Arizona Mills Whole Loan was co-originated by Bank of Montreal (“BMO”) and Citi Real Estate Funding Inc. (“CREFI”) on June 23, 2026. The Arizona Mills Mortgage Loan is evidenced by the non-controlling Notes A-5, A-6-1 and A-7, contributed by CREFI, with an aggregate outstanding principal balance as of the Cut-off Date of $35,000,000. The Arizona Mills Whole Loan has a 10-year term and accrues interest at a per annum rate of 6.65700% on an Actual/360 basis. The Arizona Mills Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSBAM 2026-C36 securitization trust until the controlling note is securitized, at which point it will be serviced pursuant to the pooling and servicing agreement of the securitization to which the controlling note is contributed. The relationship between the holders of notes evidencing the Arizona Mills Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-66

Retail – Super Regional Mall	Loan #5	Cut-off Date Balance:	$35,000,000
5000 South Arizona Mills Circle	Arizona Mills	Cut-off Date LTV:	40.2%
Tempe, AZ 85282		UW NCF DSCR:	2.98x
		UW NOI Debt Yield:	21.2%

The table below identifies the promissory notes that comprise the Arizona Mills Whole Loan:

Arizona Mills Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$40,000,000	$40,000,000	BMO	Yes
A-2(1)	$20,000,000	$20,000,000	BMO	No
A-3(1)	$20,000,000	$20,000,000	BMO	No
A-4-1(1)	$5,500,000	$5,500,000	BMO	No
A-4-2(1)	$4,500,000	$4,500,000	BMO	No
A-5	$15,000,000	$15,000,000	MSBAM 2026-C36	No
A-6-1	$5,000,000	$5,000,000	MSBAM 2026-C36	No
A-6-2(1)	$2,500,000	$2,500,000	CREFI	No
A-7	$15,000,000	$15,000,000	MSBAM 2026-C36	No
A-8(1)	$7,500,000	$7,500,000	CREFI	No
Whole Loan	$135,000,000	$135,000,000

(1)	Expected to be contributed to one or more future securitization(s).

The Borrower and the Borrower Sponsor. The borrower is Arizona Mills Mall, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Arizona Mills Whole Loan.

The borrower sponsor and non-recourse carveout guarantor of the Arizona Mills Whole Loan is Simon Property Group, L.P. (“Simon”). Simon Property Group, Inc. (NYSE: SPG) (“Simon Inc.”), the majority owner of Simon, is a real estate investment trust engaged in the ownership of shopping, dining, entertainment and mixed-use destinations. Simon has approximately 400 retail centers globally.

The Arizona Mills Whole Loan documents provide that for so long as one or more of Simon, Simon Inc. or an affiliate of Simon or Simon Inc. is a non-recourse carveout guarantor, the non-recourse carveout guarantor’s aggregate liability (including environmental liability), is limited to 20% of the outstanding principal balance of the Arizona Mills Whole Loan at such time, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the related lender in the enforcement of the related guaranty or the preservation of its rights under such guaranty.

The Property. The Arizona Mills Property is a 1,223,783 square foot super regional mall anchored by Harkins Theatres, LEGOLAND Discovery Center, RECLECTIC, and Burlington, with junior anchors including Q, Tilt, Cavender’s Boot City, Marshalls and Q Luv. Built between 1986 and 1999, the Arizona Mills Property is situated on a 94.37-acre parcel and contains 6,206 parking spaces, which results in a parking ratio of 5.1 parking spaces per 1,000 square feet of net rentable area. As of June 2, 2026, the Arizona Mills Property was 98.9% leased based on net rentable area (including temporary tenants) and 89.3% leased, excluding temporary tenants, by 152 tenants. Temporary tenants occupy approximately 9.6% of the net rentable area and no underwritten base rent is attributable to such temporary tenants. The trailing 12-month tenant sales per square foot for in line tenants as of March 31, 2026 is $313 per square foot.

Major Tenants.

The three largest tenants based on underwritten base rent are Harkins Theaters, RECLECTIC and Vans Outlet.

Harkins Theaters (92,253 SF; 7.5% of NRA; 8.0% of UW Rent). Founded in 1933, Harkins Theatres is headquartered in Scottsdale, Arizona and operates 500 screens. Harkins Theatres has 18 regular screens and one IMAX screen at the Arizona Mills Property, where it has been a tenant since November 1995. Harkins Theatres is on a lease expiring July 31, 2035 with three, five-year renewal options and no termination options. As of March 2026, the TTM tenant sales were $11,846,539 (approximately $624,000 per screen).

RECLECTIC (105,700 SF; 8.6% of NRA; 3.0% of UW Rent). RECLECTIC is a new eco-conscious store by Urban Outfitters. Urban Outfitters was founded in 1970 and now operates over 200 stores across the United States, Canada and Europe. RECLECTIC has been a tenant at the Arizona Mills Property since October 2024 replacing At Home, which vacated in 2019. RECLECTIC has a lease expiring October 31, 2034 with one, five-year renewal option and no termination options. As of March 2026, the TTM tenant sales were $8,708,892.

Vans Outlet (4,169 SF; 0.3% of NRA; 2.9% of UW Rent). Founded in 1966, Vans Outlet (“Vans”) is owned by VF Corporation (Moody’s/S&P/Fitch: Ba2/BB/NR). Vans has been a tenant at the Arizona Mills Property since 2008, most recently extending its lease in February 2022, and has a lease expiration on January 31, 2027. Vans has no renewal or termination options. As of March 2026, the TTM tenant sales were $2,279,198.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-67

Retail – Super Regional Mall	Loan #5	Cut-off Date Balance:	$35,000,000
5000 South Arizona Mills Circle	Arizona Mills	Cut-off Date LTV:	40.2%
Tempe, AZ 85282		UW NCF DSCR:	2.98x
		UW NOI Debt Yield:	21.2%

The following table presents a summary regarding the largest tenants at the Arizona Mills Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Sales PSF / Year(4)	U/W Occ. Cost(4)	Lease Exp.	Renewal Options	Term. Option (Y/N)
Anchor Tenants / Theater
Harkins Theatres	Caa2/NR/CCC+	92,253	7.5%	$1,867,201	8.0%	$20.24	$623,502	15.8%	7/31/2035	3 x 5 yrs	N
RECLECTIC	NR/NR/NR	105,700	8.6%	$700,000	3.0%	$6.62	$82.39	9.0%	10/31/2034	1 x 5 yrs	N
Burlington	NR/NR/BB+	80,426	6.6%	$502,662	2.2%	$6.25	$201.41	5.0%	1/31/2028	1 x 5 yrs	N
Anchor Tenants / Theater Subtotal/Wtd. Avg.		278,379	22.7%	$3,069,863	13.2%	$11.03

Junior Anchor / Major Tenants
Bubble Planet	NR/NR/NR	29,571	2.4%	$600,000	2.6%	$20.29	$157.63	13.5%	2/28/2027	1 x 2 yrs	N
Ross Dress for Less	A2/NR/BBB+	29,734	2.4%	$535,212	2.3%	$18.00	$486.53	4.7%	1/31/2033	1 x 5 yrs	N
Cavender’s Boot City	NR/NR/NR	34,504	2.8%	$400,000	1.7%	$11.59	NAV	NAV	1/31/2032	2 x 5 yrs	N
Marshalls	A2/NR/A	31,315	2.6%	$360,123	1.6%	$11.50	$228.42	6.7%	12/31/2026	3 x 5 yrs	N
Sea Life Aquarium	NR/NR/NR	25,590	2.1%	$356,440	1.5%	$13.93	$127.03	14.2%	12/31/2030	2 x 5 yrs	N
Other Jr. Anchor / Major Tenants		168,695	13.8%	$2,161,495	9.3%	$12.81
Jr. Anchor / Major Tenants Subtotal/Wtd. Avg.		319,409	26.1%	$4,413,269	19.0%	$13.82

In - Line Tenants
Vans Outlet	Ba2/NR/BB	4,169	0.3%	$675,684	2.9%	$162.07	$546.70	37.5%	1/31/2027	N	N
JD Sports	NR/NR/NR	5,650	0.5%	$426,468	1.8%	$75.48	$573.46	18.9%	12/31/2031	N	N
Other In-Line Tenants		372,565	30.4%	$13,577,615	58.5%	$36,44
In Line Tenants Subtotal/Wtd. Avg.		382,384	31.2%	$14,679,766	63.2%	$38.39

Other Tenants(5)		230,205	18.8%	$1,060,661	4.6%	$4.61
Occupied Subtotal/Wtd. Avg.		1,210,377	98.9%	$23,223,560	100.0%	$19.19
Vacant Space		13,406	1.1%
Total/Wtd. Avg.		1,223,783	100.0%

(1)	Based on the underwritten rent roll dated as of June 2, 2026.
(2)	In certain instances, ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Annual UW Rent and Annual UW Rent PSF includes $261,138 of rent steps through November 2029.
(4)	Sales PSF / Year represent sales data as of the TTM period ending 3/31/2026. Sales PSF / Year for Harkins Theatres represents sales per screen based on 19 screens.
(5)	Other Tenants includes 116,992 square feet attributable to temporary tenants and 88,514 square feet attributable to percentage in-lieu tenants to which no underwritten rent is attributable. This is inclusive of anchor tenant, LEGOLAND Discovery Center, a percentage in-lieu tenant for which 65,013 SF and no underwritten rent is attributable.

The following table presents certain information relating to the historical sales for certain tenants that report sales at the Arizona Mills Property:

Tenant Sales History
	2023 Sales (PSF)	2024 Sales (PSF)	2025 Sales (PSF)	TTM 3/31/2026 Sales (PSF)
Harkins Theatres	$145.29	$134.93	$132.24	$128.41
RECLECTIC	NAV	NAV	$82.39	$82.39
Vans Outlet	$823.55	$657.08	$572.06	$546.70
Bubble Planet	NAV	NAV	$184.00	$157.63
Ross Dress for Less	$440.28	$572.68	$489.39	$486.53
Burlington	$202.62	$217.04	$197.92	$201.41
JD Sports	NAV	NAV	$635.20	$573.46
Cavender’s Boot City	NAV	NAV	NAV	NAV
Marshalls	$259.47	$254.19	$229.32	$228.42
Sea Life Aquarium	$119.43	$147.26	$129.03	$127.03

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-68

Retail – Super Regional Mall	Loan #5	Cut-off Date Balance:	$35,000,000
5000 South Arizona Mills Circle	Arizona Mills	Cut-off Date LTV:	40.2%
Tempe, AZ 85282		UW NCF DSCR:	2.98x
		UW NOI Debt Yield:	21.2%
Tenant Sales(1)
	2023 Sales PSF	2024 Sales PSF	2025 Sales PSF	TTM 3/31/2026 Sales PSF
Tenant Sales	$391	$368	$321	$313
Sq. Ft. Open Stores	333,920	328,801	355,617	363,346

(1)	Information obtained from the borrower and based on all in-line retail tenants <10,000 SF and open for 24 months or more.

The following table presents certain information relating to the lease rollover at the Arizona Mills Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(3)	Approx. % of Total UW Rent Rolling(3)	Approx. Cumulative % of Total UW Rent Rolling(3)	UW Rent PSF Rolling
Temporary Tenants	18	116,992	9.6%	9.6%	$0	0.0%	0.0%	$0.00
MTM/2026	17	97,614	8.0%	17.5%	$2,006,051	8.6%	8.6%	$20.55
2027	37	186,468	15.2%	32.8%	$5,945,855	25.6%	34.2%	$31.89
2028	26	181,338	14.8%	47.6%	$3,837,161	16.5%	50.8%	$21.16
2029	26	106,812	8.7%	56.3%	$2,875,285	12.4%	63.1%	$26.92
2030	16	70,858	5.8%	62.1%	$2,039,525	8.8%	71.9%	$28.78
2031	5	128,961	10.5%	72.6%	$1,000,954	4.3%	76.2%	$7.76
2032	5	60,297	4.9%	77.6%	$868,878	3.7%	80.0%	$14.41
2033	4	35,074	2.9%	80.4%	$745,273	3.2%	83.2%	$21.25
2034	7	122,294	10.0%	90.4%	$1,520,557	6.5%	89.7%	$12.43
2035	4	99,010	8.1%	98.5%	$2,027,411	8.7%	98.5%	$20.48
2036	4	4,654	0.4%	98.9%	$356,610	1.5%	100.0%	$76.62
2037 & Thereafter	1	5	0.0%	98.9%	$0	0.0%	100.0%	$0.00
Vacant	0	13,406	1.1%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	170	1,223,783	100.0%		$23,223,560	100.0%		$19.19(4)

(1)	Based on the underwritten rent roll dated June 2, 2026.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	Total UW Rent Rolling, Approx. % of Total UW Rent Rolling, and Approx. Cumulative % of Total UW Rent Rolling include rent steps totaling $261,138 through November 2029.
(4)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Arizona Mills Property is located in Tempe, Arizona, part of the Phoenix-Mesa-Scottsdale metropolitan statistical area (“Phoenix MSA”) which as of 2025 had an estimated population of approximately 5.2 million people. The Phoenix MSA is the tenth most populous metropolitan area in the nation. The Phoenix MSA has a high employment rate relative to the state of Arizona, with an economy that is anchored by education, health services, trade, transportation, and utilities services.

The Arizona Mills Property anchors a retail corridor along Baseline Rd, Interstate 10, and U.S. Route 60. The primary competition for retail demand is derived from nearby community and power centers, including Ahwatukee Foothills Town Center, Southern Palms Center, and The Groves Center, all located within a 10- to 15 minute drive of the Arizona Mills Property. The Arizona Mills Property includes direct access to Interstate 10 and U.S. Route 60, as well as proximity to Loop 101 and Loop 202, which collectively provide connectivity throughout the Phoenix MSA.

According to the appraisal, the 2025 population within a one-, three- and five-mile radius of the Arizona Mills Property was 19,156, 116,184 and 294,429, respectively. Additionally, for the same period, the average household income within the same radii was $71,117, $78,520 and $83,441, respectively.

The Arizona Mills Property is located in the Tempe retail submarket. The Tempe submarket is ranked 12th in the Phoenix MSA with approximately 8.5 million square feet of inventory. As of 2025, the submarket is 5.4% vacant with average asking rent of $25.29/SF. Over the past year, the submarket has delivered 126,086 square feet, absorbed 174,334 square feet, and has an additional 2,490 square feet under construction.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-69

Retail – Super Regional Mall	Loan #5	Cut-off Date Balance:	$35,000,000
5000 South Arizona Mills Circle	Arizona Mills	Cut-off Date LTV:	40.2%
Tempe, AZ 85282		UW NCF DSCR:	2.98x
		UW NOI Debt Yield:	21.2%

The following table presents certain information relating to the appraisal’s market rent conclusions for the Arizona Mills Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Mos.)	Rent Increase Projections	New Tenant Improvements
0 to 1,499 SF Space	$50.00	84	3.00% annually	$25.00
1,500-2,499 SF Space	$45.00	84	3.00% annually	$20.00
2,500-3,999 SF Space	$40.00	84	3.00% annually	$20.00
4,000-6,499 SF Space	$35.00	84	3.00% annually	$15.00
6,500-9,999 SF Space	$25.00	84	3.00% annually	$15.00
10,000-19,999 SF Space	$20.00	120	10% every five years	$10.00
20,000+ SF Space	$12.00	120	10% every five years	$5.00
Restaurant	$55.00	84	3.00% annually	$20.00
Jewelry	$110.00	84	3.00% annually	$50.00
Food Court/Snack Bars	$125.00	84	3.00% annually	$50.00
Kiosk	$500.00	12	3.00% annually	$0.00
Pad	$25.00	120	10% every five years	$20.00
Theater	$12.00	120	10% every five years	$5.00
Unowned Space	$0.00	120	N/A	$0.00
Fast Food	$75.00	84	3.00% annually	$30.00
(1)	Source: Appraisal.

The table below presents certain information relating to comparable retail centers pertaining to the Arizona Mills Property identified by the appraisal:

Competitive Set(1)
Property Name	Year Built/Renovated	Total NRA	Total Occupancy		Anchor / Major Tenants	Distance to Arizona Mills Property
Arizona Mills	1986-1999/NAP	1,223,783	98.9%	(2)	Harkins Theatres, RECLECTIC, Burlington, LEGOLAND Discovery Center	NAP
Chandler Fashion Center	2001/NAP	1,402,000	96.0%		Dillard’s, Scheels, Harkins Theatres, Macy’s, The Cheesecake Factory	10 miles
Tempe Marketplace	2007/NAP	1,300,000	89.0%		Harkins Theatres, Dave & Buster’s, H&M	8 miles
Scottsdale Fashion Square	1961/2009	1,871,000	95.0%		Nordstrom, Apple, Harkins Theatres, Macy’s, Neiman Marcus	15 miles
Biltmore Fashion Park	1963/2003	611,000	94.0%		Macy’s, The Cheesecake Factory	13 miles
Christown Spectrum Mall	1961/2003	452,865	64.0%		Target, Harkins Theatres, Burlington, Walmart, Ross, PetSmart	15 miles

(1)	Source: Appraisal, unless otherwise specified.
(2)	Based on the collateral SF, including temporary tenants, of the underwritten rent roll as of June 2, 2026. Total Occupancy excluding temporary tenants is 89.3%.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-70

Retail – Super Regional Mall	Loan #5	Cut-off Date Balance:	$35,000,000
5000 South Arizona Mills Circle	Arizona Mills	Cut-off Date LTV:	40.2%
Tempe, AZ 85282		UW NCF DSCR:	2.98x
		UW NOI Debt Yield:	21.2%

Appraisal. According to the appraisal, the Arizona Mills Property had an “as-is” appraised value of $336,000,000 as of April 21, 2026.

Environmental Matters. According to the Phase I environmental site assessment dated May 11, 2026, there was no evidence of any recognized environmental conditions at the Arizona Mills Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Arizona Mills Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	2025	TTM Mar 2026	UW	UW PSF
In Place Rent	$20,847,973	$21,837,541	$23,077,272	$23,391,719	$23,256,414	$22,962,422	$18.76
Contractual Rent Steps(1)	$0	$0	$0	$0	$0	$261,138	$0.21
Percentage in Lieu	$1,040,958	$1,142,886	$891,489	$429,614	$366,554	$550,811	$0.45
Vacancy Lease-Up	$0	$0	$0	$0	$0	$813,791	$0.66
Gross Potential Rent	$21,888,931	$22,980,426	$23,968,761	$23,821,333	$23,622,969	$24,588,162	$20.09
Reimbursement Revenue	$10,125,865	$10,253,865	$10,801,855	$11,253,350	$11,331,871	$10,799,358	$8.82
Net Rental Income	$32,014,795	$33,234,291	$34,770,616	$35,074,683	$34,954,840	$35,387,520	$28.92
Less Vacancy	$0	$0	$0	$0	$0	($813,791)	($0.66)
Percentage Rent(2)	$2,683,940	$1,743,726	$1,067,902	$397,277	$316,992	$367,250	$0.30
Temporary Tenants	$3,676,105	$3,512,433	$3,426,716	$3,432,866	$3,603,710	$3,603,710	$2.94
Other Rents	$263,535	$390,445	$375,434	$351,718	$348,948	$348,948	$0.29
Media Income	$229,581	$211,258	$305,905	$256,512	$264,022	$264,022	$0.22
Other Income	$16,981	$29,354	$44,154	$37,664	$37,689	$37,689	$0.03
Effective Gross Income	$38,884,937	$39,121,507	$39,990,726	$39,550,720	$39,526,201	$39,195,348	$32.03
Total Expenses	$10,443,544	$10,474,138	$10,306,404	$11,398,217	$11,376,591	$10,509,186	$8.59
Net Operating Income	$28,441,393	$28,647,369	$29,684,322	$28,152,503	$28,149,610	$28,686,162	$23.44
TI/LC	$0	$0	$0	$0	$0	$1,223,783	$1.00
Capital Expenditures	$0	$0	$0	$0	$0	$312,548	$0.26
Net Cash Flow	$28,441,393	$28,647,369	$29,684,322	$28,152,503	$28,149,610	$27,149,831	$22.19

Occupancy (%)	NAP	100.0%(3)	99.0%(3)	99.0%(3)	98.9%(4)	97.7%(5)
NOI DSCR(6)	3.12x	3.14x	3.26x	3.09x	3.09x	3.15x
NCF DSCR(6)	3.12x	3.14x	3.26x	3.09x	3.09x	2.98x
NOI Debt Yield(6)	21.1%	21.2%	22.0%	20.9%	20.9%	21.2%
NCF Debt Yield(6)	21.1%	21.2%	22.0%	20.9%	20.9%	20.1%

(1)	Represents rent steps through November 2029.
(2)	Underwritten based on the tenants’ TTM 3/31/2026 sales.
(3)	Historical occupancy represents the inline occupancy including square footage from temporary tenants. Information obtained from the borrower.
(4)	Represents current occupancy based on the underwritten rent roll dated as of June 2, 2026. Excluding temporary tenants, the current occupancy is 89.3%.
(5)	Represents economic occupancy.
(6)	Metrics are based on the Arizona Mills Whole Loan.

Escrows and Reserves. At origination of the Arizona Mills Whole Loan, the borrower deposited (i) approximately $310,940 into a gap rent reserve account and (ii) $1,035,000 for outstanding tenant improvements and leasing commissions.

Real Estate Taxes – During a Lockbox Event Period (as defined below), if (x) any taxes and other charges are not paid by the borrower prior to the assessment of any penalty for late payment and prior to the date that such taxes and other charges become delinquent, or (y) upon request of the lender, the borrower fails to promptly provide evidence, reasonably satisfactory to the lender that such taxes and other charges have been paid prior to the assessment of any penalty for late payment and prior to the date that such taxes and other charges become delinquent, the borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the real estate taxes that the lender estimates will be payable during the next ensuing 12 months.

Insurance – During a Lockbox Event Period, if the borrower has not provided satisfactory evidence to the lender that the Arizona Mills Property is covered by policies that are being maintained as part of a reasonably acceptable blanket insurance policy, the Arizona Mills Whole Loan documents require the borrower to make ongoing monthly deposits in an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies in order to accumulate sufficient funds to pay the premiums at least 30 days prior to expiration. At origination of the Arizona Mills Whole Loan, an acceptable blanket policy was in effect.

Replacement Reserve – During a Lockbox Event Period, on a monthly basis, the borrower is required to deposit approximately $26,046 for ongoing replacement reserves.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-71

Retail – Super Regional Mall	Loan #5	Cut-off Date Balance:	$35,000,000
5000 South Arizona Mills Circle	Arizona Mills	Cut-off Date LTV:	40.2%
Tempe, AZ 85282		UW NCF DSCR:	2.98x
		UW NOI Debt Yield:	21.2%

Rollover Reserve – During a Lockbox Event Period, on a monthly basis, the borrower is required to deposit approximately $101,982 for ongoing rollover reserves.

Outstanding TI / LC Reserve – The borrower was required to deposit $1,035,000 for outstanding tenant improvements, leasing commissions, and free or abated rent outstanding as of the origination of the Arizona Mills Whole Loan, related to Cavender’s Boot City. The borrower had the option to provide a guaranty of such amount from the non-recourse carveout guarantor or a letter of credit in lieu of making a cash deposit. As of the origination date, the borrower elected to provide a reserve guaranty for the portion of such reserve relating to tenant improvements and leasing commissions ($1,035,000) in lieu of making a cash deposit.

Lockbox and Cash Management. The Arizona Mills Whole Loan is structured with a hard lockbox and springing cash management. The borrower or property manager is required to deposit all rents received directly into a lender controlled lockbox account, and to direct all tenants to make direct rent deposits into the lockbox account. All amounts on deposit in the lockbox account are required to be automatically transferred on each Wednesday (or if such Wednesday is not a business day, on the preceding business day) (i) at any time a Lockbox Event Period is not in effect, to the operating account of the borrower, or (ii) weekly during a Lockbox Event Period to a lender controlled cash management account, to be disbursed in accordance with the Arizona Mills Whole Loan documents, with any excess funds to be held by the lender as additional collateral for the Arizona Mills Whole Loan during the continuance of the Lockbox Event Period.

A “Lockbox Event Period” means the period commencing on the occurrence of a Lockbox Event (as defined below) and continuing until the occurrence of the applicable Lockbox Termination Event (as defined below).

A “Lockbox Event” will commence upon the earlier of the following: (i) the occurrence of an event of default; (ii) a bankruptcy action of the borrower; (iii) a bankruptcy action of the affiliated property manager and the property manager has not been replaced within 60 days with a qualified manager; or (iv) the debt yield based on the trailing four calendar quarter period preceding any date of determination is less than 16.0% for two consecutive calendar quarters (a “Debt Yield Trigger Event”).

A “Lockbox Termination Event” means if the Lockbox Event is caused solely by (a) the occurrence of a Debt Yield Trigger Event, (1) the achievement of a debt yield equal to or greater than 16.0% for two consecutive calendar quarters; (2) the borrower prepays a portion of the Arizona Mills Whole Loan in an amount sufficient such that the debt yield is no less than 16.0% (the “Debt Yield Cure Collateral Amount”); or (3) the borrower delivers to the lender (i) cash, (ii) U.S. obligations, (iii) other securities having a rating reasonably acceptable to the lender and for which a rating agency confirmation has been received, or (iv) a letter of credit, in each case in an amount equal to the Debt Yield Cure Collateral Amount (as applicable, the “Debt Yield Cure Collateral”), which such Debt Yield Cure Collateral would be held by the lender in escrow as additional collateral and would be returned to the borrower upon the occurrence of a cure pursuant to clauses (1) or (2) above, (b) an event of default, the acceptance by the lender of a cure of such event of default, or (c) a bankruptcy action of the property manager, if the borrower replaces the property manager with a qualified manager under a replacement management agreement within 60 days or such bankruptcy action of the property manager is discharged or dismissed within 90 days without any adverse consequences to the Arizona Mills Property or the Arizona Mills Whole Loan; provided, however, that, each such Lockbox Termination Event set forth in this definition is be subject to the following conditions, (A) no other Lockbox Event has occurred and is continuing, (B) no other event of default has occurred or is continuing under the Arizona Mills Whole Loan documents, (C) the borrower may not cure a Lockbox Event (x) more than a total of five times in the aggregate during the term of the Arizona Mills Whole Loan or (y) which is triggered by a bankruptcy action of the borrower at any time during the term of the Arizona Mills Whole Loan, and (D) the borrower has paid all of the lender’s reasonable out-of-pocket expenses incurred in connection with such Lockbox Termination Event including reasonable attorney’s fees and expenses.

Release of Property. Provided that no event of default exists, and upon satisfaction of other requirements as set forth in the Arizona Mills Whole Loan documents, the borrower may (i) make transfers of immaterial or non-income producing portions of the Arizona Mills Property to any federal, state or local government or any political subdivision in connection with takings or condemnations of any portion of the Arizona Mills Property (including, without limitation, portions of the Arizona Mills Property’s “ring road”) for dedication or public use; (ii) make transfers of non-income producing or vacant portions of the Arizona Mills Property (including, without limitation, portions of the Arizona Mills Property’s “ring road”) (by sale, ground lease, sublease or other conveyance of any interest) to third parties or affiliates of the borrower including without limitation, owners of outparcels and department store pads, pads for office buildings, hotels or other properties; or (iii) dedicate portions of the Arizona Mills Property or grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for traffic circulation, ingress, egress, parking, access, utilities lines or for other similar purposes; provided, however, it will be a further condition to any of the transfers in clause (ii) and clause (iii) above that no transfer, conveyance or other encumbrance will result in a material adverse effect based upon an officer’s certificate delivered to the lender (provided, further, such transfers will be in conformity with the reciprocal easement agreement, as evidenced by an officer’s certificate) (a “Parcel Release”).

In connection with a Parcel Release pursuant to clause (i) or clause (ii) above, (a) the ratio of the unpaid principal balance of the loan-to-value ratio of the remaining portion of the Arizona Mills Property must be equal to or less than 125%; or (b) the borrower must pay down the principal balance of the Arizona Mills Whole Loan (which prepayment will not be subject to any prepayment premium or other premium or penalty of any kind) by an amount not less than the least of the following amounts: (1) if the transferred portion of the Arizona Mills Property is sold, the net proceeds of an arm’s-length sale of such parcel to an unrelated person, or if the transferred portion of the Arizona Mills Property is transferred in connection with a taking or condemnation, the net condemnation proceeds, (2) the fair market value of such parcel at the time of the transfer and release, or (3) an amount such that the loan-to-value ratio of the Arizona Mills Whole Loan does not increase after the transfer and release, unless the lender receives an opinion of counsel that if the amount described in this clause (b) is not paid, the securitization will not fail to maintain its status as a REMIC as a result of the transfer and release.

Right of First Refusal. The tenant, Harkins Theatre, has a right of first refusal to purchase any building on the Arizona Mills Property in the event the borrower elects to sell any such building for use as or the development of an event-type theater.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-72

Retail – Anchored	Loan #6	Cut-off Date Balance:	$33,187,500
23716, 23730, 23632, 23740 and	Orchard at Saddleback	Cut-off Date LTV:	61.5%
23760 El Toro Road		U/W NCF DSCR:	1.24x
Lake Forest, CA 92630		U/W NOI Debt Yield:	8.8%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-73

Retail – Anchored	Loan #6	Cut-off Date Balance:	$33,187,500
23716, 23730, 23632, 23740 and	Orchard at Saddleback	Cut-off Date LTV:	61.5%
23760 El Toro Road		U/W NCF DSCR:	1.24x
Lake Forest, CA 92630		U/W NOI Debt Yield:	8.8%

Orchard at Saddleback
23716, 23730, 23632, 23740
and 23760 El Toro Road
Lake Forest, CA 92630
IRVINE
Lake Forest
Mission Viejo
Laguna Woods
Aliso Viejo
Laguna Hills
Laguna Niguel
Ladera Ranch
Las Flores
Acacia Knolls
Pinecrest
Portola Hills
Foothill Ranch
Portola Springs
ORANGE COUNTY
Whiting Ranch Wilderness Park
Orange County Great Park
Laguna Coast Wilderness Park
Woodbury Town Center
Great Park Ice & Fivepoint Arena
Palm Court Arts Complex
Championship Soccer Stadium
Irvine Valley College
Discovery Business Center
Hoag Hospital Irvine
Wild Rivers Waterpark
Great Park Baseball Complex
Applied Medical - Irvine Campus
Albertsons Distribution Ctr.
Alton Marketplace
Irvine Spectrum
Amazon Orange Co.
Medtronic Neurovascular
Chapman Univ. Rinker Health Science Campus
Los Olivos Marketplace
Spigen
VIZIO
Irvine Research Center
Spectrum Crossroads
Lake Forest Marketplace
Valencia Center
Saddleback Mem. Medical Center
Pacific Corporate Park
Foothill Ranch Towne Center
The Village Shopping Center
Rancho Business Center
Trabuco Hills Center
Portola Plaza
Los Alisos Village
Amazon Distribution Center
Lake Mission Viejo
Casta del Sol GC
Laguna Woods GC
Aliso Viejo Resort and GC
Tijeras Creek GC
Mission Viejo CC
Kaiser Permanente Aliso Viejo
Saddleback Business Park
Crown Valley Business Park
Plaza de la Paz
Chet Holifield Federal Building
The Center at Rancho Niguel
Providence Mission Hospital
Bridgepark Plaza
The Shops at Mission Viejo
Saddleback College
Saddleback Coll. Stadium
Laguna Niguel/Mission Viejo
Plaza de las Flores
Mercantile West
Mercantile East
Laguna Niguel Reg. Park
John Wayne Airport 7 miles
San Diego 70 miles
Irvine
METROLINK
METROLINK IE-OC/ORANGE COUNTY LINES
Santa Ana Fwy
San Diego Fwy
Foothills Trans. Corr.
Eastern Trans. Corr.
San Joaquin Hills Trans. Corr.
5
133
241
405
73
Trabuco Rd.
Jeffrey Rd.
Irvine Blvd.
Sand Canyon Ave.
Portola Pkwy.
Santiago Canyon Rd.
Alton Pkwy.
Bake Pkwy.
Lake Forest Dr.
El Toro Rd.
Santa Margarita Pkwy.
Marguerite Pkwy.
Alicia Pkwy.
Ridge Rte Dr.
Muirlands Blvd.
Rockfield Blvd.
Los Alisos Blvd.
Jeronimo Rd.
Laguna Cyn Rd.
Moulton Pkwy.
Aliso Creek Rd.
Alicia Viejo Pkwy.
La Paz Rd.
Olympiad Rd.
Oso Pkwy.
Crown Valley Pkwy.
Antonio Pkwy.
LOS ANGELES
SAN BERNARDINO
RIVERSIDE
ANAHEIM
SANTA ANA
LONG BEACH
SAN DIEGO
Pacific Ocean
MEXICO
Burbank
Pasadena
Glendale
Pomona
Fontana
Ontario
Santa Monica
Fullerton
Corona
Moreno Valley
Torrance
Perris
Hemet
Huntington Beach
Newport Beach
Irvine
Lake Forest
Laguna Hills
Mission Viejo
Murrieta
Temecula
San Clemente
Fallbrook
Oceanside
Vista
Carlsbad
Escondido
Encinitas
Poway
Ramona
Santee
El Cajon
La Mesa
Chula Vista
Coronado

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-74

Mortgage Loan No. 6 – Orchard at Saddleback
Mortgage Loan Information				Property Information
Mortgage Loan Seller:		MSMCH		Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/Moody’s):		NR/NR/NR		Location:	Lake Forest, CA 92630
Original Balance(1):		$33,187,500		General Property Type:	Retail
Cut-off Date Balance(1):		$33,187,500		Detailed Property Type:	Anchored
% of Initial Pool Balance:		4.7%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	2004/NAP
Borrower Sponsor:		Schottenstein Property Group		Size:	280,601 SF
Guarantor:		Schottenstein Realty LLC		Cut-off Date Balance Per SF(1):	$315
Mortgage Rate:		6.8130%		Maturity Date Balance Per SF(1):	$315
Note Date:		7/31/2026		Property Manager:	Schottenstein Property Group LLC
Maturity Date:		8/6/2036			(borrower-related)
Term to Maturity:		120 months		Underwriting and Financial Information
Amortization Term:		0 months		UW NOI:	$7,825,665
IO Period:		120 months		UW NCF:	$7,573,124
Seasoning:		0 months		UW NOI Debt Yield(1):	8.8%
Prepayment Provisions:		L(24),D(89),O(7)		UW NCF Debt Yield(1):	8.6%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NOI Debt Yield at Maturity(1):	8.8%
Additional Debt Type(1):		Pari Passu		UW NCF DSCR(1):	1.24x
Additional Debt Balance(1):		$55,312,500		Most Recent NOI:	$8,194,019 (3/31/2026 TTM)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI:	$8,168,734 (12/31/2025)
Reserves(2)				3rd Most Recent NOI:	$8,107,043 (12/31/2024)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	98.0% (6/3/2026)
RE Taxes:	$0	Springing	NAP	2nd Most Recent Occupancy:	97.0% (12/31/2025)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	97.0% (12/31/2024)
Replacement Reserve:	$385,000	Springing	NAP	Appraised Value (as of):	$143,800,000 (5/28/2026)
TI/LC Reserve:	$0	Springing	NAP	Appraised Value Per SF:	$512
Amortization Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	61.5%
Outstanding TI/LC Reserve:	$610,560	NAP	NAP	Maturity Date LTV Ratio(1)(3):	61.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$88,500,000	100.0%	Loan Payoff	$80,401,490	90.8%
			Return of Equity:	$5,327,769	6.0%
			Closing Costs:	$1,775,181	2.0%
			Upfront Reserves:	$995,560	1.1%
Total Sources:	$88,500,000	100.0%	Total Uses:	$88,500,000	100.0%

(1)	The Orchard at Saddleback Mortgage Loan (as defined below) is part of the Orchard at Saddleback Whole Loan (as defined below), with an aggregate original principal balance of $88,500,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Orchard at Saddleback Whole Loan.
(2)	See “Escrows and Reserves”.
(3)	Starting on September 6, 2031, on a monthly basis, the borrower is required to deposit $100,000 into an amortization reserve. The Maturity Date LTV Ratio after deducting the expected amount of the amortization reserve at maturity is 57.4%.

The Mortgage Loan. The sixth largest mortgage loan (the “Orchard at Saddleback Mortgage Loan”) is part of a whole loan (the “Orchard at Saddleback Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal amount of $88,500,000. The Orchard at Saddleback Whole Loan is secured by a first priority mortgage encumbering the borrower’s fee interest in a 280,601 SF anchored retail property in Lake Forest, California (the “Orchard at Saddleback Property”). The Orchard at Saddleback Whole Loan was co-originated by Morgan Stanley Bank, N.A. and Natixis Real Estate Capital LLC (“Natixis”). The Orchard at Saddleback Mortgage Loan is evidenced by the non-controlling Note A-2, with an original principal balance of $33,187,500, which will be contributed by Morgan Stanley Mortgage Capital Holdings LLC. The Orchard at Saddleback Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSBAM 2026-C36 transaction until the controlling Note A-1 is contributed to a securitization, at which point it will be serviced pursuant to the pooling and servicing agreement for the securitization to which Note A-1 is contributed. The relationship between the holders of the Orchard at Saddleback Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans and Other Specified Mortgage Loans” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-75

Retail – Anchored	Loan #6	Cut-off Date Balance:	$33,187,500
23716, 23730, 23632, 23740 and	Orchard at Saddleback	Cut-off Date LTV:	61.5%
23760 El Toro Road		U/W NCF DSCR:	1.24x
Lake Forest, CA 92630		U/W NOI Debt Yield:	8.8%

The table below summarizes the promissory notes that comprise the Orchard at Saddleback Whole Loan.

Orchard at Saddleback Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1(1)	$55,312,500	$55,312,500	Natixis	Yes
A-2	$33,187,500	$33,187,500	MSBAM 2026-C36	No
Whole Loan	$88,500,000	$88,500,000
(1)	Expected to be contributed to one or more future securitization transactions.

The Borrower and the Borrower Sponsor. The borrower for the Orchard at Saddleback Mortgage Loan is Orchard Lake Forest CA LP, a California limited partnership and single purpose entity 99% owned and controlled by Schottenstein Realty LLC. The borrower sponsor for the Orchard at Saddleback Mortgage Loan is Schottenstein Property Group, a Columbus, Ohio-based real estate owner and operator of power center and neighborhood shopping centers throughout the United States. Schottenstein Realty LLC is the non-recourse carveout guarantor for the Orchard at Saddleback Mortgage Loan. Schottenstein Property Group manages a portfolio consisting of 80 retail properties in 23 states totaling approximately 11.5 million square feet.

The Property. The Orchard at Saddleback Property is a 280,601 SF anchored retail center located on an approximately 24.6-acre site in Lake Forest, California. Built in 2004, the Orchard at Saddleback Property is comprised of 10 multi-tenant retail buildings, two single-tenant pad buildings, and includes 1,324 parking spaces (approximately 4.7 spaces per 1,000 SF). The Orchard at Saddleback Property is located at the southeast corner of El Toro Road and Rockfield Boulevard, and has a nationally branded tenant mix with anchors including Ralph’s (55,105 SF, 19.6% of NRA, 15.3% of underwritten rent), HomeGoods (25,000 SF, 8.9% of NRA, 5.2% of underwritten rent), PetSmart (20,000 SF, 7.1% of NRA, 7.2% of underwritten rent), Staples (20,000 SF, 7.1% of NRA, 5.7% of underwritten rent), and Goodwill (18,800 SF, 6.7% of NRA, 5.9% of underwritten rent). As of June 3, 2026, the Orchard at Saddleback Property is 98.0% leased to 44 tenants that range in size from 1,170 SF to 55,105 SF, with no tenant, other than Ralph’s, accounting for more than 10.0% of underwritten rent or NRA. The historical occupancy has averaged approximately 97.7% over the last 10 years.

Major Tenants.

Ralph’s (55,105 SF, 19.6% of NRA, 15.3% of underwritten rent): Ralph’s, a subsidiary of The Kroger Co. (NYSE:KR), is a supermarket chain in Southern California. Ralph’s offers a broad selection of grocery products, including fresh produce, meat, seafood, bakery items, pharmacy services, and household essentials. The chain operates in approximately 183 stores throughout California and is supported by Kroger's nationwide platform of approximately 2,685 stores under various banners. Kroger has more than 400,000 employees. Ralph’s has anchored the Orchard at Saddleback Property since 2007, and recently executed a renewal through June 30, 2032.

HomeGoods (25,000 SF, 8.9% of NRA, 5.2% of underwritten rent). HomeGoods, a subsidiary of The TJX Companies, Inc. (NYSE: TJX), is a leading off-price home furnishings retailer offering a broad assortment of home décor, furniture, kitchenware, bedding, bath products, and seasonal merchandise. HomeGoods operates more than 900 stores nationwide. TJX employs approximately 364,000 associates. HomeGoods has occupied the Orchard at Saddleback Property since 2005 and recently executed a renewal through October 2032. HomeGoods reported sales at the Orchard at Saddleback Property of approximately $11.9 million ($476 PSF, 5.8% occupancy cost) in 2025.

PetSmart (20,000 SF, 7.1% of NRA, 7.2% of underwritten rent). PetSmart is the largest specialty pet retailer in North America, offering pet food, supplies, accessories, and a range of services including grooming, training, boarding, and veterinary care. The company operates more than 1,680 stores and grooming salons across the United States, Canada, and Puerto Rico and employs over 50,000 associates. PetSmart has occupied the Orchard at Saddleback Property since 2005 and recently executed a lease renewal through October 2030. PetSmart reported sales at the Orchard at Saddleback Property of approximately $8.1 million ($406 PSF, 10.3% occupancy cost) in 2025.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-76

Retail – Anchored	Loan #6	Cut-off Date Balance:	$33,187,500
23716, 23730, 23632, 23740 and	Orchard at Saddleback	Cut-off Date LTV:	61.5%
23760 El Toro Road		U/W NCF DSCR:	1.24x
Lake Forest, CA 92630		U/W NOI Debt Yield:	8.8%

The following table presents a summary regarding the major tenants at the Orchard at Saddleback Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(2)	Tenant SF	Approx.% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Anchor Tenants
Ralph’s	NR/Baa1/BBB	55,105	19.6%	$1,337,949	15.3%	$24.28	6/30/2032	3 x 5 yr	N

Junior Anchor Tenants
HomeGoods	NR/A2/A	25,000	8.9%	$455,000	5.2%	$18.20	10/31/2032	3 x 5 yr	N
PetSmart	NR/B2/B+	20,000	7.1%	$626,600	7.2%	$31.33	10/31/2030	1 x 5 yr	N
Staples	NR/NR/NR	20,000	7.1%	$500,000	5.7%	$25.00	11/30/2031	1 x 5 yr	N
Goodwill	NR/NR/NR	18,800	6.7%	$514,556	5.9%	$27.37	6/30/2031	N/A	N
Daiso	NR/NR/NR	12,320	4.4%	$240,240	2.8%	$19.50	8/31/2030	1 x 5 yr	N
Five Below	NR/NR/NR	10,851	3.9%	$230,584	2.6%	$21.25	1/31/2032	3 x 5 yr	N
Ulta Beauty	NR/NR/NR	10,310	3.7%	$268,060	3.1%	$26.00	7/31/2027	3 x 5 yr	N
Junior Anchor Tenants Subtotal/Wtd. Avg.		117,281	41.8%	$2,835,040	32.5%	$24.17

Major Tenants
Lucilles Smokehouse Bar B Que	NR/NR/NR	11,611	4.1%	$420,000	4.8%	$36.17	2/29/2032	1 x 5 yr	N
Bru Grill Market	NR/NR/NR	8,300	3.0%	$212,960	2.4%	$25.66	10/31/2031	4 x 5 yr	N
Bridgestone/Firestone	NR/A1/A	6,640	2.4%	$172,237	2.0%	$25.94	6/30/2031	1 x 5 yr	N
Carters	NR/NR/NR	6,053	2.2%	$220,329	2.5%	$36.40	1/31/2027	3 x 5 yr	N
Mattress Firm	NR/NR/NR	3,550	1.3%	$177,500	2.0%	$50.00	3/31/2032	2 x 5 yr	N
Comerica Bank	NR/NR/NR	3,500	1.2%	$255,507	2.9%	$73.00	12/31/2031	N/A	N
Major Tenant Subtotal/Wtd. Avg.		39,654	14.1%	$1,458,533	16.7%	$36.78

Other Tenants		63,009	22.5%	$3,096,094	35.5%	$49.14
Occupied Subtotal/Wtd. Avg.		275,049	98.0%	$8,727,616	100.0%	$31.73

Vacant Space		5,552	2.0%
Total/Wtd. Avg.		280,601	100.0%

(1)	Information is based on the underwritten rent roll dated June 3, 2026.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Orchard at Saddleback Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	Annual UW Rent PSF Rolling
MTM/2026	2	4,525	1.6%	1.6%	$229,422	2.6%	2.6%	$50.70
2027	8	28,730	10.2%	11.9%	$1,178,604	13.5%	16.1%	$41.02
2028	3	5,303	1.9%	13.7%	$247,640	2.8%	19.0%	$46.70
2029	2	5,168	1.8%	15.6%	$216,744	2.5%	21.5%	$41.94
2030	6	40,352	14.4%	30.0%	$1,302,319	14.9%	36.4%	$32.27
2031	10	66,965	23.9%	53.8%	$2,082,100	23.9%	60.2%	$31.09
2032	8	110,938	39.5%	93.4%	$2,848,403	32.6%	92.9%	$25.68
2033	0	0	0.0%	93.4%	$0	0.0%	92.9%	$0.00
2034	2	6,515	2.3%	95.7%	$342,873	3.9%	96.8%	$52.63
2035	1	1,838	0.7%	96.3%	$90,871	1.0%	97.8%	$49.44
2036(3)	2	4,715	1.7%	98.0%	$188,642	2.2%	100.0%	$40.01
2037 & Thereafter	0	0	0.0%	98.0%	$0	0.0%	100.0%	$0.00
Vacant	0	5,552	2.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(4)	44	280,601	100.0%		$8,727,616	100.0%		$31.73

(1)	Information is based on the underwritten rent roll as of June 3, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	The Orchard at Saddleback Whole Loan has a maturity date of August 6, 2036.
(4)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-77

Retail – Anchored	Loan #6	Cut-off Date Balance:	$33,187,500
23716, 23730, 23632, 23740 and	Orchard at Saddleback	Cut-off Date LTV:	61.5%
23760 El Toro Road		U/W NCF DSCR:	1.24x
Lake Forest, CA 92630		U/W NOI Debt Yield:	8.8%

The Market. The Orchard at Saddleback Property is located in Lake Forest, California, within the South submarket of the Orange County retail market. The Orchard at Saddleback Property is located on the southeast corner of El Toro Road and Rockfield Boulevard and benefits from strong visibility within the corridor. Major employers in the Orange County market include Disneyland Resort, the University of California Irvine, Peraton, Broadcom, and Kaiser Permanente. According to the appraisal, as of the first quarter of 2026, the South Orange County retail submarket contained approximately 9.7 million SF of retail inventory and reported a vacancy rate of 6.0% with average asking rents of $39.80 PSF. According to the appraisal, the estimated 2025 population within a one-, three-, and five-mile radius of the Orchard at Saddleback Property was 23,307, 150,436, and 320,790, respectively. Average household income within the same radii was approximately $112,729, $146,492, and $158,744, respectively.

The following table presents information relating to the appraisal’s market rent conclusion for the Orchard at Saddleback Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (months)	Rent Increase Projection	Tenant Improvement (New / Renewal)	Leasing Commissions (New / Renewal)	Reimbursement Method
Anchor/Grocery	$30.00	120	10%/5Years	$20.00 / $0.00	3.0% / 1.5%	NNN
Junior Anchor	$27.00	120	10%/5Years	$20.00 / $0.00	3.0% / 1.5%	NNN
Full-Service Restaurant	$42.00	120	10%/5Years	$20.00 / $0.00	3.0% / 1.5%	NNN
Bank Branch	$75.00	120	10%/5Years	$20.00 / $0.00	3.0% / 1.5%	NNN
Auto Repair	$33.00	120	10%/5Years	$5.00 / $0.00	3.0% / 1.5%	NNN
Shop Space	$48.00	60	3.0% per annum	$15.00 / $0.00	6.0% / 3.0%	NNN
Shop Space - Good	$66.00	60	3.0% per annum	$15.00 / $0.00	6.0% / 3.0%	NNN
Shop Space – Large	$42.00	60	3.0% per annum	$15.00 / $0.00	6.0% / 3.0%	NNN

Source: Appraisal.

The following table presents certain information relating to comparable anchor/grocery tenant leases with respect to the Orchard at Saddleback Property:

Comparable Leases Summary – Anchor/Grocery Space
Property/Location	Year Built / Renovated	Tenant Name	Tenant Size (SF)	Lease Term (yrs)	Rent PSF	Lease Type
Orchard at Saddleback (subject)(1) 23716, 23730, 23632, 23740 and 23760 El Toro Road Lake Forest, CA 92630	2004 / NAP	Ralph’s	55,105	20	$24.28	NNN
26501 Aliso Creek Rd Aliso Viejo, CA	2004 / 2024	99 Ranch Market	46,820	20	$28.83	NNN
19100 Harborgate Way Torrance, CA	1999 / 2023	99 Ranch Market	30,230	15	$24.00	NNN
3775 Alton Pkwy Irvine, CA	1991 / 1996	Sprouts Farmers Market	24,136	5	$32.20	NNN

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated June 3, 2026 other than Year Built / Renovated.

The following table presents certain information relating to comparable junior anchor tenant leases with respect to the Orchard at Saddleback Property:

Comparable Leases Summary – Junior Anchor
Property/Location	Year Built / Renovated	Tenant Name	Tenant Size (SF)	Lease Term (yrs)	Rent PSF	Lease Type
Orchard at Saddleback (subject) (1) 23716, 23730, 23632, 23740 and 23760 El Toro Road Lake Forest, CA 92630	2004 / NAP	HomeGoods Staples	25,000 20,000	10 15	$18.20 $25.00	NNN NNN
1101 East Imperial Highway Placentia, CA	1991 / NAP	Goodwill	10,369	5	$26.06	NNN
4343 MacArthur Blvd Newport Beach, CA	1979 / NAP	Home Consignment	19,094	15	$21.00	NNN
3875 Alton Pkwy Irvine, CA	1991 / 1996	Ross Dress for Less	23,662	10	$24.00	NNN

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated June 3, 2026 other than Year Built / Renovated.

Appraisal. The appraisal concluded to an aggregate “as-is” value for the Orchard at Saddleback Property of $143,800,000 as of May 28, 2026.

Environmental Matters. According to the Phase I environmental site assessment dated May 28, 2026, there was a recognized environmental condition at the Orchard at Saddleback Property related to contamination from dry cleaners formerly located on the Orchard at Saddleback Property and the north adjoining property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-78

Retail – Anchored	Loan #6	Cut-off Date Balance:	$33,187,500
23716, 23730, 23632, 23740 and	Orchard at Saddleback	Cut-off Date LTV:	61.5%
23760 El Toro Road		U/W NCF DSCR:	1.24x
Lake Forest, CA 92630		U/W NOI Debt Yield:	8.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Orchard at Saddleback Property:

Cash Flow Analysis
	2023	2024	2025	3/31/2026 TTM	UW	UW PSF
Gross Potential Rent(1)(2)	$8,612,462	$8,789,046	$8,836,080	$8,862,362	$9,081,667	$32.37
Reimbursements	$2,578,014	$2,622,123	$2,719,197	$2,711,530	$2,719,096	$9.69
Other Income	$2,866	$3,550	$4,324	$2,579	$3,484	$0.01
Vacancy & Credit Loss	$0	$0	$0	$0	($590,038)	($2.10)
Effective Gross Income	$11,193,342	$11,414,719	$11,559,601	$11,576,470	$11,214,209	$39.96

Real Estate Taxes	$1,322,345	$1,354,593	$1,383,934	$1,390,240	$1,424,482	$5.08
Insurance	$339,901	$402,628	$409,451	$409,589	$395,467	$1.41
Other Expenses	$1,579,315	$1,550,455	$1,597,481	$1,582,622	$1,568,596	$5.59
Total Expenses	$3,241,562	$3,307,676	$3,390,867	$3,382,451	$3,388,545	$12.08

Net Operating Income	$7,951,780	$8,107,043	$8,168,734	$8,194,019	$7,825,665	$27.89
Capital Expenditures	$0	$0	$0	$0	$42,090	$0.15
TI/LC	$0	$0	$0	$0	$210,451	$0.75
Net Cash Flow	$7,951,780	$8,107,043	$8,168,734	$8,194,019	$7,573,124	$26.99

Occupancy %(3)	98.0%	97.0%	97.0%	98.0%	95.0%
NOI DSCR(4)	1.30x	1.33x	1.34x	1.34x	1.28x
NCF DSCR(4)	1.30x	1.33x	1.34x	1.34x	1.24x
NOI Debt Yield(4)	9.0%	9.2%	9.2%	9.3%	8.8%
NCF Debt Yield(4)	9.0%	9.2%	9.2%	9.3%	8.6%

(1)	Based on the underwritten rent roll dated as of June 3, 2026.
(2)	UW Gross Potential Rent includes $87,555 of contractual rent steps through July 2027.
(3)	UW Occupancy % represents economic occupancy and 3/31/2026 TTM Occupancy % is based on the underwritten rent roll dated as of June 3, 2026.
(4)	DSCRs and Debt Yields are based on the Orchard at Saddleback Whole Loan.

Escrows and Reserves. At origination, the borrower was required to reserve (i) $520,470 for unpaid tenant allowances and tenant contributions, (ii) $385,000 for replacements, and (iii) approximately $90,090 for unpaid leasing commissions.

Real Estate Taxes – On a monthly basis during a Tax Trigger Period (as defined below), the borrower is required to deposit into a tax reserve 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

A “Tax Trigger Period” commences upon (A) the failure of the Schottenstein Condition (as defined below) to remain satisfied, (B) the commencement of a Cash Sweep Event Period (as defined below), (C) the failure of any taxes to be paid on or prior to the date the same are due in the manner and within the time frames required under the terms and conditions of the Orchard at Saddleback Whole Loan documents (unless the borrower is then contesting such taxes in accordance with the applicable terms and conditions of the Orchard at Saddleback Whole Loan documents and there exists no risk of a lien against the Orchard at Saddleback Property, delinquency of such taxes or other default with the relevant taxing authority and the lender is provided with reasonably satisfactory evidence of the same), (D) the borrower fails to provide evidence to the lender of payment of taxes within 10 days following the same are due or (E) the occurrence of a monetary event of default;

A Tax Trigger Period expires on the date upon which (v) the Orchard at Saddleback Whole Loan is repaid in full, (w) with respect to any Tax Trigger Period commenced in connection with clause (B) above, the lender notifies the cash management bank that all existing Cash Sweep Event Periods have been cured, (x) with respect to any Tax Trigger Period commenced in connection with clause (C) above, such taxes are paid in full within 10 days following written notice from the lender, (y) with respect to any Tax Trigger Period commenced in connection with clause (D) above, such evidence is provided to the lender, which date will be within 10 days following written notice from the lender, and (z) with respect to any Tax Trigger Period commenced in connection with clause (E) above, such monetary event of default is cured in accordance with the Orchard at Saddleback Whole Loan documents.

The “Schottenstein Condition” means that the Schottenstein Family (as defined below) owns, directly or indirectly, at least 51% of the borrower, and controls the borrower and the Orchard at Saddleback Property.

The “Schottenstein Family” includes, individually or collectively, any of: (i) (x) Jay L. Schottenstein or his spouse, or (y) Joseph Schottenstein or Jonathan Schottenstein or their respective spouses and lineal descendants, including their children or grandchildren; (ii) any trusts or entities of which any of such persons are the sole beneficiaries or which are entirely owned or controlled (directly or indirectly) by any such persons (or majority-owned and controlled, so long as the persons set forth in clauses (i) and (ii) above continue to own directly or indirectly 51% or more of, and control, the borrower).

Insurance – On a monthly basis during an Insurance Trigger Period (as defined below), the borrower is required to deposit into an insurance reserve 1/12th of the annual estimated insurance payments; provided that the borrower is not required to make such deposit if (i) no event of default has occurred

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-79

Retail – Anchored	Loan #6	Cut-off Date Balance:	$33,187,500
23716, 23730, 23632, 23740 and	Orchard at Saddleback	Cut-off Date LTV:	61.5%
23760 El Toro Road		U/W NCF DSCR:	1.24x
Lake Forest, CA 92630		U/W NOI Debt Yield:	8.8%

and is continuing under the Orchard at Saddleback Whole Loan documents, (ii) the liability and casualty policies maintained by the borrower covering the Orchard at Saddleback Property are part of a blanket or umbrella policy approved by the lender in its reasonable discretion and (iii) the borrower provides the lender with evidence of renewal and paid receipts for the payment of insurance premiums no later than 10 business days prior to their expiration dates.

An “Insurance Trigger Period” commences upon (A) the failure of the Schottenstein Condition to remain satisfied, (B) the commencement of a Cash Sweep Event Period, (C) the failure of any insurance premiums to be paid on or prior to the date the same are due or the borrower’s failure to provide the lender with evidence of payment of insurance premiums and copies of the required certificates evidencing the policies, in each case in the manner and within the time frames required under the terms and conditions of the Orchard at Saddleback Whole Loan documents, (D) any policy failing to satisfy in any material respect the terms and conditions of the Orchard at Saddleback Whole Loan documents, or (E) the occurrence of a monetary event of default.

An Insurance Trigger Period expires on the date upon which (w) the Orchard at Saddleback Whole Loan is repaid in full, (x) with respect to any Insurance Trigger Period commenced in connection with clause (B) above, the lender notifies the cash management bank that all existing Cash Sweep Event Periods have been cured, (y) with respect to any Insurance Trigger Period commenced in connection with clause (C) or (D) above, the borrower delivers to the lender within 10 days following written notice from the lender each of the following, as applicable: (1) evidence of payment of the applicable insurance premiums and (2) certificates evidencing the applicable policies, and that such policies comply with the relevant terms and conditions of the Orchard at Saddleback Whole Loan documents, and (z) with respect to any Insurance Trigger Period commenced in connection with clause (E) above, such monetary event of default is cured in accordance with the Orchard at Saddleback Whole Loan documents.

Replacements –On a monthly basis, the borrower is required to deposit into a capital expenditures reserve approximately $3,508 for annual capital expenditures approved by the lender. Notwithstanding the foregoing, the borrower will not be required to make such deposits so long as the following two conditions remain satisfied: (i) no event of default has occurred and is continuing and (ii) the Schottenstein Condition remains satisfied.

TI/LC – On a monthly basis, the borrower is required to deposit into a reserve approximately $17,538 for tenant improvements and leasing commissions. Notwithstanding the foregoing, the borrower will not be required to make such deposits so long as the following two conditions remain satisfied: (i) no event of default has occurred and is continuing and (ii) the Schottenstein Condition remains satisfied.

Amortization Reserve – Starting on September 6, 2031, on a monthly basis, the borrower is required to deposit $100,000 into an amortization reserve. Solely if an event of default occurs under the Orchard at Saddleback Whole Loan, the lender may apply such reserve to payment of the Orchard at Saddleback Whole Loan.

Lockbox and Cash Management. The Orchard at Saddleback Whole Loan has a hard lockbox and springing cash management. The borrower and property manager are required to direct tenants to pay rent directly into the lockbox account and to deposit any rents otherwise received in such account within two business days of receipt. During a Cash Sweep Event Period, funds in the lockbox account are required to be swept to a lender-controlled cash management account, and are required to be applied monthly (i) to fund the required tax and insurance reserve deposits, if any, as described above under “Escrows and Reserves,” (ii) to fund the payment of debt service on the Orchard at Saddleback Whole Loan, (iii) to fund the required monthly deposits into the replacement reserve and the TI/LC reserve, if any, as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender during a Cash Sweep Event Period) and lender-approved extraordinary expenses, and (v) to deposit all remaining amounts, (1) if a Cash Sweep Event Period is in effect due to a Specified Tenant Trigger Event (as defined below), into a specified tenant reserve account and (2) otherwise, into an excess cash flow account to be held as additional collateral for the Orchard at Saddleback Whole Loan during the continuance of the Cash Sweep Event Period.

A “Cash Sweep Event Period” commences upon the earliest of (i) the occurrence of an event of default, (ii) the debt service coverage ratio being less than 1.10x for three consecutive calendar months (a “DSCR Trigger Period”) (provided, however, that this will not trigger a Cash Sweep Event Period when (1) the Schottenstein Condition at such time is satisfied, (2) the guarantor at such time is either Schottenstein Realty LLC or an acceptable replacement guarantor that is majority owned and controlled by the Schottenstein Family, and (3) the Orchard at Saddleback Payment Guaranty (as defined below) is then in full force and effect), and (iii) a Specified Tenant Trigger Event.

A Cash Sweep Event Period expires upon (x) with regard to any Cash Sweep Event Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default (which cure the lender may accept or reject in its sole discretion), (y) with regard to any Cash Sweep Event Period commenced in connection with a DSCR Trigger Period, the date that the debt service coverage ratio is equal to or greater than 1.10x for the immediately preceding six consecutive calendar months, and (z) with regard to any Cash Sweep Event Period commenced in connection with clause (iii) above, upon the cure of the Specified Tenant Trigger Event.

“Orchard at Saddleback Payment Guaranty” means that certain payment guaranty in an amount equal to the aggregate amount of net operating income that would be needed to meet the debt service coverage ratio during the continuance of a DSCR Trigger Period, provided by the non-recourse carveout guarantor, or a replacement payment guaranty in form and substance substantially similar to such payment guaranty from a guarantor acceptable to the lender which is majority owned and controlled by the Schottenstein Family.

A “Specified Tenant” means Ralph’s, as tenant under its lease at the Orchard at Saddleback Property, and any tenant under a lease which, either individually, or when taken together with any other lease with such tenant or its affiliates (i) covers more than 50,000 square feet at the Orchard at Saddleback Property, or (ii) constitutes more than 18% of the total annual rents.

A “Specified Tenant Trigger Event” commences upon the date on which (i) any Specified Tenant is in default of any monetary or material non-monetary term of its lease (beyond any applicable notice and/or cure period), (ii)(a) any Specified Tenant terminates its lease or (b) notifies the borrower, the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-80

Retail – Anchored	Loan #6	Cut-off Date Balance:	$33,187,500
23716, 23730, 23632, 23740 and	Orchard at Saddleback	Cut-off Date LTV:	61.5%
23760 El Toro Road		U/W NCF DSCR:	1.24x
Lake Forest, CA 92630		U/W NOI Debt Yield:	8.8%

manager, or any of their respective affiliates, agents or representatives that it intends to terminate its lease; (iii) any Specified Tenant vacates, surrenders or ceases to conduct its normal business operations at substantially all of its demised premises or otherwise “goes dark”; (iv) is the earlier to occur of (y) 12 months prior to the expiration of the term of a Specified Tenant’s lease, and (z) the date any Specified Tenant fails to deliver notice or otherwise exercise an option to extend the term of its lease on the date required by such lease; (v) any Specified Tenant (or such Specified Tenant’s parent company) becomes insolvent or a debtor in any bankruptcy or insolvency proceeding; or (vi) any Specified Tenant (or such Specified Tenant’s parent company) has its long term, unsecured and unsubordinated debt rating downgraded below “BBB-” by S&P or the equivalent of such rating by any other rating agency that rates the certificates.

Notwithstanding the foregoing definition of Specified Tenant Trigger Event, such Specified Tenant Trigger Event does not commence so long as (x) no event of default has occurred and is continuing, (y) the Schottenstein Condition remains satisfied and (z) within 10 days of the borrower’s receipt of notice from the lender of the commencement of such Specified Tenant Trigger Event, the borrower either: (1) deposits with the lender an additional $551,050; or (2) delivers to the lender a letter of credit complying with the terms and conditions of the Orchard at Saddleback Whole Loan documents of the same amount.

A Specified Tenant Trigger Event expires upon (t) if the Specified Tenant Trigger Event is caused solely by the occurrence of clause (i) of the definition of Specified Tenant Trigger Event above, the date on which the monetary or material non-monetary event of default is cured; (u) if the Specified Tenant Trigger Event is caused solely by the occurrence of clause (ii)(a) of such definition above, the date on which the lender receives evidence that the borrower has entered into a new lease(s) with an acceptable replacement tenant(s) for no less than 80% of the demised premises which had previously been occupied by the applicable Specified Tenant, in form and substance satisfactory to the lender, and that (1) each tenant under any such replacement lease has accepted possession and is in occupancy of, and is open for business at all of the space demised under the lease and is paying full, unabated rent in accordance with the lease, (2) that the rents payable under any such replacement lease are comparable to existing local market rates for similar properties and (3) that all landlord obligations under any such replacement lease (including, without limitation, tenant improvement and leasing commission obligations) have been duly performed, completed and paid for, such evidence to include, without limitation, a fully executed lease and an estoppel certificate from each such tenant (a “Re-tenanting Event”); (v) if the Specified Tenant Trigger Event is caused solely by the occurrence of clause (ii)(b) of such definition above, the date on which (I)(a) the applicable Specified Tenant (1) has irrevocably revoked or rescinded any such notice and (2)(A) been open for business and conducted normal business operations at substantially all of its demised premises and (B) is paying full, unabated rent under its lease, and (b) delivers to the lender an estoppel certificate certifying, among other things, the foregoing and reaffirming the lease as being in full force and effect, or (II) a Re-tenanting Event has occurred; (w) if the Specified Tenant Trigger Event is caused solely by the occurrence of clause (iii)(a) of such definition above, the date on which (a)(1) the applicable Specified Tenant (A) has reopened for business and conducted normal business operations at substantially all of its demised premises and (B) is paying full, unabated rent under its lease, for two consecutive quarters in each case, and (2) the borrower has delivered to the lender an estoppel certificate from the applicable Specified Tenant certifying, among other things, the foregoing and reaffirming the lease as being in full force and effect, or (b) a Re-tenanting Event has occurred; (x) if the Specified Tenant Trigger Event is caused solely by the occurrence of clause (iv) of such definition above, (a) the date on which the applicable Specified Tenant has delivered an extension notice and otherwise satisfied all conditions to the extension option contained in such Specified Tenant’s lease, or (b) a Re-tenanting Event has occurred; (y) if the Specified Tenant Trigger Event is caused solely by the occurrence of clause (v) of such definition above, the date on which the applicable Specified Tenant or such Specified Tenant’s parent company, as the case may be, will become solvent to the lender’s satisfaction for two consecutive quarters or will no longer be a debtor in any bankruptcy or insolvency proceeding and has affirmed its lease pursuant to a final non-appealable order of a court of competent jurisdiction; or (z) if the Specified Tenant Trigger Event is caused solely by the occurrence of clause (vi) of such definition above, the date on which the long term, unsecured and unsubordinated debt rating of the applicable Specified Tenant or such Specified Tenant’s parent company, as the case may be, will have been restored to at least “BBB-” by S&P or the equivalent of such rating by any other rating agency rating the certificates.

Terrorism Insurance. The Orchard at Saddleback Whole Loan documents require that the borrower obtain and maintain an “all risk” or “special form” property insurance policy that provides coverage for loss caused by acts of terrorism in an amount not less than 100% of the full replacement cost of the Orchard at Saddleback Property plus 18 months of business interruption insurance with an extended period of indemnity of up to 12 months. If acts of terrorism or similar acts or events are excluded from the borrower’s all-risk policy, the borrower must obtain an endorsement to such policy, or a separate terrorism policy, insuring against such excluded acts and “fire following” in the amounts described above. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions or if another federal governmental program is in effect relating to "acts of terrorism" which provides substantially similar protections) is in effect the lender is required to accept terrorism insurance which covers against "covered acts" as defined by TRIPRA (or such other program), so long as TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

Right of First Refusal. The largest tenant, Ralph’s, has a right of first refusal for the purchase of the parcel on which its store is located (or similar adequately parked parcel that includes its store) if the borrower elects to sell such parcel in any transaction that does not include any other parcel or parcels of the related shopping center. The lease provides that such right of first refusal does not apply to the acquisition of such parcel at a foreclosure sale, or to the sale or transfer of such parcel by any lender or other purchaser at a foreclosure sale. The lease does not expressly provide that such right of first refusal would not apply to a deed-in-lieu of foreclosure. In addition, such right of first refusal would apply to subsequent transfers.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-81

Office – CBD	Loan #7	Cut-off Date Balance:	$30,000,000
885 Second Avenue	One Dag	Cut-off Date LTV:	60.5%
New York, NY 10017		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	13.6%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-82

Office – CBD	Loan #7	Cut-off Date Balance:	$30,000,000
885 Second Avenue	One Dag	Cut-off Date LTV:	60.5%
New York, NY 10017		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	13.6%

Upper East Side
Lenox Hill
MANHATTAN
East Side
Murray Hill
East River
Roosevelt Island
One Dag
885 Second Avenue
New York, NY 10017
Queensboro Bridge
Queens-Midtown Tunnel
FDR Drive
Madison Ave.
Park Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
Vanderbilt Ave.
METRO NORTH
E. 60th St.
E. 59th St.
E. 58th St.
E. 57th St.
E. 56th St.
E. 55th St.
E. 54th St.
E. 53rd St.
E. 52nd St.
E. 51st St.
E. 50th St.
E. 49th St.
E. 48th St.
E. 47th St.
E. 46th St.
E. 45th St.
E. 44th St.
E. 43rd St.
E. 42nd St.
E. 41st St.
E. 40th St.
E. 39th St.
E. 38th St.
E. 37th St.
E. 36th St.
E. 35th St.
LEXINGTON/59TH ST
53RD ST
51ST ST/LEXINGTON
GRAND CENTRAL/42ND ST
GRAND CENTRAL
Four Seasons Hotel
432 Park Avenue
150 East 57th St
Concorde Hotel NY
Citigroup Center
The Bristol
Lever House
399 Park
Lipstick Building
599 Lexington Avenue
875 Third
Consulate General of Hungary
The Sutton
345 Park
Beekman Hill
Lotte NY Palace
The Kimberly Hotel
Consulate General of South Africa
Pod 51
The Benjamin Royal Sonesta New York
ITT Building
Waldorf Astoria
Consulate General of Germany
The Beekman Tower
Inter Continental NY Barclay
Residence Inn By Marriott NY Midtown East
British Consulate General NY
Consulate of the Republic of Singapore
860 UN Plaza
270 Park Avenue
The Lexington Hotel
Roger Smith Hotel
Japan Society
Consulate General of Estonia
383 Madison
245 Park Avenue
485 Lexington
United Nations Visitor Centre
Hotel Boutique at Grand Central
MetLife Building
450 Lexington Avenue
2 Grand Central Tower
EVEN Hotel New York
Millennium Hilton NY One UN Plaza
UNITED NATIONS
Permanent Mission of Sri Lanka
Consulate General of Malaysia
Fitzpatrick Grand Central
Hampton Inn Manhattan Grand Central
Grand Central Terminal
Hyatt Grand Central NY
One Vanderbilt
Chrysler Building
Consulate General of Ecuador
The Chemists' Club Hotel
Consulate General of Australia
The Westin NY Grand Central
Daily News
Westgate NY Grand Central
Consulate General of Switzerland
The William Hotel
Pod 39
Consulate General of Poland
The Kitano New York
The Shelburne Sonesta New York
Consulate General of Romania
The Morgan Library & Museum
Yeshiva Univ. Stern College for Women
Consulate General of El Salvador
St. Vartan's Park
495
Upper West Side
Upper East Side
Astoria
Central Park
West New York
QUEENS
North Bergen
Weehawken
West Side
East Side
Midtown
Long Island City
Union City
HUDSON COUNTY
Chelsea
East River
Greenpoint
MANHATTAN
Williamsburg
Hoboken
Hudson River
Greenwich Village
SoHo
Little Italy
NEW JERSEY
Lower East Side
Chinatown
Tribeca
BROOKLYN
Financial District
JERSEY CITY
Downtown Brooklyn
Brooklyn Heights
Liberty State Park
Park Slope

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-83

Mortgage Loan No. 7 – One Dag
Mortgage Loan Information				Property Information
Mortgage Loan Seller:		JPMCB		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):		NR/NR/NR		Location:	New York, NY 10017
Original Balance(1):		$30,000,000		General Property Type:	Office
Cut-off Date Balance(1):		$30,000,000		Detailed Property Type:	CBD
% of Initial Pool Balance:		4.3%		Title Vesting:	Fee
Loan Purpose:		Acquisition		Year Built/Renovated:	1972/2005
Borrower Sponsor:		601W Companies LLC		Size:	817,136 SF
Guarantors:		Mark Karasick and Michael Silberberg		Cut-off Date Balance PSF(1)(7):	$214
Mortgage Rate:		6.7607%		Maturity Date Balance PSF(1)(7):	$202
Note Date:		6/5/2026		Property Manager(8):	Rockhill Management, L.L.C.
Maturity Date:		6/6/2036
Term to Maturity:		120 months		Underwriting and Financial Information
Amortization Term(2):		360 months		UW NOI(7)(9):	$23,866,532
IO Period:		60 months		UW NCF(7)(9):	$21,751,696
Seasoning:		2 months		UW NOI Debt Yield(1)(7):	13.6%
Prepayment Provisions(3):		L(26),D(89),O(5)		UW NCF Debt Yield(1)(7):	12.4%
Lockbox/Cash Mgmt Status:		Hard/In Place		UW NOI Debt Yield at Maturity(1)(7):	14.4%
Additional Debt Type(1):		Pari Passu/Mezzanine		UW NCF DSCR(1)(7):	1.59x (P&I) 1.81x (IO)
Additional Debt Balance(1):		$145,000,000/$40,000,000		Most Recent NOI(9):	$18,418,055 (3/31/2026 TTM)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI(10):	$17,815,677 (12/31/2025)
Reserves(4)				3rd Most Recent NOI(10):	$21,739,455 (12/31/2024)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	70.4% (5/1/2026)
RE Taxes:	$6,203,117	$1,092,832	NAP	2nd Most Recent Occupancy:	75.0% (12/31/2025)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	70.9% (12/31/2024)
Replacement Reserve(5):	$1,566,273	$17,024	$1,000,000	Appraised Value (as of)(11):	$289,480,209 (4/15/2026)
TI/LC Reserve(6):	$5,000,000	$187,260	$11,235,620	Appraised Value PSF:	$354
Lease Renewal Holdback(7):	$25,000,000	$0	NAP	Cut-off Date LTV Ratio(1)(7)(11):	60.5%
Other Reserves:	$54,945,177	$0	NAP	Maturity Date LTV Ratio(1)(7)(11):	57.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$175,000,000	55.9%	Purchase Price(12):	$212,790,012	68.0%
Mezzanine Loan Amount:	$40,000,000	12.8%	Upfront Reserves:	$67,714,567	21.6%
Borrower Sponsor Equity:	$97,915,283	31.3%	Lease Renewal Holdback:	$25,000,000	8.0%
			Closing Costs:	$7,410,704	2.4%
Total Sources:	$312,915,283	100.0%	Total Uses:	$312,915,283	100.0%

(1)	The One Dag Mortgage Loan (as defined below) is part of the One Dag Whole Loan (as defined below). The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal Cut-off Date Balance of the promissory notes comprising the One Dag Whole Loan. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the combined balance of the One Dag Whole Loan and the One Dag Mezzanine Loan (as defined below) are $263, $251, 11.1%, 10.1%, 11.6%, 1.20x, 74.3% and 70.9%, respectively.
(2)	Payments on the One Dag Whole Loan will be interest only for the initial 60 months of the loan term, followed by a planned amortization schedule thereafter calculated based on a 360-month schedule and the sum of the One Dag Whole Loan and the One Dag Mezzanine Loan with all amortization allocated to the One Dag Whole Loan. The One Dag Mezzanine Loan will be interest only for the entirety of the loan term. For further information, please see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Amortization of Principal” in the prospectus.
(3)	Defeasance of the One Dag Whole Loan is permitted at any time after the earlier to occur of (a) July 6, 2029, and (b) the end of the two-year period commencing on the closing date of the securitization of the last portion of the One Dag Whole Loan to be securitized. The assumed defeasance lockout period of 26 payments is based on the closing date of this transaction in August 2026. The actual defeasance lockout period may be longer.
(4)	See “Escrows and Reserves”.
(5)	Replacement Reserve cap excludes the initial deposit of $1,566,273.
(6)	TI/LC Reserve cap of $11,235,620 applies upon the achievement of the One Dag Total Debt Debt Yield (as defined below) and the One Dag Whole Loan Debt Yield (as defined below) of 9.3% and 11.4257%, respectively.
(7)	UW NOI and UW NCF are inclusive of rental income and related reimbursements for two tenants, The Kingdom of Sweden (“Sweden”) and The Republic of Chile (“Chile”), for which renewal leases were executed subsequent to the origination date. The One Dag Whole Loan was structured with an upfront holdback in the form of a lease renewal reserve in the amount of $25,000,000, which has been released.
(8)	The Property Manager, Rockhill Management, L.L.C., is also the seller of the One Dag Property (as defined below). In connection with the sale of the One Dag Property, a portion of the previously outstanding secured debt was forgiven by the prior lender. For further information, please see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” the prospectus.
(9)	The increase from Most Recent NOI to UW NOI is primarily attributed to burn off of free rent associated with recently executed leases.
(10)	The decline from 3rd Most Recent NOI to 2nd Most Recent NOI is primarily attributed to free rent associated with recently executed leases.
(11)	Appraised value is based on the “As Is (Funded Reserve)” value as of April 15, 2026, reflecting an assumption that reserves in the amount of $64,480,209 are fully funded at loan origination for certain free rent, landlord work, tenant improvements, leasing commissions and capital improvement obligations. At origination, the borrower deposited (i) $6,203,117 for RE Taxes, (ii) $1,566,273 for Replacement Reserves, (iii) $5,000,000 for TI/LC Reserves, and (iv) $54,945,177 for outstanding lease obligations. The appraisal concluded an “As Is” value as of April 1, 2026, for the One Dag Property of $225,000,000, which results in a One Dag Whole Loan Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 77.8% and 73.5%, respectively, and 95.6% and 91.2%, respectively, based on the combined balance of the One Dag Whole Loan and the One Dag Mezzanine Loan. The appraisal’s “As Is (Funded Reserve)” and the “As Is” values are subject to certain extraordinary assumptions that the Sweden and Chile leases would be executed. The respective renewal leases were executed subsequent to the origination date and the related lease renewal holdback has been released.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-84

Office – CBD	Loan #7	Cut-off Date Balance:	$30,000,000
885 Second Avenue	One Dag	Cut-off Date LTV:	60.5%
New York, NY 10017		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	13.6%
(12)	The borrower sponsor acquired the One Dag Property for a gross purchase price of $265,250,000. Purchase Price above reflects the net purchase price accounting for certain seller credits in the amount of $54,945,177 for outstanding lease obligations, the outstanding portion of which was reserved at origination.

The Mortgage Loan. The seventh largest mortgage loan (the “One Dag Mortgage Loan”) is part of a whole loan (the “One Dag Whole Loan”) evidenced by five pari passu promissory notes with an aggregate outstanding balance of $175,000,000. The One Dag Mortgage Loan is secured by the borrower’s fee interest in an 817,136 SF office property in New York, New York (the “One Dag Property”). The non-control Note A-2-2 with an original principal balance of $30,000,000, represents the One Dag Mortgage Loan and will be contributed to the MSBAM 2026-C36 securitization trust. The remaining non-control Notes A-2-1, A-3-1 and A-3-2 are currently held by JPMorgan Chase Bank, National Association (“JPMCB”) and are expected to be contributed to one or more future securitization transactions. JPMCB originated an additional $40,000,000 mezzanine loan (the “One Dag Mezzanine Loan”), which was sold to a third-party.

The relationship between the holders of the One Dag Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the prospectus. The One Dag Whole Loan is serviced pursuant to the pooling and servicing agreement for the BANK 2026-BNK52 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

The table below identifies the promissory notes that comprise the One Dag Whole Loan:

One Dag Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$74,900,000	$74,900,000	BANK 2026-BNK52	Yes
A-2-1(1)	$30,100,000	$30,100,000	JPMCB	No
A-2-2	$30,000,000	$30,000,000	MSBAM 2026-C36	No
A-3-1(1)	$30,000,000	$30,000,000	JPMCB	No
A-3-2(1)	$10,000,000	$10,000,000	JPMCB	No
Whole Loan	$175,000,000	$175,000,000

(1)	Expected to be contributed to one or more future securitization transactions.

The Borrower and the Borrower Sponsor. The borrower for the One Dag Whole Loan is One Dag Owner LP, a Delaware limited partnership. The borrower sponsor is 601W Companies LLC (“601W”). Mark Karasick and Michael Silberberg, the principals of 601W, are the non-recourse carve-out guarantors.

601W is a real estate service company based in New York that acquires, develops, and manages commercial properties. With an asset value of approximately $7 billion, 601W manages 16 properties totaling over 21,000,000 SF. 601W’s primary clients include investors seeking high-performing commercial real estate opportunities across many cities including New York, New Jersey, Chicago, Washington D.C., San Francisco, Pittsburgh and Philadelphia.

The Property. Located in the UN District of Midtown Manhattan, the One Dag Property is a Class A, 49-story (with three lower levels), 817,136 SF office tower with ground floor retail located along Second Avenue between East 47th and 48th Streets, within walking distance of the United Nations headquarters. Originally constructed in 1972, the One Dag Property has remained under continuous institutional ownership. Most recently, the prior owner invested approximately $20 million in 2015 to enhance the lobby and modernize core building systems. In connection with the acquisition, an additional approximately $1.6 million was reserved to be allocated toward future capital investments.

The One Dag Property features a gallery-like, modern sculptural lobby with an on-site café, a flagship retail concourse and a welcoming adjoining plaza. Building amenities include high-speed elevators, 227 on-site parking spaces, dedicated conference facilities and unobstructed panoramic views from the upper floors, positioning the One Dag Property as a desirable office destination within Midtown Manhattan, and more specifically, the UN district.

Due to its proximity to the United Nations headquarters, the One Dag Property is a sought-after location for international organizations and diplomatic missions. Political and/or diplomatic tenants occupy approximately 82.5% of the One Dag Property’s total occupied square footage and maintain a weighted average tenure of 17.6 years, with several international tenants in-place for over 30 years, underscoring the durability of the tenant base and the strategic importance of the location. The rent roll also benefits from strong credit quality, with 15 investment-grade tenants comprising 56.0% of occupied NRA and maintaining a remaining weighted average lease term of 10.7 years. The One Dag Property has experienced notable leasing momentum, with approximately 169,949 SF, or 20.8% of NRA, executed since May 2024. The recently executed Sweden and Chile leases that were signed subsequent to the origination date constitute an additional 33,674 SF (4.1% of NRA) in renewal leasing, further supporting near-term occupancy and stability.

Retail space accounts for approximately 5.1% of NRA, comprising of two flagship quality retail boxes at grade and below grade level, recently leased to LA Fitness and Whole Foods, each through 2041. Both tenants are currently in the process of building out their spaces and are expected to open in the fall of 2026. LA Fitness will operate its premises under its Club Studio luxury fitness concept, offering boutique-style classes – including HIIT, yoga, pilates and boxing – along with high-end amenities such as recovery labs, cryotherapy and steam rooms. The addition of Whole Foods and a high-end fitness offering is expected to function as a convenient on-site amenity, which is anticipated to enhance the overall tenant experience and competitive positioning of the One Dag Property.

Major Tenants.

The United Nations (112,832 SF, 13.8% of NRA, 18.9% of UW Rent). Founded in 1945, the United Nations is an international organization with the primary mandate of maintaining international peace and security. Comprised of 193 member states, the United Nations is a specialized, non-profit entity that provides a platform for diplomacy to solve global challenges. The United Nations has maintained a presence at the One Dag Property since 2004 through

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-85

Office – CBD	Loan #7	Cut-off Date Balance:	$30,000,000
885 Second Avenue	One Dag	Cut-off Date LTV:	60.5%
New York, NY 10017		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	13.6%

a series of renewals and expansions, most recently in 2021. The United Nations’ lease expires in December 2031. The United Nations’ lease contains one, ten-year extension option and one termination option with respect to either (i) the 4th floor, (ii) the 5th floor, (iii) the 20th floor, or (iv) each of the 4th, 5th, and 20th floors of the premises (such selected premises, the “Termination Premises”) at the United Nations’ option, which if exercised would become effective as of January 2029, subject to 12 months’ notice and the payment of all unamortized tenant improvements, broker commissions and rental abatements plus an amount equal to three months of fixed rent with respect to the selected Termination Premises.

The Federal Republic of Germany (73,252 SF, 9.0% of NRA, 14.9% of UW Rent). The Federal Republic of Germany executed its lease in April 2025 with a term through February 2038 and one, five-year renewal option. The lease is also subject to a termination option effective in February 2034, requiring 14 months’ notice and the payment of all unamortized tenant improvements, broker commissions and rental abatements plus an amount equal to six months of fixed rent. Additionally, The Federal Republic of Germany may terminate its lease upon the severance or termination of diplomacy by the United States of America and/or the Federal Republic of Germany with the other by official public announcement made by either or both of their respective governments, by giving at least 90 days’ notice, and the payment of a termination fee pursuant to the lease.

UK of Great Britain (49,027 SF, 6.0% of NRA, 9.0% of UW Rent). The UK of Great Britain has occupied its space at the One Dag Property for over 32 years, most recently renewing in 2023. The UK of Great Britain lease expires in March 2041 and includes one, five-year renewal option and one termination option effective in April 2033, subject to 15 months’ notice and the payment of all unamortized tenant improvements, broker commissions and rental abatements plus an amount equal to three months of fixed rent.

The following table presents a summary regarding the major tenants at the One Dag Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/Fitch /S&P)	Tenant SF	Approx.% of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
The United Nations	NR/NR/NR	112,832	13.8%	$7,953,752	18.9%	$70.49	12/31/2031	1 x 10 yr	Y	(2)
The Federal Republic of Germany	Aaa/AAA/AAA	73,252	9.0%	$6,263,046	14.9%	$85.50	2/28/2038	1 x 5 yr	Y	(3)
UK of Great Britain	Aa3/AA-/AA	49,027	6.0%	$3,780,417	9.0%	$77.11	3/31/2041	1 x 5 yr	Y	(4)
The Population Council, Inc.(5)	NR/NR/NR	48,540	5.9%	$2,374,039	5.6%	$48.91	12/31/2030	None	N
The Government of the French(6)	Aa3/A+/A+	35,070	4.3%	$2,308,265	5.5%	$65.82	1/31/2043	1 x 5 or 10 yr	Y	(7)
LA Fitness(8)	NR/NR/NR	33,787	4.1%	$1,619,999	3.8%	$47.95	6/30/2041	None	N
The Kingdom of Sweden	NR/AAA/AAA	23,801	2.9%	$1,679,631	4.0%	$70.57	8/31/2041	None	N
Permanent Mission of Italy to the United Nations	Baa2/BBB+/BBB+	22,985	2.8%	$1,700,891	4.0%	$74.00	12/31/2028	1 x 5 yr	N
Microsoft Corporation(9)	Aaa/NR/AAA	17,546	2.1%	$1,299,740	3.1%	$74.08	6/30/2032	2 x 5 yr	Y	(10)
Permanent Mission of Norway(11)	Aaa/AAA/AAA	17,196	2.1%	$1,379,959	3.3%	$80.25	6/30/2034	None	N
Subtotal/Wtd. Avg.		434,036	53.1%	$30,359,739	72.0%	$69.95

Other Tenants		141,122	17.3%	$11,783,652	28.0%	$83.50
Occupied Subtotal/Wtd. Avg.		575,158	70.4%	$42,143,390	100.0%	$73.27

Vacant Space		241,978	29.6%
Total/Wtd. Avg.		817,136	100.0%

(1)	Based on the underwritten rent roll dated May 1, 2026.
(2)	The United Nations’ lease is structured with a partial termination option with respect to either (i) the 4th floor, (ii) the 5th floor, (iii) the 20th floor, or (iv) each of the 4th, 5th, and 20th floors of the premises, effective as of January 2029, subject to 12 months’ notice and the payment of all unamortized tenant improvements, broker commissions and rental abatements plus an amount equal to three months of fixed rent with respect to the partial premises selected by the United Nations to be terminated.
(3)	The Federal Republic of Germany’s lease is structured with a termination option, effective February 2034, predicated on the following: (i) Germany and the United States sever diplomatic relations, (ii) Germany is excluded from the United Nations or (iii) the United Nations permanently relocates from Manhattan. The termination option is effective as of the last day of a calendar month occurring within 18 months after any of (i), (ii) or (iii) above. The termination option is subject to 14 months’ notice and the payment of all unamortized tenant improvements, broker commissions and rental abatements plus an amount equal to six months of fixed rent.
(4)	UK of Great Britain’s lease is structured with a termination option, effective as of April 2033, subject to 15 months’ notice and the payment of all unamortized tenant improvements, broker commissions and rental abatements plus an amount equal to three months of fixed rent. UK of Great Britain is entitled to three months of free rent scheduled for April through June of 2029, 2034, and 2037.
(5)	The Population Council, Inc. leased SF is comprised of 46,194 SF of office space and 2,346 SF of storage space. The Population Council, Inc. subleases 23,097 SF of its leased space to Leech Tishman Robinson Brog, PLLC at a rental rate of $37.00 PSF through December 2030, co-terminous with the prime lease term.
(6)	The Government of the French leased SF is comprised of 33,678 SF of office space and 1,392 SF of storage space.
(7)	The Government of the French lease is structured with a termination option predicated on the following: (i) France and the United States sever diplomatic relations, (ii) France is excluded from the United Nations, or (iii) the United Nations permanently relocates from Manhattan. The termination option is effective as of the last day of a calendar month occurring within 18 months after any of (i), (ii) or (iii) above. The termination option is subject to the payment of unamortized rent concessions and broker commissions. The Government of the French is entitled to 14 months of free rent commencing in December 2026.
(8)	LA Fitness will be in a free rent period through August 2026 and will be under an abated rent period (50%) through May 2027.
(9)	Microsoft Corporation’s leased SF is comprised of 16,835 SF of office space and 711 SF of storage space.
(10)	Microsoft Corporation’s lease is structured with a termination option, effective as of July 1, 2029, subject to 12 months’ notice and the payment of all unamortized tenant improvements, broker commissions and rental abatements equaling a fixed termination payment of $877,601.
(11)	Permanent Mission of Norway’s leased SF is comprised of 16,839 SF of office space and 357 SF of storage space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-86

Office – CBD	Loan #7	Cut-off Date Balance:	$30,000,000
885 Second Avenue	One Dag	Cut-off Date LTV:	60.5%
New York, NY 10017		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	13.6%

The following table presents certain information relating to the lease rollover schedule at the One Dag Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	Annual UW Rent PSF Rolling
MTM/2026(3)	3	2,566	0.3%	0.3%	$16,784	0.0%	0.0%	$6.54
2027(4)	2	0	0.0%	0.3%	$36,039	0.1%	0.1%	$0.00
2028	3	28,060	3.4%	3.7%	$2,089,171	5.0%	5.1%	$74.45
2029	1	16,839	2.1%	5.8%	$1,086,116	2.6%	7.7%	$64.50
2030	2	65,379	8.0%	13.8%	$3,460,154	8.2%	15.9%	$52.92
2031	3	123,816	15.2%	29.0%	$8,752,066	20.8%	36.6%	$70.69
2032	1	17,546	2.1%	31.1%	$1,299,740	3.1%	39.7%	$74.08
2033(5)	2	0	0.0%	31.1%	$1,158,750	2.7%	42.5%	$0.00
2034	5	72,472	8.9%	40.0%	$5,524,565	13.1%	55.6%	$76.23
2035	0	0	0.0%	40.0%	$0	0.0%	55.6%	$0.00
2036	2	15,023	1.8%	41.8%	$1,191,181	2.8%	58.4%	$79.29
2037 & Thereafter(4)	9	233,457	28.6%	70.4%	$17,528,825	41.6%	100.0%	$75.08
Vacant	0	241,978	29.6%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(6)	33	817,136	100.0%		$42,143,390	100.0%		$73.27

(1)	Based on the underwritten rent roll as of May 1, 2026.
(2)	Certain tenants may have termination options that are not accounted for in the Lease Rollover Schedule above.
(3)	Inclusive of the property management office comprising 1,928 SF for which there is no attributable underwritten base rent.
(4)	Inclusive of telecom space which does not occupy substantial SF at the One Dag Property.
(5)	Inclusive of the café amenity (no attributable underwritten base rent) and the on-site parking garage which is leased to and operated by a third party.
(6)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The One Dag Property is located along Second Avenue between East 47th and 48th Streets, within walking distance of both the United Nations headquarters and Grand Central Station. According to the appraisal, the One Dag Property is situated in the East Side/UN office submarket within the broader Manhattan office market. The Manhattan office market continues to lead the nation’s return to office recovery, recording positive net absorption of approximately 7.6 million square feet in 2025, a marked improvement from the negative absorption of 6.2 million square feet in 2024. Leasing activity continues to be characterized by a pronounced flight to quality trend, particularly in Midtown Manhattan, where approximately 85% of leases executed since 2020 have occurred in Class A buildings. Leasing momentum has also been strong in areas proximate to major transit hubs, including Grand Central Station and Penn Station.

The East Side/UN office submarket has benefited from these broader market trends. As of the fourth quarter of 2025, the submarket began to experience accelerated leasing activity driven by its concentrated tenant base, which includes government, medical and education tenants, as well as more than 150 international consulates and diplomatic missions. According to the appraisal, the submarket comprises approximately 20.9 million square feet of inventory across 71 buildings and vacancy declined by approximately 1.8% quarter over quarter during the fourth quarter of 2025. As of the fourth quarter of 2025, the East Side/UN office submarket contained an occupancy rate of approximately 79.9% and an average asking rent of $74.69 PSF.

Total leasing activity in the East Side/UN office submarket reached approximately 1.5 million square feet in 2025, representing a 45.8% increase compared to 2024 levels. Class A space accounted for approximately 97.5% of leasing activity. Notably, the East Side/UN office submarket has no major new office construction scheduled over the next five years.

The following table presents information relating to the appraisal’s market rent conclusion for the One Dag Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Months)
Office 2-10	$65.00	120
Office 14-21	$68.00	120
Office 22-30	$70.00	120
Office 31-39	$75.00	120
Office 40-49	$80.00	120
Storage	$30.00	120

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-87

Office – CBD	Loan #7	Cut-off Date Balance:	$30,000,000
885 Second Avenue	One Dag	Cut-off Date LTV:	60.5%
New York, NY 10017		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	13.6%

The following table presents recent leasing data for office tenants at comparable properties with respect to the One Dag Property:

Comparable Office Lease Summary
Subject/Location	Year Built/Renovated	Tenant Name	Size (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF
One Dag 885 Second Avenue New York, NY	1972/2005		16,295(1)		17.0(2)	$72.54(2)
6 Grand Central New York, NY	1952/2000	Vac Eck Assocs	10,605	Jan-26	10.2	$73.00
60 East 42nd Street New York, NY	1930	Haver Analytics	16,042	Jan-26	10.8	$80.00
780 Third Avenue New York, NY	1984	Amynta Group	11,054	Dec-25	8.8	$76.00
875 Third Avenue New York, NY	1968	Conference Board Inc.	30,171	Sep-25	23.8	$65.00
777 Third Avenue New York, NY	1964/2010	First Commerce Bank	13,104	Jul-25	16.6	$72.00
900 Third Avenue New York, NY	1983	Kirkland & Ellis	17,361	Jul-25	12.2	$64.00

Source: Appraisal.
(1)	Source: Based on the underwritten rent roll dated May 1, 2026. Represents the weighted average occupied office space.

(2)	Represents the weighted average based on NRA of office tenants.

The following table presents recent sales of comparable properties with respect to the One Dag Property:

Comparable Sale Summary
Subject/Location	Sale Date	Size (SF)	Year Built/Renovated	Sale Price	Price PSF
One Dag 885 Second Avenue New York, NY		817,136(1)	1972/2005	$265,250,000(2)	$325(2)
Park Avenue Tower 65 East 55th Street New York, NY	Jan. 2026	620,918	1986/2018	$730,000,000	$1,176
Two Grand Central Tower New York, NY	Dec. 2025	667,711	1982/2013	$273,000,000	$409
623 5th Avenue New York, NY	Sep. 2025	382,500	1988/2020	$218,000,000	$570
Americas Tower 1177 Avenue of the Americas New York, NY	Sep. 2025	1,021,297	1992/2014	$571,100,000	$559
590 Madison Avenue New York, NY	Aug. 2025	1,028,597	1983/2025	$1,080,000,000	$1,050
Mutual of America Building 320 Park Avenue New York, NY	Jan. 2025	766,969	1960/2022	$675,000,000	$880

Source: Appraisal.

(1)	Based on the underwritten rent roll as of May 1, 2026.
(2)	Reflects the gross purchase price for the borrower sponsor’s acquisition of the One Dag Property. The net purchase price was $212,790,012 ($260 PSF).

Appraisal. The appraisal concluded to an “As Is (Funded Reserve)” value for the One Dag Property of $289,480,209 as of April 15, 2026, reflecting an assumption that reserves in the amount of $64,480,209 are fully funded at loan origination for certain free rent, landlord work, tenant improvements, leasing commissions and capital improvement obligations. At origination, the borrower deposited (i) $6,203,117 for RE Taxes, (ii) $1,566,273 for Replacement Reserves, (iii) $5,000,000 for TI/LC Reserves, and (iv) $54,945,177 for outstanding lease obligations. The appraisal concluded an “As Is” value of $225,000,000 as of April 1, 2026. The appraisal’s “As Is (Funded Reserve)” and the “As Is” values are both subject to the extraordinary assumptions that the Sweden and Chile leases would be executed. The respective renewal leases were executed subsequent to the origination date and the related lease renewal holdback has been released.

Environmental Matters. According to the Phase I environmental site assessment dated February 13, 2026, there was no evidence of any recognized environmental conditions at the One Dag Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-88

Office – CBD	Loan #7	Cut-off Date Balance:	$30,000,000
885 Second Avenue	One Dag	Cut-off Date LTV:	60.5%
New York, NY 10017		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	13.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the One Dag Property:

Cash Flow Analysis(1)
	2023	2024	2025	3/31/2026 TTM	UW	UW PSF
Rents In Place(2)	$43,705,063	$40,879,425	$38,175,141	$38,602,119	$42,143,394	$51.57
Rent Steps(3)	$0	$0	$0	$0	$1,935,752	$2.37
Straight Line IG Rent(4)	$0	$0	$0	$0	$583,334	$0.71
Vacant Income	$0	$0	$0	$0	$17,594,617	$21.53
Gross Potential Rent	$43,705,063	$40,879,425	$38,175,141	$38,602,119	$62,257,096	$76.19

Total Reimbursements	$1,859,043	$2,802,899	$2,403,908	$2,499,784	$2,868,476	$3.51
Gross Potential Income	$45,564,106	$43,682,324	$40,579,049	$41,101,903	$65,125,572	$79.70

Less Vacancy	$0	$0	$0	$0	($17,594,617)	($21.53)
Other Income	$1,432,685	$1,174,929	$1,212,592	$1,362,620	$1,055,106	$1.29
Effective Gross Income	$46,996,791	$44,857,253	$41,791,641	$42,464,523	$48,586,062	$59.46

Real Estate Taxes	$12,485,767	$12,486,533	$12,728,580	$12,696,520	$13,113,984	$16.05
Insurance	$521,010	$546,153	$439,587	$412,094	$582,306	$0.71
Other Operating Expenses	$10,001,215	$10,085,112	$10,807,797	$10,937,854	$11,023,240	$13.49
Total Expenses	$23,007,992	$23,117,798	$23,975,964	$24,046,468	$24,719,530	$30.25

Net Operating Income(5)	$23,988,799	$21,739,455	$17,815,677	$18,418,055	$23,866,532	$29.21
Replacement Reserves	$0	$0	$0	$0	$163,427	$0.20
TI/LC	$0	$0	$0	$0	$1,951,408	$2.39
Net Cash Flow	$23,988,799	$21,739,455	$17,815,677	$18,418,055	$21,751,696	$26.62

Occupancy %(6)	76.9%	70.9%	75.0%	70.4%	70.5%
NOI DSCR(7)	1.76x	1.59x	1.30x	1.35x	1.75x
NCF DSCR(7)	1.76x	1.59x	1.30x	1.35x	1.59x
NOI Debt Yield(7)	13.7%	12.4%	10.2%	10.5%	13.6%
NCF Debt Yield(7)	13.7%	12.4%	10.2%	10.5%	12.4%

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	UW Rents in Place is based on the underwritten rent roll dated as of May 1, 2026, and is net of concessions. UW Rents in Place reflect rental income and related reimbursements for two tenants, Sweden and Chile, for which renewal leases were executed subsequent to the origination date. The One Dag Whole Loan was structured with an upfront holdback in the form of a lease renewal reserve in the amount of $25,000,000, which has been released.
(3)	Represents UW Rent Steps through April 2027.
(4)	Represents UW Straight Line IG Rent for investment grade tenants through the lesser of the loan or lease term.
(5)	The decline from 2024 to 2025 Net Operating Income is primarily attributed to free rent associated with recently executed leases. The increase from 3/31/2026 TTM to UW Net Operating Income is primarily attributed to burn off of free rent associated with recently executed leases.
(6)	UW Occupancy represents economic occupancy and historical occupancy represents physical occupancy. 3/31/2026 TTM occupancy is based on the most recent underwritten rent roll dated May 1, 2026.
(7)	Debt service coverage ratios and debt yields are based on the One Dag Whole Loan.

Escrows and Reserves.

Real Estate Taxes – At origination, the borrower was required to make an upfront deposit of $6,203,116.53 into a tax reserve account. The borrower is required to provide ongoing monthly tax reserves of $1,092,832 ($16.05 PSF per annum).

Insurance –The borrower is required to provide ongoing monthly reserves equal to 1/12th of the insurance premium that the lender reasonably estimates will be payable during the next 12 month period; provided, however, the foregoing requirement is waived so long as (i) no event of default has occurred and is continuing and (ii) the borrower maintains a blanket policy in form and substance reasonably acceptable to the lender. An acceptable blanket policy was in place as of origination.

Replacement Reserve – At origination, the borrower was required to make an upfront deposit of $1,566,273 to a replacement reserve account. Additionally, the borrower is required to deposit monthly replacement reserves of $17,024 ($0.25 PSF per annum), capped at $1,000,000 excluding the upfront deposit.

TI/LC Reserve – At origination, the borrower was required to make an upfront deposit of $5,000,000 to a tenant improvement and leasing commissions account. Additionally, the borrower is required to deposit monthly tenant improvement and leasing commission reserves of $187,260 ($2.75 PSF per annum). Notwithstanding the aforementioned, if, on any monthly payment date, the debt yield with respect to the One Dag Whole Loan and One Dag Mezzanine Loan (“One Dag Total Debt Debt Yield”) is equal to or greater than 9.3% and the debt yield with respect to the One Dag Whole

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-89

Office – CBD	Loan #7	Cut-off Date Balance:	$30,000,000
885 Second Avenue	One Dag	Cut-off Date LTV:	60.5%
New York, NY 10017		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	13.6%

Loan (“One Dag Whole Loan Debt Yield”) is equal to or greater than 11.4257%, then the aggregate amount of the Rollover Reserve Fund (excluding any termination deposits) may not exceed $11,235,620.

Free Rent – At origination, the borrower was required to make an upfront deposit of $20,770,751, to cover free rent allocable to tenants identified under the One Dag Whole Loan documents.

Outstanding TI/LC – At origination, the borrower was required to make an upfront deposit of $34,174,426 for outstanding tenant improvements and leasing commissions.

Lease Renewal Holdback – At origination, the borrower was required to make an upfront deposit of $25,000,000 into a lease renewal reserve account. Within 120 days of the note date, subject to no continuing event of default, the lender is required to disburse (i) $7,254,387 upon the renewal and delivery of the Republic of Chile lease in accordance with the terms of the One Dag Whole Loan documents, and/or (ii) $17,745,613 upon the renewal and delivery of the Kingdom of Sweden lease in accordance with the terms of the One Dag Whole Loan Documents. If either lease is not renewed within such 120-day period, remaining funds will not be released unless and until all of the following conditions are satisfied: (i) no event of default is continuing; (ii) a One Dag Total Debt Debt Yield greater than or equal to 11.0% and a One Dag Whole Loan Debt Yield greater than or equal to 13.51%, calculated to include (a) 12 months of rent step-ups and (b) straight-line rents for investment grade tenants; (iii) the debt service coverage ratio with respect to the One Dag Whole Loan and the One Dag Mezzanine Loan (“One Dag Total Debt DSCR”) greater than or equal to 1.30x and the debt service coverage ratio with respect to the One Dag Whole Loan (“One Dag Whole Loan DSCR”) greater than or equal to 1.78x, calculated to (a) include 12 months of rent step-ups, (b) include straight-line rents for investment grade tenants, (c) include normalized capital expenditures of $0.20 PSF, and (d) reflect an interest-only basis; and (iv) a weighted average lease term of no less than 9 years, after which all remaining funds are required to be disbursed to the borrower.

Lockbox and Cash Management. The One Dag Whole Loan is structured with a hard lockbox and in-place cash management. At origination, the borrower was required to establish a lender-controlled deposit account and to direct each tenant to deposit all payments due with respect to the One Dag Property directly into the deposit account. The borrower is required to deposit all rent amounts received by the borrower or the property manager within two business days of receipt. All amounts on deposit in the lockbox are required to be transferred to the cash management account once every business day to be applied pursuant to the One Dag Whole Loan documents. During a Cash Sweep Period (as defined below), the borrower is required to deposit all excess cash flow into the excess cash flow reserve.

A “Cash Sweep Period” commences on the occurrence of any of the following: (i) an event of default under the One Dag Whole Loan, (ii) any bankruptcy action by the borrower or the property manager, provided that, in the event the property manager is not an affiliate of the borrower, the borrower has 30 days to replace the property manager with a qualified manager before triggering the Cash Sweep Period, (iii) the One Dag Total Debt DSCR being less than 1.10x or (b) the One Dag Whole Loan DSCR being less than 1.4573x, or (iv) an event of default under the One Dag Mezzanine Loan, or (v) a Major Tenant Trigger Event (as defined below).

A Cash Sweep Period will no longer be continuing: with respect to clause (i) above, upon the acceptance by the lender of a cure of such event of default in its reasonable discretion, with respect to clause (ii) above, and only with respect to a bankruptcy action by the property manager, if the borrower replaces the property manager with a qualified manager under an acceptable replacement management agreement within 60 days of such bankruptcy action; with respect to clause (iii) above, upon the achievement of (a) the One Dag Total Debt DSCR of 1.15x or greater or (b) the One Dag Whole Loan DSCR of 1.5235x or greater, in each case for at least two consecutive quarters; with respect to clause (iv) above, upon the acceptance by the One Dag Mezzanine Loan lender of a cure of such event of default in its reasonable discretion; or with respect to clause (v) above, (a) the replacement of a Major Tenant (as defined below) with a tenant acceptable to the lender and satisfactory to other conditions under the One Dag Whole Loan documents, or (b) the amount of funds deposited into the excess cash flow reserve as a result of clause (v) above meets the aggregate amount equal to $125 PSF of the applicable lease premise.

A “Major Tenant Trigger Event” means the occurrence of any of the following: (i) the United Nations, together with its permitted successors and/or assigns (a “Major Tenant”), does not extend its lease 18 months prior to its lease expiration, (ii) a Major Tenant goes dark, vacates or abandons its total rentable premises, (iii) a Major Tenant subleases all of its total rentable premises, or (iv) a Major Tenant terminates its lease, or (v) any Major Tenant gives notice or publicly announces in a public filing of its intention to vacate, cease operations, go dark or otherwise abandon its total rentable premise or terminate its lease.

Additional Subordinate and Mezzanine Indebtedness. Concurrent with the origination of the One Dag Whole Loan, JPMCB originated a mezzanine loan in the amount of $40,000,000 to the holder of 99.5% of the partnership interests in the borrower of the One Dag Whole Loan and the owner of 100% of the limited liability company interests in the general partner of the borrower of the One Dag Whole Loan, secured by a pledge of such equity interests. The One Dag Mezzanine Loan, which was sold to a third-party after origination, is coterminous with the One Dag Whole Loan and accrues interest at a fixed rate of 10.81500% per annum. The One Dag Mezzanine Loan is subordinate to the One Dag Whole Loan to the extent provided in the related intercreditor agreement. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the prospectus.

The One Dag Whole Loan and One Dag Mezzanine Loan as of the origination date are summarized in the table below:

One Dag Total Debt Summary
Note	Original Balance	Original Term (mos.)	Original IO Term (mos.)	Interest Rate	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV
Whole Loan	$175,000,000	120	60	6.76070%	1.59x(P&I) 1.81x (IO)	13.6%	60.5%
Mezzanine Loan	$40,000,000	120	120	10.81500%	1.20x	11.1%	74.3%
Total Debt	$215,000,000			7.51499%	1.20x	11.1%	74.3%

Terrorism Insurance. The One Dag Whole Loan documents require that the borrower maintain comprehensive “all risk” or “special form” insurance in an amount equal to 100% of full replacement cost and 18 months of business income/loss of rents insurance with an extended period of indemnity of up to 12 months, which includes coverage for acts of terrorism. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-90

Office – CBD	Loan #7	Cut-off Date Balance:	$30,000,000
885 Second Avenue	One Dag	Cut-off Date LTV:	60.5%
New York, NY 10017		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	13.6%

extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof, or if another federal governmental program providing substantially similar protections) is in effect and continues to cover both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance that covers “covered acts” as defined by TRIPRA (or such other program) as full compliance with the terrorism insurance requirements described above. If the borrower is insured under a blanket policy that covers any other locations within a 1000 foot radius (the “Radius”) of the One Dag Property, such blanket policy must be sufficient to maintain terrorism coverage for the One Dag Property and any other location(s) within the Radius that is covered by such blanket policy calculated on a total insured value basis. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-91

Multifamily – Cooperative	Loan #8	Cut-off Date Balance:	$29,000,000
270 & 280 Luis Marin Boulevard	Metropolis Towers Coop	Cut-off Date LTV:	8.4%
Jersey City, NJ 07302		UW NCF DSCR:	9.85x
		UW NOI Debt Yield:	56.7%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-92

Multifamily – Cooperative	Loan #8	Cut-off Date Balance:	$29,000,000
270 & 280 Luis Marin Boulevard	Metropolis Towers Coop	Cut-off Date LTV:	8.4%
Jersey City, NJ 07302		UW NCF DSCR:	9.85x
		UW NOI Debt Yield:	56.7%

Metropolis Towers Coop
270 & 280 Luis Marin Boulevard
Jersey City, NJ 07302
Hackensack River
Kearny
HUDSON COUNTY
Hoboken
Stevens Institute of Technology
Hoboken Historical Museum
Chelsea Waterside Park
Sinatra Park Amphitheater
Hoboken University Hospital
DOWNTOWN HOBOKEN
HOBOKEN TERMINAL
NEW JERSEY
NEW YORK
Newark Intl. Airport 10 miles
Mana Contemporary
Journal Square
CarePoint Health - Christ Hospital
Lackawanna Center
Newport Plaza
Holland Tunnel
PATH
Hudson Co. Community College
St. Peter's University
Lincoln Park
McGinley Square
Hamilton Park
Newport Centre
Metro Plaza
JERSEY CITY
DOWNTOWN JERSEY CITY
Hudson River
Borough of Manhattan Comm. College
Jersey City Medical Center
MORA Museum of Intl. Art
Goldman Sachs Tower
1 World Trade Center
9/11 Memorial
Colgate Clock
New Jersey City University
West Bergen
Liberty Science Center
Empty Sky Memorial
Financial District
NY Stock Exchange
Central Railroad of New Jersey Terminal
MANHATTAN
Liberty State Park
Battery Park
Ellis Island Immigration Museum
Ellis Island
BROOKLYN BATTERY TUNNEL
Bayside Park
Liberty National Golf Club
Flag Plaza
Liberty Island
Statue of Liberty
Hudson House
Upper New York Bay
NJ Tpke. Extension
NEW JERSEY
NEWARK
NEW YORK CITY
BROOKLYN
STATEN ISLAND
Atlantic Ocean

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-93

Mortgage Loan No. 8 – Metropolis Towers Coop
Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	AAAsf*/Aaa/AAA			Location:	Jersey City, NJ 07302
Original Balance:	$29,000,000			General Property Type:	Multifamily
Cut-off Date Balance:	$29,000,000			Detailed Property Type:	Cooperative
% of Initial Pool Balance:	4.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1962, 1965/1999
Borrower Sponsor:	Alma GPNJ, LLC			Size:	780 Units
Guarantor:	Efstathios G. Valiotis			Cut-off Date Balance Per Unit:	$37,179
Mortgage Rate:	5.5900%			Maturity Date Balance Per Unit:	$37,179
Note Date:	6/4/2026			Property Manager:	Alma Realty Corp.
Maturity Date:	7/1/2036				(borrower-related)
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$16,431,227
IO Period:	120 months			UW NCF:	$16,190,987
Seasoning:	1 month			UW NOI Debt Yield:	56.7%
Prepayment Provisions:	L(23),YM1(93),O(4)			UW NCF Debt Yield:	55.8%
Lockbox/Cash Mgmt Status:	None			UW NOI Debt Yield at Maturity:	56.7%
Additional Debt Type:	NAP			UW NCF DSCR:	9.85x
Additional Debt Balance:	NAP			Most Recent NOI(2):	NAP
Future Debt Permitted (Type):	Yes (Subordinate Secured)			2nd Most Recent NOI(2):	NAP
				3rd Most Recent NOI(2):	NAP
				Most Recent Occupancy:	96.2% (4/7/2026)
Reserves(1)				2nd Most Recent Occupancy(2):	NAP
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(2):	NAP
RE Taxes:	$0	Springing	NAP	Appraised Value (as of) (3):	$343,900,000 (4/1/2030)
Insurance:	$0	Springing	NAP	Appraised Value Per Unit:	$440,897
Deferred Maintenance:	$71,063	$0	NAP	Cut-off Date LTV Ratio(3):	8.4%
Replacement Reserve:	$0	Springing	NAP	Maturity Date LTV Ratio(3):	8.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$29,000,000	100.0%	Loan Payoff:	$27,281,782	94.1%
			Return of Equity:	$1,102,858	3.8%
			Closing Costs:	$544,296	1.9%
			Reserves:	$71,063	0.2%
Total Sources:	$29,000,000	100.0%	Total Uses:	$29,000,000	100.0%

(1)	See “Escrows and Reserves” below.
(2)	Historical financial information is not available for the Metropolis Towers Coop Property (as defined below). Residential cooperatives are not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. A residential cooperative can increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves.
(3)	The Appraised Value reflected above represents a Gross Sellout Value (inclusive of cooperative mortgage debt). Such value assumes that the Metropolis Towers Coop Property is operated as a residential cooperative and, in general, such value equals the gross sellout value of all residential cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, and without deducting marketing and promotion costs, sales commissions, legal and transfer expenses, carrying costs or developer’s profit, or taking into account any absorption period for the units, including the amount of the underlying mortgage. The gross sellout value does not represent a market value. The appraiser concluded a market as-is value of $261,500,000, which assumes that the Metropolis Towers Cooperative Property is operated as a multifamily rental property, which value would result in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 11.1%.

The Mortgage Loan. The eighth largest mortgage loan (the “Metropolis Towers Coop Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $29,000,000 and secured by a first priority fee mortgage encumbering a multifamily property located in Jersey City, New Jersey (the “Metropolis Towers Coop Property”).

The Borrower and the Borrower Sponsor. The borrower for the Metropolis Towers Coop Mortgage Loan is Metropolis Towers Apt. Corp., a New Jersey corporation, and cooperative housing corporation owning both the land and the improvements under an offering plan to provide housing to shareholders on a cooperative basis across the 780 residential apartments at the Metropolis Towers Coop Property. Each shareholder of the corporation holds occupancy rights at their respective apartment by means of a proprietary lease that is issued with shares of capital stock in the corporation appurtenant to the lease. The non-recourse carve-out guarantor for the Metropolis Towers Coop Mortgage Loan is Efstathios G. Valiotis, the founder and owner of Alma Realty Corp., a family-owned real estate development company in the United States. Efstathios G. Valiotis has a 50% interest in both the borrower sponsor, Alma GPNJ, LLC, and the property manager, Alma Realty Corp.

The Property. The Metropolis Towers Coop Property is comprised of two 20-story plus basement, high-rise multifamily apartment buildings that make up a cooperative apartment complex containing 780 apartments, three ground floor retail units, and one ground floor office unit, in Jersey City, New Jersey. Built in 1962 and 1965, the buildings contain a total of approximately 559,800 SF of gross building area, and are elevator served buildings. The Metropolis Towers Coop Property features on-site superintendents, large, gated, and attended parking lots, laundry facilities, storage units, doormen, and personal unit balconies. The co-op board continuously maintains the residential component of the property on a regular basis and in recent years, the board has

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-94

Multifamily – Cooperative	Loan #8	Cut-off Date Balance:	$29,000,000
270 & 280 Luis Marin Boulevard	Metropolis Towers Coop	Cut-off Date LTV:	8.4%
Jersey City, NJ 07302		UW NCF DSCR:	9.85x
		UW NOI Debt Yield:	56.7%

spent approximately $400,000 on upgrades such as renovating the hallways and upgrading the access control system. As of the April 7, 2026 rent roll, the Metropolis Towers Coop Property was 96.2% occupied.

The residential units are each occupied under a propriety lease that entitles the individual shareholder to occupy the unit or units represented by the respective corporate shares that they own, which totals to 232,092 shares at the complex. The 780 units at the Metropolis Towers Coop Property includes 437 studio units, 256 one-bedroom, one-bathroom units, 72 two-bedroom, one-bathroom units, and 15 three-bedroom, two-bathroom units. In addition to individual tenant shareholders, the borrower sponsor, Alma GPNJ, LLC, owns 102,081 shares appurtenant to 372 apartments (the “Metropolis Sponsor Units”), representing 44% of the total shares of which 17 units are rent restricted and the remainder are free market units. According to the appraisal, New Jersey rent restrictions cap annual rent increases for regulated units at the lesser of the regional consumer price index and 4.00%. Upon a vacancy of the rent restricted units, the landlord may set the rent at market rate for the next tenant; however, once the unit is reoccupied, the new rent becomes the base for future regulated increases. The borrower sponsor rents the Metropolis Sponsor Units to occupants. As of the origination date, 30 of the 372 Metropolis Sponsor Units were vacant. In addition, 9.2% of the cooperative shares, representing 72 apartments, are owned by two brothers, Joseph Parisi and Thomas Parisi and certain of their relatives.

The commercial spaces at the Metropolis Towers Coop Property are master leased to the borrower sponsor, Alma GPNJ, LLC, which functions as the primary tenant and operator of the retail component. Under this structure, Alma GPNJ, LLC subleases the individual units to various occupants, assuming responsibility for leasing, management, and rent collection, while remitting agreed-upon rent to the borrower pursuant to the master lease terms. The master lease commenced on January 1, 2000, and is set to expire December 31, 2098. Alma GPNJ, LLC currently pays a base rent of $176,550 per year to the borrower. The Metropolis Towers Coop Property also benefits from common area laundry facilities that are currently operated by a third-party (Omega Laundromats, Inc.) through a license agreement. The third-party operator pays a flat rate of $102,000 per year. The third-party operator is responsible for all maintenance and repairs of all laundry equipment provided. Other additional income sources at the Metropolis Towers Coop Property include storage income and parking income. The Metropolis Towers Coop Property benefits from parking containing 350 surface spaces.

Additionally, 144,329 square feet of unimproved land at the Metropolis Towers Coop Property (which contains approximately 372,861 square feet of land overall) is subject to a purchase and sale agreement with Toll Bros., Inc. pursuant to which such land is to be subdivided from the remainder of the Metropolis Towers Coop Property and sold to Toll Bros., Inc. for total consideration of $45 million (such land, the “Release Land”). It is anticipated that the Release Land (and any Optional Additional Release Land (as defined below)) will benefit from available development rights of The Metropolis Towers Coop Property, which may potentially include up to 471 additional dwelling units. The Release Land is currently not legally subdivided from the Metropolis Towers Coop Property The sale is required to occur on the earlier of (i) the date that is 30 days after all conditions to the sale have been satisfied or waived by the buyer and (ii) 24 months following the expiration of the due diligence period (which expired in July 2026), provided that the buyer has the right to adjourn the closing up to an additional 18 months. The buyer’s obligation to purchase the Release Land is subject to various closing conditions, including, among other conditions, (i) the buyer obtaining an unappealable preliminary and final site plan and subdivision approval for the subdivision of the Release Land from the remaining Mortgaged Property and the construction of a building containing no less than 440 market-rate residential units, 12,900 square feet of retail space, approximately 253 parking spaces, and associated amenities, subject to buyer-driven design modifications, (ii) the buyer obtaining approval for laying utilities and (iii) the buyer obtaining all construction permits necessary to build its project. In addition, the purchase and sale agreement provides Toll Bros., Inc. with the option to acquire additional parcels of the land at the Metropolis Towers Coop Property (the “Optional Additional Release Land”), two of which are adjacent to the Release Land and one of which is separate, which contain approximately 40,230 square feet, 43,884 square feet and 38,474 square feet, respectively. Pricing of such additional parcels is tied to a formula of $85,000 per fully approved market-rate unit (indexed to Core Consumer Price Index). The total square feet of the Release Land and Optional Release Land represents approximately 71.6% of the land included in the Metropolis Towers Coop Property. The purchase and sale agreement obligates the parties to work together in good faith to carry out the sale and development of the Release Land and Optional Additional Release Land, and accordingly it is possible that the square footage of the related parcels could change. The purchase and sale agreement requires the parties to provide easements for vehicular access over each other’s land in connection with the sale. The borrower has covenanted that sale proceeds of the Release Land and Optional Additional Release Land (if sold) will be deposited into a deposit account acceptable to the lender, to be used for capital expenditures and the overall maintenance of the Metropolis Towers Coop Property and will not be distributed to tenant-shareholders in the form of reduced maintenance charges (unless after such reduction such maintenance charges are sufficient to pay all expenses of the borrower, and debt service under the Metropolis Towers Coop Mortgage Loan) or any type of dividend, distribution or share repurchase, unless approved by the lender in its sole discretion. The Metropolis Towers Coop Mortgage Loan permits the free release of the Release Land and Optional Additional Release Land as described under “Release of Property” below. There can be no assurance as to whether or not the sale of the Release Land and Optional Additional Release Land will take place, or of what effect the sale and the development of buildings on the sold land would have on the Metropolis Towers Coop Property.

The following table presents detailed information with respect to the units at the Metropolis Towers Coop Property:

Unit Mix(1)
Unit Mix / Type	Total Units	Unsold Units	Sold Units	Occupied Units	% Occupied	Average SF per Unit	Monthly Average Rent per Unit(2)	Monthly Average Rent PSF(2)
Studio	437	268	169	418	95.7%	420	$2,363	$5.63
1 BD / 1 BA	256	84	172	245	95.7%	630	$3,074	$4.88
2 BD / 1 BA	72	15	57	72	100.0%	835	$3,942	$4.72
3 BD / 2 BA	15	5	10	15	100.0%	1,045	$3,715	$3.56
Total/ Wtd. Average	780	372	408	750	96.2%	539	$2,597	$4.82

(1)	Information is based on the borrower rent roll dated April 7, 2026.
(2)	Represents the monthly rent paid on the 372 unsold borrower sponsor units only. The remaining 408 sold units do not pay rent, and pay monthly maintenance fees. Excludes three units that are occupied by the superintendent.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-95

Multifamily – Cooperative	Loan #8	Cut-off Date Balance:	$29,000,000
270 & 280 Luis Marin Boulevard	Metropolis Towers Coop	Cut-off Date LTV:	8.4%
Jersey City, NJ 07302		UW NCF DSCR:	9.85x
		UW NOI Debt Yield:	56.7%

The Market. The Metropolis Towers Coop Property is located in the downtown Jersey City waterfront district, a walkable neighborhood with immediate access to retail, dining, and daily needs. The surrounding area includes grocery stores, shopping centers, restaurants, and entertainment venues, all within walking distance. The Metropolis Towers Coop Property benefits from its proximity to the PATH Train systems, with the Grove Street PATH station located approximately 0.3 miles away from the property, providing direct access to the World Trade Center and Midtown, Manhattan. Additionally, the property is proximate to the Hudson-Bergen Light Rail, ferry service, and multiple bus routes. The Metropolis Towers Coop Property is located within the broader Jersey City Waterfront/Powerhouse Arts District area, which has experienced redevelopment and investment. The neighborhood offers proximity to parks, waterfront promenades, and views of the Manhattan skyline. Continued development in this submarket has attracted a mix of residential, office, and cultural uses.

The Metropolis Towers Coop Property is located within the Jersey City Waterfront multifamily submarket of the New York multifamily market. According to the appraisal, as of the fourth quarter of 2025, the vacancy rate in the New York multifamily market was 3.11%, with average monthly asking rents of $3,525 and an inventory of 1,489,583 units. According to the appraisal, as of the fourth quarter of 2025, the vacancy rate in the Jersey City Waterfront multifamily submarket was 4.32%, with average asking rents of $4,226 and an inventory of 23,481 units. According to the appraisal, the estimated 2026 average population within a one-, three-, and five-mile radius of the Metropolis Towers Coop Property was 39,291, 314,001, and 791,245, respectively. According to the appraisal, the estimated 2026 average household income within the same radii of the Metropolis Towers Coop Property was $242,414, $199,565 and $198,989, respectively.

The following table presents certain information relating to multifamily rental properties that are comparable to the Metropolis Towers Coop Property:

Comparable Rental Properties
Property	Year Built / Renovated	# Total Units	Occupancy	Unit Mix	Unit Size (SF)	Average Monthly Rent per Unit	Average Monthly Rent PSF
Metropolis Towers Coop(1) 270 & 280 Luis Marin Boulevard Jersey City, NJ	1962, 1965 / 1999	780	96.2%	(2)	(2)	(2)	(2)
Pier Apartments 1 Harborside Place Jersey City, NJ	1983 / NAP	297	96.0%	1 BR / 1 BA 2 BR / 2 BA	856 1,275	$3,666 $5,133	$4.28 $4.03
Paulus Hook Towers 100 Montgomery Street Jersey City, NJ	1973 / NAP	200	95.0%	Studio 1 BR / 1 BA 2 BR / 1 BA	430 650 860	$2,730 $3,290 $3,755	$6.35 $5.06 $4.37
Portside Towers 155 Washington Street Jersey City, NJ	1992 / NAP	527	97.0%	Studio 1 BR / 1 BA 2 BR / 2 BA 3 BR / 3 BA	539 913 1,129 1,503	$2,677 $3,714 $4,856 $5,771	$4.97 $4.07 $4.30 $3.84
Parkside West 40 Newport Parkway Jersey City, NJ	1988 / NAP	448	97.0%	Studio 1 BR / 1 BA 2 BR / 1 BA 3 BR / 2 BA	488 766 866 1,143	$2,813 $3,242 $3,587 $5,178	$5.76 $4.23 $4.14 $4.53
East Hampton 30 River Court Jersey City, NJ	1999 / NAP	441	99.0%	Studio 1 BR / 1 BA 2 BR / 2 BA 3 BR / 2 BA	564 828 1,127 1,251	$3,283 $3,643 $5,211 $5,917	$5.82 $4.40 $4.62 $4.73
Atlantic at Newport 31 River Court Jersey City, NJ	1989 / NAP	444	98.0%	Studio 1 BR / 1 BA 2 BR / 2 BA 3 BR / 2 BA	650 796 1,376 1,501	$3,100 $3,942 $5,129 $6,334	$4.77 $4.95 $3.73 $4.22
Pacific at Newport 25 River Drive South Jersey City, NJ	1989 / NAP	336	95.0%	Studio 1 BR / 1 BA 2 BR / 2 BA	592 808 1,145	$3,105 $3,609 $4,653	$5.24 $4.47 $4.06

Source: Appraisal, unless otherwise indicated.

(1)	Based on the borrower rent roll dated April 7, 2026, other than Year Built / Renovated.
(2)	Reference the Unit Mix table above.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-96

Multifamily – Cooperative	Loan #8	Cut-off Date Balance:	$29,000,000
270 & 280 Luis Marin Boulevard	Metropolis Towers Coop	Cut-off Date LTV:	8.4%
Jersey City, NJ 07302		UW NCF DSCR:	9.85x
		UW NOI Debt Yield:	56.7%

The following table presents certain information relating to the appraisal’s market rent conclusion for the Metropolis Towers Coop Property if operated as a multifamily rental property:

Market Rent Summary
Unit Mix/Type	Units(1)	Average Size (SF) (1)	Avg. Monthly Rent per Unit(1)(2)	Avg. Monthly Rent PSF(1)(2)	Avg. Monthly Market Rent per Unit(3)	Avg. Monthly Market Rent PSF(3)
Studio	437	420	$2,363	$5.63	$2,700	$6.43
1BR / 1BA	256	630	$3,074	$4.88	$3,300	$5.24
2BR / 1BA	72	835	$3,942	$4.72	$3,800	$4.55
3BR / 2BA	15	1,045	$3,715	$3.56	$4,500	$4.31
Total/ Wtd. Average	780	539	$2,597	$4.82	$3,023	$5.61

(1)	Based on the borrower rent roll dated April 7, 2026. The average rent for the Metropolis Towers Coop Property is based on estimated market rents as determined by the appraisal. However, approximately 17 of the borrower sponsor-owned residential cooperative units are rent restricted under New Jersey law, and it is likely that other units were rent restricted prior to the cooperative conversion and accordingly may again be subject to rent restrictions if the Metropolis Towers Coop Property were operated as a multifamily rental property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” in the prospectus. According to the appraisal, average contract rents for the rent-stabilized borrower sponsor owned units are $2,026 for studio units, $2,543 for one bedroom units, $3,227 for two bedroom units and $3,112 for three bedroom units with terraces.
(2)	Represents the monthly rent paid on the 372 unsold borrower sponsor units only. The remaining 408 sold units do not pay rent, and pay monthly maintenance fees. Excludes three units that are occupied by the superintendent.
(3)	Based on the appraisal.

Appraisal. The appraisal concluded to a “gross sellout” value for the Metropolis Towers Coop Property, assuming it is operated as a residential cooperative property of $343,900,000 as of April 1, 2030. The appraisal concluded to a “market value – as -is” value for the Metropolis Towers Coop Property assuming it is operated as a multifamily rental property of $261,500,000 as of April 8, 2026.

Environmental Matters. According to the Phase I environmental site assessment dated April 10, 2026, there was a controlled recognized environmental condition at the Metropolis Towers Coop Property relating to chromate chemical production waste. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-97

Multifamily – Cooperative	Loan #8	Cut-off Date Balance:	$29,000,000
270 & 280 Luis Marin Boulevard	Metropolis Towers Coop	Cut-off Date LTV:	8.4%
Jersey City, NJ 07302		UW NCF DSCR:	9.85x
		UW NOI Debt Yield:	56.7%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Metropolis Towers Coop Property:

Cash Flow Analysis(1)
	UW	UW per Unit
Gross Potential Rent	$25,388,047	$32,548.78
Discounts Concessions	$0	$0.00
Other Income	$1,130,450	$1,449.29
Vacancy & Credit Loss	($1,269,402)	($1,627.44)
Effective Gross Income	$25,249,094	$32,370.63

Real Estate Taxes	$2,204,120	$2,825.79
Insurance	$799,267	$1,024.70
Other Expenses	$5,814,481	$7,454.46
Total Expenses	$8,817,868	$11,304.96

Net Operating Income	$16,431,227	$21,065.68
Capital Expenditures	$234,975	$301.25
Leasing Commissions	$5,265	$6.75
Net Cash Flow	$16,190,987	$20,757.68

Occupancy %(2)	95.0%
NOI DSCR	10.00x
NCF DSCR	9.85x
NOI Debt Yield	56.7%
NCF Debt Yield	55.8%

(1)	Residential cooperatives are generally organized and operated as not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. The UW Gross Potential Rent for the Metropolis Towers Coop Property is the projected Gross Potential Rent reflected in the appraisal. The projected net operating income, in general, equals projected effective gross income at the Metropolis Towers Coop Property assuming that it is operated as a multifamily rental property with rents and other income set at the prevailing market rates, reduced by underwritten property operating expenses and a vacancy assumption of 5.0%. The projected rental income used in such determinations differs materially from the scheduled monthly maintenance payments from the tenant shareholders at the Metropolis Towers Coop Property. In addition, the projected net operating income assumes the units will be rented at market rents, other than in the case of the rent restricted units. However, it is possible that units that were rent restricted prior to the cooperative conversion may again be rent restricted if the Metropolis Towers Coop Property were operated as a multifamily rental property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” in the prospectus.
(2)	Vacancy & Credit Loss and Occupancy reported reflect the vacancy assumption in the related appraisal for purposes of determining the appraised value of the Metropolis Towers Coop Property as a multifamily rental property.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $71,063 for deferred maintenance.

Real Estate Taxes – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months; provided that the borrower is not required to make such escrow if (i) no event of default has occurred and is continuing under the Metropolis Towers Coop Mortgage Loan documents, and (ii) the borrower continues to pay taxes as they are due under the terms of the Metropolis Towers Coop Mortgage Loan documents.

Insurance – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments; provided that the borrower is not required to make such escrow if (i) no event of default has occurred and is continuing under the Metropolis Towers Coop Mortgage Loan documents, (ii) the borrower maintains its casualty and liability policies in compliance with the Metropolis Towers Coop Mortgage Loan documents and (iii) the borrower provides the lender with evidence of renewal and paid receipts for the payment of insurance premiums.

Replacement Reserves – On a monthly basis, the borrower is required to deposit into a replacement reserve approximately $19,581 for annual capital expenditures approved by the lender, provided that the borrower is not required to deposit such amount if no event of default has occurred and is continuing under the Metropolis Towers Coop Mortgage Loan documents.

Lockbox and Cash Management. The Metropolis Towers Coop Mortgage Loan does not have a lockbox or cash management.

Future Subordinate Debt. The Metropolis Towers Coop Mortgage Loan documents provide that, upon the written request of the borrower, the lender may not unreasonably withhold, condition or delay consent for the borrower to encumber the Metropolis Towers Coop Property with secondary subordinate financing, provided (i) no default then exists under the Metropolis Towers Coop Mortgage Loan documents, beyond any applicable notice

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-98

Multifamily – Cooperative	Loan #8	Cut-off Date Balance:	$29,000,000
270 & 280 Luis Marin Boulevard	Metropolis Towers Coop	Cut-off Date LTV:	8.4%
Jersey City, NJ 07302		UW NCF DSCR:	9.85x
		UW NOI Debt Yield:	56.7%

and/or cure period, (ii) the loan-to-value ratio, as determined by the lender, of the Metropolis Towers Coop Mortgage Loan and the subordinate loan, on a combined basis, does not exceed more than five percent above 11.1%, (iii) the debt service coverage ratio, as determined by the lender and based on market rent underwriting, of the Metropolis Towers Coop Mortgage Loan and the subordinate loan, on a combined basis, is greater than 1.50x, (iv) the lender issuing the subordinate loan complies with the lender’s credit requirements and executes the lender’s standard subordination agreement, and (v) the borrower pays all of the lender’s actual out-of-pocket fees and expenses (including the lender’s reasonable legal fees) in connection with reviewing the borrower’s request for subordinate secondary financing.

Co-Op Loans. Shareholders in the borrower (including the borrower sponsor, which owns approximately 44% of the shares in the borrower) are permitted to pledge, and may have pledged, their common stock and proprietary lease to finance their units, provided that transfer does not result in any person or entity (other than the borrower sponsor) holding a 10% or greater interest in the borrower or result in the borrower sponsor owning more than 48% of the interest in the borrower. The Metropolis Towers Coop Mortgage Loan permits a transfer of common stock and proprietary lease from an existing tenant-shareholder to a new tenant-shareholder, or the pledge of common stock and proprietary lease by a tenant shareholder as security for a loan, provided in each instance that the transfer does not result in any person or entity (other than the borrower sponsor, Alma GPNJ, LLC) holding 10% or more of the outstanding common stock of the borrower, after such transfer, the borrower sponsor holds no more than 48% of the common stock of the borrower, and the transfer otherwise complies with certain requirements of the loan agreement. The borrower sponsor has pledged its shares to secure a loan in the outstanding principal balance of approximately $47,446,218.10 from Customer’s Bank, which matures on April 1, 2035. In addition, multiple other owners of common stock of the borrower have pledged their shares to secure coop loans.

Release of Property. The borrower has the right to obtain the release of the Release Land and Optional Additional Release Land at the Metropolis Towers Coop Property in connection with the purchase and sale contract with Toll Bros., Inc., without penalty, charge or fee, other than costs and expenses of the lender and lender’s counsel in connection with the request. Such release is subject to the satisfaction of the following conditions, among others, (i) the property to be released has been legally subdivided from the remainder of the Metropolis Towers Coop Property and constitutes a separate tax lot, (ii) the release parcel is not necessary for the use of the remainder of the Metropolis Towers Coop Property (after giving effect to any easements entered into over the release parcel for the benefit of the Metropolis Towers Coop Property) and the remainder of the Metropolis Towers Coop Property is in compliance with legal requirements, (iii) the loan-to-value ratio after the release is within five percent of the lesser of (1) 11.1% and (2) the loan-to-value ratio immediately prior to the proposed release and (iv) satisfaction of REMIC-related conditions.

Terrorism Insurance. The Metropolis Towers Coop Mortgage Loan documents require that the borrower obtain and maintain an “all risk” or “special form” property insurance policy that provides coverage for loss caused by acts of terrorism (including “fire following” such acts) in an amount not less than 100% of the full replacement cost of the Metropolis Towers Coop Property plus 12 months of business interruption insurance with an extended period of indemnity of up to six months. If acts of terrorism or similar acts or events are excluded from the borrower’s all-risk policy, the borrower must obtain an endorsement to such policy, or a separate terrorism policy, insuring against such excluded acts and “fire following” in the amounts described above. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to "acts of terrorism" which provides substantially similar protections) is in effect the lender is required to accept terrorism insurance which covers against "covered acts" as defined by TRIPRA (or such other program), so long as TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-99

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$28,976,710
300 Town Center Drive	The Henry, Autograph Collection	Cut-off Date LTV:	32.2%
Dearborn, MI 48126		UW NCF DSCR:	2.99x
		UW NOI Debt Yield:	25.3%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-100

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$28,976,710
300 Town Center Drive	The Henry, Autograph Collection	Cut-off Date LTV:	32.2%
Dearborn, MI 48126		UW NCF DSCR:	2.99x
		UW NOI Debt Yield:	25.3%

5 Mile Rd
Fenkell St
Grandland Shopping Center
Outer Dr
Grand River Ave
Fenkell St
Western Golf & CC
Beech Daly Rd
Telegraph Rd
Eliza Howell Park
Greenfield Rd
Myers Rd
Wyoming Ave
Jeffries Frwy
Schoolcraft Ave
Schoolcraft St
Redford
Detroit Diesel Corp.
Rouge Park GC
Jeffries Frwy
Grand River Ave
Plymouth Rd
Plymouth Rd
DETROIT
Plymouth Rd
Blvd
Chicago St
Chicago St
Chicago St
River Rouge Park
WAYNE COUNTY
Tel-Joy Shopping Center
Joy Rd
Joy Rd
Oakman
Downtown Detroit 6 miles
Southfield Frwy
Wayne County Comm. College NW Campus
Ann Arbor Trl
Edward N. Hines Dr
Warren Valley GC
Parr Park
Evergreen Ave
Tireman Ave
Warren Ave
Warren Ave
Warren Ave
Dearborn Heights
River Oaks Square Shopping Center
Tel-Ford Shopping Center
Fairlane North Shopping Center
Schaefer Hwy
Oakman Blvd
Wyoming St
McGraw St
Ford Rd
Henry Ford College
Ford Rd
Univ. of Michigan-Dearborn
Fairlane Meadows Mall
Lonyo St
Wilson Dr
Dearborn GC
The Henry, Autograph Collection
300 Town Center Drive
Dearborn, MI 48126
Dearborn
Henry Ford Med. Center-Fairlane
Ford Motor Co. Headquarters
Cherry Hill Rd
Gulley Rd
Middle Rouge Park
Fairlane Town Center
Michigan Ave
Greenfield Rd
Military St
Avondale Ave
TPC Michigan
Detroit Industrial Frwy
Miller Rd
Wyoming St
Automotive Hall of Fame
Greenfield Village
Lower Rouge Parkway
Michigan Ave
Ford Experience Center FXC
Ford Rouge Complex
Westborn Mall
Henry Ford Museum of American Innovation
Detroit Lions Meijer Performance Center
Inkster
Outer Dr
Ford Product Development Center
Schaefer Hwy
Rotunda Dr
Oakwood Blvd
Dix St
Corewell Health Dearborn Hospital
Pelham St
Fairlane Green
Oakwood Blvd
Annapolis St
Independence Marketplace
Melvindale
Outer Dr
Van Born Rd
Allen Park
S. Fort St
River Rouge
Detroit Metro Wayne County Airport - 6 miles
Southfield Rd
Toledo Rd
Taylor
Fisher Frwy
Outer Dr
Lincoln Park
Jefferson Ave
Allen Rd
Ecorse
Waterford
Auburn Hills
Rochester
Shelby
Pontiac
Rochester Hills
MACOMB COUNTY
OAKLAND COUNTY
Troy
Sterling Heights
Clinton
West Bloomfield
Madison Heights
Farmington Hills
Warren
St. Clair Shores
Novi
Southfield
WAYNE COUNTY
Livonia
Lake St. Clair
DETROIT
Canton
Westland
Dearborn
WINDSOR
CANADA
Taylor
ONTARIO

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-101

Mortgage Loan No. 9 – The Henry, Autograph Collection

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/A3/A			Location:	Dearborn, MI 48126
Original Balance:	$29,000,000			General Property Type:	Hospitality
Cut-off Date Balance:	$28,976,710			Detailed Property Type:	Full Service
% of Initial Pool Balance:	4.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1987/2025
Borrower Sponsor:	Tae W. Park			Size:	308 Rooms
Guarantor:	Tae W. Park			Cut-off Date Balance Per Room:	$94,080
Mortgage Rate:	6.1190%			Maturity Date Balance Per Room:	$80,312
Note Date:	7/1/2026			Property Manager:	Greenwood Hospitality Management, LLC (borrower-related)
Maturity Date:	7/1/2036			Underwriting and Financial Information
Term to Maturity:	120 months			UW NOI:	$7,331,233
Amortization Term:	360 months			UW NCF:	$6,315,818
IO Period:	0 months			UW NOI Debt Yield:	25.3%
Seasoning:	1 month			UW NCF Debt Yield:	21.8%
Prepayment Provisions:	L(25),D(91),O(4)			UW NOI Debt Yield at Maturity:	29.6%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	2.99x
Additional Debt Type:	NAP			Most Recent NOI:	$7,332,725 (4/30/2026 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI(3):	$7,351,664 (12/31/2025)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI(3):	$8,623,897 (12/31/2024)
				Most Recent Occupancy:	64.2% (4/30/2026)
Reserves(1)				2nd Most Recent Occupancy(3):	66.3% (12/31/2025)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(3):	70.3% (12/31/2024)
RE Taxes:	$172,380	$19,153	NAP	Appraised Value (as of)(4):	$90,000,000 (4/22/2027)
Insurance:	$0	Springing	NAP	Appraised Value Per Room(4):	$292,208
FF&E Reserve:	$0	$84,618(2)	NAP	Cut-off Date LTV Ratio(4):	32.2%
PIP Reserve:	$3,053,880	Springing	NAP	Maturity Date LTV Ratio(4):	27.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$29,000,000	100.0%	Loan Payoff:	$20,267,069	69.9%
			Return of Equity:	$5,205,444	17.9%
			Upfront Reserves:	$3,226,260	11.1%
			Closing Costs:	$301,227	1.0%
Total Sources:	$29,000,000	100.0%	Total Uses:	$29,000,000	100.0%

(1)	See “Escrows and Reserves” section below for further discussion.
(2)	The borrower is required to deposit into an FF&E reserve, on a monthly basis, an amount equal to (i) on each payment date prior to August 1, 2027, 2.0% of the gross revenue for the calendar month two months prior to such payment date, (ii) on each payment date from and including August 1, 2027 through and including July 1, 2028, 3.0% of the gross revenue for the calendar month two months prior to such payment date and (iii) on each payment date from and including August 1, 2028 and thereafter, 4.0% of the gross revenue for the calendar month two months prior to such payment date.
(3)	The decline in occupancy and NOI from 3rd most recent to 2nd most recent was attributed to the reopening of a recently renovated Dearborn Inn, Autograph Collection in April 2025. The Dearborn Inn, Autograph Collection is located less than three miles from The Henry, Autograph Collection Property (as defined below) and was able to attract some group demand generated from Ford Motor Company.
(4)	The Appraised Value represents the “Prospective Market Value Upon Completion”, which assumes that the scheduled Property Improvement Plan (“PIP”) is completed in a quality manner. At origination, the borrower reserved $3,053,880 for the full budgeted cost of the PIP. The appraisal concluded to an “as-is” appraised value of $83,000,000 as of April 22, 2026, which results in a Cut-off Date LTV of 34.9% and a Maturity Date LTV of 29.8% for The Henry, Autograph Collection Mortgage Loan (as defined below).

The Mortgage Loan. The ninth largest mortgage loan (the “The Henry, Autograph Collection Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $29,000,000 and secured by a first mortgage encumbering the fee interest in a 308-room full-service hotel located in Dearborn, Michigan (the “The Henry, Autograph Collection Property”).

The Borrower and the Borrower Sponsor. The borrower is 2010 Dearborn Investment, LLC, a single-purpose, Texas limited liability company with one independent director. The borrower sponsor and non-recourse carveout guarantor of The Henry, Autograph Collection Mortgage Loan is Tae W. Park.

Tae W. Park is a commercial real estate investor with more than 40 years of experience in real estate investment, including design, development, lease-up and disposition. Mr. Park is the founder and President of PRD Inc., a real estate development and investment company founded in Houston, Texas in 1984. PRD Inc. has acquired and developed real estate projects primarily in the Houston market. Mr. Park’s hospitality portfolio includes three properties: The Henry, Autograph Collection Property, Hilton Harrisburg in Harrisburg, Pennsylvania, and Doubletree Wichita in Wichita, Kansas. In addition to the hospitality assets, Mr. Park’s portfolio includes four retail properties, 3 multifamily assets, one office building and four land holdings located throughout the United States.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-102

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$28,976,710
300 Town Center Drive	The Henry, Autograph Collection	Cut-off Date LTV:	32.2%
Dearborn, MI 48126		UW NCF DSCR:	2.99x
		UW NOI Debt Yield:	25.3%

The Property. The Henry, Autograph Collection Property is a 308-room full-service hotel located in Dearborn, Michigan. Constructed in 1987, the improvements are located on a 6.16-acre site and are comprised of a 10-story tower that totals approximately 228,519 SF of gross building area. The borrower leases 26 reserved parking spaces and 140 exterior lot daily parking spaces and has the ability to lease up to an additional 200 spaces on an as-needed basis from Dearborn Town Center Office, LLC. The parking structure is located adjacent to The Henry, Autograph Collection Property. The Henry, Autograph Collection Property has a parking ratio of 0.97 spaces per room.

The borrower sponsor acquired The Henry, Autograph Collection Property in 2010 as a Ritz-Carlton for $5.75 million. Following the acquisition, the borrower sponsor began a $6.0 million ($19,481 per room) change-of-brand PIP and converted the hotel to the Marriott Autograph Collection brand in 2010, with a 20 year franchise agreement expiring in June 2030 with Marriott International, Inc. (“Marriott”). Additionally, from 2020 through March 2026, the borrower sponsor spent $12.9 million ($41,883 per room) in capital expenditures, the majority of which was earmarked for complete guestroom and bathroom renovations. In June 2026, the borrower signed a new 20-year franchise agreement, with Marriott with an expiration date of June 3, 2050. In conjunction with the new franchise agreement, the borrower is required to complete a PIP budgeted at $3,053,880 ($9,903 per room). The full amount of the PIP was reserved at origination. The PIP scope covers renovations to common areas, restaurants, meeting rooms, the fitness center and indoor swimming pool. The PIP is expected to be completed in phases between 2026 and mid-2027. We cannot assure you that the PIP will be completed as expected or at all. Marriott has not reviewed, endorsed or ratified the proposed offering or the prospectus.

The guestroom mix at The Henry, Autograph Collection Property is comprised of 188 king rooms, 95 queen rooms, 15 suites and 10 accessible (ADA-compliant) rooms. Each of the guestrooms features a flat-screen television, desk with chair, dresser, nightstand, lamps and lounge chair. The Henry, Autograph Collection Property amenities include a restaurant, a lounge, 24,860 SF of meeting space, two ballrooms, an indoor pool, a fitness center and a business center. The Henry, Autograph Collection Property also features a collection of approximately 400 original and limited-edition works from numerous artists, including Picasso, Chagall, Rembrandt and Renoir, displayed throughout the 10 floors and within a dedicated art gallery on the ground floor between the ballrooms.

The following table presents certain information relating to the Occupancy, ADR and RevPAR of The Henry, Autograph Collection Property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			The Henry, Autograph Collection Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2023	53.0%	$174.66	$92.58	67.5%	$197.98	$133.60	127.3%	113.4%	144.3%
12/31/2024	59.3%	$190.76	$113.05	70.3%	$208.58	$146.68	118.7%	109.3%	129.7%
12/31/2025	57.4%	$201.17	$115.38	66.3%	$210.44	$139.61	115.7%	104.6%	121.0%
4/30/2026 TTM	58.6%	$203.62	$119.35	64.2%	$212.75	$136.60	109.5%	104.5%	114.5%

Source: Industry Report

(1)	The competitive set includes The Westin Book Cadillac Detroit, Courtyard Detroit Dearborn, Fort Pontchartrain Detroit, a Wyndham Hotel, Dearborn Inn, Autograph Collection, DoubleTree by Hilton Hotel Detroit - Dearborn and Hampton Inn by Hilton Detroit Dearborn.
(2)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at The Henry, Autograph Collection Property are attributable in part to variances in reporting methodologies and/or timing differences.

The Market. The Henry, Autograph Collection Property is located approximately 10 miles from Downtown Detroit, at the southwest corner of Hubbard Drive and Southfield Freeway (M-39) in Dearborn, Michigan. The Henry, Autograph Collection Property is located less than one mile from the Ford Motor Company World Headquarters and adjacent to Fairlane Town Center. The Henry, Autograph Collection Property is located within the Detroit–Warren–Livonia Core-Based Statistical Area, which is the second-largest regional economy in the United States’ Midwest region. The most notable economic drivers in the region are manufacturing (anchored by Ford, General Motors, and Stellantis), logistics (industrial and cross-border freight infrastructure), and medical care (Henry Ford Health, Corewell Health, and Detroit Medical Center).

The Henry, Autograph Collection Property is located less than 3 miles from the Henry Ford Museum, Greenfield Village and the Ford Rouge Factory, collectively one of Michigan’s top tourist destinations, drawing approximately 1.7 million visitors annually. Detroit Metropolitan Wayne County Airport is located approximately eight miles southwest of The Henry, Autograph Collection Property and is accessible via Southfield Freeway and I-94. The University of Michigan Dearborn Campus and Fairlane Town Center Mall are also located in Dearborn. The Henry, Autograph Collection Property is located in the Detroit/Dearborn submarket. According to a third party market report, the demand segmentation at The Henry, Autograph Collection Property consists of transient (66.5%), group (27.3%), and contract (6.2%). Top corporate accounts generating commercial demand in the immediate market include Ford, General Motors, Stellantis, 3M, Bosch, Caterpillar, Coca Cola, Deloitte, Detroit Diesel, Toyota, and Yazaki North America. Group demand is generated by small- to mid-sized corporate meetings and training programs, association and trade group conventions, incentive programs, and large social functions such as weddings, reunions, and galas.

The appraisal identified seven primary competitive properties (inclusive of The Henry, Autograph Collection Property), with a total of 2,178 rooms. Competitive properties include the 147-room Courtyard Detroit Dearborn, 96-room Hampton Inn by Hilton Detroit Dearborn, 153-room Dearborn Inn, Autograph Collection, 346-room DoubleTree by Hilton Hotel Detroit-Dearborn, 367-room Fort Pontchartrain Detroit, a Wyndham Hotel, and 453-room The Westin Book Cadillac Detroit. The competitive properties were built between 1924 and 2016. According to the appraisal, the estimated 2025 population within a one-, three- and five-mile radius of The Henry, Autograph Collection Property was 4,959, 128,288 and 357,526, respectively. The estimated 2025 average household income within the same radii was $65,569, $71,241 and $67,968, respectively.

Appraisal. The appraisal concluded to a “Prospective Market Value Upon Completion” of $90,000,000 as of April 22, 2027, which assumes that the scheduled PIP is completed in a quality manner. At origination, the borrower reserved $3,053,880 for the full budgeted cost of the PIP. The appraisal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-103

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$28,976,710
300 Town Center Drive	The Henry, Autograph Collection	Cut-off Date LTV:	32.2%
Dearborn, MI 48126		UW NCF DSCR:	2.99x
		UW NOI Debt Yield:	25.3%

concluded to an “as-is” appraised value of $83,000,000 as of April 22, 2026, which results in a Cut-off Date LTV of 34.9% and a Maturity Date LTV of 29.8% for The Henry, Autograph Collection Mortgage Loan.

Environmental Matters. A Phase I environmental site assessment (“ESA”) dated May 19, 2026 identified recognized environmental conditions due to formerly conducted drycleaning operations and an underground storage tank for diesel fuel storage located at The Henry, Autograph Collection Property. In lieu of a Phase II subsurface investigation, the lender obtained an opinion of probable cost to quantify the remediation cost, which provided a reasonable probable cost estimate of $165,330. The borrower obtained an environmental insurance policy with Beazley Excess and Surplus Insurance, Inc. (rated “A” by A.M. Best) that provides a $3,000,000 policy limit per incident and in the aggregate for a 13 year term (three years past The Henry, Autograph Collection Mortgage Loan maturity), with a $25,000 deductible. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at The Henry, Autograph Collection Property:

Cash Flow Analysis(1)
	2023	2024	2025	4/30/2026 TTM	UW	UW per Room
Occupancy(2)	67.5%	70.3%	66.3%	64.2%	64.2%
ADR(2)	$197.52	$208.39	$210.43	$212.70	$212.70
RevPAR(2)	$133.33	$146.50	$139.52	$136.55	$136.57

Room Revenue	$14,984,513	$16,519,736	$15,693,969	$15,352,489	$15,352,687	$49,84
Food & Beverage Revenue	$10,489,253	$9,764,897	$9,680,687	$9,657,405	$9,657,405	$31,35
Other Income	$462,006	$380,138	$372,844	$375,483	$375,483	$1,219
Total Revenue	$25,935,772	$26,664,771	$25,747,500	$25,385,377	$25,385,575	$82,42

Room Expense	$3,652,178	$3,439,896	$3,400,628	$3,276,001	$3,276,001	$10,636
Food & Beverage Expense	$6,333,787	$6,170,436	$6,204,593	$6,164,992	$6,164,992	$20,016
Other Income Expense	$112,103	$143,207	$251,228	$238,517	$238,517	$774
Real Estate Taxes	$272,910	$278,870	$257,390	$234,674	$230,682	$749
Insurance	$151,047	$158,390	$186,281	$211,273	$216,955	$704
Other Expenses(3)	$7,363,864	$7,850,075	$8,095,716	$7,927,195	$7,927,194	$25,738
Total Expenses	$17,885,889	$18,040,874	$18,395,836	$18,052,652	$18,054,341	$58,618

Net Operating Income	$8,049,883	$8,623,897	$7,351,664	$7,332,725	$7,331,233	$23,803
FF&E	$1,037,431	$1,066,600	$1,031,258	$1,016,773	$1,015,415	$3,297
Net Cash Flow	$7,012,452	$7,557,297	$6,320,406	$6,315,952	$6,315,818	$20,506

NOI DSCR	3.81x	4.08x	3.48x	3.47x	3.47x
NCF DSCR	3.32x	3.58x	2.99x	2.99x	2.99x
NOI Debt Yield	27.8%	29.8%	25.4%	25.3%	25.3%
NCF Debt Yield	24.2%	26.1%	21.8%	21.8%	21.8%
(1)	The decline in Occupancy and Net Operating Income from 2024 to 2025 was attributed to the reopening of the recently renovated Dearborn Inn, Autograph Collection in April 2025. The hotel is located less than three miles from The Henry, Autograph Collection Property and was able to attract group demand generated from Ford Motor Company.
(2)	The variances between the underwriting, the appraisal, and the industry report data with respect to Occupancy, ADR and RevPAR at The Henry, Autograph Collection Property are attributable in part to variances in reporting methodologies and/or timing differences.
(3)	Other Expenses include advertising and marketing expenses, franchise fees, general and administrative expenses, management fees, repairs and maintenance and utilities.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) approximately $172,380 for real estate taxes and (ii) $3,053,880 into a PIP reserve account.

Real Estate Taxes – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently is approximately $19,153.

Insurance – On a monthly basis, if there is no approved blanket policy in place, the borrower is required to deposit 1/12th of an amount which the lender reasonably estimates will be sufficient to pay insurance premiums for the renewal of insurance coverages. The Henry, Autograph Collection Property is currently insured under a blanket insurance policy.

FF&E Reserve – The borrower is required to deposit into an FF&E reserve, on a monthly basis, an amount equal to (i) on each payment date prior to August 1, 2027, 2.0% of the gross revenue for the calendar month two months prior to such payment date, (ii) on each payment date from and including August 1, 2027 through and including July 1, 2028, 3.0% of the gross revenue for the calendar month two months prior to such payment date and (iii) on each payment date from and including August 1, 2028 and thereafter, 4.0% of the gross revenue for the calendar month two months prior to such payment date. Initially estimated to be $84,618.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-104

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$28,976,710
300 Town Center Drive	The Henry, Autograph Collection	Cut-off Date LTV:	32.2%
Dearborn, MI 48126		UW NCF DSCR:	2.99x
		UW NOI Debt Yield:	25.3%

PIP Reserve – The borrower is required to deposit into a PIP reserve, on a monthly basis, an amount reasonably estimated by the lender to provide for adequate funds to complete any future franchisor required PIP.

Lockbox and Cash Management. The Henry, Autograph Collection Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of an event of default or a Cash Sweep Period (defined below), the borrower is required to establish a lockbox account for the benefit of the lender, into which all rents and other revenue from The Henry, Autograph Collection Property are required to be deposited by the borrower. During an event of default or a Cash Sweep Period, all funds in the lockbox account are required to be transferred to the lender-controlled cash management account on each business day and disbursed in accordance with The Henry, Autograph Collection Mortgage Loan documents. Also, during a Cash Sweep Period, all excess cash is required to be collected by the lender and held as additional security for The Henry, Autograph Collection Mortgage Loan. In the event a Cash Sweep Period occurs a ninth time during the term of The Henry, Autograph Collection Mortgage Loan, the borrower will not be entitled to any disbursement of excess cash reserve funds during the remaining term of The Henry, Autograph Collection Mortgage Loan, the Cash Sweep Period will continue, and the borrower will continue to be obligated to pay excess cash to the lender on each payment date until The Henry, Autograph Collection Mortgage Loan is paid in full.

A “Cash Sweep Period” means a period commencing on the first day of the calendar month following the month during which the lender notifies the borrower of its determination that the debt service coverage ratio is less than 1.20x for any calendar quarter and ending on the last day of the calendar month during which the lender notifies the borrower of its determination that the debt service coverage ratio equals or exceeds 1.20x for two consecutive calendar quarters; provided a Cash Sweep Period will be deemed not to occur or continue to the extent that the lender has received a Low DSCR Security Payment in the amount calculated from time to time in accordance with the definition thereof.

A “Low DSCR Security Payment” means an amount, determined quarterly, which, if used to reduce the outstanding principal balance of The Henry, Autograph Collection Mortgage Loan, would be sufficient to cause the calculation of debt service coverage ratio to equal or exceed 1.20x for two consecutive calendar quarters. Any Low DSCR Security Payment must be in the form of cash or letter of credit.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and business interruption insurance for 18 months plus a six-month extended period of indemnity, in each case that cover perils and acts of terrorism; provided that if TRIPRA or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-105

Multifamily – Mid Rise	Loan #10	Cut-off Date Balance:	$27,500,000
781 Washington Avenue	781 Washington	Cut-off Date LTV:	68.9%
Brooklyn, NY 11238		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	9.5%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-106

Multifamily – Mid Rise	Loan #10	Cut-off Date Balance:	$27,500,000
781 Washington Avenue	781 Washington	Cut-off Date LTV:	68.9%
Brooklyn, NY 11238		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	9.5%

MANHATTAN
East River
Williamsburg
Williamsburg Bridge
Dumbo
Manhattan Bridge
Brklyn Br
BROOKLYN NAVY YARD
Steiner Studios
Building 92
Flushing Ave
South Williamsburg
Bedford Ave
Lee Ave
HEWES ST
Brooklyn-Qns Expwy
Park Ave
CUNY of Technology
Fort Greene
NYU Tandon School of Engineering
LIU-Brooklyn
Brooklyn Hospital Ctr.
Clinton Hill
Pratt Institute
Pratt Institute Sculpture Park
Carlton Ave
Washington Ave
Nostrand Ave
Lafayette Ave
Downtown Brooklyn
The Brooklyn Tower
HOYT ST
DEKALB AVE
NEVINS ST
FULTON ST
CLASSON AVE
BEDFORD/ NOSTRAND AVE
CLINTON/ WASHINGTON AVE
LAFAYETTE AVE
BROOKLYN
Marcy Ave
Lewis Ave
Malcolm X Blvd
BERGEN ST
ATLANTIC AVE
Atlantic Terminal Mall
Fulton St
PACIFIC ST
Barclays Center
Boerum Hill
Atlantic Ave
FRANKLIN AVE
NOSTRAND AVE
Bedford-Stuyvesant
KINGSTON/ THROOP AVE
UTICA AVE
Prospect Heights
781 Washington
781 Washington Avenue
Brooklyn, NY 11238
7TH AVE
GRAND ARMY PLAZA
Grand Army Plaza
PARK PLACE
East New York
3rd Ave
4th Ave
5th Ave
Park Slope
8th Ave
4TH AVE/ 9TH ST
Brooklyn Museum
FRANKLIN AVE
KINGSTON AVE
UTICA AVE - CROWN HEIGHTS
NY-Presbyterian Brooklyn Methodist Hospital
Brooklyn Botanic Gardens
BOTANIC GARDENS/ E. PKWY.
PRESIDENT ST
Gowanus
Prospect Park W.
7TH AVE/ PARK SLOPE
Prospect Park Zoo
Crown Heights
Lincoln Terrace / Arthur S Somers Park
PROSPECT PARK
Lena Horne Bandshell
STERLING ST
Empire Blvd
Remsen Ave
PROSPECT PARK
Prospect Expwy
10th Ave
11th Ave
Flatbush Ave
Bedford Ave
Nostrand Ave
New York Ave
Kingsbrook Jewish Medical Ctr.
Utica Ave
WINTHROP ST
SUNY Downstate Health Sciences University
NYC Health + Hospitals/ Kings County
Prospect Park Lake
PARKSIDE AVE
Linden Blvd
GREENWOOD CEMETERY
FORT HAMILTON
CHURCH AVE
East Flatbush
Caton Ave
Flatbush
Ft. Hamilton Pkwy
Church Ave
Ocean Ave
HOLY CROSS CEMETERY
PATERSON
YONKERS
Mount Vernon
New Rochelle
Long Island Sound
BRONX
NJ
MANHATTAN
NEW YORK CITY
QUEENS
NEWARK
JERSEY CITY
Elizabeth
BROOKLYN
STATEN ISLAND
Atlantic Ocean
LONG ISLAND

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-107

Mortgage Loan No. 10 – 781 Washington

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	AREF2			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Brooklyn, NY 11238
Original Balance:	$27,500,000			General Property Type:	Multifamily
Cut-off Date Balance:	$27,500,000			Detailed Property Type:	Mid Rise
% of Initial Pool Balance:	3.9%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1920/2025
Borrower Sponsors:	FBE Limited LLC			Size:	60 Units
Guarantors:	FBE Limited LLC			Cut-off Date Balance per Unit:	$458,333
Mortgage Rate:	6.7190%			Maturity Date Balance per Unit:	$458,333
Note Date:	5/5/2026			Property Manager:	Lineage Ventures LLC (borrower-related)
Maturity Date:	5/6/2036			Underwriting and Financial Information
Term to Maturity:	120 months			UW NOI:	$2,600,788
Amortization Term:	0 months			UW NCF:	$2,585,788
IO Period:	120 months			UW NOI Debt Yield:	9.5%
Seasoning:	3 months			UW NCF Debt Yield:	9.4%
Prepayment Provisions:	L(27),D(86),O(7)			UW NOI Debt Yield at Maturity:	9.5%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.38x
Additional Debt Type:	NAP			Most Recent NOI:	$2,437,604 (2/28/2026 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$2,445,169 (12/31/2025)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$2,039,554 (12/31/2024)
				Most Recent Occupancy:	98.3% (4/28/2026)
Reserves(1)				2nd Most Recent Occupancy:	99.0% (12/31/2025)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	98.1% (12/31/2024)
RE Taxes:	$205,415	$34,236	NAP	Appraised Value (as of):	$39,900,000 (3/25/2026)
Insurance:	$14,944	$7,472	NAP	Appraised Value per Unit:	$665,000
Replacement Reserve:	$0	$1,250	NAP	Cut-off Date LTV Ratio:	68.9%
Environmental Reserve:	$115,000	$0	NAP	Maturity Date LTV Ratio:	68.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$27,500,000	100.0%	Loan Payoff:	$22,982,979	83.6%
			Return of Equity:	$3,090,493	11.2%
			Closing Costs(2):	$1,091,169	4.0%
			Reserves:	$335,360	1.2%
Total Sources:	$27,500,000	100.0%	Total Uses:	$27,500,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(2)	Closing Costs include a $412,500 rate buydown fee.

The Mortgage Loan. The tenth largest mortgage loan (the “781 Washington Mortgage Loan”) is evidenced by a single promissory note in the original principal balance of $27,500,000 and secured by the borrower’s fee simple interest in a 60-unit mid-rise multifamily property in Brooklyn, New York (the “781 Washington Property”).

The Borrower and the Borrower Sponsor. The borrower is EBF Washington Owner LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the 781 Washington Mortgage Loan. The borrower sponsor and non-recourse carveout guarantor is FBE Limited LLC. FBE Limited LLC is a private investment firm owned and operated by Abraham Fruchthandler. Formed in the 1970s as an investment holding vehicle for the Fruchthandler family, FBE Limited LLC currently owns ten office buildings, over 2 million square feet of industrial space and over 4,000 multifamily units in New York, Connecticut, Florida and Alabama. The borrower sponsor is also the sponsor of two securitized mortgage loans unrelated to the 781 Washington Mortgage Loan that have transferred to special servicing. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the prospectus.

The Property. The 781 Washington Property is a 60-unit mid-rise multifamily property located in the Crown Heights neighborhood of Brooklyn, New York. The 781 Washington Property was constructed in 1920 and most recently renovated in 2025 and consists of two adjacent, six-story, elevatored apartment buildings on a 0.379-acre site. Onsite amenities include a shared backyard, on-site laundry facilities and a live-in superintendent. The unit mix includes one studio unit, 22 one-bedroom units, 33 two-bedroom units, and four three-bedroom units. Unit amenities include fully equipped kitchens with stainless steel appliances, a dishwasher and a microwave and updated bathrooms with glass-enclosed shower doors. Since acquiring the 781 Washington Property in November 2022 for $30.5 million, the borrower sponsor has invested an additional $969,400 into additional improvements at the 781 Washington Property, such as roof replacements, elevator modernization and air conditioning unit replacement.

As of April 28, 2026, the 781 Washington Property was 100% physically occupied. One unit occupied by the superintendent is underwritten as vacant, resulting in an underwritten physical occupancy of 98.3%. Since June 2023, occupancy at the 781 Washington Property has averaged 98.5%, never falling below 95.0%. While all units at the 781 Washington Property are currently permitted to be leased as free market units, 42 of the 60 units are currently

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-108

Multifamily – Mid Rise	Loan #10	Cut-off Date Balance:	$27,500,000
781 Washington Avenue	781 Washington	Cut-off Date LTV:	68.9%
Brooklyn, NY 11238		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	9.5%

leased to tenants with Section 8 enhanced vouchers. The 781 Washington Property was previously subject to a housing assistance payments contract where all units were leased through the project-based Section 8 program. In 2015, the prior owner opted out of the program. Federal statutes intended to prevent tenant displacement allowed in-place tenants at the time of the opt-out to receive enhanced vouchers, which cover the difference between the tenant’s required rent contribution (generally no more than 40% of their adjusted monthly income) and the total rent approved by the Public Housing Authority (“PHA”) based on reasonable market rents. The PHA-determined market rent for enhanced vouchers may exceed in-place contract rents for free market units, as the PHA applies a rent-reasonableness analysis that considers comparable properties in the broader market. To continue to be eligible for the enhanced vouchers indefinitely, Section 8 participants must comply with all program requirements, including completing their annual certification, accommodating Housing Quality Standards inspections, allowing property owners to make any needed repairs, and adhering to the terms of their lease.

The 781 Washington Property unit mix is further summarized in the table below:

Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Total SF	Monthly Average Rent per Unit(2)	Monthly Average Market Rent per Unit(2)(3)
FM - 1 BR	8	8	100.0%	610	4,880	$3,831	$3,900
FM - 2 BR	8	7	87.5%	720	5,760	$4,363	$4,600
FM - 3 BR	1	1	100.0%	860	860	$5,707	$5,700
NYCHA - 2 BR	1	1	100.0%	720	720	$4,000	$4,600
Sec 8 - Studio	1	1	100.0%	422	422	$3,600	$3,000
Sec 8 - 1 BR	14	14	100.0%	610	8,540	$4,950	$3,900
Sec 8 - 2 BR	24	24	100.0%	720	17,280	$5,975	$4,600
Sec 8 - 3 BR	3	3	100.0%	860	2,580	$6,567	$5,700
Total/Wtd. Avg.	60	59	98.3%	684	41,042	$5,202	$4,386

(1)	Based on the underwritten rent roll dated April 28, 2026.
(2)	Monthly Average Rent per Unit and Monthly Average Market Rent per Unit are based on occupied units.
(3)	Source: Appraisal.

The Market. The 781 Washington Property is located in the Crown Heights neighborhood of Brooklyn, New York. There are multiple subway stations within walking distance of the 781 Washington Property, allowing the neighborhood to be accessible via the 2, 3, 4, 5 and S subway lines. Crown Heights is also serviced by several bus routes and thoroughfares such as Eastern Parkway, Utica Avenue, Nostrand Avenue, New York Avenue, Ralph Avenue and Bedford Avenue. The commute to Midtown, Manhattan is approximately 40 minutes, and the drives to LaGuardia Airport and John F. Kennedy Airport are approximately 30 and 40 minutes, respectively. Additionally, the 781 Washington Property is 0.2 miles away from Prospect Park, a 585-acre park featuring a dog park, pickleball, horseback riding, numerous walking and running trails, the Brooklyn Botanical Garden and the Brooklyn Museum.

According to the appraisal, the 781 Washington Property is located in the Crown Heights multifamily submarket within the New York multifamily market. As of the fourth quarter of 2025, the Crown Heights multifamily submarket reported a total inventory of 38,168 units with an occupancy rate of 96.5% and an average asking rent of $2,659 per unit per month.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-109

Multifamily – Mid Rise	Loan #10	Cut-off Date Balance:	$27,500,000
781 Washington Avenue	781 Washington	Cut-off Date LTV:	68.9%
Brooklyn, NY 11238		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	9.5%

The following table presents recent multifamily leasing data at comparable properties with respect to the 781 Washington Property:

Competitive Rental Properties Summary(1)
Property Name/Location	Distance to Subject	Year Built/Renovated	Unit Count	Unit Mix	In-Place Monthly Rent per Unit
781 Washington	NAP	1920/2025	60(2)	Studio	$3,600(2)
				1BR	$3,831 - $4,950(2)
				2BR	$4,363 - $5,975(2)
				3BR	$5,707 - $6,567(2)
649 Classon Avenue	0.5 mi	NAV/NAV	NAV	Studio	$2,950
				1BR	$3,500
1101 President Street	0.7 mi	2022/NAV	355	Studio	$3,040
				1BR	$3,270
				2BR	$4,530
				3BR	$5,800
1312 Lincoln Place	1.6 mi	2015/NAV	NAV	Studio	$3,150
1499 Bedford Avenue	0.5 mi	2024/NAV	98	Studio	$2,600
				3BR	$5,250
1040 Dean Street	0.7 mi	2017/NAV	122	Studio	$3,239
				1BR	$3,470
				2BR	$4,050
931 Carroll Street	0.5 mi	2025/NAV	214	Studio	$2,970
				2BR	$4,800
				3BR	$5,500
1 Sullivan Place	0.7 mi	2022/NAV	104	1BR	$3,850
				2BR	$4,400
				3BR	$6,125
527 Grand Avenue	0.4 mi	NAV/NAV	NAV	1BR	$4,800
953 Dean Street	0.5 mi	2025/NAV	240	1BR	$4,125
				2BR	$4,478
100 Sullivan Place	0.8 mi	2025/NAV	57	1BR	$3,640
				2BR	$5,350
649 Prospect Place	0.6 mi	1905/NAV	16	3BR	$5,200
1010 Pacific Street	0.5 mi	2023/NAV	176	3BR	$6,000

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated April 28, 2026.

Appraisal. The appraisal concluded to an “as-is” value for the 781 Washington Property of $39,900,000 as of March 25, 2026.

Environmental Matters. According to the Phase I environmental site assessment dated March 18, 2026, there was evidence of two recognized environmental conditions (each, individually a “REC”) at the 781 Washington Property. The first REC is connected to a historical 5,000-gallon fuel oil underground storage tank believed to be associated with and located within the public right-of-way just west of the 781 Washington Property. The second REC is connected to the historical operation of dry-cleaning businesses and potential use of chlorinated solvents at adjoining properties from at least 1928 through 2003. At origination, the borrower deposited $115,000 into an environmental reserve to be used towards installing a sub-slab depressurization system and conducting periodic monitoring and sampling to prevent vapor intrusion above regulatory mitigation levels. Additionally, a lender’s environmental insurance policy was obtained with a limit of $1,000,000 expiring May 5, 2039. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-110

Multifamily – Mid Rise	Loan #10	Cut-off Date Balance:	$27,500,000
781 Washington Avenue	781 Washington	Cut-off Date LTV:	68.9%
Brooklyn, NY 11238		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	9.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 781 Washington Property:

Cash Flow Analysis
	2024	2025	2/28/2026 TTM	UW	UW Per Unit
Gross Potential Rent	$3,093,050	$3,496,206	$3,566,132	$3,737,936	$62,299
Other Income(1)	$22,486	$80,581	$23,699	$23,699	$395
Vacancy, Credit Loss & Concessions	($203,851)	($190,734)	($192,576)	($186,897)	($3,115)
Effective Gross Income	$2,911,686	$3,386,053	$3,397,256	$3,574,738	$59,579

Taxes	$387,876	$413,771	$419,660	$433,024	$7,217
Insurance	$69,185	$90,937	$94,057	$89,666	$1,494
Other Operating Expenses	$415,071	$436,176	$445,935	$451,260	$7,521
Total Operating Expenses	$872,132	$940,884	$959,652	$973,950	$16,233

Net Operating Income	$2,039,554	$2,445,169	$2,437,604	$2,600,788	$43,346
Capital Expenditures	$0	$0	$0	$15,000	$250
Net Cash Flow	$2,039,554	$2,445,169	$2,437,604	$2,585,788	$43,096

Occupancy %(2)	98.1%	99.0%	98.3%	95.0%
NOI DSCR	1.09x	1.31x	1.30x	1.39x
NCF DSCR	1.09x	1.31x	1.30x	1.38x
NOI Debt Yield	7.4%	8.9%	8.9%	9.5%
NCF Debt Yield	7.4%	8.9%	8.9%	9.4%

(1)	Other Income is comprised of RUBS, late fees, laundry, pet fees and other miscellaneous items.
(2)	Occupancy % represents the average physical occupancies over each respective year with the exception of 2/28/2026 TTM, which is based on the underwritten rent roll dated April 28, 2026. UW Occupancy % represents underwritten economic occupancy. Underwritten physical occupancy is 98.3%.

Escrows and Reserves.

Real Estate Taxes – The 781 Washington Mortgage Loan documents require an upfront reserve of approximately $205,415 and an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual property taxes, initially estimated at approximately $34,236.

Insurance – The 781 Washington Mortgage Loan documents require an upfront reserve of approximately $14,944 and an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual insurance premium, initially estimated at approximately $7,472.

Replacement Reserve – The 781 Washington Mortgage Loan documents require an ongoing monthly deposit in an amount equal to $1,250 for replacement reserves.

Environmental Reserve – The 781 Washington Mortgage Loan documents require an upfront reserve of $115,000 to conduct a sub slab vapor investigation and potential indoor testing.

Lockbox and Cash Management. The 781 Washington Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Management Period (as defined below), the borrower is required to cause all rents received by the borrower or property manager to be deposited in the lockbox account within one business day of receipt. Funds deposited into the lockbox account will be swept on a daily basis into a lender-controlled cash management account, to be applied and disbursed in accordance with the 781 Washington Mortgage Loan documents.

A “Cash Management Period” will commence upon the earlier of the following:

(i)	a default or an event of default;
(ii)	the debt service coverage ratio falling below 1.20x as of the end of any calendar quarter; or
(iii)	after May 6, 2035, the debt yield falling below 8.75%.

A Cash Management Period will end upon the occurrence of the following:

●	with respect to clause (i) above, the cure of such default or event of default and no other default or event of default has occurred or is continuing; or
●	with respect to clause (ii) above, upon the debt service coverage ratio being at least 1.20x for one calendar quarter, or the borrower deposits to the lender within five business days of the occurrence of such Cash Management Period, in cash or letter of credit, each in an amount as determined by the lender in its sole discretion, equal to the aggregate amount of available cash for the ensuing twelve month period, assuming that the debt service coverage ratio for such period is 1.20x (the “DSCR Cure Amount”) (such cure will be valid for the twelve month period following the date on which it was deposited, and on each one year anniversary of such Cash Management Period, if such Cash Management Period exists, the borrower has the right, but not the obligation, to cure the Cash Management Period for another twelve months by depositing an additional DSCR Cure Amount).
●	A Cash Management Period resulting from clause (iii) above is not able to be cured.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-111

Multifamily – Mid Rise	Loan #10	Cut-off Date Balance:	$27,500,000
781 Washington Avenue	781 Washington	Cut-off Date LTV:	68.9%
Brooklyn, NY 11238		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	9.5%

Terrorism Insurance. The 781 Washington Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 781 Washington Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-112

Mortgage Loan No. 11 – Innovation Center of Vermont

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	AREF2			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Burlington, VT 05401
Original Balance:	$26,000,000			General Property Type:	Mixed Use
Cut-off Date Balance:	$25,980,074			Detailed Property Type:	Office/R&D
% of Initial Pool Balance:	3.7%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1894/2013
Borrower Sponsor:	Charles M. Bayer, Jr.			Size:	208,702 SF
Guarantor:	Charles M. Bayer, Jr.			Cut-off Date Balance per SF:	$124
Mortgage Rate:	6.2920%			Maturity Date Balance per SF:	$107
Note Date:	6/25/2026			Property Manager:	Lost Tree Village Management
Maturity Date:	7/6/2036				Company, LLC (borrower-related)
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	360 months			UW NOI:	$4,164,325
IO Period:	0 months			UW NCF:	$3,857,533
Seasoning:	1 month			UW NOI Debt Yield:	16.0%
Prepayment Provisions:	L(25),D(91),O(4)			UW NCF Debt Yield:	14.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	18.7%
Additional Debt Type:	NAP			UW NCF DSCR:	2.00x
Additional Debt Balance:	NAP			Most Recent NOI:	$4,158,663 (4/30/2026 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(2):	$4,167,886 (12/31/2025)
				3rd Most Recent NOI(2):	$3,512,900 (12/31/2024)
Reserves				Most Recent Occupancy:	93.0% (5/31/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	97.3% (12/31/2025)
RE Taxes:	$208,089	$69,363	NAP	3rd Most Recent Occupancy:	99.4% (12/31/2024)
Insurance:	$37,574	Springing	NAP	Appraised Value (as of):	$52,600,000 (5/15/2026)
Replacement Reserve:	$0	$3,826	NAP	Appraised Value per SF:	$252
Deferred Maintenance:	$116,250	$0	NAP	Cut-off Date LTV Ratio:	49.4%
TI/LC Reserve:	$500,000	$21,740	$2,600,000(1)	Maturity Date LTV Ratio:	42.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$26,000,000	100.0%	Loan Payoff:	$18,205,649	70.0%
			Return of Equity:	$6,563,875	25.2%
			Upfront Reserves:	$861,912	3.3%
			Closing Costs:	$368,564	1.4%
Total Sources:	$26,000,000	100.0%	Total Uses:	$26,000,000	100.0%

(1)	Excludes any amounts attributable to termination proceeds deposited in the TI/LC Account, subject to terms in the Innovation Center of Vermont Mortgage Loan (as defined below) documents. The cap decreases to $1,250,000 if Marvell Semiconductor renews its lease or is replaced by one or more leases.
(2)	The increase from 3rd Most Recent NOI to 2nd Most Recent NOI is primarily attributable to an increase in base rent resulting from the execution of three new and renewal leases in 2025.

The Mortgage Loan. The eleventh largest mortgage loan (the “Innovation Center of Vermont Mortgage Loan”) is evidenced by a single promissory note in the original principal balance of $26,000,000 and secured by a first-priority fee mortgage encumbering a 208,702 square foot mixed-use office/R&D property in Burlington, Vermont (the “Innovation Center of Vermont Property”).

The Borrower and the Borrower Sponsor. The borrower for the Innovation Center of Vermont Mortgage Loan is Fortieth Burlington, LLC, a Vermont limited liability company and special purpose entity with one independent director. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the Innovation Center of Vermont Mortgage Loan. The borrower sponsor and non-recourse carveout guarantor is Charles M. Bayer, Jr. Charles M. Bayer, Jr. is the President of Lost Tree Village Corporation, a family-owned real estate investment and management company based in Palm Beach Gardens, Florida. Charles M. Bayer, Jr. is a part-owner and operator of office buildings in Florida, Michigan and Vermont totaling approximately 536,000 square feet.

The Property. The Innovation Center of Vermont Property is a 208,702 square foot mixed-use office/R&D property located in Burlington, Vermont. Originally constructed in 1894, the Innovation Center of Vermont Property consists of two detached, four-story buildings. The Innovation Center of Vermont Property historically operated as a single-tenant industrial manufacturing and R&D campus until the borrower sponsor’s repositioning and renovating of the Innovation Center of Vermont Property into a multi-tenant mixed-use asset was completed in 2013. Between 2011 to 2013, the borrower sponsor invested over $6 million in capital improvements, tenant improvements and leasing commissions to convert the asset into multi-tenant use. The tenant suites are currently comprised of approximately 44% R&D space, 43% traditional office space and 13% medical office space. Site amenities include controlled access, an approximately 1,800 square foot fitness center, a café, covered bike racks, an outdoor meeting area and a picnic area. There are 775 surface parking spaces, resulting in a parking ratio of approximately 3.71 spaces per 1,000 square feet.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-113

Mixed Use – Office/R&D	Loan #11	Cut-off Date Balance:	$25,980,074
128 Lakeside Avenue	Innovation Center of Vermont	Cut-off Date LTV:	49.4%
Burlington, VT 05401		UW NCF DSCR:	2.00x
		UW NOI Debt Yield:	16.0%

As of May 31, 2026, the Innovation Center of Vermont Property was 93.0% occupied by 17 unique tenants. From January 2023 through April 2026, the Innovation Center of Vermont Property averaged 98.4% occupancy. Two investment grade tenants lease a total of 42.7% of the NRA and contribute 40.2% of the underwritten base rent.

Major Tenants.

Marvell Semiconductor (52,215 SF; 25.0% of NRA; 23.1% of UW Rent). Marvell Semiconductor is a subsidiary of Marvell (NASDAQ: MRVL) (Fitch / BBB+ / Moody’s: Baa2 / S&P: BBB), a Santa Clara-based producer of advanced semiconductor chips. Marvell Semiconductor uses its space for office, semiconductor R&D and chip design, with no on-site manufacturing. Marvell Semiconductor commenced a 10-year lease at the Innovation Center of Vermont Property in July 2020 that expires in June 2030. Marvell Semiconductor currently has plans for an approximately $7 million renovation of its space at the Innovation Center of Vermont Property, including a $6 million office reconfiguration and a $1 million lab upgrade. The tenant has two five-year renewal options remaining and no remaining termination options.

Benchmark Space Systems (39,320 SF; 18.8% of NRA; 14.3% of UW Rent). Benchmark Space Systems is an aerospace company that designs, manufactures and integrates chemical and electrical propulsion systems for small satellites and orbital transfer vehicles, serving both government and commercial space missions. Benchmark Space Systems recently converted from a sublease tenant to a direct lease tenant in September 2025 and is utilizing the space as its corporate headquarters, housing executive leadership, engineers and R&D staff. Benchmark Space Systems has reportedly invested significant capital into its space. The company has raised a total of approximately $56 to $73 million from FreshTracks Capital, state funds and NASA grants. Benchmark Space Systems has occupied their space at the Innovation Center of Vermont Property since September 2025 and has a lease expiration in August 2030. There is one five-year renewal option and a one-time early termination option effective August 31, 2028, that requires 12 months’ notice to execute subject to a termination fee equal to the unamortized deal related legal fees amortized at 8% over the term of the lease.

State of Vermont (37,015 SF; 17.7% of NRA; 17.1% of UW Rent). The State of Vermont (Fitch: AA+ / Moody’s: Aa1 / S&P: AA+) houses offices for its Department of Health, Department of Disabilities, Aging and Independent Living and Department of Economic Services at the Innovation Center of Vermont Property. Vermont has a diversified economy across professional services, state and local government, hospitality, healthcare, education and retail. The State of Vermont occupies five separate suites at the Innovation Center of Vermont Property: four general office use suites accounting for 18,775 square feet, 8,213 square feet, 7,004 square feet and 1,253 square feet, and a café occupying 1,770 square feet. The leases for all five spaces began in November of 2023 and will expire in October 2033. Each office space under the State of Vermont lease possesses two five-year renewal options and an early termination option effective October 2028 that requires 12 months’ notice to execute. The café space also possesses two five-year renewals and the right to terminate the suite at any time with 180 days’ written notice.

The following table presents a summary regarding the major tenants at the Innovation Center of Vermont Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Marvell Semiconductor	BBB+/Baa2/BBB	52,215	25.0%	$1,091,798	23.1%	$20.91	6/30/2030	2 x 5 yr	N
Benchmark Space Systems	NR/NR/NR	39,320	18.8%	$677,484	14.3%	$17.23	8/31/2030	1 x 5 yr	Y(3)
State of Vermont	AA+/Aa1/AA+	37,015	17.7%	$809,206	17.1%	$21.86	10/31/2033	2 x 5 yr	Y(4)
Veteran's Administration	NR/NR/NR	21,582	10.3%	$935,817	19.8%	$43.36	12/31/2035	None	Y(5)
Internal Revenue Service	NR/NR/NR	13,229	6.3%	$438,264	9.3%	$33.13	11/30/2033	None	Y(6)
Subtotal/Wtd. Avg.		163,361	78.3%	$3,952,569	83.5%	$24.20

Other Tenants		30,830	14.8%	$782,334	16.5%	$25.38
Occupied Subtotal/Wtd. Avg.		194,191	93.0%	$4,734,903	100.0%	$24.38

Vacant Space		14,511	7.0%
Total/Wtd. Avg.		208,702	100.0%

(1)	Based on the underwritten rent roll dated May 31, 2026, including rent steps through July 2027.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Benchmark Space Systems may terminate its space with 12 months’ prior written notice effective August 2028 subject to a termination fee equal to the unamortized lease related legal fees and any leasing commissions, amortized at 8% over the term of the lease.
(4)	The State of Vermont may terminate any of its office suites with 12 months’ prior written notice effective October 2028 subject to a termination fee equal to $435,650, amortized at 9% over the term of the lease, and may terminate its café suite at any time with 180 days’ notice.
(5)	Veteran’s Administration may terminate its space in whole upon no less than 270 days’ prior written notice effective January 2030.
(6)	Internal Revenue Service may terminate its space in whole or in part upon no less than 120 days’ prior written notice effective December 2028.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-114

Mixed Use – Office/R&D	Loan #11	Cut-off Date Balance:	$25,980,074
128 Lakeside Avenue	Innovation Center of Vermont	Cut-off Date LTV:	49.4%
Burlington, VT 05401		UW NCF DSCR:	2.00x
		UW NOI Debt Yield:	16.0%

The following table presents certain information relating to the lease rollover at the Innovation Center of Vermont Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	2	1,457	0.7%	0.7%	$12,000	0.3%	0.3%	$8.24
2027	3	11,289	5.4%	6.1%	$354,618	7.5%	7.7%	$31.41
2028	3	10,554	5.1%	11.2%	$217,532	4.6%	12.3%	$20.61
2029	1	0	0.0%	11.2%	$59,882	1.3%	13.6%	$0.00
2030	2	91,535	43.9%	55.0%	$1,769,282	37.4%	51.0%	$19.33
2031	0	0	0.0%	55.0%	$0	0.0%	51.0%	$0.00
2032	0	0	0.0%	55.0%	$0	0.0%	51.0%	$0.00
2033	3	51,884	24.9%	79.9%	$1,278,720	27.0%	78.0%	$24.65
2034	0	0	0.0%	79.9%	$0	0.0%	78.0%	$0.00
2035	1	21,582	10.3%	90.2%	$935,817	19.8%	97.7%	$43.36
2036	1	5,890	2.8%	93.0%	$102,133	2.2%	99.9%	$17.34
2037 & Thereafter	1	0	0.0%	93.0%	$4,920	0.1%	100.0%	$0.00
Vacant Space	0	14,511	7.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	17	208,702	100.0%		$4,734,903	100.0%		$24.38(2)

(1)	Based on the underwritten rent roll dated May 31, 2026, including rent steps through July 2027.
(2)	UW Rent PSF Rolling excludes vacant square footage.

The Market. The Innovation Center of Vermont Property is located in Burlington, Vermont within Chittenden County. Primary access is provided by U.S. Route 2, a key east-west corridor providing access to the Lake Champlain Islands, Central Vermont and New Hampshire. The Innovation Center of Vermont Property is also serviced by U.S. Route 7, providing access to Canada and Massachusetts, and Interstate 89, providing access to Canada, Montpelier, White River Junction and New Hampshire. Additionally, the Innovation Center of Vermont Property is located adjacent to a Green Mountain Transit bus route, which provides access to Burlington, Essex, South Burlington, and Shelburne, among other cities. The Innovation Center of Vermont Property is located adjacent to Lake Champlain and is within five miles of several other demand drivers including University of Vermont Medical Center, Burlington Country Club, Burlington Union Station, Patrick Leahy Burlington International Airport, and Church Street Marketplace, the primary retail hub in Burlington. The Innovation Center of Vermont Property is located in the Burlington-South metro statistical area and benefits from the lowest unemployment rate in the region. Major employers include The University of Vermont Medical Center, University of Vermont, Global Foundries, Howard Center and Northwestern Medical Center Inc.

According to the appraisal, the Innovation Center of Vermont Property is located within the South End office submarket within the Metro Burlington office market. As of the first quarter of 2026, the vacancy rate within the South End office submarket was 4.9%, with an inventory of 1,091,684 square feet and an average asking rent of $26.10 per square foot. According to the appraisal, the 2025 total population within a one-, three- and five-mile radius of the Innovation Center of Vermont Property was 10,690, 58,458 and 86,446, respectively, and the 2025 average household income within the same radii was $142,019, $116,095 and $124,943, respectively.

The following table presents recent leasing data at comparable properties with respect to the Innovation Center of Vermont Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	Size (SF)	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (Years)	Rent PSF	Lease Type
Innovation Center of Vermont(1)	1894 / 2013	208,702	Marvell Semiconductor	52,215	Jul-20	10	$20.91	NNN
Burlington, VT
Waterfront Plaza	2011 / NAP	45,000	Xerox	5,440	Jan-26	10	$18.50	NNN
Burlington, VT
530 Community Drive	1977 / NAP	275,000	Ben and Jerry's	31,000	Jul-25	10	$17.00	NNN
South Burlington, VT
86 Lake Street	1930 / NAP	17,734	Confidential	4,824	Jan-24	3	$18.00	NNN
Burlington, VT
Park Plaza	1983 / NAP	77,492	Confidential	1,368	Feb-25	2	$16.00	NNN
Burlington, VT

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated May 31, 2026, reflecting rent steps through July 2027, other than Year Built / Renovated.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-115

Mixed Use – Office/R&D	Loan #11	Cut-off Date Balance:	$25,980,074
128 Lakeside Avenue	Innovation Center of Vermont	Cut-off Date LTV:	49.4%
Burlington, VT 05401		UW NCF DSCR:	2.00x
		UW NOI Debt Yield:	16.0%

The following table presents information relating to the appraisal’s market rent conclusion for the Innovation Center of Vermont Property:

Market Rent Summary
Tenant Category	Size (SF)(1)	Market Rent (PSF per Year)	Lease Term (Years)	Lease Type (Reimbursements)	Rent Increase Projection (per Year)	Tenant Improvements (New Tenant) (PSF)	Tenant Improvements (Renewal) (PSF)
> 5,000 SF	160,618	$19.25	10.0	NNN	3.00% per annum	$31.00	$10.50
< 5,000 SF	26,502	$19.25	5.0	NNN	3.00% per annum	$15.50	$5.50
VA Medical Office Space	21,582	$25.00	10.0	NNN	3.00% per annum	$50.00	$20.00

Source: Appraisal.

(1)	Based on the underwritten rent roll dated May 31, 2026, reflecting rent steps through July 2027.

Appraisal. The appraisal concluded to an “As Is” value for the Innovation Center of Vermont Property of $52,600,000 as of May 15, 2026.

Environmental Matters. According to a Phase I environmental report dated June 3, 2026, there was no evidence of any recognized environmental conditions at the Innovation Center of Vermont Property. However, the Phase I environmental report did identify controlled recognized environmental conditions in connection with historical operations. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow for the Innovation Center of Vermont Property:

Cash Flow Analysis
	2023	2024	2025	4/30/2026 TTM	UW	UW PSF
Gross Potential Rent(1)	$3,998,070	$4,145,942	$4,727,581	$4,832,270	$4,734,903	$22.69
Reimbursements	$1,388,625	$1,393,458	$1,446,636	$1,460,849	$1,543,791	$7.40
Other Income(2)	$19,768	$36,022	$55,632	$53,378	$53,378	$0.26
Vacancy Gross Up	$0	$0	$0	$0	$389,822	$1.87
(Vacancy/Credit Loss/Concessions)	$0	$0	$0	$0	($389,822)	($1.87)
Effective Gross Income	$5,406,463	$5,575,422	$6,229,849	$6,346,498	$6,332,071	$30.34

Real Estate Taxes	$637,837	$682,582	$703,356	$826,318	$832,354	$3.99
Insurance	$53,972	$92,406	$61,616	$61,089	$45,088	$0.22
Other Operating Expenses	$1,357,736	$1,287,535	$1,296,991	$1,300,427	$1,290,304	$6.18
Total Operating Expenses	$2,049,545	$2,062,522	$2,061,963	$2,187,834	$2,167,746	$10.39

Net Operating Income	$3,356,918	$3,512,900	$4,167,886	$4,158,663	$4,164,325	$19.95
Replacement Reserves	$0	$0	$0	$0	$45,914	$0.22
TI/LC	$0	$0	$0	$0	$260,878	$1.25
Net Cash Flow	$3,356,918	$3,512,900	$4,167,886	$4,158,663	$3,857,533	$18.48

Occupancy (%)(3)	99.3%	99.4%	97.3%	93.0%	94.2%
NOI DSCR	1.74x	1.82x	2.16x	2.16x	2.16x
NCF DSCR	1.74x	1.82x	2.16x	2.16x	2.00x
NOI Debt Yield	12.9%	13.5%	16.0%	16.0%	16.0%
NCF Debt Yield	12.9%	13.5%	16.0%	16.0%	14.8%

(1)	Based on the underwritten rent roll dated May 31, 2026, including rent steps through July 2027.
(2)	Other income includes late fees, parking decals, gym and membership fees, after hours electric and other miscellaneous items.
(3)	Occupancy % represents the average physical occupancies over each respective year with the exception of 4/30/2026 TTM, which is based on the underwritten rent roll dated May 31, 2026. UW Occupancy % represents underwritten economic occupancy. Underwritten physical occupancy is 94.2%.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-116

Mortgage Loan No. 12 – Robert Pitt Professional Plaza

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	AREF2			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Monsey, NY 10952
Original Balance:	$25,000,000			General Property Type:	Mixed Use
Cut-off Date Balance:	$25,000,000			Detailed Property Type:	Office/Industrial
% of Initial Pool Balance:	3.6%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1966/2009
Borrower Sponsor:	Ephraim Grossman			Size:	149,711 SF
Guarantors:	Ephraim Grossman and Grossman Family 2012 Trust			Cut-off Date Balance per SF:	$167
Mortgage Rate:	6.8100%			Maturity Date Balance per SF:	$167
Note Date:	7/2/2026			Property Manager:	Martel Realty Management,
Maturity Date:	7/6/2036				Inc. (borrower-related)
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$2,990,634
IO Period:	120 months			UW NCF:	$2,839,940
Seasoning:	1 month			UW NOI Debt Yield:	12.0%
Prepayment Provisions:	L(25),D(88),O(7)			UW NCF Debt Yield:	11.4%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	12.0%
Additional Debt Type:	NAP			UW NCF DSCR:	1.65x
Additional Debt Balance:	NAP			Most Recent NOI:	$3,057,707 (4/30/2026 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$2,999,550 (12/31/2025)
				3rd Most Recent NOI:	$2,836,735 (12/31/2024)
Reserves				Most Recent Occupancy:	98.9% (6/16/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	99.4% (12/31/2025)
RE Taxes:	$213,244	$42,649	NAP	3rd Most Recent Occupancy:	99.9% (12/31/2024)
Insurance:	$19,508	$6,503	NAP	Appraised Value (as of):	$40,000,000 (6/1/2026)
Replacement Reserve:	$0	$3,201	NAP	Appraised Value per SF:	$267
Deferred Maintenance:	$31,758	$0	NAP	Cut-off Date LTV Ratio:	62.5%
TI/LC Reserve:	$0	$9,357	$336,850	Maturity Date LTV Ratio:	62.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$25,000,000	100.0%	Loan Payoff:	$18,854,579	75.4%
			Return of Equity:	$5,350,823	21.4%
			Closing Costs:	$530,089	2.1%
			Upfront Reserves:	$264,509	1.1%
Total Sources:	$25,000,000	100.0%	Total Uses:	$25,000,000	100.0%

The Mortgage Loan. The twelfth largest mortgage loan (the “Robert Pitt Professional Plaza Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $25,000,000 and secured by a first-priority fee mortgage encumbering a 149,711 square foot mixed-use office/industrial property in Monsey, New York (the “Robert Pitt Professional Plaza Property”).

The Borrower and the Borrower Sponsor. The borrower for the Robert Pitt Professional Plaza Mortgage Loan is Robert Pitt Professional Plaza, LLC, a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the Robert Pitt Professional Plaza Mortgage Loan. The borrower sponsor is Ephraim Grossman, who also serves as the non-recourse carveout guarantor along with the Grossman Family 2012 Trust. Ephraim Grossman is the CEO of Gemstar Inc. (“Gemstar”), a wholesale medical supply company founded in 1980 that sells medical supplies and equipment directly to hospitals, caregivers and other medical facilities. Gemstar is the largest tenant at the Robert Pitt Professional Plaza Property, and utilizes the second largest tenant, Gross Sales, to sell a wide array of products (see “Major Tenants” below). Ephraim Grossman has over 30 years of experience in real estate investing, primarily in New York, and has had success in both residential and commercial real estate opportunities.

The Property. The Robert Pitt Professional Plaza Property is a 149,711 square foot mixed-use office/industrial property located in Monsey, New York, approximately two miles north of the New Jersey state border. The Robert Pitt Professional Plaza Property was constructed in 1966, expanded and renovated in 2009, and is situated on a total of 6.64-acres on three tax parcels. The buildings contain 101,239 square feet of space that is being utilized as office space (67.6% of NRA) and 48,472 square feet of space that is being utilized as industrial space (32.4% of NRA). The industrial space features 28- to 35-foot clear heights, eight dock-high doors and two grade-level doors. The office spaces range in size from 90 square feet to 6,250 square feet, with an average size of 929 square feet. The industrial/flex spaces are on both the north and south sides of the facility with loading docks serving the sides of the complex. The office sections have dedicated multi-tenant elevator lobbies and range from one to three stories. The Robert Pitt Professional Plaza Property features 388 parking spaces, which results in a parking ratio of approximately 2.6 spaces per 1,000 square feet.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-117

Mixed Use – Office/Industrial	Loan #12	Cut-off Date Balance:	$25,000,000
19-29 Robert Pitt Drive	Robert Pitt Professional Plaza	Cut-off Date LTV:	62.5%
Monsey, NY 10952		UW NCF DSCR:	1.65x
		UW NOI Debt Yield:	12.0%

As of June 16, 2026, the Robert Pitt Professional Plaza Property is 98.9% occupied by 90 tenants. From 2017 through 2025, the Robert Pitt Professional Plaza Property averaged 99.6% occupancy. The Robert Pitt Professional Plaza Property is occupied by two industrial tenants and 88 office tenants with five vacant office suites available for lease. The two industrial tenants, Gemstar and Gross Sales, are sponsor affiliated tenants and occupy 36.6% of NRA and contribute 23.1% of underwritten base rent. The Robert Pitt Professional Plaza Mortgage Loan is structured with a springing reserve and full cash flow sweep that may be triggered by an affiliated lease as set forth in the Robert Pitt Professional Plaza Mortgage Loan documents. The sponsor may prevent or cure such trigger by posting $540,000 in cash or letter of credit annually. If the springing reserve is not posted within 15 business days of the borrower’s receipt of notice of the occurrence of such trigger, then the Robert Pitt Professional Plaza Mortgage Loan will become full recourse to the guarantors.

Major Tenants.

Gemstar (38,075 SF; 25.4% of NRA; 16.9% of UW Rent). Gemstar is a wholesale distributor of medical supplies, pharmaceuticals and medical devices, selling directly to hospitals, caregivers and medical facilities. Founded in 1980, Gemstar holds distribution licenses across the United States and also does business as Medexco Supply Corp. The Robert Pitt Professional Plaza Property serves as the company’s headquarters and only location. Gemstar currently leases 6,388 square feet of office space and 31,687 square feet of industrial/flex space at the Robert Pitt Professional Plaza Property. Gemstar has been a tenant at the Robert Pitt Professional Plaza Property since 2006 and has expanded its presence on three separate occasions. The tenant’s lease expires in July 2041 and there are no remaining renewal and termination options available. Gemstar is a sponsor affiliated tenant.

Gross Sales (16,785 SF; 11.2% of NRA; 6.2% of UW Rent). Gross Sales is an Amazon resale and shipping business that has been a tenant at the Robert Pitt Professional Plaza Property since February 2015 and in November 2022 expanded its presence to include two new suites, adding an additional 13,185 square feet to its occupied space at the Robert Pitt Professional Plaza Property. Gross Sales currently occupies 16,785 square feet of industrial/flex space. The tenant has a lease expiration date in July 2041 and has no remaining renewal options and no termination options available. Gross Sales is a sponsor affiliated tenant.

Bikur Cholim (9,632 SF; 6.4% of NRA; 7.6% of UW Rent). Bikur Cholim is a Jewish communal non-profit organization that provides emotional and logistical support to patients and families. Bikur Cholim provides services such as hospital visitations, medical referrals, arranging kosher meals and offering financial assistance. Bikur Cholim has been a tenant at the Robert Pitt Professional Plaza Property since 2006 and has expanded its space from 5,000 square feet of office space to 9,632 square feet of office space. The tenant has 1,600 square feet of space that expires in November 2027, while the remaining 8,032 square feet expire in March 2029. Bikur Cholim has no remaining renewal options or termination options remaining with respect to any of its space.

The following table presents a summary regarding the major tenants at the Robert Pitt Professional Plaza Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approx.% of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Gemstar, Inc.	NR/NR/NR	38,075	25.4%	$640,545	16.9%	$16.82	7/31/2041	None	N
Gross Sales	NR/NR/NR	16,785	11.2%	$234,990	6.2%	$14.00	7/31/2041	None	N
Bikur Cholim	NR/NR/NR	9,632	6.4%	$286,205	7.6%	$29.71	Various(2)	None	N
New York Life Insurance Co.	AAA/Aa1/AA+	6,300	4.2%	$205,456	5.4%	$32.61	12/31/2029	1 x 5 yr	N
Circle of Friends of Rockland	NR/NR/NR	6,250	4.2%	$193,125	5.1%	$30.90	6/30/2030	None	N
Subtotal/Wtd. Avg.		77,042	51.5%	$1,560,321	41.3%	$20.25

Other Tenants		71,087	47.5%	$2,221,638	58.7%	$31.25
Occupied Subtotal/Wtd. Avg.		148,129	98.9%	$3,781,959	100.0%	$25.53

Vacant Space		1,582	1.1%
Total/Wtd. Avg.		149,711	100.0%

(1)	Based on the underwritten rent roll dated June 16, 2026, reflecting rent steps through July 2027.
(2)	8,032 square feet of Bikur Cholim’s space expires March 2029, while the remaining 1,600 square feet expire in November 2027.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-118

Mixed Use – Office/Industrial	Loan #12	Cut-off Date Balance:	$25,000,000
19-29 Robert Pitt Drive	Robert Pitt Professional Plaza	Cut-off Date LTV:	62.5%
Monsey, NY 10952		UW NCF DSCR:	1.65x
		UW NOI Debt Yield:	12.0%

The following table presents certain information relating to the lease rollover at the Robert Pitt Professional Plaza Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	24	14,056	9.4%	9.4%	$436,950	11.6%	11.6%	$31.09
2027	30	14,697	9.8%	19.2%	$496,798	13.1%	24.7%	$33.80
2028	18	20,146	13.5%	32.7%	$628,707	16.6%	41.3%	$31.21
2029	13	31,435	21.0%	53.7%	$941,344	24.9%	66.2%	$29.95
2030	5	11,535	7.7%	61.4%	$360,625	9.5%	75.7%	$31.26
2031	1	1,400	0.9%	62.3%	$42,000	1.1%	76.8%	$30.00
2032	0	0	0.0%	62.3%	$0	0.0%	76.8%	$0.00
2033	0	0	0.0%	62.3%	$0	0.0%	76.8%	$0.00
2034	0	0	0.0%	62.3%	$0	0.0%	76.8%	$0.00
2035	0	0	0.0%	62.3%	$0	0.0%	76.8%	$0.00
2036	0	0	0.0%	62.3%	$0	0.0%	76.8%	$0.00
2037 & Thereafter	2	54,860	36.6%	98.9%	$875,535	23.2%	100.0%	$15.96
Vacant Space	0	1,582	1.1%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(2)	93	149,711	100.0%		$3,781,959	100.0%		$25.53

(1)	Based on the underwritten rent roll dated June 16, 2026, reflecting rent steps through July 2027.
(2)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant square footage.

The Market. The Robert Pitt Professional Plaza Property is located in Monsey, New York, approximately 30 miles north of midtown Manhattan, eight miles west of the Hudson River, and two miles north of the New Jersey state border. The Robert Pitt Professional Plaza Property is situated just north of NY Route 59, which serves as the primary retail corridor of the surrounding area. Nearby land uses include the Monsey Family Medical Center, an Ace Hardware-anchored retail/industrial building, the Town Square community shopping center anchored by Evergreen Kosher Market, Amazing Savings, the newly redeveloped Monsey Shoppers Haven, Elmwood Elementary School and several multifamily buildings.

According to the appraisal, the 2025 total population within a one-, three- and five-mile radius of the Robert Pitt Professional Plaza Property was 43,286, 145,201 and 245,815 respectively, and the 2025 average household income within the same radii was $80,435, $121,518 and $154,424, respectively.

According to the appraisal, the Robert Pitt Professional Plaza Property is located within the Rockland County warehouse submarket and the Ramapo-Rockland County office submarket. As of the first quarter of 2026, the vacancy rate in the Rockland County warehouse submarket was 11.0% with an inventory of 21,933,794 square feet and average asking rents of $18.14 per square foot per month. As of the first quarter of 2026, the vacancy rate in the Ramapo-Rockland County office submarket was 13.2% with an inventory of 9,412,476 square feet and average asking rents of $35.52 per square foot.

The following table presents recent leasing data at comparable office properties with respect to the Robert Pitt Professional Plaza Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	Size (SF)	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (Years)	Rent PSF	Lease Type
Robert Pitt Professional Plaza(1)	1966 / 2009	149,711	Circle of Friends of Rockland	6,250	Jul-2025	5.0	$30.90	Modified Gross
Monsey, NY
290 Route 59	2022 / NAP	17,104	Confidential	4,000	Mar-2024	5.0	$25.50	NNN
Spring Valley, NY
33 Downtown	2023 / NAP	150,459	Confidential	12,128	Jan-2026	5.0	$35.00	Modified Gross
Monsey, NY
Ramapo Medical & Professional Building	1980 / 2005	65,000	Available	4,230	Jun-2026	7.0	$28.00	NNN
Suffern-Airmont, NY
Palisades Professional Park	2004 / 2015	38,249	Confidential	1,989	Feb-2023	5	$26.00	NNN
West Nyack, NY

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated June 16, 2026, reflecting rent steps through July 2027, other than Year Built / Renovated.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-119

Mixed Use – Office/Industrial	Loan #12	Cut-off Date Balance:	$25,000,000
19-29 Robert Pitt Drive	Robert Pitt Professional Plaza	Cut-off Date LTV:	62.5%
Monsey, NY 10952		UW NCF DSCR:	1.65x
		UW NOI Debt Yield:	12.0%

The following table presents recent leasing data at comparable industrial properties with respect to the Robert Pitt Professional Plaza Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	Size (SF)	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (Years)	Rent PSF	Lease Type
Robert Pitt Professional Plaza(1)	1966 / 2009	149,711	Gemstar, Inc.	38,075	May-2024	17.0	$14.00	Modified Gross
Monsey, NY
524 Route 303	1980 / 2005	60,400	Says off Design	21,375	Oct-23	5.0	$8.25	NNN
Orangeburg, NY
World Wide Corporate Park	1965 / 1997	341,000	Confidential	26,000	Jun-25	3.0	$14.00	NNN
Orangeburg, NY
Rusten Corp Park	1985	56,170	Confidential	28,000	Oct-24	10.0	$15.00	NNN
Chestnut Ridge, NY
Airport Executive Park	1984 / 2002	43,400	Confidential	2,854	Oct-25	5.0	$13.00	NNN
Nanuet, NY

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated June 16, 2026.

The following table presents information relating to the appraisal’s market rent conclusion for the Robert Pitt Professional Plaza Property:

Market Rent Summary
Tenant Category	Size (SF)	Market Rent (PSF per Year)	Average Lease Term (Years)	Lease Type (Reimbursements)	Rent Increase Projection (per Year)	Tenant Improvements (New Tenant) (PSF)	Tenant Improvements (Renewal) (PSF)
Industrial	48,472	$14.00	10.0	Modified	2.5% per annum	$5.00	$0.00
Office - Large	50,578	$30.00	7.0	Modified	2.5% per annum	$5.00	$0.00
Office - Midsize	36,979	$33.00	5.0	Modified	2.5% per annum	$5.00	$0.00
Office - Small	13,584	$36.00	5.0	Modified	2.5% per annum	$5.00	$0.00

Appraisal. The appraisal concluded to an “As Is” value for the Robert Pitt Professional Plaza Property of $40,000,000 as of June 1, 2026.

Environmental Matters. According to a Phase I environmental report dated June 10, 2026, there was no evidence of any recognized environmental conditions at the Robert Pitt Professional Plaza Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-120

Mixed Use – Office/Industrial	Loan #12	Cut-off Date Balance:	$25,000,000
19-29 Robert Pitt Drive	Robert Pitt Professional Plaza	Cut-off Date LTV:	62.5%
Monsey, NY 10952		UW NCF DSCR:	1.65x
		UW NOI Debt Yield:	12.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow for the Robert Pitt Professional Plaza Property:

Cash Flow Analysis
	2023	2024	2025	4/30/2026 TTM	UW	UW PSF
Gross Potential Rent(1)	$3,391,064	$3,442,514	$3,662,904	$3,719,945	$3,842,169	$25.66
Reimbursements	$425,379	$489,360	$539,264	$554,240	$543,857	$3.63
Other Income(2)	$24,981	$29,341	$11,914	$11,254	$11,254	$0.08
(Vacancy/Credit Loss/Concessions)	$0	$0	$0	$0	($219,301)	($1.46)
Effective Gross Income	$3,841,424	$3,961,215	$4,214,083	$4,285,439	$4,177,978	$27.91

Real Estate Taxes	$462,178	$482,433	$497,010	$508,619	$511,785	$3.42
Insurance	$67,780	$78,569	$68,094	$68,094	$78,031	$0.52
Other Operating Expenses	$534,432	$563,478	$649,429	$651,019	$597,528	$3.99
Total Operating Expenses	$1,064,390	$1,124,480	$1,214,533	$1,227,732	$1,187,344	$7.93

Net Operating Income	$2,777,034	$2,836,735	$2,999,550	$3,057,707	$2,990,634	$19.98
Replacement Reserves	$0	$0	$0	$0	$38,411	$0.26
TI/LC	$0	$0	$0	$0	$112,283	$0.75
Net Cash Flow	$2,777,034	$2,836,735	$2,999,550	$3,057,707	$2,839,940	$18.97

Occupancy (%)(3)	100.0%	99.9%	99.4%	98.9%	95.0%
NOI DSCR	1.61x	1.64x	1.74x	1.77x	1.73x
NCF DSCR	1.61x	1.64x	1.74x	1.77x	1.65x
NOI Debt Yield	11.1%	11.3%	12.0%	12.2%	12.0%
NCF Debt Yield	11.1%	11.3%	12.0%	12.2%	11.4%

(1)	Based on the underwritten rent roll dated June 16, 2026, reflecting rent steps through July 2027.
(2)	Other income includes renovation reimbursements, repair costs and other miscellaneous items.
(3)	Occupancy % represents the average physical occupancies over each respective year with the exception of 4/30/2026 TTM, which is based on the underwritten rent roll dated June 16, 2026. UW Occupancy % represents underwritten economic occupancy. Underwritten physical occupancy is 98.9%.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-121

Mortgage Loan No. 13 – 500 N Gulph

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	King of Prussia, PA 19406
Original Balance:	$24,900,000			General Property Type:	Office
Cut-off Date Balance:	$24,900,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	3.6%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	1979/2019
Borrower Sponsor:	Harbor Group International, LLC			Size:	100,820 SF
Guarantors:	Various(1)			Cut-off Date Balance PSF:	$247
Mortgage Rate:	6.4900%			Maturity Date Balance PSF:	$247
Note Date:	7/1/2026			Property Manager:	Urbana Management LLC
Maturity Date:	7/1/2036				(borrower-affiliated)
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$3,689,112
IO Period:	120 months			UW NCF:	$3,517,718
Seasoning:	1 month			UW NOI Debt Yield:	14.8%
Prepayment Provisions:	L(25),D(88),O(7)			UW NCF Debt Yield:	14.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	14.8%
Additional Debt Type:	NAP			UW NCF DSCR:	2.15x
Additional Debt Balance:	NAP			Most Recent NOI:	$3,326,048 (3/31/2026 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$3,310,155 (12/31/2025)
				3rd Most Recent NOI:	$3,224,718 (12/31/2024)
Reserves				Most Recent Occupancy:	100.0% (8/1/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2025)
RE Taxes:	$0	$26,607	NAP	3rd Most Recent Occupancy:	100.0% (12/31/2024)
Insurance:	$0	Springing(2)	NAP	Appraised Value (as of)(4):	$42,100,000 (5/21/2026)
Replacement Reserve:	$0	$1,260	$30,246	Appraised Value PSF(4):	$418
TI/LC Reserve:	$0	$0	NAP	Cut-off Date LTV Ratio(4):	59.1%
Unfunded Obligations Reserve(3):	$1,624,614	Springing	NAP	Maturity Date LTV Ratio(4):	59.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$24,900,000	55.3%	Purchase Price(5):	$41,500,000	92.2%
Borrower Sponsor Equity(5):	$20,087,378	44.7%	Closing Costs:	$1,862,764	4.1%
			Upfront Reserves:	$1,624,614	3.6%
Total Sources:	$44,987,378	100.0%	Total Uses:	$44,987,378	100.0%

(1)	The non-recourse carveout guarantors for the 500 N Gulph Mortgage Loan (as defined below) are HGGP Capital VIII, LLC, HGGP Capital IX, LLC, HGGP Capital X, LLC, HGGP Capital XI, LLC, HGGP Capital XII, LLC, HGGP Capital XIII, LLC, HGGP Capital XIV, LP, HGGP Capital XV, LP, HGGP Capital XVI, LP, HGGP Capital XVII, LP, Federico Nicolas Weil, Frederico Wilensky and Mariano Sebastian Weil.
(2)	Springing monthly insurance payments are required upon (i) the occurrence of an event of default, (ii) evidence of an acceptable blanket insurance policy is not provided to the lender, or (iii) the borrower does not provide paid receipts for insurance policies at least five days prior to expiration.
(3)	Represents outstanding rent concessions and tenant improvements and/or leasing commissions obligations due to UGI Corporation through January 31, 2031. Pursuant to UGI Corporation’s lease, there is an additional $1,260,250 of outstanding rent concessions and tenant improvements and/or leasing commissions obligations redeemable for the period from February 1, 2031 through January 31, 2034. On or prior to February 1, 2030, the borrowers are required to deposit the remaining $1,260,250 into the Unfunded Obligations Reserve. However, if no cash sweep event period exists as of February 1, 2030, the borrowers may elect to not make the deposit and lender may then commence a cash sweep event period, in which case excess cash flow funds will be deposited into the Unfunded Obligations Reserve as set forth in the 500 N Gulph Mortgage Loan documents.
(4)	Based on the “As Is (With Funded Escrow)” appraised value as of May 21, 2026, which assumes that there is at least $364,364 reserved for tenant improvement allowances per the UGI Corporation lease. At origination, the borrowers reserved $1,624,614 into an Unfunded Obligations Reserve, of which $364,364 is to cover outstanding tenant improvement costs that must be spent prior to February 1, 2031. The appraisal concluded to an “As Is” appraised value of $41,900,000 as of May 21, 2026, resulting in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 59.4%.
(5)	At origination, the borrower received a $2,884,864 seller credit for outstanding tenant obligations due to UGI Corporation through January 2034, resulting in a net purchase price of $38,615,136. The borrower deposited $364,364 into an Unfunded Obligations Reserve to cover the outstanding allowance that must be redeemed by February 1, 2031 and $1,260,250 to cover half of the outstanding allowances redeemable by UGI Corporation during the period from February 1, 2031 through January 31, 2034.

The Mortgage Loan. The thirteenth largest mortgage loan (the “500 N Gulph Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $24,900,000 and secured by a first priority fee mortgage encumbering a 100,820 SF Class A suburban office building located in King of Prussia, Pennsylvania (the “500 N Gulph Property”).

The Borrowers and Borrower Sponsor. The borrowers for the 500 N Gulph Mortgage Loan are two tenant-in-common co-borrowers: 500 North Gulph Associates, LP (97.5219% ownership of the 500 N Gulph Property) and Raintree 500 North Gulph, LLC (2.04781% ownership of the 500 N Gulph Property). 500 North Gulph Associates, LP is a joint venture between entities affiliated with the borrower sponsor, Harbor Group International, LLC (48.925598% interest in the joint venture), and entities affiliated with Urbana Management LLC (51.074402% interest in the joint venture). Raintree 500 North Gulph, LLC is wholly owned by HGGP Capital XVII, L.P., one of the guarantors and an affiliate of Harbor Group International, LLC.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-122

Office – Suburban	Loan #13	Cut-off Date Balance:	$24,900,000
500 North Gulph Road	500 N Gulph	Cut-off Date LTV:	59.1%
King of Prussia, PA 19406		UW NCF DSCR:	2.15x
		UW NOI Debt Yield:	14.8%

Harbor Group International, LLC is a global real estate and investment management firm with over 40 years of experience and over 1,600 employees. As of the fourth quarter in 2025, Harbor Group International, LLC owns and manages 537 assets across the world including approximately 65,000 multifamily units and approximately five million SF of commercial real estate.

The Property. The 500 N Gulph Property is a single tenant, 100,820 SF Class A suburban office building located on a 5.32-acre site in King of Prussia, Pennsylvania that includes 447 total parking spaces (4.43 spaces per 1,000 SF) across a surface lot and a two-story parking garage. The 500 N Gulph Property was originally built in 1979 and was renovated and completely redeveloped in 2019 at a cost of approximately $25,000,000. The renovation included the transformation of the exterior of the building, adding in floor-to-ceiling windows, upgrades to mechanical systems, roof replacement, elevator modernization, a new lobby, and interior finishes and amenity space. Amenities at the 500 N Gulph Property include a coffee bar on each floor, cafeteria with a full-service kitchen, a conference center which accommodates up to 60 people, fitness center, and electric vehicle charging stations. At origination, the borrower sponsor acquired the 500 N Gulph Property pursuant to a purchase and sale agreement dated May 11, 2026 for a $41,500,000 purchase price, which was reduced by an approximately $2,884,864 seller credit for outstanding tenant improvement allowances that the borrower will be responsible for pursuant to the sole tenant’s lease.

The 500 N Gulph Property is currently 100.0% leased to one tenant, UGI Corporation (“UGI”), which has maintained its global headquarters at the 500 N Gulph Property since 2023. UGI’s global headquarters had previously been located less than 0.5 miles from the 500 N Gulph Property for almost 50 years. The 500 N Gulph Property was previously occupied by CSL Behring L.L.C. (“CSL”) pursuant to a 145-month lease which commenced December 15, 2018. CSL leased its space at the 500 N Gulph Property to accommodate a growing workforce, as the firm’s headquarters are located approximately one mile from the 500 N Gulph Property. However, due to the COVID-19 pandemic and the lack of in-office presence, CSL decided to sublease its space in 2022. On February 23, 2023, UGI executed an assignment and assumption of the CSL lease with an assignment effective date of June 22, 2023. Simultaneously with this assignment, UGI negotiated an amendment to the lease to extend the term for an additional 87 months commencing on February 1, 2031, and expiring April 30, 2038.

The Sole Tenant.

UGI Corporation (100,820 SF, 100.0% of NRA, 100.0% of UW Rent). UGI, formerly United Gas Improvement Company, is a publicly traded holding company. Through its subsidiaries and affiliates, UGI distributes, stores, transports, and markets energy products and related services in the United States and Europe, operating in a total of 17 countries, maintaining 19,000 miles of gas mains and serving approximately 2.4 million customers. UGI’s subsidiaries and affiliates operate in the following four business segments: utilities, midstream and marketing, UGI international, and AmeriGas Propane. Across its subsidiaries, UGI is the (i) second largest regulated gas utility company in Pennsylvania, (ii) largest regulated gas utility company in West Virginia based on total customers, (iii) largest retail liquid petroleum gas distributor in the United States based on the volume of propane gallons distributed annually, and (iv) largest liquid petroleum gas distributer in France, Belgium, Denmark, and Luxembourg based on the volume of distributed propane gallons. The 500 N Gulph Property has served as UGI’s global headquarters since 2023. UGI’s current lease is set to expire on April 30, 2038 with one, five-year renewal option remaining and no termination options. If UGI occupies at least 90% of the 500 N Gulph Property and the lease is still in full force and effect, UGI has a right of first offer in the case of a third-party offer to purchase the 500 N Gulph Property. Any transfer in connection with a mortgage foreclosure or any lender otherwise taking any title to the 500 N Gulph Property arising from a default by the borrower under any mortgage loan is specifically excluded, however, such right of first offer would still apply to subsequent transfers.

The following table presents certain information relating to the sole tenant at the 500 N Gulph Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody's/S&P)	Tenant SF	Approx.% of SF	Annual UW Base Rent(2)	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Renewal Option	Term. Option (Y/N)
UGI Corporation	NR/NR/NR	100,820	100.0%	$4,537,807	100.0%	$45.01	4/30/2038	1 x 5 yr	N
Subtotal/Wtd. Avg.		100,820	100.0%	$4,537,807	100.0%	$45.01

Vacant Space		0	0.0%
Total/Wtd. Avg.		100,820	100.0%

(1)	Information is based on the underwritten rent roll dated June 1, 2026.
(2)	Annual UW Base Rent is based on the straight-line average of the contractual rent increases over the loan term, which accounts for $599,778 of underwritten rent.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-123

Office – Suburban	Loan #13	Cut-off Date Balance:	$24,900,000
500 North Gulph Road	500 N Gulph	Cut-off Date LTV:	59.1%
King of Prussia, PA 19406		UW NCF DSCR:	2.15x
		UW NOI Debt Yield:	14.8%

The following table presents certain information relating to the lease rollover schedule at the 500 N Gulph Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(2)	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2031	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2032	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2033	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2034	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2035	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2036	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2037 & Thereafter	1	100,820	100.0%	100.0%	$4,537,807	100.0%	100.0%	$45.01
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	1	100,820	100.0%		$4,537,807	100.0%		$45.01

(1)	Information obtained from the underwritten rent roll dated June 1, 2026.
(2)	Annual UW Base Rent is based on the straight-line average of the contractual rent increases over the loan term, which accounts for $599,778 of underwritten rent.

The Market. The 500 N Gulph Property is located in King of Prussia, Pennsylvania, a northwestern suburb of Philadelphia. The 500 N Gulph Property is located at an intersection of the Pennsylvania Turnpike and the Schuylkill Expressway, providing access to New Jersey and Pennsylvania via the Pennsylvania Turnpike, and the center of Philadelphia via the Schuylkill Expressway. The 500 N Gulph Property is also in proximity to State Route 422, a commuter expressway connecting the northwestern suburbs of Philadelphia to commercial and employment clusters in King of Prussia and Upper Merion, and Route 202, a north-south highway connecting Montgomery County, Chester County, and Bucks County. The 500 N Gulph Property can also be accessed by various bus routes and Philadelphia’s SEPTA tram service, with the nearest station located within a five-minute walk of the 500 N Gulph Property.

Approximately five miles southeast of the 500 N Gulph Property is Philadelphia’s Main Line, an informally delineated corridor which includes neighborhoods like Villanova, Wayne, Bryn Mawr, and Gladwyne. The Main Line is an affluent area of the Philadelphia region. King of Prussia also benefits from a strong retail presence. Approximately two miles east of the 500 N Gulph Property is the King of Prussia Mall, an approximately 2.9 million SF super regional mall with over 450 stores, boutiques, and restaurants which hosts over 15 million shoppers annually. Additionally, the 500 N Gulph Property is adjacent to the Village at Valley Forge development, which is a 122-acre mixed-use development that includes 2,900 units, 500,000 SF of retail and restaurants, and over one million SF of corporate office and medical space, including the Children’s Hospital of Philadelphia.

According to the appraisal, the 500 N Gulph Property is located in the King of Prussia/Wayne segment within the Montgomery County submarket of the Philadelphia, Pennsylvania metropolitan statistical area (the “Philadelphia MSA”) office market. According to the appraisal, as of the first quarter of 2026, the vacancy rate in the King of Prussia/Wayne office segment was approximately 18.6%, with average asking rents of $32.47 PSF and an inventory of approximately 14.5 million SF. According to the appraisal, as of the first quarter of 2026, the vacancy rate in the Montgomery County submarket was approximately 13.5%, with average asking rents of $28.33 PSF and an inventory of approximately 61.6 million SF. According to the appraisal, as of the first quarter of 2026, the vacancy rate in the Philadelphia MSA office market was approximately 11.1%, with average asking rents of $29.22 PSF and an inventory of 324.9 million SF. According to the appraisal, the 2025 population within a one-, three-, and five-mile radius of the 500 N Gulph Property was 7,196, 57,616, and 174,883, respectively. The 2025 average household income within the same radii was $163,858, $173,044, and $163,309, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusions for the 500 N Gulph Property:

Market Rent Summary
Category	Market Rent (PSF)	Lease Term (Yrs)	Rental Increase Projection	Tenant Improvements (New / Renewals)	Leasing Commissions (New / Renewals)	Reimbursements
Office	$40.00	10.0	2.50% per annum	$80.00 / $35.00	6.0% / 3.0%	BYS

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-124

Office – Suburban	Loan #13	Cut-off Date Balance:	$24,900,000
500 North Gulph Road	500 N Gulph	Cut-off Date LTV:	59.1%
King of Prussia, PA 19406		UW NCF DSCR:	2.15x
		UW NOI Debt Yield:	14.8%

The following table presents comparable office leases with respect to the 500 N Gulph Property:

Comparable Office Lease Summary
Property Name/Location	Year Built / Renovated	Total SF	Tenant Name	Lease SF	Lease Term (Mos)	Rent PSF(2)	Lease Type
500 N Gulph (1) 500 North Gulph Road King of Prussia, PA	1979 / 2019	100,820	UGI Corporation	100,820	178	$45.01	Modified Gross
Confidential Confidential Malvern, PA	1969 / 2018	321,226	Confidential	277,335	184	$26.88	NNN
CrossPoint at Valley Forge 550 East Swedesford Road Wayne, PA	1974 / 2014	271,277	Mettalurg, Inc.	22,419	127	$46.00	Full Service + TE
680 East Swedesford Road 680 East Swedesford Road Wayne, PA	1971 / 2025	102,260	TE Connectivity	49,773	129	$31.11	NNN
1000 Continental 1000 Continental Drive King of Prussia, PA	2007 / NAP	205,424	Confidential	23,860	127	$45.00	NNN
Devon Park Drive Corporate Campus 1170-1190 Devon Park Drive Wayne, PA	1982 / 2009	250,185	USLI	250,185	240	$20.92	NNN
Eight Tower Bridge 161 Washington Street Conshohocken, PA	2003 / 2023	349,659	Pitcairn Financial Group	15,891	132	$40.00	Full Service + TE
Five Tower Bridge 300 Barr Harbor Drive West Conshohocken, PA	2000 / 2019	209,307	Northeast Series of Lockton Companies, LLC	20,873	128	$40.50	Full Service + TE
155 KOP Road 155 King of Prussia Road Radnor, PA	2023 / NAP	144,685	Arkema S.A.	144,685	120	$41.00	NNN
Two Liberty Place 50 South 16th Street Philadelphia, PA	1990 / 2019	951,038	CIGNA	165,247	156	$38.00	Full Service + TE
2000 Arch Street 2000-24 Arch Street Philadelphia, PA	2026 / NAP	443,714	ACE American Insurance Co (Chubb)	443,714	276	$50.17	NNN

Source: Appraisal, unless otherwise noted.

(1)	Information is based on the underwritten rent roll dated June 1, 2026 other than Year Built / Renovated.
(2)	Rent PSF for the 500 N Gulph Property is based on the underwritten straight-line average of the contractual rent increases over the loan term. The current contractual rent for UGI is $3,938,029 which equals a Rent PSF of $39.06.

Appraisal. The appraisal concluded an “As-Is (With Funded Escrow)” appraised value for the 500 North Gulph Property of $42,100,000 as of May 21, 2026, which assumes that there is $364,364 reserved for all outstanding tenant improvement allowances. On the origination date of the 500 N Gulph Mortgage Loan, the borrowers reserved $1,624,614 into an Unfunded Obligations Reserve, of which $364,364 is to cover outstanding tenant improvement costs that must be spent prior to February 1, 2031. Without taking into account any reserve amounts, the appraisal concluded to an “As Is” appraised value of $41,900,000 as of May 21, 2026.

Environmental Matters. According to the Phase I environmental site assessment dated April 17, 2026, there was no evidence of any recognized environmental conditions at the 500 N Gulph Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-125

Office – Suburban	Loan #13	Cut-off Date Balance:	$24,900,000
500 North Gulph Road	500 N Gulph	Cut-off Date LTV:	59.1%
King of Prussia, PA 19406		UW NCF DSCR:	2.15x
		UW NOI Debt Yield:	14.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 500 N Gulph Property:

Cash Flow Analysis
	2023	2024	2025	3/31/2026 TTM	UW	UW PSF
Gross Potential Rent(1)	$3,710,176	$3,784,783	$3,860,398	$3,879,807	$4,537,807	$45.01
Reimbursements(2)	$127,697	$145,214	$173,706	$180,389	$278,484	$2.76
Other Income	$28,714	$29,896	$30,117	$30,232	$29,603	$0.29
Less Vacancy & Credit Loss	$0	$0	$0	$0	($240,815)	($2.39)
Effective Gross Income	$3,866,587	$3,959,893	$4,064,221	$4,090,428	$4,605,080	$45.68

Real Estate Taxes	$263,863	$280,956	$294,282	$300,172	$309,983	$3.07
Insurance	$19,078	$21,647	$28,251	$30,638	$39,347	$0.39
Other Expenses	$452,532	$432,572	$431,533	$433,570	$566,637	$5.62
Total Expenses	$735,473	$735,175	$754,066	$764,380	$915,967	$9.09

Net Operating Income	$3,131,114	$3,224,718	$3,310,155	$3,326,048	$3,689,112	$36.59
Capital Expenditures	$0	$0	$0	$0	$20,164	$0.20
TI/LC	$0	$0	$0	$0	$151,230	$1.50
Net Cash Flow	$3,131,114	$3,224,718	$3,310,155	$3,326,048	$3,517,718	$34.89

Occupancy %(3)	100.0%	100.0%	100.0%	100.0%	95.0%
NOI DSCR	1.91x	1.97x	2.02x	2.03x	2.25x
NCF DSCR	1.91x	1.97x	2.02x	2.03x	2.15x
NOI Debt Yield	12.6%	13.0%	13.3%	13.4%	14.8%
NCF Debt Yield	12.6%	13.0%	13.3%	13.4%	14.1%

(1)	UW Gross Potential Rent is based on the straight-line average of the contractual rent increases over the loan term, which accounts for $599,778 of underwritten rent. The increase from 3/31/2026 TTM Net Operating Income to UW Net Operating Income is primarily due to inclusion of such rent increases.
(2)	UW Reimbursements are based on the appraisal’s projection. UGI is responsible for reimbursing the borrowers for real estate taxes and operating expenses that exceed the base year, which is currently defined as the 2019 calendar year.
(3)	UW Occupancy % represents economic occupancy. 3/31/2026 TTM Occupancy (%) is based on the underwritten rent roll dated as of June 1, 2026. Historical occupancy figures represent physical occupancy.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-126

Mortgage Loan No. 14 – Lofts at College Hill

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Topeka, KS 66604
Original Balance:	$19,000,000			General Property Type:	Multifamily
Cut-off Date Balance:	$19,000,000			Detailed Property Type(2):	Garden
% of Initial Pool Balance:	2.7%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2008/NAP
Borrower Sponsor:	Consolidated Capital Investments, LLC			Size(3):	209 Units
Guarantor:	Consolidated Capital Investments, LLC			Cut-off Date Balance per Unit(3):	$90,909
Mortgage Rate:	7.0900%			Maturity Date Balance per Unit(3):	$90,909
Note Date:	7/16/2026			Property Manager:	Eucalyptus Real Estate, LLC
Maturity Date:	8/1/2036				(borrower-related)
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$1,843,952
IO Period:	120 months			UW NCF:	$1,783,045
Seasoning:	0 months			UW NOI Debt Yield:	9.7%
Prepayment Provisions:	L(24),D(92),O(4)			UW NCF Debt Yield:	9.4%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	9.7%
Additional Debt Type:	NAP			UW NCF DSCR:	1.31x
Additional Debt Balance:	NAP			Most Recent NOI:	$1,688,247 (5/31/2026 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$1,634,156 (12/31/2025)
				3rd Most Recent NOI:	$1,439,191 (12/31/2024)
				Most Recent Occupancy(2)(3):	96.2% (6/25/2026)
Reserves				2nd Most Recent Occupancy:	90.4% (12/31/2025)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	92.4% (12/31/2024)
RE Taxes:	$85,587	$28,529	NAP	Appraised Value (as of):	$27,600,000 (5/20/2026)
Insurance:	$0	Springing(1)	NAP	Appraised Value per Unit(3):	$132,057
Replacement Reserve:	$0	$5,076	NAP	Cut-off Date LTV Ratio:	68.8%
Deferred Maintenance:	$99,375	$0	NAP	Maturity Date LTV Ratio:	68.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$19,000,000	92.5%	Loan Payoff:	$19,758,505	96.2%
Borrower Sponsor Equity:	$1,537,916	7.5%	Closing Costs:	$594,449	2.9%
			Upfront Reserves:	$184,962	0.9%
Total Sources:	$20,537,916	100.0%	Total Uses:	$20,537,916	100.0%

(1)	The borrower will not be required to make monthly deposits into an insurance reserve in an amount equal to 1/12th of the insurance premiums for so long as an acceptable blanket policy is in place. An acceptable blanket policy was in place at the origination of the Lofts at College Hill Mortgage Loan (as defined below).
(2)	Given the proximity to Washburn University, the Lofts at College Hill Property (as defined below) is mostly leased to students on a per-unit basis. The Lofts at College Hill Property operates as a conventional multifamily asset with leases structured by the apartment unit rather than by the bed. The most recent occupancy includes preleased units for students that have signed leases for the 2026-2027 academic year.
(3)	The Lofts at College Hill Property contains 204 multifamily units and five ground-floor retail suites (12,990 SF). Per unit calculations are based on 209 units. Most Recent Occupancy includes the retail units, which are 100.0% leased as of June 25, 2026. See “The Property” section below for further information on the retail leases.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Lofts at College Hill Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $19,000,000 and secured by a first priority fee mortgage encumbering a 209-unit multifamily community located in Topeka, Kansas (the “Lofts at College Hill Property”).

The Borrower and the Borrower Sponsor. The borrower is C Hill Apartments LLC, a Kansas limited liability company and single purpose entity. The borrower sponsor and non-recourse carveout guarantor is Consolidated Capital Investments, LLC (“CCI”).

CCI is a multifamily owner-operator headquartered in Oklahoma City. CCI was originally founded in 2012 by Edward S. Snyder and David Lieberman. The firm is controlled by Megan McGinnis, who serves as successor manager and control party for the borrower sponsor and is actively involved in the day-to-day operations of CCI. Lew McGinnis (Megan McGinnis’s father) has over 55 years of real estate experience and is also involved in daily operations. As of December 31, 2025, CCI's portfolio consisted of 116 properties in Kansas and Oklahoma, totaling 12,000 units with an estimated total valuation of over $853 million. The majority of CCI’s assets are located in major Kansas metropolitan areas.

CCI is also the borrower sponsor and non-recourse carveout guarantor with respect to the Pointe on College, District at Manhattan, Meadowlark Apartments and St. James Apartments mortgage loans.

The Property. The Lofts at College Hill Property is a 204-unit garden style multifamily community that features five additional ground-floor retail suites located in Topeka, Kansas. Situated on a 7.58-acre site, the Lofts at College Hill Property was constructed in 2008 and is comprised of eight two-, three- and four-story apartment and townhome buildings and includes approximately 12,990 SF of ground floor retail space. Common area amenities include a leasing office/clubhouse building with resident lounge, kitchen, theater, fitness center, and business center, as well as an in-ground swimming pool with

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-127

Multifamily – Garden	Loan #14	Cut-off Date Balance:	$19,000,000
1425 Southwest Lane Street	Lofts at College Hill	Cut-off Date LTV:	68.8%
Topeka, KS 66604		U/W NCF DSCR:	1.31x
		U/W NOI Debt Yield:	9.7%

sundeck and hot tub. Unit amenities include fully equipped kitchens with electric stoves, microwaves, refrigerators, in-unit stackable washer/dryers, composite counter tops, stainless steel sinks, ceiling fans and a balcony or patio. All units are rented at market rent with no restricted leases. The Lofts at College Hill Property includes 230 parking spaces, which equates to a parking ratio of 1.10 spaces per unit.

In addition to the residential component, the Lofts at College Hill Property includes 12,990 SF of ground-floor commercial space across five retail suites. Restore Therapy occupies three suites totaling 7,794 SF, or 60.0% of the retail space by SF, and has been a tenant at the Lofts at College Hill Property since 2021. Restore Therapy's current leases extend through July 31, 2028 and generate an aggregate rent of $132,000 annually ($16.94 PSF). The remaining two suites, totaling 5,196 SF, are leased to The Dirty Bird LLC, with a lease commencement date of July 1, 2026, at aggregate annual rent of $30,000 ($5.77 PSF) and expiring on June 30, 2029.

The borrower sponsor acquired the Lofts at College Hill Property in 2017. From 2023 through 2025, the borrower sponsor invested approximately $1.42 million in capital expenditures, including approximately $1.07 million of interior improvements and $346,000 of exterior and property-level improvements. Given the proximity to Washburn University, the Lofts at College Hill Property is mostly leased to students. The Lofts at College Hill Property operates as a conventional multifamily asset, with leases structured by the apartment unit rather than by the bed. No concessions were offered on new leases executed during the past 12 months. As of June 25, 2026, the Lofts at College Hill Property was 96.2% occupied, including retail tenants. Occupancy includes preleased units for students that have signed leases for the 2026-2027 academic year.

The following table presents certain information relating to the multifamily unit mix at the Lofts at College Hill Property:

Multifamily Unit Mix(1)
Unit Mix / Type	Units	Occupied Units(2)	% Occupied(2)	Average SF per Unit	Total SF	Monthly Average Rent per Unit(3)	Monthly Average Market Rent per Unit(4)
Studio	8	8	100.0%	542	4,336	$675	$695
1 BR 1 BA	56	54	96.4%	816	45,696	$903	$925
2 BR 2 BA(5)	59	58	98.3%	1,202	70,945	$994	$1,025
2 BR 2.5 BA	25	24	96.0%	1,382	34,544	$1,389	$1,382
3 BR 3 BA	31	31	100.0%	1,161	35,991	$1,242	$1,285
4 BR 2 BA(5)	25	21	84.0%	1,320	33,000	$1,380	$1,425
Retail	5	5	100.0%	2,598	12,990	$2,700	$3,031
Total/Wtd. Avg.	209	201	96.2%	1,136	237,502	$1,125	$1,163

(1)	Based on the borrower rent roll dated June 25, 2026 and includes the five ground-floor retail suites. See “The Property” section above for further information on the retail leases.
(2)	Occupied Units and % Occupied includes preleased units for students that have signed leases for the 2026-2027 academic year.
(3)	Monthly Average Rent per Unit is based on occupied units.
(4)	Source: Appraisal.
(5)	2 BR 2 BA includes one model unit and 4 BR 2 BA includes one corporate unit which are both underwritten as vacant.

The Market. The Lofts at College Hill Property is located in central Topeka, in a primarily residential neighborhood situated between the Downtown Topeka Central Business District and the Washburn University campus. The Lofts at College Hill Property is situated near commercial and recreational amenities, including Seabrook Apple Market and Walmart Neighborhood Market, with additional commercial services and lodging concentrated along the perimeter and major thoroughfares. Access to the Lofts at College Hill Property from the greater Topeka metro area is facilitated by primary thoroughfares Southwest Topeka Boulevard and Southwest Huntoon Street, with secondary access provided by Southwest Washburn Avenue and Southwest Lane Street. Public transit is provided by Topeka Metro bus service. The nearest commercial airport, Topeka Regional Airport, is situated approximately 8 miles from the Lofts at College Hill Property.

The Lofts at College Hill Property is located within the Topeka, Kansas Metropolitan Statistical Area. Within the region, employment is led by the services sector, followed by public administration and retail trade, manufacturing, construction, finance, insurance, and real estate. Major employers include the State of Kansas (8,500 employees), Stormont Vail Health (5,300 employees), Topeka Public Schools (2,800 employees), BNSF Railway (2,100 employees), Goodyear (1,600 employees) and Washburn University (1,400 employees). According to a third-party research report, as of the second quarter of 2026, the Lofts at College Hill Property is located within the Topeka multifamily market and the Shawnee County multifamily submarket. The overall submarket has a vacancy rate of 8.2% and average asking rents of $980 per unit per month.

According to the appraisal, the estimated 2025 population within a one-, three- and five-mile radius of the Lofts at College Hill Property was 13,693, 75,035 and 126,233, respectively. The estimated 2025 average household income within the same radii was $65,362, $68,139 and $77,806, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-128

Multifamily – Garden	Loan #14	Cut-off Date Balance:	$19,000,000
1425 Southwest Lane Street	Lofts at College Hill	Cut-off Date LTV:	68.8%
Topeka, KS 66604		U/W NCF DSCR:	1.31x
		U/W NOI Debt Yield:	9.7%

The following table presents information regarding certain competitive properties to the Lofts at College Hill Property:

Competitive Rental Properties Summary
Property Name/Location	Year Built / Renovated	Property Subtype	Total Occupancy	Average SF/Unit	Number of Units	Average Monthly Rent/Unit	Distance to Subject
Lofts at College Hill 1425 Southwest Lane Street Topeka, KS	2008 / NAP	Garden	96.2%(1)	Studio - 542 1BR - 816 2BR - 1,256 3BR - 1,161 4BR - 1,320	209(1)	Studio - $675(1) 1BR - $903(1) 2BR - $1,110(1) 3BR - $1,242(1) 4BR - $1,380(1)	-
Wheatfield Village Apartments 2759 SW Fairlawn Road Topeka, KS	2022 / NAP	Mid-Rise	98.8%	Studio - 598 1BR - 798 2BR - 1,154	173	Studio – $1,699 1BR – $2,047 2BR – $2,493	4.5 miles
The Overlook Apartments 1310 SW Overlook Drive Topeka, KS	2002 / NAP	Garden	98.4%	1BR - 886 2BR - 1,188 3BR - 1,326	318	1BR - $1,463 2BR - $1,706 3BR - $1,916	4.4 miles
Woodland Park at Soldier Creek 122 NW Walnut Grove Road Topeka, KS	2008 / NAP	Garden	98.7%	1BR - 705 2BR - 848	236	1BR - $1,127 2BR - $1,450	5.1 miles
Westgate Village Apartments 5237 SW 20th Terrace Topeka, KS	1970 / 2014	Garden	94.8%	1BR - 800 2BR - 1,020 3BR - 1,100	97	1BR - $958 2BR - $1,170 3BR - $1,300	3.2 miles

Source:	Appraisal.
(1)	Based on the borrower rent roll dated June 25, 2026 and includes the five ground-floor retail suites. Average Monthly Rent per Unit is based on occupied units.

Appraisal. The appraiser concluded to an “as-is” value for the Lofts at College Hill Property of $27,600,000 as of May 20, 2026.

Environmental Matters. According to the Phase I environmental site assessment dated May 28, 2026, there was no evidence of any recognized environmental conditions at the Lofts at College Hill Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Lofts at College Hill Property:

Cash Flow Analysis
	2023	2024	2025	5/31/2026 TTM	UW	UW Per Unit(2)
Gross Potential Rent(1)	$2,227,607	$2,283,065	$2,503,463	$2,590,644	$2,670,727	$13,092
Utility Reimbursement	$115,261	$131,810	$107,829	$73,260	$73,260	$359
Net Commercial Income	$0	$0	$0	$0	$153,900	$754
Potential Gross Income	$2,342,868	$2,414,875	$2,611,292	$2,663,904	$2,897,887	$14,205
Vacancy/Credit Loss	$0	$0	$0	$0	($133,536)	($655)
Other Income	$55,025	$46,342	$65,081	$58,290	$58,290	$286
Effective Gross Income	$2,397,893	$2,461,217	$2,676,373	$2,722,194	$2,822,641	$13,836

Real Estate Taxes	$355,928	$355,890	$356,024	$360,879	$329,182	$1,614
Insurance	$118,249	$135,182	$109,167	$95,599	$91,587	$449
Other Operating Expenses	$567,192	$530,954	$577,026	$577,469	$557,920	$2,735
Total Operating Expenses	$1,041,369	$1,022,026	$1,042,217	$1,033,947	$978,689	$4,797

Net Operating Income	$1,356,524	$1,439,191	$1,634,156	$1,688,247	$1,843,952	$9,039
Replacement Reserves	$53	$0	$0	$0	$60,907	$299
Net Cash Flow	$1,356,471	$1,439,191	$1,634,156	$1,688,247	$1,783,045	$8,740

Occupancy	94.8%	92.4%	90.4%	96.2%(3)	95.0%(4)
NOI DSCR	0.99x	1.05x	1.20x	1.24x	1.35x
NCF DSCR	0.99x	1.05x	1.20x	1.24x	1.31x
NOI Debt Yield	7.1%	7.6%	8.6%	8.9%	9.7%
NCF Debt Yield	7.1%	7.6%	8.6%	8.9%	9.4%

(1)	UW Gross Potential Rent is based on the borrower rent roll dated June 25, 2026, including preleased units for students that have signed leases for the 2026-2027 academic year.
(2)	UW Per Unit excludes the five ground-floor retail suites.
(3)	Represents occupancy based on the borrower rent roll dated June 25, 2026.
(4)	Based on an economic vacancy of 5.0%.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-129

Mortgage Loan No. 15 – NYC Retail Collection

Mortgage Loan Information					Property Information
Mortgage Loan Seller:	MSMCH				Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR				Location:	Various, NY Various
Original Balance:	$17,250,000				General Property Type(3):	Various
Cut-off Date Balance:	$17,250,000				Detailed Property Type(3):	Various
% of Initial Pool Balance:	2.5%				Title Vesting:	Fee
Loan Purpose(1):	Acquisition/Refinance				Year Built/Renovated(3):	Various/NAP
Borrower Sponsor:	Albert Rabizadeh				Size(4):	11,880 SF
Guarantor:	Albert Rabizadeh				Cut-off Date Balance per SF:	$1,452
Mortgage Rate:	6.7100%				Maturity Date Balance per SF:	$1,452
Note Date:	6/30/2026				Property Manager:	Self-managed
Maturity Date:	7/1/2036
Term to Maturity:	120 months				Underwriting and Financial Information
Amortization Term:	0 months				UW NOI:	$1,677,918
IO Period:	120 months				UW NCF:	$1,645,296
Seasoning:	1 month				UW NOI Debt Yield:	9.7%
Prepayment Provisions:	L(25),D(88),O(7)				UW NCF Debt Yield:	9.5%
Lockbox/Cash Mgmt Status:	Springing/Springing				UW NOI Debt Yield at Maturity:	9.7%
Additional Debt Type:	NAP				UW NCF DSCR:	1.40x
Additional Debt Balance:	NAP				Most Recent NOI:	$1,556,010 (5/31/2026 TTM)
Future Debt Permitted (Type):	No (NAP)				2nd Most Recent NOI:	$1,612,734 (12/31/2025)
Reserves					3rd Most Recent NOI:	$1,362,846 (12/31/2024)
Type	Initial	Monthly		Cap	Most Recent Occupancy(5):	100.0% (6/1/2025)
RE Taxes:	$28,331	$28,331		NAP	2nd Most Recent Occupancy(5):	100.0% (12/31/2025)
Insurance:	$1,575	$1,575		NAP	3rd Most Recent Occupancy(5):	100.0% (12/31/2024)
Replacement Reserve:	$0	$206		$7,417	Appraised Value (as of)(3):	$29,000,000 (Various)
Deferred Maintenance:	$8,234	$0		NAP	Appraised Value per SF(3):	$2,441
TI/LC Reserve:	$0	$2,513		NAP	Cut-off Date LTV Ratio:	59.5%
Condominium Assessment Reserve:	$5,381	Springing	(2)	NAP	Maturity Date LTV Ratio:	59.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$17,250,000	77.3%	Purchase Price:	$17,000,000	76.2%
Borrower Sponsor Equity:	$5,073,196	22.7%	Loan Payoff(3):	$4,441,308	19.9%
			Closing Costs:	$838,368	3.8%
			Upfront Reserves:	$43,521	0.2%
Total Sources:	$22,323,196	100.0%	Total Uses:	$22,323,196	100.0%

(1)	At origination, proceeds from the NYC Retail Collection Mortgage Loan (as defined below) were used to acquire the 325 Fifth Ave Property (as defined below) and refinance the existing debt on the McDonald’s Hillside Leased Fee Property (as defined below).
(2)	If, at any time, the lender determines that the amount on deposit in the Condominium Assessment Reserve will be insufficient to pay at least two months of condominium assessments in full on the next occurring date the same are due based on the current condominium budget, the borrower is required to make any required true-up deposit into the reserve account which will be sufficient to make up such insufficiency.
(3)	See “Portfolio Summary” below.
(4)	Size includes 5,850 SF of non-collateral improvements which encumber the land of the McDonald’s Hillside Leased Fee Property. The McDonald’s Hillside Leased Fee Property is under a ground lease to McDonald’s Corporation which commenced on July 1, 1990 and expires on December 22, 2030 with no extension options.
(5)	Occupancy statistics are based on the 325 Fifth Ave Property.

The Mortgage Loan. The fifteenth largest mortgage loan (the “NYC Retail Collection Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $17,250,000 and secured by a first priority fee mortgage encumbering one retail property (the “325 Fifth Ave Property”) located in New York, New York and one leased fee property which is improved with a standalone 5,850 SF McDonald’s restaurant (the “McDonald’s Hillside Leased Fee Property”) located in Jamaica, New York totaling 11,880 SF (together, the “NYC Retail Collection Properties”).

The Borrowers and the Borrower Sponsor. The borrowers for the NYC Retail Collection Mortgage Loan are Empire State Retail LLC and Homes and More LLC, each a single-purpose Delaware limited liability company. The borrowers are wholly owned by Albert Rabizadeh, the borrower sponsor and non-recourse carveout guarantor.

Albert Rabizadeh has over 40 years of real estate experience and currently serves as the president of Global Asset Management, LLC, a position Mr. Rabizadeh has held since 1986. Global Asset Management, LLC is a real estate investment, development, and management firm based in New York City. Since 1982, Global Asset Management, LLC has developed a portfolio of office, retail, mixed use and industrial properties across Manhattan, Brooklyn, Queens and the Bronx. As of December 31, 2025, Global Asset Management, LLC’s portfolio consists of 13 commercial properties in New York.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-130

Various - Various	Loan #15	Cut-off Date Balance:	$17,250,000
Various	NYC Retail Collection	Cut-off Date LTV:	59.5%
Various, NY Various		UW NCF DSCR:	1.40x
		UW NOI Debt Yield:	9.7%

The Properties. The NYC Retail Collection Properties consist of an anchored retail property and leased fee property that are located within approximately 13.0 miles of one another in New York City. The NYC Retail Collection Properties total 11,880 SF, including 6,030 of collateral improvements and 5,850 of non-collateral improvements. As of June 1, 2026, the NYC Retail Collection Properties are 100% leased.

325 Fifth Ave Property

The 325 Fifth Ave Property is a 6,030 SF retail condominium unit within a condominium building located on Fifth Avenue between 32nd and 33rd Street in Midtown Manhattan. Originally built in 2005, the condominium consists of 41 stories of mixed use residential and commercial space, containing 317,446 SF of gross building area. The condominium is comprised of 20 residential units, 105 storage units, a ground floor retail unit (the 325 Fifth Ave Property) and a parking garage. The borrower has a 1.8409% common interest in the condominium. As of June 1, 2026, the 325 Fifth Ave Property is 100% leased to three tenants.

McDonald’s Hillside Leased Fee Property

The McDonald’s Hillside Leased Fee Property consists of approximately 32,000 SF of land located in Jamaica, New York, which is encumbered by a ground lease with McDonald’s Corporation that commenced on July 1, 1990 and ends on December 22, 2030. McDonald’s Corporation owns the improvements and fixtures currently located on the McDonald’s Hillside Leased Fee Property, which improvements do not serve as collateral for the McDonald’s Hillside Leased Fee Property. The non-collateral improvements consist of a 5,850 SF free standing McDonald’s restaurant which was built in 1991 and most recently renovated in 2017.

The following table presents certain information relating to the NYC Retail Collection Properties:

Portfolio Summary
Property Name	City, State	Year Built / Renovated	Total SF(1)	% Total SF	Occupancy(1)	Allocated Mortgage Loan Cut-off Date Balance	% of Allocated Mortgage Loan Cut-off Date Balance	Appraised Value	% of Appraised Value
325 Fifth Ave	New York, NY	2005 / NAP	6,030	50.8%	100.0%	$9,520,000	55.2%	$16,000,000	55.2%
McDonald’s Hillside Leased Fee	Jamaica, NY	NAP / NAP	5,850	49.2%	NAP	$7,730,000	44.8%	$13,000,000	44.8%
Total/Wtd. Avg.			11,880	100.0%	100.0%	$17,250,000	100.0%	$29,000,000	100.0%

Source: Appraisals, unless otherwise noted.

(1)	Information is based on the underwritten rent roll dated June 1, 2026.

Major Collateral Tenants.

Bon Chon Chicken (2,266 SF, 19.1% of portfolio NRA, 19.8% of UW Rent). Bon Chon Chicken is a Korean fried chicken restaurant that was founded in 2002 in Busan, South Korea. Bon Chon Chicken currently has franchises operating in 27 states within the United States and 14 other countries around the world. Bon Chon Chicken has occupied its space at the 325 Fifth Ave Property since December 2009 and has a current lease expiration date of March 31, 2033. Bon Chon Chicken has one, 18-month renewal option and no termination options.

Hanmi Bank (2,073 SF, 17.4% of portfolio NRA, 30.0% of UW Rent). Hanmi Bank is a Korean bank which was founded in 1982 as the first Korean American bank. Hanmi Bank is headquartered in Los Angeles, California with over 32 locations and five loan production offices in nine states. Hanmi Bank offers real estate, commercial small business administration loans, and trade finance lending services to small and middle market businesses. The location at the 325 Fifth Ave Property is the only Hanmi Bank location in Manhattan, and is situated within the Koreatown neighborhood. Hanmi Bank has occupied its space at the 325 Fifth Ave Property since April 2017 and has a current lease expiration date of October 31, 2032. Hanmi Bank has one, five-year extension option remaining and no termination options.

Xing Fu Tang (1,691 SF, 14.2% of portfolio NRA, 16.9% of UW Rent). Xing Fu Tang is a Taiwanese multinational chain of bubble tea restaurants. Xing Fu Tang was founded in Taipei in 2018 by Edison Chen, and has since expanded to over 100 locations across the world, including seven locations in the United States open since 2020. Xing Fu Tang has occupied its space at the 325 Fifth Ave Property since September 2023 and has a current lease expiration date of September 30, 2033. Xing Fu Tang has one, five-year renewal option and no termination options.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-131

Various - Various	Loan #15	Cut-off Date Balance:	$17,250,000
Various	NYC Retail Collection	Cut-off Date LTV:	59.5%
Various, NY Various		UW NCF DSCR:	1.40x
		UW NOI Debt Yield:	9.7%

The following table presents a summary regarding the major tenants at the NYC Retail Collection Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody's/S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Renewal Option	Term. Option (Y/N)
Collateral Tenants
Bon Chon Chicken	NR/NR/NR	2,266	19.1%	$432,600	19.8%	$190.91	3/31/2033	1 x 1.5 yr	N
Hanmi Bank	NR/NR/NR	2,073	17.4%	$655,653	30.0%	$316.28	10/31/2032	1 x 5 yr	N
Xing Fu Tan	NR/NR/NR	1,691	14.2%	$370,800	16.9%	$219.28	9/30/2033	1 x 5 yr	N
Subtotal/Wtd. Avg.		6,030	50.8%	$1,459,053	66.7%	$241.97

Non-Collateral Improvements
McDonald’s(3)	NR/Baa1/BBB+	5,850	49.2%	$729,465	33.3%	$124.69	12/22/2030	None	N
Subtotal/Wtd. Avg.		11,880	100.0%	$2,188,518	100.0%	$184.22

Vacant Space		0	0.0%
Total/Wtd. Avg.		11,880	100.0%

(1)	Information is based on the underwritten rent roll dated June 1, 2026.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.
(3)	SF information represents the non-collateral improvements which encumber the McDonald’s Hillside Leased Fee Property. Rent information and lease expiration are based on the contractual ground lease between McDonald’s Corporation and the related borrower.

The following table presents certain information relating to the lease rollover at the NYC Retail Collection Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030(3)	1	5,850	49.2%	49.2%	$729,465	33.3%	33.3%	$124.69
2031	0	0	0.0%	49.2%	$0	0%	33.3%	$0.00
2032	1	2,073	17.4%	66.7%	$655,653	30.0%	63.3%	$316.28
2033	2	3,957	33.3%	100.0%	$803,400	36.7%	100.0%	$203.03
2034	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2036	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2037 & Beyond	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Vacant(5)	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	4	11,880	100.0%		$2,188,518	100.0%		$184.22

(1)	Information obtained from the underwritten rent roll dated June 1, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	SF information represents the non-collateral improvements which encumber the McDonald’s Hillside Leased Fee Property. Rent information and lease expiration for the McDonald’s Hillside Leased Fee Property is based on the contractual ground lease between McDonald’s Corporation and the related borrower.

The Markets. The NYC Retail Collection Properties are each located in New York, approximately 13.0 miles apart. The 325 Fifth Ave Property is located in Midtown Manhattan, amongst several landmarks, restaurants, retail shops, and other major tourist attractions such as the Empire State Building. The 325 Fifth Ave Property is located in the Koreatown (“K-town”) neighborhood of Manhattan. K-town is an area filled with Korean culture featuring businesses ranging from small restaurants and beauty salons to large branches of Korean banking conglomerates. The 325 Fifth Ave Property is accessible from nearby subway stops like 34th Street Penn Station and 34th Street Herald Square, which provides access to many subway lines such as the 1, 2, 3, F, B, N and Q trains. Additionally, the 325 Fifth Ave Property is in proximity to the Port Authority Bus Terminal and Times Square subway station, which is the largest in the city.

The McDonald’s Hillside Leased Fee Property is located in Jamaica, Queens, on the corner of Hillside Avenue and Avon Street. The immediate area of the McDonald’s Hillside Leased Fee Property is primarily residential with a mix of retail and commercial uses concentrated along Hillside Avenue. The McDonald’s Hillside Leased Fee Property’s corner location provides visibility along a busy traffic area which provides access to neighborhood amenities such as schools, local retail, and public transportation options.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-132

Various - Various	Loan #15	Cut-off Date Balance:	$17,250,000
Various	NYC Retail Collection	Cut-off Date LTV:	59.5%
Various, NY Various		UW NCF DSCR:	1.40x
		UW NOI Debt Yield:	9.7%

According to the appraisal, the 325 Fifth Ave Property is located within the Herald Square/West 34th Street retail submarket within the Manhattan retail market. According to the appraisal, as of the fourth quarter of 2025, the Herald Square/West 34th Street retail submarket had a total availability rate of 33.9% and average asking rents of $480 PSF.

According to the appraisal, the McDonald’s Hillside Leased Fee Property is located within the Hillside Avenue retail corridor of the South Queens retail market. According to the appraisal, as of the first quarter of 2026, the Hillside Avenue retail corridor had a total building count of 120 buildings, a total inventory of 526,178 SF, a vacancy rate of 3.1%, net absorption of -4,000 SF and average rental rates of $48.37 PSF. According to the appraisal, as of the first quarter of 2026, the South Queens retail market had a total building count of 3,690 buildings, a total inventory of 21,944,762 SF, a vacancy rate of 5.7%, negative net absorption of -6,226 SF and average rental rates of $48.22 PSF.

Appraisals. The appraisals concluded to an “As-Is” appraised value for the 325 Fifth Ave Property of $16,000,000 as of March 1, 2026, an “As-Is” appraised value for the McDonald’s Hillside Leased Fee Property of $13,000,000 as of June 16, 2026.

Environmental Matters. According to the Phase I environmental site assessments dated between March 18, 2026 and June 12, 2026, there was no evidence of any recognized environmental conditions at the NYC Retail Collection Properties.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the NYC Retail Collection Properties:

Cash Flow Analysis
	2023	2024	2025	5/31/2026 TTM	UW	UW PSF
Gross Potential Rent(1)	$1,677,929	$1,761,703	$1,989,549	$1,938,026	$2,188,518	$184.22
Reimbursements	$25,062	$25,854	$38,733	$32,780	$49,069	$4.13
Discounts Concessions	($155,769)	($500)	$0	$0	$0	$0.00
Other Income	$36	$3,629	$3,522	$2,842	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	($109,426)	($9.21)
Effective Gross Income	$1,547,259	$1,790,686	$2,031,804	$1,973,648	$2,128,162	$179.14

Real Estate Taxes	$300,406	$318,745	$321,609	$315,294	$339,610	$28.59
Insurance	$36,679	$45,110	$42,922	$41,853	$18,349	$1.54
Other Expenses	$67,187	$63,986	$54,539	$60,491	$92,284	$7.77
Total Expenses(2)	$404,272	$427,841	$419,070	$417,638	$450,243	$37.90

Net Operating Income	$1,142,986	$1,362,846	$1,612,734	$1,556,010	$1,677,918	$141.24
Capital Expenditures(3)	$0	$0	$0	$0	$2,472	$0.21
TI/LC(3)	$0	$0	$0	$0	$30,150	$2.54
Net Cash Flow	$1,142,986	$1,362,846	$1,612,734	$1,556,010	$1,645,296	$138.49

Occupancy %(4)	100.0%	100.0%	100.0%	100.0%	95.0%
NOI DSCR	0.97x	1.16x	1.37x	1.33x	1.43x
NCF DSCR	0.97x	1.16x	1.37x	1.33x	1.40x
NOI Debt Yield	6.6%	7.9%	9.3%	9.0%	9.7%
NCF Debt Yield	6.6%	7.9%	9.3%	9.0%	9.5%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated June 1, 2026. UW Gross Potential Rent includes the McDonald’s annual ground rent payment of $729,466 for the McDonald’s Hillside Leased Fee Property.
(2)	Since McDonald’s owns and maintains the improvements, there are no expenses associated with the McDonald’s Hillside Leased Fee Property besides legal and professional expenses paid by the borrower .
(3)	Since McDonald’s owns and maintains the improvements, capital expenditures and TI/LC costs for McDonald’s are waived.
(4)	UW Occupancy % represents economic occupancy. 5/31/2026 TTM Occupancy % is based on the underwritten rent roll dated June 1, 2026.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-133

MSBAM 2026-C36

This material was prepared by sales, trading, banking or other non-research personnel of one of the following: BofA Securities, Inc. (together with its affiliates, “BofA Securities”), Morgan Stanley & Co. LLC, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter “Morgan Stanley”), Barclays Capital Inc. (together with its affiliates, “Barclays”), Wells Fargo Securities, LLC (together with its affiliates, “Wells Fargo”), Citigroup Global Markets Inc. (together with its affiliates, “Citigroup”), J.P. Morgan Securities LLC (together with its affiliates, “J.P. Morgan”), Academy Securities, Inc. (together with its affiliates, “Academy”) and Drexel Hamilton, LLC (together with its affiliates, “Drexel”, and collectively with BofA Securities, Morgan Stanley, Barclays, Wells Fargo, Citigroup, J.P. Morgan and Academy, the “Underwriters”). This material was not produced by an Underwriter’s research analyst, although it may refer to an Underwriter’s research analyst or research report. Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the fixed income or equity research departments of the Underwriters or others in those firms.

This material may have been prepared by or in conjunction with the respective trading desks of the Underwriters that may deal as principal in or own or act as market maker or liquidity provider for the securities/instruments (or related derivatives) mentioned herein. The trading desk may have accumulated a position in the subject securities/instruments based on the information contained herein. Trading desk materials are not independent of the proprietary interests of the Underwriters, which may conflict with your interests. Each of the Underwriters may also perform or seek to perform investment banking services for the issuers of the securities and instruments mentioned herein.

The information contained in this material is preliminary as of the date hereof. This material is subject to change, completion or amendment from time to time. The information in this material supersedes information in any other communication relating to the securities referred to in this material; provided, that the information in this material will be superseded by similar information delivered to you as part of a preliminary prospectus. This material is not a solicitation to participate in any trading strategy, and is not an offer to sell any security or instrument or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction where an offer, solicitation or sale is not permitted. Unless otherwise set forth in this material, any securities referred to in this material may not have been registered under the U.S. Securities Act of 1933, as amended, and, if not, may not be offered or sold absent an exemption therefrom. Recipients are required to comply with any legal or contractual restrictions on their purchase, holding, sale, exercise of rights or performance of obligations under any securities/instruments transaction.

The securities/instruments discussed in this material may not be suitable for all investors. This material has been prepared and issued by the Underwriters for intended distribution to market professionals and institutional investor clients. Other recipients should seek independent investment advice prior to making any investment decision based on this material. This material does not provide individually tailored investment advice or offer tax, regulatory, accounting or legal advice. Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction. You should consider this material as only a single factor in making an investment decision.

The value of and income from investments may vary because of changes in interest rates, foreign exchange rates, default rates, prepayment rates, securities/instruments prices, market indexes, operational or financial conditions of companies or other factors. There may be time limitations on the exercise of options or other rights in securities/instruments transactions. Past performance is not necessarily a guide to future performance. Estimates of future performance are based on assumptions that may not be realized. Actual events may differ from those assumed and changes to any assumptions may have a material impact on any projections or estimates. Other events not taken into account may occur and may significantly affect the projections or estimates. Certain assumptions may have been made for modeling purposes only to simplify the presentation and/or calculation of any projections or estimates, and the Underwriters do not represent that any such assumptions will reflect actual future events. Accordingly, there can be no assurance that estimated returns or projections will be realized or that actual returns or performance results will not materially differ from those estimated herein. Some of the information contained in this document may be aggregated data of transactions in securities or other financial instruments executed by an Underwriter that has been compiled so as not to identify the underlying transactions of any particular customer.

Notwithstanding anything herein to the contrary, the Underwriters and each recipient hereof (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to the tax treatment and tax structure (as such terms are defined in Treasury Regulation 1.6011-4). For this purpose, "tax structure" is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors. This authorization of tax disclosure is retroactively effective to the commencement of discussions with prospective investors regarding the transactions contemplated herein.

THE COMMUNICATION OF THIS MATERIAL (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”), IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) OF THE FINANCIAL PROMOTION ORDER OR, (IV) ARE PERSONS TO WHOM THIS MATERIAL MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED; AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12B OF THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK.

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH OF BOFA SECURITIES, INC., MORGAN STANLEY & CO. LLC, Barclays Capital Inc., Wells Fargo Securities, LLC, CITIGROUP GLOBAL MARKETS INC., J.P. MORGAN Securities LLC, ACADEMY SECURITIES, INC. AND DREXEL HAMILTON, LLC HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS MATERIAL MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

© 2026 BofA Securities, Inc.